Exhibit 96.2

SEC Technical Report Summary Exploration Results Report, Tintic Project Utah, U.S.A. Effective Date: May 5, 2021 Report Date: November 1, 2021
Report Prepared for Ivanhoe Electric Inc. 654-999 Canada Place, Vancouver, BC V6C 3E1, Canada
Report Prepared by SRK Consulting (U.S.), Inc. 5250 Neil Road, Suite 300 Reno, NV 89502 United States SRK Project Number: 580800.010

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Date and Signature Page

SEC Technical Report Summary for the Tintic Project, Utah, U.S.A.

Prepared for: Ivanhoe Electric Inc.

Effective Date: May 05, 2021

Prepared by:

Signed “SRK Consulting (U.S.), Inc.”

SRK Consulting (U.S.) Inc.

November 1, 2021

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Table of Contents

1	Executive Summary		13

	1.1	Property Description and Ownership	13

	1.2	Geology and Mineralization	13

	1.3	Status of Exploration	14

	1.4	Other Relevant Data and Information	15

	1.5	Conclusions and Recommendations	15

2	Introduction		18

	2.1	Registrant for Whom the Technical Report Summary was Prepared	18

	2.2	Terms of Reference and Purpose of the Report	18

	2.3	Sources of Information	18

	2.4	Qualifications of Consultants	18

	2.5	Details of Inspection	19

	2.6	Report Version Update	19

	2.7	Use of Historical Mining Terms	19

	2.8	Tintic Project Overview	19

3	Property Description		21

3.2.1	Comments	22

3.2.2	SITLA Lands	24

3.2.3	Bankhead-Jones Lands	25

3.2.4	Re-platting and Mineral Survey	25

3.3	Underlying Agreements	25

3.5.1	Environmental Liabilities	30

4	Accessibility, Climate, Local Resources, Infrastructure and Physiography		33

	4.1	Topography, Elevation and Vegetation	33

	4.2	Means of Access	33

	4.3	Climate and Length of Operating Season	34

	4.4	Sufficiency of Surface Rights	36

	4.5	Infrastructure Availability and Sources	36

5	History		38

	5.1	Tintic Mining District History	38

	5.2	Exploration and Development Results of Previous Owners	42

	5.3	Historical Mineral Inventory Estimates	46

	5.4	Historical Production	47

	5.5	Mineral Processing and Metallurgical Testing	47

	5.6	QP Opinion	48

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6	Geological Setting, Mineralization, and Deposit		49

	6.1	Regional Geology	49

	6.2	Local Geology	53

6.2.1	Stratigraphy and Structure	54

6.2.2	Volcanism	56

6.2.3	Sub-Districts and Ore Deposits	56

6.2.4	Basin and Range	57

	6.3	Property Geology	59

	6.4	Significant Mineralized Zones	66

	6.5	Deposit Type	70

	6.6	Geological Model	70

	6.7	QP Opinion	71

7	Exploration		74

	7.1	Geophysical Surveys	75

7.1.1	Airborne Magnetic Survey	75

7.1.2	Ground Induced Polarization Survey	76

7.2	Surface Mapping	80

7.3	Surface Sampling	82

7.3.1	Soil Sampling	82

7.3.2	Rock Grab Sampling	84

7.3.3	Short-Wave Infrared Survey	91

7.3.4	Fluid Inclusion Studies	93

7.5	Drilling	100

7.6	Drilling Database	100

7.7	Geotechnical Data	101

7.8	Hydrogeological Data	101

7.9	Significant Results and Interpretation - Exploration Potential Areas	102

7.9.1	Porphyry Exploration Potential Areas	104

7.9.2	Carbonate Replacement Deposit Exploration Potential Areas	113

7.9.3	Skarn Exploration Potential Areas	118

	7.10	QP Opinion	119

8	Sample Preparation, Analysis and Security		120

	8.1	Security Measures	120

	8.2	Sample Preparation and Analysis	120

	8.3	Quality Assurance/Quality Control Procedures	121

8.3.1	Results and Actions	121

8.4	QP Opinion on Adequacy	121

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9	Data Verification		123

	9.1	Procedures	123

9.1.1	Site Visit	123

9.1.2	Data Validation and Desktop Study	124

	9.2	Limitations	124

	9.3	QP Opinion on Data Adequacy	125

10	Mineral Processing and Metallurgical Testing		126

11	Mineral Resource Estimates		127

12	Mineral Reserve Estimates		128

13	Mining Methods		129

14	Processing and Recovery Methods		130

15	Infrastructure		131

16	Market Studies		132

17	Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups		133

18	Capital and Operating Costs		134

19	Economic Analysis		135

20	Adjacent Properties		136

	20.1	Comments	138

21	Other Relevant Data and Information		139

	21.1	Historical Surface and Underground Infrastructure	139

	21.2	Underground Rehabilitation	142

22	Interpretation and Conclusions		146

23	Recommendations		149

	23.1	Recommended Work Programs and Costs	149

24	References		150

25	Reliance on Information Provided by the Registrant		156

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List of Tables

Table 1-1: IVNE Spending on the Tintic Project	15

Table 1-2: Summary of Estimated Costs for Recommended Exploration Work at Tintic in 2021	17

Table 2-1: Site Visits	19

Table 3-1: Schedule of Payments to Spenst Hansen Associated with the Tintic Project	27

Table 3-2: Tintic Project Simplified Summary of Agreements	28

Table 5-1: Tintic Main and Southwest Districts’ Estimated Historical Production	38

Table 5-2: Tintic District History of Important Events	41

Table 5-3: Summary of Exploration Work Conducted Post-1943 and Prior to IVNE Acquiring the Tintic Project	44

Table 5-4: Historical Mineral Inventory Estimates for the Tintic District	46

Table 5-5: Tintic Main District Top Eight Metal Producers	47

Table 5-6: Estimated Historical Production from Carisa Group Mines	47

Table 5-7: Tintic Project Historical Heap Leach Production	48

Table 7-1: Summary of IVNE Geological and Geophysical Exploration on the Tintic Project	74

Table 7-2: Anomalous Cu-Mo-Au Soil Sample Results	84

Table 7-3: Top Nine Anomalous Cu Rock Grab Sample Results	85

Table 7-4: Tintic Project U/Pb Geochronology Results	91

Table 7-5: Tintic Project Ar/Ar Geochronology Results	91

Table 7-6: Summary of Exploration Potential Areas Identified on the Tintic Project as a Result of Work by IVNE	102

Table 8-1: IVNE 2018-2019 QA/QC Sample Insertion Rates	121

Table 21-1: Nordmin Budget Recommendations-Underground Areas and Shafts to Rehabilitate	145

Table 22-1: IVNE Spending on the Tintic Project	146

Table 23-1: Summary of Estimated Costs for Recommended Exploration Work at Tintic in 2021	149

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List of Figures

Figure 2-1: Tintic Mining Districts and Past Producing Mines in the Main Tintic District	20

Figure 3-1: IVNE Tintic Project Location relative to Salt Lake City and other Major Mining Districts in Utah	21

Figure 3-2: IVNE Tintic Project Claims and Applications relative to City of Eureka	23

Figure 3-3: IVNE Land Tenure as of May 2021	24

Figure 3-4: Tintic Project Map of Underlying Agreements	26

Figure 3-5: IVNE Claims NSR Royalty Agreements	29

Figure 3-6: Tintic District Phase 1 Environmental Site Assessments	31

Figure 3-7: Historical Sites, including the Silver City Mills and the Mammoth Mills and Smelter, that are Considered to be Pre-Existing Environmental Liabilities	32

Figure 4-1: Tintic Project with Local and Regional Infrastructure	34

Figure 4-2: Tintic Project in summer – July 2020	35

Figure 4-3: Tintic Project in winter – December 2018	35

Figure 4-4: Eureka, Utah, 2019	36

Figure 4-5: Facilities at Tintic include the (A) IVNE office; (B) IVNE crew bunkhouse; (C) and (D) Mammoth Core Shack	37

Figure 5-1: (A) Eureka, UT in 1911; (B) Miners at the Ajax Mine in Mammoth and (C) Chief Consolidated Mining Co. miners at the Holden Tunnel, Eureka, Tintic District	42

Figure 5-2: Examples of Historical Surface Mapping and Underground Geology Maps (A) a Surface Geology Map around the Dragon Mine (1 to 800 ft scale) and (B) Geology Map of Underground Workings at 300 level of the Iron Blossom Mine (1:400 ft scale)	43

Figure 6-1: Paleoproterozoic Cheyenne Suture Zone in relation to Uinta-Cottonwood Arch and Bingham-Park City Mineral Belt Mining Districts (Purple; B = Bingham Mine)	49

Figure 6-2: Extent of the Sevier Fold-Thrust Belt (Sevier orogenic belt) and the Laramide Foreland Province in relation to the Western United States and Canadian Provinces (modified from Wood et al., 2015). Wasatch Hinge Line and Precambrian Shear Zones and Crustal Boundaries are also shown in relation to the Sevier Fold-Thrust Belt and the Tintic Mining District Location Marked by the Red Star	51

Figure 6-3: Tertiary Intrusive-Related Mining Districts and Mineral Belts of the Eastern Great Basin	52

Figure 6-4: Simplified Geology and Structures of the Tintic Mining District	53

Figure 6-5: Major Structures in the Tintic District in the Region of the IVNE Tintic Property. Mapped Structures are Overlain on the USGS 24k Geological Map. Fissure Veins and Historically Mined ‘Ore Runs’ are shown in Orange	55

Figure 6-6: Simplified Structural Map of the Main, East and Southwest Tintic Sub-Districts (outlined in grey) showing the IVNE Tintic Property Boundary (red)	58

Figure 6-7: Drill Core Samples from Hole DDH2012-02 (completed by Applied Minerals) of (A) Intense Carbonate-Quartz Veining at 175 m Downhole Depth and (B) Pyroxene Skarn at 370 m Downhole Depth	62

Figure 6-8: Surface Samples of (A) Sheeted A-Type Quartz Veining from the Rabbit’s Foot Ridge Porphyry Exploration Potential Area with Potassic Alteration and Sulfides within Veins and (B) Field Photo of a Quartz-Monzonite Porphyry Outcrop with Pen for Scale. The Xenolith in the Lower Center has a Similar Composition and may be an Autolith	62

Figure 6-9: Paragenetic Diagram Showing all Non-Carbonate Rock Types and Lithology Codes for the Tintic Project and Relative Ages of Various Rock Types	63

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Figure 6-10: Sedimentary Rock Stratigraphic Column for the Tintic District	64

Figure 6-11: Tintic Project Property Lithology Map Resulting from 1:2,500 Scale Mapping Program	65

Figure 6-12: Simplified Structural Map of the Main, East and Southwest Tintic Sub-Districts (outlined in grey) Illustrating Metal Zonation (red) and Mined ‘Ore Runs’ (blue)	68

Figure 6-13: Illustrative Cross-section Looking East Showing the Various Styles of Mineralization and Zonation Observed at Tintic and the Known Mineralization (i.e., historically mined CRD ‘ore runs’ and fissure veins) Relative to a Hypothetical Porphyry Intrusion at Depth. A Hypothetical Porphyry Intrusion Closer to Surface in the Sunbeam Porphyry Exploration Potential Area is also shown.	69

Figure 6-14: Tintic Mining District Porphyry, Skarn and CRD Deposits in Context of the Porphyry Depositional / Exploration Model and including the Estimated Block Tilt that Affected the Region	72

Figure 6-15: Illustration Showing 3D Surface Features at Tintic Combined with Schematic 2D Cross-section of the Porphyry Deposit Model (modified after Sillitoe (2010) to be Tintic-Specific) that shows the Relationships between Types of Mineralization on the Project	73

Figure 7-1: Tintic Project Airborne Magnetic Survey Total Magnetic Intensity (“TMI”) Representation	75

Figure 7-2: IVNE’s Proprietary Typhoon Equipment at Tintic in Fall 2018	76

Figure 7-3: Tintic Project Ground IP Survey Configuration	77

Figure 7-4: Tintic Typhoon Ground IP Survey Chargeability 3D Inversion Slice at 1700 m RL (approximately 200-300 m depth below surface) around the Rabbit’s Foot and Sunbeam Porphyry Exploration Potential Areas	78

Figure 7-5: Tintic Typhoon Ground IP Survey Conductivity 3D Inversion Slice at 1700 m RL (approximately 200-300 m Depth Below Surface) around the Rabbit’s Foot and Sunbeam Porphyry Exploration Potential Areas	79

Figure 7-6: Tintic Typhoon Ground IP Survey Chargeability Shown in 3D Around the Rabbit’s Foot and Sunbeam Porphyry Exploration Potential Areas	80

Figure 7-7: Lithology Map Resulting from the IVNE 1:2,500 Scale Mapping of the Silver City Area	81

Figure 7-8: (A) Au (ppm) in Soil Samples Showing a Highly Anomalous Area over the Silver City and Sunbeam Porphyry Exploration Potential Area (arrow relates to anthropogenic contamination area); (B) Cu-Au-Mo Coincident Soil Anomaly over the Same Area (1 relates to Rabbit’s Foot and 2 to Sunbeam exploration potential areas)	83

Figure 7-9: Cu Values for Rock Grab Samples at Tintic	86

Figure 7-10: Mo Values for Rock Grab Samples at Tintic	86

Figure 7-11: Total Alkali-Silica (TAS) Diagram for Intrusive Rocks of the Tintic District	87

Figure 7-12: Location of Petrographic Samples Collected from Surface and Drill Core on the Tintic Project by IVNE	88

Figure 7-13: Locations of Samples Submitted for Geochronology. Age Dates are in Ma. Location of Sample HPXGC009 (34.1 Ma), ~4.5 km Southeast of Mapping Area, is not shown	90

Figure 7-14: Distribution of the Wavelength Position of the White Mica Al-OH Spectral Absorption Feature at ~2200 nm	92

Figure 7-15: Geologic Map Showing Fluid Inclusion Sample Locations at Tintic	93

Figure 7-16: Fluid Inclusion Population in Quartz from an “A Vein” in the Core of a Potassic Zone in an Intermediate Depth Pluton Forming the Porphyry Copper Deposit at Santa Rita, NM, USA. High-Salinity Inclusions (those containing a crystal of halite) and Vapor-Rich Inclusions (those with a large dark vapor bubble) are Ubiquitous (Reynolds, 2019)	94

Figure 7-17: Historical Mineral Monuments in the Silver City Area and at the Mammoth Mine	96

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Figure 7-18: Image Showing 3D Workings (grey) relative to the Silver City Intrusive Complex (pink surface), Individual Fissure Veins (green), Stopes (pink) and Modeled Historical ‘Ore Runs’ (orange surfaces) for the Tintic District	97

Figure 7-19: Cross-section through 3D Model Showing Carbonate Stratigraphy (varied colors) relative to the Silver City Intrusive Complex (pink) and the E-W Trending Sioux-Ajax Fault (red), looking NE.	98

Figure 7-20: Tintic District Schematic Cross-section Showing Mine Infrastructure, Modeled Historically Mined ‘Ore Runs’, and Interpreted Lode (Blue), Skarn (Red) and Porphyry (magenta) Exploration Potential Areas. While Mining Stopped at the Water Table, the Historically Mined Mineralization Most Likely Continues to Depth	99

Figure 7-21: Exploration Potential Area Localities	103

Figure 7-22: Geological Summary Diagram of Geophysical, Geochemical, and Alteration Data across the Silver City Stock. Several Independent Datasets Display a Coincident Convergence at the Rabbit’s Foot and Sunbeam Areas	105

Figure 7-23: Geologic Map of the Rabbit’s Foot Porphyry Exploration Potential Area	107

Figure 7-24: Geophysical Cross-section through Rabbit's Foot and Sunbeam Porphyry Exploration Potential Areas looking Northeast	108

Figure 7-25: Geologic Map of the Sunbeam Porphyry Exploration Potential Area	110

Figure 7-26: Geologic Map of the Sunbeam Porphyry Exploration Potential Area Showing Potassic Alteration and Vein Intensity	111

Figure 7-27: Schematic Section showing the Interpreted Deep Mammoth Porphyry Exploration Potential Area Based on Anomalous Geophysical (Ground IP) Data, and the Carisa Exploration Potential Area where Highly Resistive Anomalies Coalesce at Depth within a Prospective Carbonate Formation	112

Figure 7-28: 3D Model of Opohonga Stope Exploration Potential Area (in red) above Previously Mined Out Stopes (in orange). Red and Orange Draped Semi-transparent Data Indicate a Highly Conductive Zone within the Ajax (dolomite) Formation	116

Figure 7-29: 3D Modeled Exploration Potential Area for Possible Skarn Mineralization at the Contact Between Carbonate Units and Silver City Intrusive Complex on the Tintic Project	118

Figure 8-1: IVNE Certified Reference Material, OREAS920 Cu (ppm) Performance During Sampling Campaign	122

Figure 8-2: IVNE Certified Reference Material, OREAS905 Au (g/t) Performance During Sampling Campaign	122

Figure 20-1: IVNE Tintic Project Tenure relative to Adjacent Properties and Major Historically Mined ‘Ore Runs’	136

Figure 21-1: Utah Division of Abandoned Mines Survey Peg; (B) Caution sign at Murray Hill shaft; (C) Open stope at Carisa Mine and (D) Grand Central Mine Building	140

Figure 21-2: Examples of Underground Historical Infrastructure at the Tintic Project: (A) Grand Central Shaft; (B) Sunbeam Shaft Collar; (C) Mammoth Mine; and (D) Mammoth Mine Shaft Station at 300 Level Underground	141

Figure 21-3: Some Historical Infrastructure Under Consideration for Rehabilitation by IVNE includes (A) the Sioux-Ajax Portal and Tunnel; (B) the Holden Portal and Tunnel; and, (C) and (D) the Grand Central Shaft	144

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Appendices

Appendix A: Mineral Titles

Appendix B: Royalty Agreements

Appendix C: Legal Opinion Letter and Confirmation of Transfer of Tintic Interests from HPX to IVNE Letter

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List of Abbreviations

The metric system has been used throughout this report. Tonnes are metric of 1,000 kg, or 2,204.6 lb. All currency is in U.S. dollars (US$) unless otherwise stated.

The following abbreviations may be used in this report.

Abbreviation	Unit or Term
A	ampere
AA	atomic absorption
A/m2	amperes per square meter
ANFO	ammonium nitrate fuel oil
Ag	silver
Au	gold
AuEq	gold equivalent grade
°C	degrees Centigrade
CCD	counter-current decantation
CIL	carbon-in-leach
CoG	cut-off grade
cm	centimeter
cm2	square centimeter
cm3	cubic centimeter
cfm	cubic feet per minute
ConfC	confidence code
CRec	core recovery
CSS	closed-side setting
CTW	calculated true width
°	degree (degrees)
dia.	diameter
EIS	Environmental Impact Statement
EMP	Environmental Management Plan
FA	fire assay
ft	foot (feet)
ft2	square foot (feet)
ft3	cubic foot (feet)
g	gram
gal	gallon
g/L	gram per liter
g-mol	gram-mole
gpm	gallons per minute
g/t	grams per tonne
ha	hectares
HDPE	Height Density Polyethylene
hp	horsepower
HTW	horizontal true width
ICP	induced couple plasma
ID2	inverse-distance squared
ID3	inverse-distance cubed
IFC	International Finance Corporation
ILS	Intermediate Leach Solution
kA	kiloamperes
kg	kilograms
km	kilometer
km2	square kilometer
koz	thousand troy ounce
kt	thousand tonnes
kt/d	thousand tonnes per day
kt/y	thousand tonnes per year
kV	kilovolt

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Abbreviation	Unit or Term
kW	kilowatt
kWh	kilowatt-hour
kWh/t	kilowatt-hour per metric tonne
L	liter
L/sec	liters per second
L/sec/m	liters per second per meter
lb	pound
LHD	Long-Haul Dump truck
LLDDP	Linear Low Density Polyethylene Plastic
LOI	Loss On Ignition
LoM	Life-of-Mine
m	meter
m2	square meter
m3	cubic meter
masl	meters above sea level
MARN	Ministry of the Environment and Natural Resources
MDA	Mine Development Associates
mg/L	milligrams/liter
mm	millimeter
mm2	square millimeter
mm3	cubic millimeter
MME	Mine & Mill Engineering
Moz	million troy ounces
Mt	million tonnes
MTW	measured true width
MW	million watts
m.y.	million years
NGO	non-governmental organization
NI 43-101	Canadian National Instrument 43-101
OSC	Ontario Securities Commission
oz	troy ounce
%	percent
PLC	Programmable Logic Controller
PLS	Pregnant Leach Solution
PMF	probable maximum flood
ppb	parts per billion
ppm	parts per million
QA/QC	Quality Assurance/Quality Control
RC	rotary circulation drilling
RoM	Run-of-Mine
RQD	Rock Quality Description
SEC	U.S. Securities & Exchange Commission
sec	second
SG	specific gravity
SPT	standard penetration testing
st	short ton (2,000 pounds)
t	tonne (metric ton) (2,204.6 pounds)
t/h	tonnes per hour
t/d	tonnes per day
t/y	tonnes per year
TSF	tailings storage facility
TSP	total suspended particulates
µm	micron or microns
V	volts
VFD	variable frequency drive
W	watt
XRD	x-ray diffraction
y	year

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1	Executive Summary

This report was prepared as an exploration results Technical Report Summary in accordance with the Securities and Exchange Commission (SEC) S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) for Ivanhoe Electric Inc. (“IVNE”), a Delaware corporation, by SRK Consulting (U.S.), Inc. (“SRK”) on the Tintic Project (“Tintic” or the “Project”).

SRK was originally engaged by HPX Exploration Inc. (“HPX”) who undertook the work reported herein. IVNE is the successor company to HPX, effective April 30, 2021. For the sake of consistency, IVNE is used throughout the report as the current project registrant.

IVNE has assembled a large, consolidated land package over the project area, and has spent three years completing geological and geophysical exploration work in order to identify possibly mineralized geologic targets. This report documents the status of the Project, provides a summary of historical and modern exploration and development activities, and describes the viable exploration potential areas (prospects).

1.1	Property Description and Ownership

The Tintic Project is a gold, silver, and base metal Carbonate Replacement Deposit (CRD), skarn, fissure vein, and copper-gold porphyry exploration project located in the historical Tintic Mining District (the District) of central Utah, USA. The District is the site of significant historical production and over 125 years of exploration activity. The Project is located near the City of Eureka, approximately 95 km south of Salt Lake City, and can be accessed from U.S. Highway 6, approximately 30 km west of the Interstate 15 junction. It is crossed by many historical mine roads and defunct railroad paths, which provide access to most of the property. The exploration area covers approximately 65 km2 of private patented claims, unpatented claims, state leases and prospecting permits consolidated by IVNE into a cohesive package of interests.

1.2	Geology and Mineralization

The Property comprises a large portion of the Main and Southwest Tintic Districts where Paleozoic limestone, dolomite, and quartzite rocks and late Eocene-Oligocene volcanic rocks are intruded by the 33.07 Ma to 32.09 Ma Silver City intrusive complex. The Silver City intrusive complex appears to be the locus of the mineralized CRD’s and fissure veins and is prospective to host porphyry-style mineralization at depth.

Across the Tintic Project, three deposit types have been identified:

•	Widespread ‘fissure vein’ deposits that host gold, silver, lead, zinc, and lesser copper;

•	CRD’s consisting of columnar and pod-like mineralized bodies connected by pipe-like, tabular and irregular masses of mineralization, forming continuous ‘ore runs’ of copper, gold and silver, zoning distally to lead and zinc; and

•	Porphyry copper deposits.

Abrupt changes in bedding orientation, as well as cross faults, are important structures that control the CRD columnar mineralized bodies and concentrate mineralization.

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Total historical production from the Main and Southwest Tintic Districts is estimated at 2.18 Moz gold (Au), 209 Moz silver (Ag), 116 kt copper (Cu), 589 kt lead (Pb) and 63 kt zinc (Zn), from both surface and underground sources. This past production is dominantly from a series of CRD pipe-like bodies and fissure veins, whose mineral assemblages are consistent with a high-sulphidation epithermal origin. The fluid source is consistent with that of a porphyry environment. Total historical production from deposits located within IVNE’s acquired property, predominantly in the Main and Southwest Tintic mining districts, totals 1.89 Moz Au; 136 Moz Ag; 104 kt Cu; 416 kt Pb and 6 kt Zn. The gold and copper mineralization indicates the potential that the IVNE property is likely proximal to a potential porphyry source.

1.3	Status of Exploration

Over a three-year period starting in 2017, IVNE completed comprehensive work programs including:

•	Surface geological mapping at 1:2,500 scale across 15 km2, in conjunction with sampling and analyzing 576 rock samples, including 73 QA/QC samples, and 2,283 soil samples, including 175 QA/QC samples;

•	Petrography and age dating of selected surface and underground rock samples;

•	Completion of two geophysics surveys: a 2,850 km2 airborne magnetic survey and a 72 km2 deep penetrating (>1,500 m depth), three-dimensional (“3D”) ground induced polarization (“IP”) survey using IVNE’s proprietary Typhoon system; and

•	Compilation and digitization of over 500 historical maps and mine plans and sections that were collected and archived by Mr. Spenst Hansen during his 30-year consolidation of the Main Tintic mining camp.

The compilation of historical maps and plans provided the foundation for the creation of a 3D geological model of the entirety of the Project area, which includes 37 shafts, 626 km of underground drifts, mined stopes, and geological information mapped by the mine geologists at the time mining was taking place. From this information, the stratigraphy hosting the CRD’s and fissure veins has been differentiated and plotted, including all the mineralization-controlling faults and fracture zones. With the addition of IP chargeability and resistivity 3D inversion data, and the 3D inversion of the airborne magnetic data, IVNE was able to fully evaluate both the CRD and porphyry copper-gold potential of the Project.

The significant work undertaken by IVNE has resulted in over 14 well described, geologically- and geophysically-supported exploration potential areas being recognized, four of which have been prioritized for an initial drilling program in 2021. The four highest priority areas are described as follows:

•	Rabbit’s Foot porphyry exploration potential area: geophysical anomaly below known mineralization and favourable geochemistry on major structure;

•	Sunbeam porphyry exploration potential area: surface geochemistry, alteration, geophysical anomaly below known mineralization;

•	Deep Mammoth porphyry exploration potential area: multiple coincident geophysical anomalies below known mineralization on major structure; and

•	Carisa/Northern Spy CRD breccia pipe: strong pipe-like resistivity anomaly where prospective host units intersect the Sioux-Ajax Fault, adjacent to and below high grade past producing mines.

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1.4	Other Relevant Data and Information

There is currently no mining taking place on the Project. The Tintic District contains numerous historical mine adits, shafts, and prospect pits, the majority of which have been catalogued by the State of Utah Department of Abandoned Mines. The Department has also overseen the backfilling and barricading of many open portals and shafts; however, many historical sites are still open at surface, including some within the Project area.

In 2019, Nordmin Resource & Industrial Engineering USA was commissioned by IVNE to investigate and prepare an underground rehabilitation work plan and cost estimate for the Sioux-Ajax Tunnel, Grand Central Shaft, Holden Tunnel, Mammoth Shaft and Lower Mammoth Tunnel to make these areas accessible for mapping, sampling, and in some cases drilling. The Sioux-Ajax Tunnel and Grand Central Shaft are highest priority for accessing the current and potential future drill targets and geologic mapping and sampling programs.

1.5	Conclusions and Recommendations

Since securing the Tintic Project in 2017, IVNE has invested US$16.9 million into exploration in the Tintic Main District, with the majority of the expenditure being on securing the land and mineral titles (Table 1-1). Exploration has focused on porphyry coppers, CRD’s and skarns. The Main Tintic District is highly prospective for these types of mineralization based on historical mining and on the geological understanding of the source of CRD mineralization. The consolidation of mineral claims since the cessation of mining in the 1980’s has facilitated the opportunity to explore broader tracts of land, attempting to locate continuations of known exploited mineralization. IVNE has collated all historical data and produced a regional exploration model. The QP notes that the exploration approach taken by IVNE has been successfully employed by Tintic Consolidated Metals LLC in the East Tintic District.

Table 1-1: IVNE Spending on the Tintic Project

Year	Cost – Land	Cost – Technical	Total Cost (USD)
2017	$500,000	$136,229	$636,229
2018	$2,246,108	$2,641,071	$4,887,179
2019	$4,303,215	$2,294,054	$6,597,269
2020 (to Oct 05, 2020)	$4,339,000	$422,352	$4,761,352
Total	$11,388,323	$5,493,707	$16,882,030

Source: HPX (2020)

The QP found the information supplied by IVNE to be comprehensive and logically archived. The geochemical sampling program procedures and associated QA/QC protocols are consistent with industry standard practices. IVNE has applied industry accepted exploration techniques to identify and prioritize areas with exploration potential in the Main Tintic District.

IVNE has completed several academic studies related to whole rock geochemistry, petrography, geochronology and quartz vein fluid inclusions. These results confirm historical authors’ opinions on the project area and provide valuable information for the further development of IVNE’s exploration model.

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The QP identifies the following risks associated with the Tintic Project:

•	The dimensions of historical underground mining cavities are not surveyed, and the risk exists that larger areas have been exploited and not recorded.

•	Historical drillhole location and analytical results should be treated with caution. Confidence in this information is low as little to no QA/QC data are available for the respective drillholes. However, the results can be utilized for regional-scale modelling, which IVNE has completed in Leapfrog GeoTM.

•	The area being explored by IVNE is very large and the risk exists that the exploration activities may be diluted if too many of the exploration potential areas are explored simultaneously. This risk can be mitigated by ranking of exploration potential areas, which IVNE has undertaken.

•	All the exploration results to date indicate exploration potential areas only; no mineralization with any reasonable prospects of eventual economic extraction has been identified.

•	Anomalous geochemical soil sample results occurring downslope from historical mining may be related to the aforementioned and not an indicator of an exploration potential area.

•	At the effective date of this Report, IVNE has not drilled any diamond core drillholes into any of the identified exploration potential areas to confirm mineralization. This risk is mitigated by IVNE planning surface and underground drilling for the remainder of 2021.

•	A complex land claims ownership exists in the Tintic District and the risk to access certain isolated claims during exploration could occur. IVNE is currently consolidating claims through several agreements to acquire the relevant claims to mitigate the risk. IVNE has negotiated the right to access any of the claims under the respective agreements for exploration purposes.

•	Several payments are due with respect to underlying agreements with Mr. Spenst M. Hansen involving claims. Firstly, on a six-monthly basis until April 2022 for porphyry claims; and on a three-monthly basis for the Mammoth, Gemini and Northstar claims until July 2023.

•	Unresolved Recognized Environmental Conditions (REC’s) and pre-existing environmental liabilities exist in the IVNE tenement area. However, none of these impact IVNE’s ability to perform exploration activities on the prospective areas prioritized as exploration potential areas.

•	Future environmental permitting is a risk should IVNE consider an application to mine in Utah. The risk is partially mitigated on private patented claims, which would require State rather than Federal permitting.

•	Significant portions of the CRD exploration claims are subject to Net Smelter Return (“NSR”) royalty agreements, ranging between 1% and 4%. However, they are only payable upon production and sale of product should IVNE engage in such activities in the future. No royalties are due in advance.

The QP considers the following upside potential:

•	Historical underground mining in the Tintic District was focused on mineralization above the water table. Therefore, mineralization along existing mined zones at depth may be preserved below the water table.

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•	Historical underground mining utilized higher cut-off grades than those that are economic in recent times. Therefore, the potential exists for unmined remnant lower grade mineralization areas being preserved.

•	Historically, exploration and mining were focused on CRD, skarn and fissure vein mineralization and not on the potential mineralized fluid source at depth. IVNE exploration geophysics has identified several anomalies that could indicate the potential source of the fluids. These anomalies require diamond core drilling to establish whether the IVNE exploration model is correct and whether this material contains any economic mineralization.

The QP is not currently aware of any other significant factors that may affect access, title or right or ability to perform work on the property.

The QP considers IVNE’s exploration model to be applicable and realistic for the Tintic Main District region. Furthermore, the exploration techniques employed by IVNE are suitable for exploration for porphyry copper, CRD, skarn and fissure vein mineralization.

A $25M USD budget for 2021 has been proposed that includes payments on optioned land, surface drilling, underground rehabilitation of existing mine drifts and subsequent underground drilling from rehabilitated drifts (Table 1-2). This will test the CRD exploration potential areas initially from surface drilling, the three recognized buried porphyry exploration potential areas, and additional underground drilling which is the preferred method for testing the deeper CRD’s.

Table 1-2: Summary of Estimated Costs for Recommended Exploration Work at Tintic in 2021

Item	Total Cost (USD)
Land	$6,162,806
Surface Drilling	$5,386,918
Underground Rehabilitation and Drilling	$11,552,109
Facilities and Staff	$1,983,110
Total	$25,084,943

Source: SRK (2021)

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2	Introduction

2.1	Registrant for Whom the Technical Report Summary was Prepared

This Technical Report Summary was prepared in accordance with the Securities and Exchange Commission (“SEC”) S-K regulations (Title 17, Part 229, Items 601 and 1300 through 1305) for Ivanhoe Electric Inc. (“IVNE”), a Delaware corporation, by SRK Consulting (U.S.), Inc. (“SRK”) on the Tintic Project (“Tintic” or the “Project”).

SRK was originally engaged by HPX Exploration Inc. (“HPX”) who undertook the work reported herein. IVNE is the successor company to HPX, effective April 30, 2021. Although the work was conducted under HPX, for the sake of consistency in the report, IVNE is used throughout the document as the current project registrant.

2.2	Terms of Reference and Purpose of the Report

The purpose of this Technical Report Summary is to report exploration results.

The quality of information, conclusions, and estimates contained herein are consistent with the level of effort involved in SRK’s services, based on i) information available at the time of preparation and ii) the assumptions, conditions, and qualifications set forth in this report. This report is intended for use by IVNE subject to the terms and conditions of its contract with SRK and relevant securities legislation. The contract permits IVNE to file this report as a Technical Report Summary with U.S. securities regulatory authorities pursuant to the SEC S-K regulations, more specifically Title 17, Subpart 229.600, item 601(b)(96) - Technical Report Summary and Title 17, Subpart 229.1300 - Disclosure by Registrants Engaged in Mining Operations. Except for the purposes legislated under securities law, any other uses of this report by any third party are at that party’s sole risk. The responsibility for this disclosure remains with IVNE.

The effective date of this report is May 05, 2021.

2.3	Sources of Information

The sources of information include data and reports supplied by IVNE personnel as well as documents cited throughout the report and referenced in Section 24. Most of the information related to the exploration programs conducted by IVNE to date is derived from the following internal company reports:

1)	HPX (2019) “Tintic Exploration Program: 2019 Annual Information Form (AIF) 51-102F2”, and

2)	HPX (2020) “Tintic Exploration Program: 2017-2019 Exploration Report”.

2.4	Qualifications of Consultants

This report was prepared by SRK Consulting (U.S.), Inc., a third-party firm comprising mining experts in accordance with § 229.1302(b)(1). IVNE has determined that SRK meets the qualifications specified under the definition of qualified person in § 229.1300. References to the Qualified Person or QP in this report are references to SRK Consulting (U.S.), Inc. and not to any individual employed at SRK.

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2.5	Details of Inspection

SRK personnel visited the Tintic Project in early November 2020, accompanied by Nick Kerr of IVNE, Tintic Project Manager, as detailed in Table 2-1. The purpose of the site visit was to obtain an overview of the historical mining and current exploration work and data, to examine the areas with exploration potential identified for drill testing, and to review the context of the overall project development goals.

Table 2-1: Site Visits

Company	Date(s) of Visit	Details of Inspection

SRK Consulting (U.S.) Inc.	November 10 – 11, 2020	Project overview by IVNE Project Manager;
Underground workings at Mammoth Mine
and the Sioux-Ajax Tunnel;
Selected porphyry deposit drilling targets

Source: SRK (2021)

2.6	Report Version Update

This Technical Report Summary is not an update of a previously filed Technical Report Summary.

2.7	Use of Historical Mining Terms

‘Ore run’ is an historical mining term that is used extensively in the supporting documentation for this report. It is local Tintic parlance for the shallow-plunging, irregular polymetallic replacement deposits explored and historically mined in the District (Krahulec and Briggs, 2006). The QP has opted to maintain use of this term where historical mining is referenced and notes that it has no economic or mineral reserve implications.

2.8	Tintic Project Overview

The Tintic Project is a gold, silver, and base metal Carbonate Replacement Deposit (CRD), skarn, fissure vein, and copper-gold porphyry exploration project located in the historical Tintic Mining District (the “District”) of central Utah, USA. The District was discovered in 1869 and historical production (Figure 2-1) was mainly derived from polymetallic and precious metal-rich chimneys and breccia pipes hosted within the Paleozoic carbonate rocks, i.e., CRD’s. A sub-economic porphyry deposit, the SWT Porphyry, has been found in the District well to the south of the CRD’s, but it is not believed to be the intrusive source of the hydrothermal solutions that produced the high grade polymetallic and gold-silver CRD’s.

IVNE has assembled a consolidated land package over the project area and has spent three years completing geological and geophysical exploration work in order to identify potentially mineralized geologic targets. This report documents the status of the Project, provides a summary of the historical and modern exploration and development activities, and describes the viable prospects (exploration potential areas). Modern exploration work by IVNE aims to identify mineralized targets both above and below the water table, with these targets consisting of CRD mineralized bodies, skarns, and the source porphyry mineralizing intrusion(s).

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Ivanhoe
ELECTRIC
Main Tintic
Mining District -
Past Producing Mines
North Tintic
East Tintic
Main Tintic
Southwest Tintic
Old Baldy
Lime Peak
Packard Peak
North Hill
Eureka
The Summit
JUAB COUNTY
Big Hill
Little Hill
Mineral Hill
Eureka Creek
Gemini
Keystone
Bullion Beck
Eureka Hill
Victoria
Centennial Eureka
Grand Central
Iron Blossom
Mammoth
Northern Spy
Carisa
Red Rose
Boss Tweed
North Star
Treasure Hill
EAST TINTIC MOUNTAINS
N
0
1
2
Kilometers
Legend
Major Historic Mine
Utah Mining Districts
IVNE Project Extents

Source: IVNE (2021)

Figure 2-1: Tintic Mining Districts and Past Producing Mines in the Main Tintic District

IVNE’s exploration strategy at the Tintic Project is twofold:

•	Explore for blind porphyry copper-gold-molybdenum systems believed to be the source for CRD and high-sulphidation mineralization; and

•	Discover new copper-gold-silver rich CRD-style mineralized zones or breccia pipes, or significant extensions of the historically mined ‘ore runs’ (see Section 2.7) in the Paleozoic carbonates.

This report describes the 14 most prospective exploration areas identified by IVNE which comprise:

•	six CRD historical ‘ore run’ extension exploration potential areas,

•	four CRD breccia pipe exploration potential areas,

•	three possible porphyry center exploration potential areas, and

•	one skarn mineralization exploration potential area.

Details of these and their respective priority in terms of prospectivity are summarized in Section 7.10.

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3	Property Description

3.1	Property Location

The Project is located approximately 95 km south of Salt Lake City, Utah and can be accessed by road from U.S. Highway 6 approximately 30 km west of the Interstate 15 junction (Figure 3-1). The center of the IVNE exploration potential area claims and applications lies approximately at 39° 55’ N latitude and 112° 06’ W longitude. The City of Eureka lies approximately 2 km north of the northeastern Property boundary (Figure 3-2). The exploration area covers approximately 65 km2 of private patented claims, unpatented claims, state leases and prospecting permits that have been consolidated by IVNE into a cohesive package of interests (Section 3.2). All maps and reported coordinates are referenced to 1983 North American Datum (NAD83) UTM Zone 12 N.

The area hosted historic mining communities and activities, but only two communities remain today in Eureka and the town of Mammoth. The historical mining area lies in the Tintic Mountains divide between the Utah and Juab Counties. The county line occurs at the watershed divide.

Source: IVNE (2021)

Figure 3-1: IVNE Tintic Project Location relative to Salt Lake City and other Major Mining Districts in Utah

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3.2	Mineral Tenure

The single most limiting factor for the development of mining in recent times relates to the complex land ownership within the District. IVNE has acquired 65 km2 of mineral tenure in the historical Tintic Mining District through various agreements and applications (see Section 3.3) made through its subsidiary Tintic Copper & Gold Inc. (“TCG”), which is a successor to the merger of HPX Utah Holdings Inc. and Continental Mineral Claims Inc. (“CMC”). IVNE is in the process of consolidating all interests under Tintic Copper & Gold Inc., its wholly owned subsidiary as of April 30, 2021.

Currently, IVNE holds various types of claims and applications, which can be broadly categorized into i) CRD claims and ii) other claims and applications (Figure 3-2), and which consist of the following claims, lease agreements, and permits (Figure 3-3):

•	408 Patented lode claims (owned or subject to purchase and sale by TCG) comprising 16.6 km2;

•	179 Patented lode claims (subject to various lease or lease and option agreements by TCG) comprising 9.5 km2;

•	452 Unpatented claims (owned by TCG) comprising over 31 km2;

•	12.1 km2 of SITLA (Utah School and Institutional Trust Lands Association) mineral leases, in three agreements; and

•	Six Hardrock Prospecting Permit (“HRPP”) applications on Bankhead-Jones lands in the Tintic Valley, comprising 61 km2 (through CMC).

The identifying name and number of each, and the areas of individual patented claims, are provided in Appendix A.

To retain an unpatented claim on federal land in the USA, a $165 maintenance fee per claim is due annually by September 1st. Based on the current landholding this would amount to $74,580 in annual payments for claim retention.

The claim positions of the Project generally provide a cohesive, contiguous land package for the possible extraction of mineralization in relation to the known geology of the area.

3.2.1	Comments

The QP completed preliminary verification of IVNE and its subsidiary’s land tenure, relying on online searches and verifications made on the Juab and Utah County Recorders, SITLA and Bureau of Land Management (“BLM”) websites. The QP noted that several unpatented claims overlie patented claims entirely, which may be to cover narrow fractions between surveyed claim patented boundaries.

Due to the complex land ownership, a subsequent legal opinion on their mineral tenure was sought by IVNE (see Section 25). The QP has reviewed the legal opinion document and is satisfied with the veracity of mineral tenure details documented in this report.

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The QP is satisfied based on information available on the BLM’s Mineral and Land Records System (MLRS) and received from IVNE that unpatented claim maintenance fees have been paid, and all lease and option obligations have been kept current.

Source: IVNE (2021)

Figure 3-2: IVNE Tintic Project Claims and Applications relative to City of Eureka

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Source: IVNE (2021)

Figure 3-3: IVNE Land Tenure as of May 2021

3.2.2	SITLA Lands

At Utah’s Statehood in 1896, Congress granted land called trust lands, to the new state of Utah with the provision that revenue earned from the sale or lease of the land be placed into permanent endowments for 12 specific institutions. Trust land parcels were largely allocated by apportioning the state into townships, each six by six miles, and dividing each township into 36 square-mile (93 km2) sections. The State of Utah was given sections 2, 16, 32, and 36 in each township for public schools, resulting in a checkerboard of land ownership. All other designated state institutions were granted fixed amounts of acreage. Later transactions and agreements have modified School and Institutional Trust Lands Administration’s (SITLA) interests into a diverse portfolio of surface and mineral land interests throughout the state. TCG holds three leases from SITLA on 12.1 km2 of mineral and surface interests, which were acquired in a competitive bid process in December 2018.

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3.2.3	Bankhead-Jones Lands

Bankhead-Jones lands were created by an act of Congress and President Franklin D. Roosevelt in 1937, which authorized acquisition by the federal government of damaged agricultural lands to rehabilitate and use them for various purposes. Certain parcels in the Tintic Valley are classified as these lands and may be leased and explored for minerals by way of a Hardrock Prospecting Permit, as adjudicated by the BLM. CMC applied for this permit in December 2017 but besides acknowledging that CMC is the first, and therefore de-facto applicant on these lands, the BLM has taken no action on granting these applications as of May 2021.

3.2.4	Re-platting and Mineral Survey

Spectrum Engineering and Environmental was contracted in 2017 for re-platting the patented mining claims located in T10S R3W Section 30, T10S R2W Sections 31, 32, 33, T11S R3W Sections 1 and 12, T11S R2W Sections 4, 5, 6, 7, 8, 9, 17, 18 and 19. In 2018 Spectrum Engineering was contracted again to complete re-platting of the patented mining claims located in T10S R3W Sections 12, 13, 14, 23, 24, and T10S R2W Sections 7, 16, 17, 18, 19, 20, 21, 28, 29, 30. Combining the re-platted claims from 2017 and 2018, some discrepancies in claims location were observed, most notably in the southwest corner of T10S R2W. After further investigation, it was recommended that an independent mineral survey be undertaken.

In the summer of 2019, Cook Sanders Associates (“CSA”) was contracted to define 24 km of the external boundary of claims owned by TCG. The survey was completed from May to September of 2019. It found the northwest section corner of section 30, T10S R2W to have a discrepancy of approximately 95 m between the published coordinates and the ties to nearby monuments, each of which were shown on the same tie sheet. This discrepancy was noted and highlighted as an area of focus in the field. Both the southwest and southeast section corners of section 30, T10S R2W were initially established from ties to the northwest section corner of section 30, T10S R2W, thus each of these monuments were surveyed independently.

3.3	Underlying Agreements

In October 2017, IVNE (HPX at the time) signed a purchase and sale agreement with Mr. Spenst M. Hansen (“Hansen”) to acquire 100% of his patented claims. Regarding the terms of the agreement, IVNE would make a payment of $500,000 on closing of the agreement and pay installments of $500,000 on a six-monthly basis relative to the anniversary date of closing the agreement for a period of 4.5 years (April 2022) for a total purchase price of $5M. Refer to Figure 3-4 for a map of these claims and Table 3-1 for a schedule of these payments.

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Source: IVNE (2021)

Figure 3-4: Tintic Project Map of Underlying Agreements

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Table 3-1: Schedule of Payments to Spenst Hansen Associated with the Tintic Project

Porphyry Claims		Mammoth Claims		Gemini Claims		Northstar Claims
Date	Value (USD)	Date	Value (USD)	Date	Value (USD)	Date	Value (USD)
19/Oct/17	$500,000	4-Oct-18	$250,000	4-Oct-18	$250,000	4-Oct-18	$87,500
19/Apr/18	$500,000	1-Jan-19	$250,000	1-Jan-19	$250,000	1-Jan-19	$87,500
19/Oct/18	$500,000	1-Apr-19	$250,000	1-Apr-19	$250,000	1-Apr-19	$87,500
19/Apr/19	$500,000	1-Jul-19	$250,000	1-Jul-19	$250,000	1-Jul-19	$87,500
19/Oct/19	$500,000	1-Oct-19	$250,000	1-Oct-19	$250,000	1-Oct-19	$87,500
19/Apr/20	$500,000	1-Jan-20	$250,000	1-Jan-20	$250,000	1-Jan-20	$87,500
19/Oct/20	$500,000	1-Apr-20	$500,000	1-Apr-20	$500,000	1-Apr-20	$175,000
19/Apr/21	$500,000	1-Jul-20	$500,000	1-Jul-20	$500,000	1-Jul-20	$175,000
19/Oct/21	$500,000	1-Oct-20	$500,000	1-Oct-20	$500,000	1-Oct-20	$175,000
19/Apr/22	$500,000	1-Jan-21	$500,000	1-Jan-21	$500,000	1-Jan-21	$175,000
		1-Apr-21	$500,000	1-Apr-21	$500,000	1-Apr-21	$175,000
		1-Jul-21	$500,000	1-Jul-21	$500,000	1-Jul-21	$175,000
		1-Oct-21	$500,000	1-Oct-21	$500,000	1-Oct-21	$175,000
		1-Jan-22	$500,000	1-Jan-22	$500,000	1-Jan-22	$175,000
		1-Apr-22	$750,000	1-Apr-22	$750,000	1-Apr-22	$262,500
		1-Jul-22	$750,000	1-Jul-22	$750,000	1-Jul-22	$262,500
		1-Oct-22	$750,000	1-Oct-22	$750,000	1-Oct-22	$262,500
		1-Jan-23	$750,000	1-Jan-23	$750,000	1-Jan-23	$262,500
		1-Apr-23	$750,000	1-Apr-23	$750,000	1-Apr-23	$262,500
		1-Jul-23	$750,000	1-Jul-23	$750,000	1-Jul-23	$262,500
Total:	$5,000,000	Total:	$10,000,000	Total:	$10,000,000	Total:	$3,500,000

Source: HPX (2019)

In January 2018, IVNE (referred to as HPX in the agreement) signed an agreement with Applied Minerals Inc. for an option to purchase metallic mineral rights, which granted exploration access to the Dragon claims during the option period. The terms of the agreement indicate that (i) IVNE would be required to pay US$350,000 lump sum at the completion of an initial 40-day due diligence, (ii) further installments of US$150,000 are required to be paid in December each year until December 2027, (iii) at any time before December 2027, IVNE may elect to purchase 100% of the rights to minerals for US$3,000,000, except for clay and iron oxide, and (iv) Applied Minerals Inc. retains the surface rights with joint operating conditions allowing IVNE reasonable access. In March 2020, the agreement was amended to allow IVNE an early exercise of the purchase of the metallic mineral rights for $1,050,000, while retaining IVNE’s exploration and reasonable access through the claims. IVNE immediately exercised this right and was deeded the metallic mineral rights to the subject claims.

In August 2018, IVNE signed a further purchase and sale agreement with Hansen to acquire the lode claims on the Mammoth and Gemini properties for $10,000,000 each and the Northstar property lode claims for an additional $3,500,000. Payments would be made over a five-year period with escalating payments as defined in the Definitive agreement (see Figure 3-4 and Table 3-1). The total cost for the Hansen agreements is $28.5M.

In addition to the Hansen and Applied Minerals Inc. agreements, IVNE entered into an additional 22 agreements, totalling to 27, for the acquisition of claims, mineral and surface rights with numerous parties using various legal structures. All these agreements are summarized in a simplified form in Figure 3-4 and in Table 3-2.

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Table 3-2: Tintic Project Simplified Summary of Agreements

Vendor	Deal Type	Status	Lease/ Option Payment (USD)	Lease/Option Payment frequency	Purchase Price (USD)	Start Date	Term
Hansen Porphyry	Purchase and Sale (escrow)	Executed	see schedule Table 3-1	see schedule Table 3-1		19-Oct-17	5 years
Applied Minerals Inc. (Dragon)	Exploration with Option to Purchase	Closed			$1,050,000	22-Dec-17	Option Executed in 2020
Okelberry (Hansen)	Lease	Executed	none	none		1-Jun-15	10 years with extensions
Gleed G Toombes	Purchase and Sale	Closed			$11,727	1-Mar-18	Closed
Okelberry 1	Lease	Executed	$5,000	annually		13-Apr-18	Renewable Annually
Hansen Camp (MMC)	Lease	Executed	$12,000	annually		12-Jun-18	5 years with extensions
New United Sunbeam Mining Company	Lease	Executed	$10,000	annually		21-Jul-18	10 years with extensions
Hansen Mammoth	Purchase and Sale (escrow)	Executed	see schedule	see schedule		4-Oct-18	5 years
Hansen Gemini	Purchase and Sale (escrow)	Executed	see schedule	see schedule		4-Oct-18	5 years
Hansen Northstar	Purchase and Sale (escrow)	Executed	see schedule	see schedule		4-Oct-18	5 years
SITLA	Lease	Executed	$3,570	annually		1-Dec-18	10 years
Lawrence Lee	Lease with Option to Purchase	Executed	$5,000	annually	$100,000	5-Dec-18	10 years
Okelberry 2	Lease	Executed	$15,000	annually		14-Feb-19	Renewable Annually
Grand Central Silver Mines	Purchase and Sale	Closed			$25,000	4-Apr-19	Closed
Duquette/McHatton	Lease with Option to Purchase	Executed	$2,000	annually	$20,000	9-May-19	5 years
Adrian Vashon - Jessamine Claim	Lease with Option to Purchase	Executed	$5,000	annually	$40,000	27-Jun-19	5 years
Oldroyd	Purchase and Sale	Closed			$80,000	14-Jun-19	Closed
Todd Wilhite	Lease with Option to Purchase	Executed	$15,000	annually	$210,000	9-Jul-19	7 years
Silver City Mines	Lease with Option to Purchase	Executed	$10,000	annually	$400,000	20-Aug-19	10 years
Unpatented Claims	Maintenance Fees		$165/claim	annually
Tintic Gold	Lease with Option to Purchase	Executed	$100,000	annually	$850,000	20-Jul-20	7 years
Crown Point	Lease with Option to Purchase	Executed	$15,000	annually	$1,000,000	1-Aug-20	5 years with extensions
Steve Richins	Lease with Option to Purchase	Executed	$75,000	on signing	$1,500,000	27-Oct-20	5 years
BLM	Prospecting Permits	Pending	$14,840	annually

Status definitions: Executed: active deal; Pending: terms aligned and pending execution; Contemplated: preliminary discussions or budgeted by not imminent; Closed: purchase completed, and deeds conveyed

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3.4	Royalty Agreements

Significant portions of the CRD exploration claims are subject to Net Smelter Return (“NSR”) royalty agreements, ranging between 1% and 4% (Figure 3-5 and Appendix B), which would be payable upon production and sale of product, i.e., there are no advance royalties. IVNE has purchased certain royalty interests already and formed an opinion on others. As part of its land consolidation effort, IVNE is continually clarifying and negotiating the relevant royalty terms to sensibly lessen the royalty burden.

Source: IVNE (2021)

Figure 3-5: IVNE Claims NSR Royalty Agreements

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3.5	Encumbrances

The QP is not currently aware of any violations by or fines due by IVNE relating to the Tintic Project. However, there are current unresolved Recognized Environmental Conditions (REC’s) and pre-existing environmental liabilities, as described below. None of these impact IVNE’s ability to perform exploration activities on the prospective areas prioritized as exploration potential areas.

3.5.1	Environmental Liabilities

Historically, there were certain encumbrances to IVNE claims due to proximity to the town of Eureka (commercial and residential portion), a United States Environmental Protection Agency (“EPA”) Super fund site. This affected the northern claims that cover the Godiva shaft and tunnel, Bullion Beck-Gemini mine waste piles and central Eureka Mining Areas, portions of which IVNE has signed purchase and sale agreements to acquire from Spenst Hansen. The EPA issued a ruling on Site Ready for Reuse and Redevelopment in 2015. The “Eureka Mills” Superfund site was officially delisted from the National Priorities List on September 25th, 2018. The only remaining activities are the site Operations and Maintenance (O & M) and future Five-Year Reviews, the last having been conducted in September 2018.

In September 2017, an initial desktop environmental due diligence study by IVNE was expanded to a Phase 1 Environmental Site Assessment (“Phase 1 ESA”) in order to meet the EPA standard for “All Appropriate Inquiries” with respect to environmental due diligence. Ramboll Environ US Corporation (“Ramboll”) has completed two Phase 1 ESA’s on IVNE claims: one in September 2017 covering the sections encompassing the Hansen “Porphyry Claims” purchase and sale agreement (Ramboll, 2017), and a second in October 2018 covering the aggregate sections encompassing the Hansen “Lode Mines” purchase and sale agreements, as shown in Figure 3-6 (Ramboll, 2018). The main land parcel areas in Juab and Utah Counties that the assessments considered are as follows:

September 2017 Phase 1 ESA:

•	T10S R3W Sections 25, 35 and 36;

•	T10S R2W Section 31;

•	T11S R2W Sections 5, 6, 7, 8, 17, 18, 19 and 20; and

•	T11S R3 W Sections 1, 2, 11 and 12.

October 2018 Phase 1 ESA:

•	T10S R3W Sections 13 and 24; and

•	T10S R2W Sections 17, 18, 19, 20, 29, 30 and 32.

The September 2017 ESA identified two areas as being problematic. Firstly, the Silver City Mills where a site inspection was ongoing, and secondly, the Mammoth Mills and Smelter which had an expanded site investigation ongoing (Figure 3-7). No additional REC’s were identified by the October 2018 ESA; other findings identified related to potential contamination concerns over past mining and railroad operations at the site and the City of Eureka historic and current operations.

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In February 2021, IVNE retained Ramboll to provide an update for Silver City Mills and Mammoth Mills and Smelter, the two REC’s listed in the September 2017 ESA. The investigation revealed that there were no significant regulatory events since 2017 to change the status of the REC’s (Ramboll, 2021).

Source: IVNE (2021)

Figure 3-6: Tintic District Phase 1 Environmental Site Assessments

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Source: IVNE (2021)

Figure 3-7: Historical Sites, including the Silver City Mills and the Mammoth Mills and Smelter, that are Considered to be Pre-Existing Environmental Liabilities

3.5.2	Required Permits and Status

In March 2021, Tintic Copper & Gold Inc. submitted a Notice of Intention (NOI) to Conduct Exploration to the Division of Oil, Gas and Mining of the Department of Natural Resources of the State of Utah. The approved permit (currently pending payment of a reclamation surety and permit fee by IVNE) will allow the recommended drilling program (Section 23) to be undertaken. The Project currently has no other necessary permits.

3.6	Other Significant Factors and Risks

The QP is not currently aware of any other significant factors that may affect access, title or right or ability to perform work on the property.

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4	Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1	Topography, Elevation and Vegetation

The topography in the Tintic District is rolling to moderately rugged hills and mountainous terrain with north-south trending ridges and valleys with elevations ranging from 1,500 to 3,000 m of the East Tintic mountain range. Paleozoic carbonates comprise a significant portion of the Project and form large mountains with rugged cliffs, whereas the regions with igneous rocks of the Silver City and Ruby Hollow areas form gentle hills of low to moderate relief.

Vegetation generally consists of sage, juniper, pinyon pine, antelope brush, prickly pear and hedgehog cactus, and Brigham tea.

4.2	Means of Access

The Tintic Project is located approximately 95 km south of Salt Lake City, Utah (population 200,800) and can be accessed via U.S. Highway 6 (US6), approximately 30 km west of the Interstate 15 junction. US6 is within 3 km of most of the development sites at Tintic. The Silver City porphyry exploration potential area is easily accessed by a network of well-maintained dirt roads whereas the CRD exploration potential areas are accessed by several poorly maintained dirt roads and partially overgrown historical tracks. A connecting line of the Union Pacific Railroad is within 3 km of the prospective areas, and serves Utah, connecting Salt Lake City to Las Vegas, Nevada through Eureka, and material can be delivered to any California port. The nearest majors airports are the Provo Municipal Airport (48 km from Eureka) and the Salt Lake City International Airport. The local and regional infrastructure for the project is shown in Figure 4-1.

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Source: IVNE (2021)

Figure 4-1: Tintic Project with Local and Regional Infrastructure

4.3	Climate and Length of Operating Season

The Tintic district has a semi-arid climate, characterized by warm, dry summers (Figure 4-2) and moderately cold winters with significant snowfall and sub-zero temperatures (Figure 4-3). The area receives approximately 15 inches of precipitation a year with most falling as snow during the winter months. Thunderstorms are common from July to September, with monsoonal-style rain showers occurring in the afternoons.

The site is considered to have a year-round operating season.

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Source: photo courtesy of IVNE

Figure 4-2: Tintic Project in summer – July 2020

Source: photo courtesy of IVNE

Figure 4-3: Tintic Project in winter – December 2018

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4.4	Sufficiency of Surface Rights

IVNE holds surface rights that are sufficient to allow for continued exploration on the Tintic Project. A drilling permit has been obtained to allow for the work program proposed to take place in 2021. No mining or processing is currently taking place on the Project.

4.5	Infrastructure Availability and Sources

The infrastructure and facilities used to support the exploration activities on the Project to date, the water and power supply for the area, and the sources of supplies and personnel are described in this section. A summary of the historical surface and underground infrastructure is provided in Section 21, as well as an account of the underground rehabilitation work plan commissioned by IVNE.

The Project is managed out of the City of Eureka, population ~700 (Figure 4-4), approximately 2 km north of the northeastern property boundary. Eureka offers limited services including two gas stations, a general store, an auto mechanics shop, and a small roadside motel. Equipment and other services are generally obtained from the towns of Tooele or Payson/Spanish Fork, which are each a 45-minute drive away by car. IVNE has established a permanent presence in the Tintic District and is currently headquartered out of Eureka, where it has leased a 93 m2 office and an attached 325 m2, 5-bedroom, 4-bathroom bunkhouse for geologic staff housing. IVNE has also retained an 8-bedroom, 6-bathroom former bed and breakfast, The Goldminer’s Inn, as additional staff accommodations (Figure 4-5).

Source: photo courtesy of IVNE

Figure 4-4: Eureka, Utah, 2019

IVNE has developed a small parcel at the mouth of the Mammoth Valley to serve as a core logging and storage facility (Figure 4-5). The facility is plumbed with running well water owned by Spenst Hansen, 2 km west in the Tintic Valley. The primary core shed is a 230 m2, 7.6 m high metal Quonset hut with concrete foundation. The Quonset hut has running water, electrical services including overhead LED warehouse lighting, and it heated by two overhead 150k Btu propane radiant tube heaters. The core shed is secured by two large bay panel doors with padlocks. A Tuff Shed has been constructed adjacent to the Quonset hut on a concrete pad to serve as the core cutting facility. The cut shack is wired with electrical utilities and heated by an overhead radiant heater.

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Source: photos courtesy of IVNE

Figure 4-5: Facilities at Tintic include the (A) IVNE office; (B) IVNE crew bunkhouse; (C) and (D) Mammoth Core Shack

Water for the Project can also be sourced from the Eureka City maintenance yard at a cost of $0.01 per gallon (~3.8 liters). The exploration area contains several small ephemeral springs that are productive in the early spring. The exploration area does not contain any streams or rivers owing to the arid nature of the climate.

Rocky Mountain Power Company provides electric utilities to the Eureka City community and a high-power transmission line services Eureka, Mammoth, and Silver City. Gas is supplied by Blue Flame Propane.

Limited supplies and personnel are available from Eureka, however, the main source is the Salt-Lake City-Ogden-Provo metropolitan area, a corridor of contiguous urban and suburban development stretched along a 190 km (120-mile) segment of the Wasatch Front with a population of 2.7 million.

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5	History

Due to the complex and unclear land ownership during more than 125 years of exploration and mining in the Tintic District, the QP cannot provide a comprehensive account of historical land ownership. However, Hansen has owned and currently owns large portions of the District.

5.1	Tintic Mining District History

Mineralization in the Tintic Mining District was discovered in 1869, and by 1871 significant mining camps were established in the nearby City of Eureka, and the now defunct towns of Silver City and Diamond. Mineral extraction focused on high-grade Ag-Pb-Zn oxide CRD mineralization hosted in Paleozoic limestone both at surface and underground (Tower and Smith, 1900; Lindgren et al., 1919; Krahulec and Briggs, 2006). The Tintic precious and polymetallic mining district saw nearly continuous mining operations from 1871 through to 2002 with variations in the level of activity, or commodity extracted. Estimates of the total mineralization historically extracted from the Main and Southwest Tintic Districts is summarized in Table 5-1.

Table 5-1: Tintic Main and Southwest Districts’ Estimated Historical Production

Metal	Unit	Historical Production
Gold	Moz	2.18
Silver	Moz	209
Copper	kt	116
Lead	kt	589
Zinc	kt	63

Source: Krahulec and Briggs (2006)

Total historical production from deposits located within IVNE’s acquired property, predominantly in the Main and Southwest Tintic mining districts, totals 1.89 Moz Au; 136 Moz Ag; 104 kt Cu; 416 kt Pb and 6 kt Zn. The gold and copper mineralization are evidence that the IVNE property is potentially proximal to a mineralizing source.

Exploration and development in the District increased dramatically between 1878 and 1891 after the introduction of the Utah Southern and Rio Grande Western Railroads. Discovery of new mineralization coupled with improvements to infrastructure and transportation resulted in continuous growth in the area, and by 1899, the Tintic Mining District would surpass the Salt Lake District as the largest polymetallic producer in Utah (Lindgren et al., 1919). Gold production peaked in 1907, followed by a peak in copper production in 1912, silver production peaked in 1925 and zinc production peaked in 1926. By 1916, fifty-four mines were active within the Main Tintic District (U.S. Geological Survey, 1916). Major discoveries within the East and Southwest Tintic sub-districts continued to spur growth, exploration and development of new operations through the 1920’s and into the early 30’s. During this time, the first sulfide ores were exploited via dewatering the lower levels of the Tintic Standard mine. Though Tintic was strongly affected by the Great Depression, devaluation of the US dollar in 1934 led to increased gold prices, resulting in a surge of gold prospecting by unemployed miners and stimulated production in the Tintic District. This saw continual growth in production through the Great Depression of the 1930’s and into the 1940’s (Krahulec and Briggs, 2006).

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A federal assistance program designed to increase base metals production during World War II bolstered numerous operations in the District, even as several operations began commercial closures in the 1940’s (Eureka Standard mine [1940], Eureka Lilly and Tintic Standard mines [1949]). The early-1950’s were marked by failed attempts by Anaconda, Kennecott, Hecla and Calumet, to locate the north extension of the Chief deposit and explore for porphyry-style mineralization in the Main Tintic District. In 1958, the Bear Creek Mining Company discovered the high-grade Ag-Pb-Zn Burgin mine, which remained in operation until 1978. Bear Creek Mining Company also ran exploration programs through the 60’s and 70’s, delineating a low-grade chalcocite blanket south of Treasure Hill, followed by discovery of a deep, low-grade porphyry copper system known as the Southwest Tintic Porphyry (SWT Porphyry). Further discoveries made by Bear Creek Mining Company include Ballpark Pb-Zn-Mn deposit and Homansville gold zone (Morris and Lovering, 1979). Neither of these discoveries were developed further after initial estimates were completed.

The slow decline of operations in the Tintic District was accelerated by the Clean Air Act of 1971, which affected base metal production across the American West and resulted in multiple closures of Ag-Pb-Zn mines in the Tintic District. However, exploration and development continued with the emphasis on the precious metal potential. Kennecott began commercial production of high silica ore at the Trixie Mine in 1974, where operations ceased in 1982. During the 1980’s, a claims consolidation effort in the District was led by two major companies: American Metal Climax Inc. (succeeded by Amax) and South Standard Mining Company. Mineral exploration continued throughout the 1980’s and 1990’s. Asarco installed a new headframe and hoist and rehabilitated the Chief No. 2 Shaft in 1981 for an underground exploration program that ran until 1984. Anaconda drilled several exploration holes in the central and eastern parts of the District (James 1984). A joint venture between Western Mining Corporation Holdings Ltd. and Centurion Mines Corporation conducted an exploration program for gold ores in the Main Tintic sub-district into the late-80’s. Centurion also performed trenching and limited drilling in the Southwest Tintic sub-district, which was re-examined by Kennecott for porphyry copper and volcanic-hosted copper-gold massive sulfide mantos during the early 1990’s.

During the 1990’s, Chief Consolidated Mining conducted an underground exploration program and rehabilitated the workings connecting the Chief, Plutus, Eagle and Gemini mines. Although an underground drillhole intersected ore-grade silver mineralization, no further work has been reported. In November 1996, Chief Consolidated Mining hired Thyssen Mining Construction of Canada Ltd. to conduct preliminary engineering design, budgeting, and planning services for sinking the new Burgin shaft, underground development and contract mining. They estimated capital expenditures of US$42 million, to resume production at the Burgin mine, which to date remains inactive (Krahulec and Briggs, 2006) but is the subject of renewed exploration and resource expansion interest (Section 20). During the 1990’s, several efforts to process waste rock material were pursued, with varying degrees of commercial success. Most operations utilized small-scale leaching processes, such as South Standard’s 18,000 ton/year sale of flux material from the Trixie waste dump between 1993 and1995. By 1996, all metal production from the Tintic District had been halted. The Trixie Mine was briefly in operation under Chief Consolidated Mining in 1999, 2001 and 2002. However, unstable ground conditions in late March 2002 resulted in suspension of production indefinitely.

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From 2002 to present, sporadic exploration efforts continued. Anglo American and Kennecott both entered into a joint venture partnership with Chief Consolidated Mining, targeting porphyry-style mineralization at Big Hill in the East Tintic sub-district. FMEC, a subsidiary of Freeport McMoran acquired the SWT Porphyry from Quaterra in the late 2000’s and is currently still exploring the area. During this time, various entities of Spenst Hansen (Treasure Hill Mines LLC, Centurion Mines Corporation, Knight Silver Mines LLC, etc.) consolidated land, collected channel, rock and waste samples, performed data compilation and enlisted the services of Elder and Gurr (2010) to prepare an independent assessment of mineral asset potential for Hansen’s northern claims. Sporadic mining operations continued at the Dragon halloysite and iron oxide deposit during this time. Table 5-2 summarizes the timeline of significant events that occurred in the Tintic District.

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Table 5-2: Tintic District History of Important Events

Year	Event
1869	Sunbeam claim was staked by George Rust and a party of prospectors
1870	Important discoveries made at Black Dragon, Mammoth and Eureka Hill
1877	Ore production begins at Eureka Hill
1878	Utah Southern Railroad completed to Ironton, five miles west of Eureka
1882	Bullion Beck mine commenced operations
1886	Ore shipments begin at the Centennial-Eureka mine
1891	Rio Grande Western Railroad completed to Eureka and later extended to Silver City
1893	Mammoth Mining Company constructs 20-mile water pipeline from West Tintic Mountains, resulting in the commissioning of pan-amalgamation mills at Mammoth, Bullion Beck, Eureka Hill and Sioux.
1896	Humbug ore body discovered
1899	First ore shipment from the East Tintic subdistrict (the Lilley of the West mine)
1900	United States Mining Company purchased the Centennial-Eureka min
1905	Iron Blossom mine discovered
1906	Initial zinc production from the Tintic mining district occurred at the Scranton mine
1904	Tintic Standard Mining Company formed
1908	U.S. Smelting, Refining and Mining Company acquired the Bullion Beck and Champion mines; Tintic Smelting Co. commissioned a new lead smelter at Silver City
1909	Chief ore body discovered; Iron Blossom and Eureka Lilly mines commissioned
1916	Tintic Mining Company commissioned the 200-stpd chloritizing, roasting and leaching facility at Silver City; Silver-rich Pothole ore body discovered at Tintic Standard mine
1917	High grade Central ore body discovered at Tintic Standard mine
1920	Goshen Valley Railroad completed an 11-mile standard gauge line from Iron Spur to Dividend
1921	Tintic Standard Mining Company commissioned the 200-stpd Harold mill at Goshen
1923	Plutus ore body discovered by Plutus Mining Company
1925	Tintic Standard Mining Company ceased operations at the Harold mull facility
1927	Significant discoveries made on the North Lily and Eureka Lilly properties
1928	Gold ores discovered at Eureka Standard
1929	U.S. Smelting, Refining and Mining Company acquired the Victoria and Eagle & Bluebell mines;
1940	Commercial operations cease at Eureka standard
1943	U.S. Smelting, Refining and Mining Company ceased commercial operations at Eagle & Bluebell, Centennial Eureka, Bullion Beck and Victoria mines
1949	Commercial operations cease at Eureka Lilly, North Lily and Tintic Standard; Filtrol Corporation commenced halloysite mining operations at the Dragon mine
1957	Chief Consolidated Mining Company cease operations at the Chief mine
1958	Burgin ore body discovered by Bear Creek Mining Co.
1962	Bear Creek Mining Co. delineate chalcocite blanket above a suspected porphyry copper system
1966	Kennecott achieve commercial operations at the Burgin mine
1968	Bear Creek Mining Co. delineate the SWT porphyry copper system (400 Mt of 0.33% Cu)
1969	Bear Creek Mining Co. discover gold-silver-copper ores at Trixie
1974	Kennecott achieve commercial operations at Trixie
1976	Filtrol Corporation cease operations at the Dragon halloysite mine
1978	Kennecott suspends operations at Burgin mine, returning ownership to the Chief Consolidated Mining Co.
1980	Sunshine Mining Company lease Burgin mine from the Chief Consolidated Mining Co.
1982	Kennecott suspend mining operations at Trixie mine
1983	Sunshine Mining Company acquire Trixie lease and resume operations
1988	North Lily Mining Company commissioned the Silver City heap leach facility
1992	Sunshine Mining Company cease mining operations at Trixie
1993	North Lily Mining Company close the Silver City heap leach facility
1996	Chief Consolidated Mining Company acquire Trixie property through merger with South Standard Mining Co.
2001	Chief Consolidated Mining Company resume operations at Trixie
2002	Unstable ground conditions result in suspension of mining operations at Trixie
2003	Atlas Mining Company begin exploration at Dragon halloysite mine
2007	Richard Sillitoe endorses porphyry potential at Big Hill in East Tintic
2008	Anglo America commences exploration drilling at Big Hill
2009	Applied Minerals take over operations at Dragon halloysite mine from Atlas Mining Company
2009	FMEC, a Freeport McMoran subsidiary acquires SWT porphyry from Quaterra
2011	Kennecott commences exploration drilling at Big Hill
2017	HPX begins exploration in the Tintic District
2017	HPX completes aeromagnetic survey
2018	LeadFX sells the Chief Mining Company (Burgin, Trixie mines) to IG Copper
2018	HPX completes soil sampling, geologic mapping and prospecting, digitization of historical documents, and begins 3D modeling of the district geology and workings, facilities construction and Typhoon ground geophysical survey.
2019	Continued geologic mapping, sampling, and prospecting. Initiated core and chip re-loggings and Relogging of historical drillhole core and chip samples. Completion of the 2018 Typhoon Survey.
2019	IG Copper begins refurbishment of the Trixie underground Au-Cu-Ag mine
2020	HPX completes detailed structural analysis, drill permitting, archaeological surveys and underground geologic mapping of the Sioux-Ajax Tunnel

Source: modified from Krahulec and Briggs (2006) and HPX (2019)

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5.2	Exploration and Development Results of Previous Owners

Exploration work has been completed across the Tintic District from the time of discovery in 1867 until the present. Documented details of exploration activities prior to 1943 consist primarily of thousands of photos (Figure 5-1), reports, and maps (Figure 5-2). These document a significant amount of mapping, exploration and mining both on surface and underground. Most of the mining was completed underground with access to drifts via either surface portals or shafts. Post 1943, activities such as surface exploration and drilling are well documented and are briefly summarized in Table 5-3.

The compilation of all available historical data, including drilling, by IVNE is described in Section 7.4. A total of 489 drillholes were completed historically on the Tintic Project by several operators, with a combined length of at least 72,212 m, however not all of the details are available. The historical drilling database compiled by IVNE is discussed further in Section 7.6.

Source: HPX (2020)

Figure 5-1:	(A) Eureka, UT in 1911; (B) Miners at the Ajax Mine in Mammoth and (C) Chief Consolidated Mining Co. miners at the Holden Tunnel, Eureka, Tintic District

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Source: HPX (2020)

Figure 5-2:	Examples of Historical Surface Mapping and Underground Geology Maps (A) a Surface Geology Map around the Dragon Mine (1 to 800 ft scale) and (B) Geology Map of Underground Workings at 300 level of the Iron Blossom Mine (1:400 ft scale)

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Table 5-3: Summary of Exploration Work Conducted Post-1943 and Prior to IVNE Acquiring the Tintic Project

Years	Activities	Company	Description
1943-1944	Drilling	Mintintic	Four drilled along the margins of the Silver City stockwork which had been historically thought to be the source of mineralization in the Main District.
1950's	Exploration	Anaconda	Evaluated the igneous terrain in Southwest Tintic for porphyry Cu potential.
1962-1967	Drilling	Bear Creek Mining	Southwest Tintic Chalcocite Blanket Project: Thirty shallow (mostly 100 - 150 m) rotary drillholes (“RC”) (SWT-1 through SWT-30) were drilled on an approximate 600 m grid targeting a shallow chalcocite blanket above a suspected porphyry. A sub-economic copper resource was delineated based on 10 of these holes. Holes assayed for Au and Ag but returned low grades.
1967	Data Evaluation	Bear Creek Mining	Treasure Hill area: evaluated data to establish whether there was interest in acquiring claims. Due to insufficient information the acquisition was not completed.
1968-1981	Drilling	Bear Creek Mining	Primary Porphyry Copper-Molybdenum Project: Seven diamond drillholes (SWT-31 through SWT-37) completed to test deep porphyry copper-molybdenum target. Assays indicated the presence of a low-grade porphyry Cu system, with approximately 0.2 % Cu intersected in drillholes 31, 32, 33, 36 and 37. The potential for Cu-skarn mineralization targets in the Paleozoic carbonates adjacent to the Diamond Gulch quartz monzonite porphyry was proposed during this period of exploration.
1981-1984	Drilling	Tintic Joint Venture	Drillhole SWT-30 was deepened from 601 m to 945 m, due to the surface exposure of a latite dyke similar to ones associated with higher grade copper mineralization at Safford, Arizona. Short assessment holes were drilled in 1980, 1981 and 1984.
1981	Drilling	Bear Creek Mining	Three drillholes (W-1, W-2 and W-3) completed. No details on the respective intended target(s) are of public knowledge.
1982-1982	Exploration	Anaconda	Treasure Hill area: evaluated leases for bonanza vein and stockwork potential. This and several other areas were proposed as hot springs environments based on mapping and sampling. Additional work was recommended.
1982-1984	Drilling	Exxon	Ten, shallow angled RC drillholes (E-1 through E-10) were collared on and near Treasure Hill. Drilling was based on mapping, geochemical sampling, and IP surveys and targeted shallow fissure veins and surrounding wall rock potential.
1985	Assaying	Diamond Bullion	Leached capping and chalcocite blanket zones of the SWT Porphyry were systematically re-assayed for gold and silver. Only low-grade assay results were returned.
1987-1989	Drilling/Exploration	Centurion/Western Mining	Majority of work was completed around the Mammoth Mine and areas to the north. Three drillholes were drilled in the extreme northern portion of the Southwest Tintic area, just north of the Dragon Pit to test shallow portions of the Au-Ag-Cu Dragon Fissure Vein and small, surface, gossanous pods. No significant assay results were returned.

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Table 5-3 (continued): Summary of Exploration Work Conducted Post 1943 and Prior to IVNE Acquiring the Tintic Project

Years	Activities	Company	Description
1991-1992	Drilling/Surface Sampling	Centurion/Crown Resources	Trenching, soil sampling and drilling. Trenching and sampling were conducted on a broad east-west elongate section of altered volcanics, south of the Dragon Pit and north of Ruby Hollow. Trench 14 Area Au mineralization was tested. Soil surveys were completed in the same area and across a Landsat circular anomaly 6.5 km SSW of Horseshoe Hill. Drillhole TR-1 in the Trench 14 area was completed and contained persistent anomalous Au. Drillholes SB-1 through SB-3 were collared along the strike of the Sunbeam Mine Au-Ag fissure mineralization. Drillholes TH-1 through TH-3 were completed on Treasure Hill. Centurion intersected anomalous Cu mineralization in the bottom of the Dragon Pit along the projection of the Dragon Fissure Vein.
1993-1994	Drilling	Centurion/Kennecott	Nineteen diamond core and reverse circulation rotary drillholes (STR (rotary) and STD (core) 1 through 19) were completed under a joint venture on numerous target areas within the Southwest Tintic Project area. Only one hole, STR-6, targeted extensions of known hypogene Cu mineralization adjacent to the Diamond Gulch porphyry. This hole intersected the longest intercept of greater than 0.2 % Cu drilled to date and the hole was still in Cu mineralization at terminal depth. Three holes were drilled peripheral to Treasure Hill and a fourth hole on Treasure Hill (STR-19) intersected an enargite vein system in the footwall of the Republic-Little May (Treasure Hill) fissure zone.
1994	Drilling	Centurion	Centurion completed eight rotary drillholes during the program. Three holes (STR-16, 21 and 27) were drilled in the Dragon Pit and one (STR-17) was drilled along the Dragon Vein. Close spaced step out drilling (holes STR-23 through STR-25) from the enargite vein mineralization intersected in STR-19 and two holes (STR-20 and STR-26) along Ruby Gulch were completed.
2008-2009	Drilling	Anglo American/Chief Consolidated Mining	Big Hill Region: Four deep diamond drillholes were drilled on Spenst Hansen claims, totaling 4,512.9 m targeting porphyry-style mineralization as hypothesized by Richard Sillitoe (2007) to underlie the lithocap on surface in the area. Results confirmed the presence of a potassic alteration zone with associated quartz-molybdenite-pyrite veining, but Cu concentrations were extremely low. Operators concluded that the results adequately disproved the presence of a large Cu mineralized body (i.e., > 5 Mt Cu) within 1,000 m of the present-day surface.
2010	Valuation	Centurion	Spenst Hansen, a vendor of Patented Tintic Mining District claims, procured the services of SRK to evaluate the mineral inventory for the Gemini, Godiva, Homansville, Mammoth, Victoria and 109 other claims in the Tintic Main Mining District. SRK produced a technical report entitled “Hansen Mine Assets Independent Assessment”.
2011-2013	Drilling	Kennecott/Chief Consolidated Mining	Three drillholes were pre-collared through the volcanic cover with RC drilling and completed with diamond core drilling recovery, totaling 5,525.45 m. No significant Cu mineralization was intersected. Minor anomalous Cu values were attributable to As-Bi associated epithermal veins interpreted to be distal to a porphyry system.
2014	Drilling	Kennecott/Chief Consolidated Mining	Three diamond drillholes totaling 2,689.55 m were completed, targeting porphyry-style mineralization under the Silver Pass lithocap and under the volcanic cover at Latite Ridge. All three drillholes failed to intersect significant Cu mineralization.

Source: HPX (2020)

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5.3	Historical Mineral Inventory Estimates

There are many historical estimates of potentially mineralized volumes and grades across the Tintic Project (Table 5-4). However, none were completed utilizing any internationally recognized Mineral Resource and Reserve reporting standards. The estimation methodologies employed are not described in any of the historical documents. The inventory estimates summarized in Table 5-4 are historical and as such should be treated with caution. Volumes and grades are only indicative values.

Elder and Gurr (2010) completed an independent assessment of the Spenst Hansen Mines located near Mammoth and the prospect inventory estimates are summarized in Table 5-4.

Table 5-4: Historical Mineral Inventory Estimates for the Tintic District

Operator	Target	Tonnes (kt)	Au (g/t)	Ag (g/t)	Cu (%)	Zn (%)	Pb (%)	Mo (%)	Source Reference
Bear Creek Mining	SWT Porphyry	362,874	0.07		0.33			0.01	Krahulec and Briggs (2006)
	Ball Park Pb-Zn-Mn Deposit	14,152		7		3.70	1.30		Morris and Lovering (1979)
	Homansville Gold Zone	408	4.46
New Park Mining	New Park	105	12.48	552	1.40				Centurion (1996)
Kennecott Copper Company (1980)	Mammoth Shaft Pillar	45	6.17	538	3.66
	Mammoth	105	9.74	521	1.30
Faddie	Homansville Gold Zone	408	15.09	302					Elder and Gurr (2010)
Centurion Mines	Homansville Gold Zone	925	25.71	411	1.40
	Grand Central/Butterfly Gap	454	9.60	480	1.40
	Centennial South Extension	907	13.71	514	1.90
	Centennial Deep	2,722	13.71	514	1.90
	Grand Central Deep	1,724	11.66	480	2.00
	Yankee Mine	454	3.43	343
	Ajax Ridge / Old Phoenix Mine	907	10.29	343	5.00
	Dragon Vein / Great Eastern	272	6.86	429	1.80
	Western ‘Ore Run’	454	10.29	429	1.80
	Trench 14	907	3.43	343
	Lower Mammoth Mine	181				13.00
	Mammoth Shaft Pillar	45	6.17	411	2.00
	Mammoth Ophir	272	10.29	549	1.30
	New Park	109	3.26	549	1.40
Hansen Mines[1,2]	Gemini ‘Ore Run’ Godiva ‘Ore Run’ Mammoth ‘Ore Run’ Western ‘Ore Run’ Victoria Target Trench 14 Target	13,250	11.38	432	1.39

Notes

[1] Estimated oxide to sulfide proportion is 63%. Oxide material generally lies above the water table.

[2] Historically Pb and Zn were mined. However, no Pb and Zn grade values were available to Elder and Gurr (2010) at the time and therefore are not shown in the table.

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5.4	Historical Production

Almost 70% of the historical bulk production can be attributed to the Tintic Main District in the form of CRD’s and to a lesser extent from high grade quartz fissure veins. This production originated from Mammoth Consolidated Mines Inc., North Star Mines LLC, and the Gemini Mine LLC mining areas.

The U.S. Bureau of Mines documented production from the late 1890’s through the 1930’s of 7.14 Mt (million metric tonnes) of ore that produced 1.9 Moz Au, 136 Moz Ag and 105 kt Cu from 22 individual named deposits (Forster, Boyd and Ramirez, 2017). The top eight largest metal producers’ production in the Tintic Main District’s history is summarized in Table 5-5.

Table 5-5: Tintic Main District Top Eight Metal Producers

Mine	Tonnes (kt)	Au (g/t)	Ag (g/t)	Cu (%)	Pb (%)
Centennial Eureka	1,415	14.4	514	2.55	0.64
Mammoth	1,179	9.7	349	1.42	1.39
Grand Central	653	9.4	486	1.35	1.14
Bullion Beck	601	3.8	833	2.38	10.48
Iron Blossom	553	4.9	1,417	0.65	5.87
Eureka Hill	419	6.2	1,025	1.32	5.48
Gemini & Keystone	403	0.4	805	0.23	12.14
Victoria	303	5.0	706	0.40	7.17
Total	5,526	8.5	671	1.58	4.02

Source: After Centurion Mines (1996 and 1997) and Forster, Boyd and Ramirez (2017)

IVNE has identified several CRD exploration potential areas in the Carisa Group fissures region, detailed in Section 7.10.2. The estimated historical production figures of mines within this high-priority prospective area are summarized in Table 5.6.

Table 5-6: Estimated Historical Production from Carisa Group Mines

Mine	Tonnes (kt)	Au (g/t)	Ag (g/t)	Cu (%)	Pb (%)
Carisa Mine	65	5.5	286	5.83	0.56
North Star Mine	25	25.7	499	Unknown	2.66
Northern Spy Mine	15	42.2	1,291	1.06	2.82
Red Rose Mine	Unknown	Unknown	2,914	Unknown	40.00
Boss Tweed Mine	Unknown	2.5-175.9	411-2,057	21-30	Unknown

Source: After Centurion Mines (1996)

5.5	Mineral Processing and Metallurgical Testing

No contemporary metallurgical testing or mineral processing studies on mineralized material from the Tintic Main District are currently available to IVNE.

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Limited information on mineral processing and metallurgical tests from ores at the Burgin mine in the East Tintic subdistrict were reported in the 2011 NI 43-101 “Technical Report on the Burgin Extension Deposit - Preliminary Economic Assessment” by Tietz et al. (2011). This document reports operating records from the Burgin mine between 1968 - 1978 and are incomplete. However, “a 1975 report indicated recoveries in the Burgin mill ranged between 86 - 90% on clean sulfide ore and down to 50% when the mineralization was interlocked with gangue or was [present as] oxide ore” (Tietz et al., 2011). Tietz et al. (2011) also reported results from metallurgical test work on samples from the Burgin project that were performed by Dawson Metallurgical Laboratories in 1987,1997 and 2001. The 1987 work consisted of flotation testing on a high-grade sulfide sample to produce lead and zinc concentrates, but the results of this study are not available. In 1997, seven-cycle locked-cycle testing on an equal-weight mixture of two composites produced recoveries of 90% for lead and 85% for silver in the lead concentrate and 51% for zinc in the zinc concentrate (Tietz et al., 2011). In 2001, Dawson reported 92% lead and 87% silver recovery in the lead concentrate and 60% zinc in the zinc concentrate from bulk-sulfide flotation concentrate cyanidation tests and stated that historical records indicate lead concentrate contains an average of 1.54 g/t Au (HPX, 2019).

In general, ores from the Tintic District were divided into oxide ores above the water table and sulfide ores below. The oxide ores from Tintic are reportedly amenable to contemporary cyanide heap leaching and other cyanidation processes, with high recoveries, rapid leach cycles and low cyanide consumption. This is evidenced by Magellan Resources Corporation’s heap leach operations, whereby over 800,000 tons of oxide gold-silver-copper ore were recovered from the Eureka Hill, Mayday, Yankee, North Star, Centennial-Eureka and Mammoth mine dumps from 1988 to 1993 (Krahulec and Briggs, 2006; internal document: “Tintic District Executive Summary” - Centurion Mines Corporation).

With a joint venture partner, North Lily operated a small heap leach, located just west of Silver City, which sourced oxide ores from dumps and spoil piles throughout the Tintic District. Operations at the heap leach started in 1989 and completed in 1995 (Table 5-7). The final report by North Lily in 1993 indicates that 30,121 ounces of gold equivalent (both Gold and Silver values combined) was recovered (source North Lily Operations Review and 1994 SEC filings

[http://edgar.secdatabase.com/838/92735695000103/filing-main.htm]).

Table 5-7: Tintic Project Historical Heap Leach Production

Production	1989	1990	1991	1992	1993
Gold (oz)	5,887	5,787	5,565
Silver (oz)	119,708	104,865	90,436
Gold Equivalent	7,728	7,097	6,570	6,579	737
Silver Conversion	65:1	80:1	90:1	90:1

Source: North Lily (1994)

5.6	QP Opinion

The QP is of the opinion that the historical mining and processing as described above are reasonable indicators of what IVNE could expect to encounter should IVNE develop any of the exploration potential areas into an Exploration Target in the future. The reader is cautioned that the historical production figures in Table 5.5 and Table 5.6 vary between different sources and therefore should be considered as an indicative only.

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6	Geological Setting, Mineralization, and Deposit

Chapter 6 is largely extracted and adapted from reports by Krahulec and Briggs (2006), Parry (2006), Elder and Gurr (2010), Bonner (2020), and HPX (2020).

6.1	Regional Geology

North-central Utah lies on the east-west Cheyenne suture belt, where the Paleoproterozoic Yavapai and Mojave provinces to the south were welded to the Archean Wyoming province, Grouse Creek block, and Farmington zone to the north during a plate-tectonic collision event, the Yavapai orogeny, about 1.7 Ga (Karlstrom and Houston, 1984; Chamberlain et al., 1993; Karlstrom et al., 2005; Whitmeyer and Karlstrom, 2007) (Figure 6-1). The suture zone projects westward into the Great Basin and delineates a local contrast in crustal architecture (Dickinson, 2006). According to Presnell (1998), the suture zone is a fundamental control on deformation, plutonism, and metallogeny. Precambrian strike-slip faults trend parallel (eastward) and oblique (northwest and north-northeast) to the suture zone (Jordan and Douglas, 1980) and have likely influenced fault architecture, sedimentation and plutonism ever since the assembly of the American continental lithosphere in the Paleoproterozoic (Bryant and Nichols, 1988; Paulsen and Marshak, 1999; Kloppenburg et al., 2010).

114°
113°
112°
111°
110°
109°
42°
41°
40°
39°
Ga = billion years ago
Ma = million years ago
IDAHO
UTAH
Wyoming Province
(> 2.5 Ga)
Grouse Creek Block
(> 2.5 Ga)
Farmington Zone
(2.4 – 1.7 Ga)
Logan
WYOMING
Rock Springs
Evanston
NEVADA
CHEYENNE BELT
F1
F2
East Uinta Arch
Salt Lake City
Wendover
Uinta-Cottonwood-Tooele Arch
Minor Uplift (prior to 540 Ma)
C
F3
B-LC
P
B
Neoproterozoic Basin (770 – 740 Ma)
Vernal
southern extent of Grouse Creek Block
Heber City
GH
Duchesne
COLORADO
Mojave Province
(2.0–1.7 Ga)
extent of Mojave Province
in Utah is uncertain
Tintic
Project
Nephi
Price
Yavapai Province
(1.8–1.7 Ga)
Grand
Junction
Green River

Source: Sprinkel (2018)

Figure 6-1:	Paleoproterozoic Cheyenne Suture Zone in relation to Uinta-Cottonwood Arch and Bingham-Park City Mineral Belt Mining Districts (Purple; B = Bingham Mine)

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Shortly after the formation of the Cheyenne suture belt, about 1,550 Ma, Rodinia began to break apart along a north-trending rift through central Nevada. Rifting culminated in early Phanerozoic around 770 Ma (Stewart, 1976; Sears et al., 1982; Armin and Mayer, 1983; Bond et al., 1984, 1985; Sprinkel, 2018) during which time a failed arm of the rift, the Late Proterozoic Uinta aulacogen, or Uinta trough (Sears et al., 1982; Bruhn et al., 1986; Sprinkel, 2018), collected more than 5 km of sandstone and shale, forming the Uinta Mountain Group. After the rift failed, the Uinta trough started inverting around 550 Ma and slightly uplifted and folded the Uinta Mountain Group into the initial Uinta arch, the Uinta-Cottonwood-Tooele Arch (Sprinkel, 2018). The structural weakness born out of the failed rift has since influenced geologic evolution of northeastern Utah, influencing fault architecture and magmatic activity from the Paleozoic through to the Cenozoic (Sprinkel, 2018).

Throughout the Paleozoic and early Mesozoic, Utah lay on a passive continental margin The Wasatch hinge line of Kay (1951) marks the approximate break in slope between continental sedimentation to the east and thicker, marine, miogeoclinal sedimentation to the west (Stokes, 1988; Hintze and Kowallis, 2009). In the Mesozoic, the North American plate collided with the Farallon plate leading to subduction and an eastward migration of compressional deformation, the Sevier fold-thrust belt (Wood et al., 2015). The Cretaceous Sevier orogeny lasted from ~140 to 55 Ma (DeCelles and Coogan, 2006), during which time the eastern Great Basin was extensively deformed by broad north-northwesterly trending asymmetrical folds, and a series of large eastward-verging thrust faults and related northeast trending high-angle, strike-slip and tear faults (Morris, 1968; Porter et al., 2012) (Figure 6-2).

The Laramide orogeny (80-40 Ma) saw the subducting slab flatten and subduction rate accelerate eastward, generating a series of uplifts and sedimentary basins in eastern Utah, while undergoing northeast-southwest compression. During this time, increased volcanism eastward led to the emplacement of mineral deposits from Idaho to Arizona (Hildenbrand et al., 2000). Orogenic collapse from ~49 to 20 Ma (Kloppenburg et al., 2010) began when the plate convergence rate slowed, and the subducting slab steepened and started to roll back. Crustal delamination and decompression melting initiated regional extension from middle Eocene to early Miocene (Constenius, 1996), manifested by extensional strike-slip faults in the Miocene which were exploited to form epithermal deposits.

Cook (1969) identifies three east-west transverse structural lineaments from gravity data in the eastern Basin and Range province that correspond with three well-known east-west mineral belts in Utah. Rowley (1998) and Rowley and Dixon (2001) suggest the importance of these east-west transverse zones for localizing magmatism and mineral belts in the eastern Great Basin. Calc-alkaline, subduction-related magmatism migrated southward throughout the Eocene – early Oligocene. East-west igneous belts in the eastern Great Basin young to the south from the ‘Bingham-Park City’ mineral belt (40 – 33 Ma) to the slightly younger ‘Deep Creek-Tintic’ mineral belt, and further south still to the Wah Wah-Tushar mineral belt ranging from 32 to 14 Ma (Best et al., 1989; Rowley et al., 2005).

The ‘Deep Creek-Tintic’ mineral belt (Shawe and Stewart 1976; Stewart et al. 1977b) is an east trending zone of basement highs marked by Cenozoic calderas and associated metal endowment (Lindsey, 1982; Christiansen et al., 1986) all along the belt (Figure 6-3). The East Tintic Mountains, where the belt terminates, host the Tintic Mining District, the second biggest mining district in Utah after the Bingham District, located ~65 km north of Tintic. The Bingham stock lies approximately at the intersection of the Wasatch hinge line and the ‘Bingham-Park City’ mineral belt, coinciding with the Cheyenne suture zone and the Uinta arch, concentrating tectonic and igneous activity (Stokes, 1976).

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The Tintic District lies at the eastern margin of the ‘Deep Creek-Tintic’ mineral belt where it terminates against two or more N-S trending range front faults, inferred from Cook and Berg (1961) and Mabey and Morris (1967) gravity surveys. Metallic minerals at Tintic and Bingham are hosted along northeast, steeply dipping, thrust faults, related to the Sevier orogeny. Intrusions along the Uinta arch in the Wasatch intrusive belt are high potassium calc-alkaline and metaluminous I-type granitoids (Hansen, 1995; Vogel et al., 1997; Porter et al., 2012; Zhang and Audetat, 2017) similar to the igneous intrusions at Tintic (Morris and Lovering, 1979; Armstrong, 1969; Krahulec and Briggs, 2006; Johnson and Christiansen, 2016). Eocene to early Oligocene intrusions were emplaced in an extensional stress regime with NW-SE least principal stress (Presnell, 1998; Kloppenburg et al., 2010; Porter et al., 2012).

Figure 6-2:	Extent of the Sevier Fold-Thrust Belt (Sevier orogenic belt) and the Laramide Foreland Province in relation to the Western United States and Canadian Provinces (modified from Wood et al., 2015). Wasatch Hinge Line and Precambrian Shear Zones and Crustal Boundaries are also shown in relation to the Sevier Fold-Thrust Belt and the Tintic Mining District Location Marked by the Red Star

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Source: modified from Krahulec (2015) and from Doelling and Tooker (1983)

Figure 6-3: Tertiary Intrusive-Related Mining Districts and Mineral Belts of the Eastern Great Basin

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Basin and Range extension began around 18 Ma, forming high-angle normal faults which resulted in block tilt and the present Basin and Range topography (Morris, 1968). Fluid inclusion studies from plutons in the Wasatch Mountains by John (1989) indicate a 15-20˚ eastward tilt of the range and paleomagnetic data from the Oquirrh Mountains are consistent with an 11˚ eastward tilt related to the Basin and Range (Melker and Geissman, 1997). The East Tintic Mountains were uplifted and rotated 10-20˚ E (Morris and Lovering, 1979), similar to the Oquirrh Mountains.

6.2	Local Geology

The Tintic Mining District has been broadly divided into four sub-districts: North, East, Main and Southwest (Figure 6-4). The following describes the stratigraphy, structure, volcanism, mineralized deposit types and zoning patterns, including mineralization and alteration, observed in the four sub-districts, and summarizes the effects of Basin and Range extension on the Tintic Mining District.

Source: modified from Johnson and Christiansen (2016)

Figure 6-4: Simplified Geology and Structures of the Tintic Mining District

Note: Four sub-districts are outlined in green and East District lithocaps are shown in pink. Major mines of the North District are shown as well as towns and valleys. The Ruby Hollow Valley, separating the Silver City Intrusive Complex to the north and Sunrise Peak Volcanic Group to the south is also shown.

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6.2.1	Stratigraphy and Structure

The East Tintic Mountains are underlain by a basement sequence of more than ~800 m of phyllic slate, quartzite and dolomite from the Neoproterozoic Big Cottonwood Formation (Johnson and Christiansen 2016), outcropping along the axis of the North Tintic anticline. A sequence of more than ~3,700 m of Paleozoic (ranging from Cambrian to Mississippian periods) carbonate and clastic sedimentary strata lies unconformably on top (Morris, 1964; Morris, 1968; Morris and Lovering, 1979; Krahulec and Briggs, 2006). This sequence is characterized by a thick basal Cambrian Tintic Quartzite, succeeded by a thick sequence of dominantly limestone and dolomite.

During the Sevier orogeny, from Late Jurassic to Late Cretaceous, the East Tintic Mountains were uplifted and deformed in a series of north-trending, north-plunging asymmetrical folds cut by coeval thrust faults, high-angle strike-slip and tear faults (Morris, 1964; Morris, 1968; Armstrong, 1969; Krahulec and Briggs, 2006). Three major folds deform the Neoproterozoic and Paleozoic sequence in the Tintic District. The Tintic syncline, adjacent and parallel to the Iron Blossom ‘Ore Run’ in the Main and East Districts, is a major structure at Tintic. Its fold axis dips 17˚ N and consists of a west limb dipping 75˚ E and an east limb dipping 30˚ W (Morris, 1964; Morris, 1968).

None of the major thrust faults are exposed in the Main District (Armstrong, 1969), however strike-slip faults form a conjugate system of northeast-northwest trending fractures that cut the fold axis at 25-55˚ angles (Morris, 1964). These shear faults dip steeply southeast or southwest and seldom dip northwest or northeast. Northeast trending shear faults are generally more through-going and are important structures for localizing mineralization (Morris, 1964; Armstrong, 1969).

During the orogenic collapse, pre-volcanism, the East Tintic Mountains were again cut by normal faults, including Sioux-Ajax and Eureka-Lily (Morris, 1964). These early extensional faults serve to localize mineralized bodies where they are crossed by north-northeast tear faults or epithermal fissure veins (Armstrong, 1969) (Figure 6-5). Northeast trending mineralized faults and “fissures” are believed to be related to volcanism (Morris, 1964; Armstrong, 1969), however, these are most likely tear faults related to the Sevier orogeny.

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Source: HPX (2020)

Figure 6-5:	Major Structures in the Tintic District in the Region of the IVNE Tintic Property. Mapped Structures are Overlain on the USGS 24k Geological Map. Fissure Veins and Historically Mined ‘Ore Runs’ are shown in Orange

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6.2.2	Volcanism

In the Tintic Mining District, the Paleozoic sequence is unconformably overlain by a thin erosional section of Eocene to early Oligocene conglomerate, which is succeeded by up to 1,525 m of early Oligocene andesitic, latitic and quartz latite lavas, tuffs, and agglomerates (Krahulec and Briggs, 2006). These potassic, calc-alkaline igneous lithologies are remnants of a large, deeply eroded, inferred caldera complex of early Oligocene age, centered several miles south of the Tintic District, in the central portion of the East Tintic Mountain range (Armstrong, 1969; Morris, 1975; Hannah and Macbeth, 1990; Krahulec and Briggs, 2006). The collapsed caldera complex formed a composite volcano (Moore, 1993) composed of a sequence of quartz-biotite crystal tuff, andesitic to latitic flows, sills, and agglomerates, latitic air-fall tuff, and tuffaceous sediments (Krahulec and Briggs, 2006).

The basal volcanic sequence is intruded by the Sunrise Peak and Silver City intrusive complex and associated plugs, sills and dikes, along the proposed caldera rim (Armstrong, 1969; Morris, 1975; Hannah and Macbeth, 1990; Krahulec and Briggs, 2006). They are dated at ~34.7 Ma (Moore, 1993) and ~33.6 Ma (Keith et al., 1991), respectively. These stocks are potassic, calc-alkaline monzonites and monzonite porphyries (Johnson and Christiansen, 2016). The Diamond Gulch quartz monzonite porphyry is the youngest intrusive event and the mineralizer in the Southwest District porphyry copper system (SWT porphyry), dated at 31.55 Ma by Hannah and Stein (1995). Post-mineralization cover amounts to early Miocene semi-indurated conglomerates and middle Miocene quartz latite flows along the eastern flank of the range (Hannah and Macbeth, 1990).

6.2.3	Sub-Districts and Ore Deposits

The Tintic Mining District lies on the eastern end of the ‘Deep Creek-Tintic’ mineral belt and the mineralization is coeval with or succeeds emplacement of the Silver City intrusive complex (Morris, 1964; Krahulec and Briggs, 2006). North-northeast trending shear and tear faults of the Sevier orogeny appear to be channels for intrusions and related hydrothermal, mineralizing aqueous fluids in the Tintic District (Morris, 1964). The mineralization occurs as porphyry-, vein-, and carbonate replacement-type deposits. Vein-type deposits are widest and longest in intrusive phases and tend to form groups of short, sub-parallel veins or disappear entirely in the extrusive volcanic rocks just 50 to 100 m away from the stock (Morris, 1964). Mineralized deposit type, mineralogy and alteration varies by sub-district and their distribution suggests there is more than one feeder zone for the Tintic District (Figure 6-6).

The Main District is characterized by carbonate-hosted Pb-Zn-Ag replacement deposits and Cu-Au rich epithermal ‘fissure vein’ deposits (Krahulec and Briggs, 2006). Veins in the Main District appear to culminate in replacement deposits to the north, occurring dominantly in hydrothermally dolomitized limestone and consisting of columnar and pod-like bodies connected by pipe-like, tabular and irregular masses, forming continuous ‘ore runs’ (Morris, 1964). Cross-faults and abrupt changes in bedding orientation are important structures to localize the columnar bodies, and concentrate mineralization, as is the case at the high-grade Mammoth pipe located north of the Silver City intrusive complex (Morris, 1964; Krahulec and Briggs, 2006; Johnson and Christiansen, 2016).

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The Main District has produced the most out of the four sub-districts, with ~12.9 Mt of ore chiefly from five replacement deposits; the Gemini, Mammoth-Chief, Plutus, Godiva, and Iron Blossom ‘Ore Runs’ (Tower and Smith, 1987; Krahulec and Briggs, 2006). These deposits mainly lie within the Tintic Syncline at the intersection of north-easterly trending faults and favorable carbonate strata (Morris, 1964; Krahulec and Briggs, 2006). Cu-Au rich epithermal fissure veins of the Main District lie proximal, hosted within dolomites and limestones (Krahulec and Briggs, 2006) or within the late Eocene Silver City intrusive complex (Lindgren et al., 1919; Tower and Smith, 1987; Krahulec and Briggs, 2006).

The East District mineralization is hosted in similar but more complex intersections in Paleozoic strata, under a thin veneer of Tertiary volcanic rocks (Brannon, 1982). Most of the past mineral production from both Main and East sub-districts is localized near or north of a concealed Jurassic tear fault approximately coinciding with the Inez Fault in the East District and the northwest caldera rim (Krahulec and Briggs, 2006). The Burgin mine is representative of Pb-Zn-Ag replacement deposits, while the Trixie mine represents Cu-Au ‘fissure veins’, breccias and replacement bodies found in the East District (Krahulec and Briggs, 2006). The hypothesized porphyry centers (Big Hill and Silver Pass lithocaps) of the East District have been tested by Anglo American and Kennecott without success to date.

While the East District is likely sourced from a separate feeder zone than the Main District, the North District mineralized deposits appear to have been sourced by the same feeder zone as the Main District, based on metal zonation. The North District has historically produced the least out of the four sub-districts, being characterized by oxidized Pb-Zn-Ag rich CRD’s including the Scranton mine, New Bullion and Lehi Tintic properties. These deposits, however, contain on average the highest-grade zinc ores of the Tintic District (Krahulec and Briggs, 2006). Yet, it is not clear if these are distal to other sub-districts, or if they are sourced from a separate igneous center (Armstrong, 1969). The fact remains, however, that virtually no copper or gold was produced from these mines.

6.2.4	Basin and Range

Post-volcanism basin and range extension, and related high-angle normal faults, resulted in the current block-faulted East Tintic Mountain range. North-trending normal faults of the Basin and Range, like the southern Diamond fault aligned with the Eureka Lily fault are the youngest structures in the Tintic mining district (Morris, 1964). According to Morris and Lovering (1979), the East Tintic Mountains were uplifted and rotated 10-20˚ E during the Basin and Range extension. The range is inferred to be bounded by two or more north-northwest range front faults, which helped accommodate the modest block tilt (Cook and Berg, 1961; Mabey and Morris, 1967).

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112°10'
05'
112°00'
40°00'
55'
39°50'
N
0 1 2 Mi
0 1 2 3 Km
Main
East
South-west
EUREKA
Paxman fault
US 6-50
Centennial fault
Mammoth-May Day fault
Eureka Lilly fault
Homansville fault
Tintic Standard thrust
East Tintic thrust
South fault
Eureka Standard fault
Apex Standard fault
Inez fault
Back fault
Grand Central fault
Sioux-Ajax fault zone
UTAH 36
INFERRED MARGIN OF TINTIC CALDERA
SWT porphyry
Tintic drain tunnel
D U
Thrust fault
Moderate-high angle strike-slip fault (arrows show direction of movement; dotted where concealed)
High-angle normal fault (dotted where concealed)
Approximate location of major structure
Intrusive bodies of Silver City monzonite porphyry
Intrusive bodies of Sunrise Peak monzonite porphyry
'Ore runs' and mineralized

Source: modified from Krahulec and Briggs (2006)

Figure 6-6:	Simplified Structural Map of the Main, East and Southwest Tintic Sub-Districts (outlined in grey) showing the IVNE Tintic Property Boundary (red)

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6.3	Property Geology

IVNE interests in the Tintic District are focused on the southern portion of the Main District where Paleozoic sedimentary rocks and late Eocene – Oligocene volcanic rocks are intruded by the Silver City intrusive complex. Over 2,000 m of Paleozoic stratigraphy is exposed at the property ranging from the early Cambrian Tintic Quartzite at the western flank through the Mississippian Humbug Formation on the east. The rocks above the Tintic Quartzite are predominantly comprised of limestone and dolomite with a few units that have a greater siliciclastic component. Thin-skinned thrusting during the Sevier orogeny resulted in a complex pattern of faults and folds in the Paleozoic stratigraphy dominated by the east-west Sioux-Ajax fault through Mammoth and a large, east-verging asymmetric anticline-syncline pair that is cut by northeast trending faults. The thrust faults that underly this folding have been identified in mines in the East Tintic District and locally at surface when not covered by later volcanic rocks. North of the Sioux-Ajax fault, the ‘ore runs’ of the Main District occur as sub-horizontal bodies connected by chimneys or pipes where crossed by faults in the shared subvertical limb of the anticline-syncline pair and along the axis of the Tintic syncline at the eastern margin. Exposure of Paleozoic rocks south of the Sioux-Ajax fault is limited to a <2 km2 area between the Silver City intrusive complex to the southwest and overlying volcanic rocks to the southeast; it does not show the magnitude of folding found to the north of the fault. Instead, the beds here dip moderately to the northeast and are cut by steep reverse faults referred to as fissures when mineralized which continue south to the contact with the intrusion. These fissures and the subvertical chimneys and pipes tend to be more Cu-Au rich than the sub-horizontal Ag-Pb-Zn rich ‘ore runs’ north of the fault. Where these fissures intersect the contact with the Silver City intrusive complex, deposits of massive Fe-oxide and halloysite occur such as the Dragon Mine.

Late Eocene-Oligocene volcanic and intrusive activity followed the deformation of the Paleozoic stratigraphy and established the hydrothermal system which formed the deposits of the Tintic District and hosts typically more pyritic Cu-Au rich fissure veins. The volcanic phases generally predate the intrusions observed at surface. The oldest volcanic rocks are the ~35.2-35.3 Ma Packard Quartz Rhyolite (“PQR”) and Swansea Quartz Rhyolite (“SQR”) which are nearly identical in composition and likely related to each other. A series of recessive rhyolitic dikes are also present on the ridges around Mammoth Valley and periodically encountered in underground mines which are probably related to these units. The next oldest volcanic series encountered in the mapping area are the ~34.7 Ma alkalic Sunrise Peak latite tuffs (“SPV”) and volcaniclastics that are typically encountered at low elevations to the south around Ruby Hollow and Treasure Hill and as xenoliths within the Silver City intrusive complex. This unit is the primary host rock of the SWT porphyry ~4km to the south. Overlying these sediments in the northeast corner of the mapping area, east of the Iron Blossom #3 shaft, are alkalic lapilli ash-flow tuffs and volcanic breccias related to the Latite Ridge Latite (“LRL”). These volcanic rocks are not common in our field area but do occur along portions of the eastern property boundary. Stratigraphically above the LRL units are the ~33.7 Ma high-K calc-alkaline to weakly alkalic lavas of Rock Canyon Latite (“RCL”) that cover much of the southeast part of the mapping area. Lastly, the smaller volume alkalic Ruby Hollow Latite (“RHL”) biotite ash-flow tuff, airfall tuff, and associated surge deposits cap nearly all ridges in the central to eastern extents of the mapping area representing the final episode of late Eocene-Oligocene alkalic volcanism in the region. Phyllic alteration in the volcanic units is usually more widespread and intense around the causative quartz-pyrite-sericite fissure veins than within the neighboring intrusive rocks, which reflects the relative ease these rocks are hydrothermally altered. This is particularly the case for the Ruby Hollow Latite. Potassic and propylitic alteration overprints have been identified locally as well, though the destructive nature of the later phyllic alteration often obscures these alteration products.

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Several small intrusions were emplaced into this volcanic package and the Paleozoic stratigraphy across the southern Main district and western East district. By far the largest intrusion is the Silver City intrusive complex that makes up the southern half of the IVNE property and hosts several of the porphyry exploration potential areas. Detailed mapping revealed a complex intrusive history in the Silver City including at least seven separate intrusive phases related to, or post-dating, the emplacement of the Silver City intrusive complex at ~33.0 Ma based on U-Pb age dating completed by IVNE. Two main phases make up the majority of the intrusive complex, an early medium- to coarse-grained equigranular phase (“SCMDe”) and a medium-grained weakly porphyritic phase (“SCMDp”). A slightly more leucocratic quartz-bearing and compositionally distinct weakly porphyritic lobe of quartz monzonite (SCQM) occurs between Murray Hill and Rabbits Foot Ridge as well. All phases of the Silver City intrusive complex contain miarolitic cavities with epidote and actinolite that often have albitic halos. Xenoliths of quartzite are particularly common in the SCMDe phase and can occur up to 150 m across. Other xenoliths include hornfelsed volcanic rocks throughout the intrusive complex and skarn altered carbonates near the contact with the Paleozoic stratigraphy along the northeastern boundary (Figure 6-7). SCMDe and SCMDp units both have widespread weak sodic-calcic alteration though SCMDp hosts the majority of the actinolite ± magnetite veining observed. Fissure veins of quartz-pyrite-sericite cut across these units with relatively narrow alteration halos ~3-15 m across.

The oldest mapped porphyritic intrusive phase is the Crowded Granodiorite Porphyry (CGP) which is older and slightly more differentiated than the SCQM. It can be distinguished from other porphyry phases readily based on texture, grain size, and the abundance of pyroxene (5-8 vol.%) with only subordinate amphibole much like the main phases of the Silver City intrusive complex. It occurs as an irregular stock to the southwest of the Dragon Mine near Sunbeam, and on either side of Rabbit’s Foot Ridge where it has been crosscut by younger porphyritic intrusions. The CGP is a much more noticeably porphyritic rock than either SCMDp or SCQM phases of the Silver City intrusive complex and can vary from medium- to coarse-grained phenocrysts or glomerocrysts, often making it difficult to distinguish from some of the nearby volcanic stratigraphy when affected by phyllic alteration and Fe-oxide staining. Intruding CGP at Rabbit’s Foot Ridge and the top of Murray Hill is the much more porphyritic Rabbit’s Foot Ridge Monzonite Porphyry (RFRM) (Figure 6-8a). They have similar compositions to each other, and modally contain minor biotite > amphibole ≥ clinopyroxene. These porphyries characteristically have a coarse sugary aplitic groundmass (0.1 – 0.3 mm) owing to their larger volume and probably depth of erosion in the vicinity of Murray Hill. They are commonly weakly propylitic-altered and sometimes are cut by early quartz and magnetite veinlets. A largely dissociated series of plugs and dikes occurs to the northwest of the Dragon Mine in Skarn Valley as the Monzodiorite Porphyry (MDP). It is intermixed with smaller dikes of SCMD intruding into the Paleozoic stratigraphy, thus creating a complex mix of lithologies and associated metasomatic alteration. The MDP is the primary unit in which endoskarn has been identified, often with large domains comprised of anorthite and garnet developed through much of the area. Both the MDP and SCMD result in minor skarn development in the carbonate rocks they intrude, but the resulting alteration seems to be more intense around the MDP dikes and only up to a few meters thick around the SCMD intrusions.

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The remainder of the porphyritic phases are volumetrically subordinate with fine aplitic groundmasses owing to their smaller size and likely deeper source of origin than the other intrusive phases. The oldest of these are diorite and granodiorite porphyry dikes grouped as the Sunbeam Granodiorite Porphyry (SGDP) followed by the Murray Hill Quartz Granodiorite Porphyry (MHP), the Sunbeam Granite Porphyry (SGP), and the Megacrystic Quartz Monzonite Porphyry (QMP) (Figure 6-8b). The SGDP, MHP, and SGP dikes are primarily distinguished based on phenocryst abundance though they are otherwise texturally and mineralogically similar. SGDP and SGP dikes are associated with the potassic alteration and quartz veining observed in the Sunbeam-Joe Daly area and are thought be the causative intrusions for this alteration in that area. QMP is the youngest phase and is easily distinguished with megacrystic K-feldspar and quartz eyes and typically occurs as small plugs 10 - 100 m across. The QMP crosscuts all the other units and is not typically altered or veined at surface, although in one locality 500 m south of Sunbeam it is cut by quartz-pyrite-sericite veins and phyllic alteration which suggests that it is at least overprinted by some late-stage hydrothermal alteration. The QMP dikes have been dated at ~32.1 and ~32.7 Ma and provide rough constraints on the age of veining in the district.

A paragenetic diagram showing all non-carbonate rock types and lithology codes for the Tintic Project and relative ages of some rock types is shown in Figure 6-9. Figure 6-10 illustrates the Project area stratigraphic column and associated lithology codes used in geologic mapping. Figure 6-11 shows the 1:2,500 scale geological map of the Project as created by IVNE.

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Source: HPX (2020)

Figure 6-7:	Drill Core Samples from Hole DDH2012-02 (completed by Applied Minerals) of (A) Intense Carbonate-Quartz Veining at 175 m Downhole Depth and (B) Pyroxene Skarn at 370 m Downhole Depth

Source: HPX (2020)

Figure 6-8:	Surface Samples of (A) Sheeted A-Type Quartz Veining from the Rabbit’s Foot Ridge Porphyry Exploration Potential Area with Potassic Alteration and Sulfides within Veins and (B) Field Photo of a Quartz-Monzonite Porphyry Outcrop with Pen for Scale. The Xenolith in the Lower Center has a Similar Composition and may be an Autolith

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Sedimentary
Extrusive Tuffs, Lavas, Hypabyssal Dikes, and Plutonic Rocks
Age
Qd Mine Dumps/ Tailings
Qal Alluvium
Quaternary
Tg Gravel Tarraces
Undifferentiated Miocene Lahars, Andesitic Block & Ash Flow Tuffs (1 to 30 m thick)
LBAT
SSQL Silver Shield Qtz Latite
(See McKeen (2010), Allen (2012) for younger Oligocene Rocks in the nearby Boulder Creek/Allen's Ranch Quads)
Miocene
SSQL: 15.9 ± 2.6 Ma (San, K-Ar)[6]
SSQL: 17.9 ± 0.5 Ma (Bt, K-Ar)[6]
SSQL: 18.3 ± 0.5 Ma (San, K-Ar)[6]
D-veins Cut All Oligocene Rocks in Silver City Area (~Timing of Fissure Veins)
Oligocene - Late Eocene
Late/Post-Mineral
NLP2 North Lily Basaltic Andesite/ Andesite Ppy (late)
QMP Megacrystic Qtz Mz Ppy
SGP Sunbeam Granite Ppy
QMP: 32.09 ± 0.13 Ma (Zir, U-Pb)[11]
NLP2: 32.1 ± 0.9 Ma (Bt, K-Ar)[7]
TDA: 32.2 ± 1.0 Ma (Hbl, K-Ar)[10]
TDA: 32.66 ± 0.03 Ma (San, Ar-Ar)[9]
Syn-Mineral
Tintic Delmar Andesite Tuff/ Lava
A, AB, B, C, M, & Qtz-Mag Veins (veins sparse after MHP)
MHP Murray Hill Qtz Granodio Ppy
SGDP Sunbeam Granodiorite/ Diorite Ppy
SGDP: 32.44 ± 0.33 Ma (Zir, U-Pb)[11]
Early/ Pre-Mineral
TDA
Silver City Quartz Monzonite
SCQM
Sparse AB & M Veins only
Rabbit's Foot Ridge Mz Ppy
RFRM
MDP Monzdiorite Ppy (formerly "Gray" Ppy)
RFRM ("DAP"): 32.50 ± 0.25 Ma (Zir, U-Pb)[11]
NLP1 North Lily Basaltic Andesite/ Andesite Ppy (early)
CGP Crowded Granodiorite Ppy
CGP: 32.51 ± 0.26 Ma (Zir, U-Pb)[11]
NLP1: 32.70 ± 0.56 Ma (Hbl, Ar-Ar)[1]
Monzonite Ppy: 33.0 ± 0.2 Ma (Ar-Ar)[3]
Pinyon Queen Andesite Tuff
PQA
NSA North Standard Andesite Tuff
SCMDc SCMDp
SCMD: 33.6 ± 0.2 Ma (Bt, Ar-Ar)[1]
SCMDp: 32.99 ± 0.51 Ma (Zir, U-Pb)[11]
SCMDc: 33.07 ± 0.33 Ma (Zir, U-Pb)[11]
PCC
Pinyon Ck. Conglomerate [probably volcanic breccia(s)]
SCMDs Silver City Monzodiorite (cg equigranular, mg-cg transitionally prophyritic & fg seriate textures)
RHL2 Ruby Hollow Latite (air fall tuff, formerly LSR1)
RHL1 Ruby Hollow Latite (ash flow tuff, formerly LSR2)
PQN: 33.29 ± 0.18 Ma (Hbl, Ar-Ar)[1]
PQN: 33.34 ± 0.30 Ma (Bt, Ar-Ar)[1]
NSL: 32.7 ± 1.0 Ma (San, K-Ar)[6]
NSL: 32.8 ± 1.0 Ma (Bt, K-Ar)[6]
RCL2 Rock Canyon Latite (cg mid-level lava flow), (upper flows near Buckhorn Mtn. = high Mg + alkaline)
RCL1 Rock Canyon Latite (lower finer-grained lava flow)
Shoshonite Flow Breccia (7, 9)
SFB
BCL Big Canyon Latite (sml vesiculated lava SSW of Wing Spring)
RCL: 33.19 ± 0.28 Ma (Zir, U-Pb)[11]
RCL: 33.72 ± 0.16 Ma (Bt, Ar-Ar)[2]
RCL: 33.87 ± 0.26 Ma (Bt, Ar-Ar)[2]
SFB: 33.73 ± 0.65 Ma (gm, Ar-Ar)[7]
VS
LRL2 Latite Ridge Latite (tuffaceous breccia)
LRL1 Latite Ridge Latite (welded tuff)
KSR Keystone Springs Rhyolite
Volcaniclastic sediments - epiclastic sandstone, wacke, conglomerate
KSR: 34.03 ± 0.08 Ma (Bt, Ar-Ar)[3]
KSR: 34.03 ± 0.10 Ma (Bt, Ar-Ar)[3]
KSR: 34.1 ± 0.1 Ma (San, Ar-Ar)[1]
DHC Dry Herd Canyon Andesite Flows
SPA Soldiers Pass Andesite (7)
BMS Buckhorn Mountain Shoshonite
TMP Twelve Mile Pass Tuff (7, 9)
SP2 Sunrise Peak (finer grained, > bt)
CRP Chimney Rock Pass Tuff (7, 9)
SP1 Sunrise Peak (coarser, large irregular plag aggregates, broken xls, < bt)
SP?: 34.64 ± 0.17 Ma (bt, Ar-Ar)[5]
SP: 33.79 ± 0.39 Ma (Zir, U-Pb)[11]
SP: 34.70 ± 0.30 Ma ( Ar-Ar)[4]
SP: 34.7 ± 0.2 (Bt, Ar-Ar)[3]
SP: 34.7 ± 0.1 (Bt, Ar-Ar)[3]
SP?: 34.5 ± 0.2 (Bt, Ar-Ar)[1]
SP dike: 35.3 ± 0.1 (Bt, Ar-Ar)[1]
TMP: 34.62 ± 0.16 Ma (Plag, Ar-Ar)[8]
CRP: 34.18 ± 0.48 Ma (San, Ar-Ar)[2]
CRP: 34.61 ± 0.02 Ma (San, Ar-Ar)[8]
CRP: 34.71 ± 0.38 Ma (San, Ar-Ar)[2]
CRP: 34.73 ± 0.08 Ma (San, Ar-Ar)[7]
LS
Lower Lucastrine Sediments (intercalated with tuffs of CL)
CL Copperopolis Latite
TDL Trachydacite Lava (7)
RPA Rattlesnake Peak Andesite
Fernow Qtz Latite
Swansea Qtz Latite/ Rattlesnake Pass Tuff (RP)
FQL SQL PQL Packard Qtz Latite/ Rattlesnake Pass Lava (RP)
UBL Unknown Biotite Latite (North of Tintic Mountain)
LS: 36.7 ± 0.5 Ma (Ser, Ar-Ar)[1]
TDL: 34.79 ± 0.10 Ma (Bt, Ar-Ar)[1]
RP: 35.08 ± 0.03 Ma (San, Ar-Ar)[9]
PQL: 35.21 ± 0.03 Ma (San, Ar-Ar)[7]
PQL: 35.27 ± 0.03 Ma (San, Ar-Ar)[9]
SQL: 35.28 ± 0.14 Ma (Zir, U-Pb)[11]
UBL: 37.4 ± 0.3 Ma (Bt, Ar-Ar)[1]

References: [1] - Keith et al. (1990), [2] - Moore (1993), [3] - Keith et al. (unpublished, reported in Moore (1993), [4] - Keith et al. (1992), [5] - UGS (2007), [6] - USGS, [7] - Christiansen et al. (2007), [8] - McKean (2010), [9] - Allen (2012), [10] - Morris and Lovering (1979), [11] - HPX (2018) [several ages suspected of systematic bias ~1.3% (0.4 Ma) too young, MGP and SQL likely exceptions]

Figure 6-9:	Paragenetic Diagram Showing all Non-Carbonate Rock Types and Lithology Codes for the Tintic Project and Relative Ages of Various Rock Types

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Figure 6-10: Sedimentary Rock Stratigraphic Column for the Tintic District

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HPX Mapping
Juab County, Utah
NAD 1983 UTM Zone 12N
2019/10/20
N
Select Mines and Prospects
Fissure Veins
Fault
Dump
Qal
Tg
LBAT
FeOx
Jasp
Skn
VS
RHL2
RHL1
RCL2
RCL1
LRL2
LRL1
SPV2
SPV1
SQRb
SQR
PQR
QMP
SGP
SGDP
MHP
MDPs
MDP
SCQM
RFRM
CGP
SCMDp
SCMDe
Mh
Md
Mg
Mf
MDpv
DSOb
Ofh
Oo
Ca
Cop
Ccc
Ct
0
0.25
0.5
1Km
HPX
HIGH POWER EXPLORATION
Mammoth
Northern Spy
Carisa
Blackjack
Northstar
Dragon
Swansea
Sunbeam
Lucky Boy
403000
404000
405000
406000
4420000
4419000
4418000

Source: HPX (2020)

Figure 6-11: Tintic Project Property Lithology Map Resulting from 1:2,500 Scale Mapping Program

Refer to Figure 6-9 and Figure 6-10 for legend code descriptions

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6.4	Significant Mineralized Zones

Predominantly, historical production in the Tintic district focused on Ag-Pb-Zn CRD’s hosted in Paleozoic limestones, with lesser production from steeply dipping Au-Ag-Pb-Zn-Cu fissure veins. The primary ore-bearing minerals in the District are enargite, tetrahedrite, galena, sphalerite, pyrite, marcasite, and native gold, silver, and copper. However, many more mineral species are present, including minerals that bond with copper, silver, tellurium, arsenic, sulfur, carbonates, and hydroxides (Krahulec and Briggs, 2006). There are clear metalliferous domain changes from the Southwest to the Main Tintic Districts. Cu-Au dominance transitions into Pb-Ag, then into Pb-Au and finally into Pb-Zn in the northern portion of the Main Tintic District. This zonation also indicates that the Southwest Tintic District is closer to the original source of the polymetallic bearing fluids (Figure 6-12).

In the Tintic District, three deposit types have been identified:

•	Widespread ‘fissure vein’ deposits that host gold, silver, lead, zinc and lesser copper;

•	CRD’s of primarily lead and zinc; and

•	Porphyry copper deposits.

A compilation of ore mineralogy in deposits of the Tintic District (Lindgren et al.,1919; Cook, 1957; Morris, 1964; Morris, 1968; Armstrong, 1969; Levy, 1987; Tower and Smith, 1987; Krahulec and Briggs, 2006) delineates a distinct metal zonation inwards from the North District to the southern edge of the Main District, from Mn-Zn to Pb-Zn-Ag to Cu-Au (Figure 6-12 and Figure 6-13). This zonation pattern is the same at Bingham and many other porphyry deposits (Sillitoe, 2010; Porter et al., 2012). There are, however, exceptions to this zonation pattern wherein Pb-Zn-Ag is found in copper mineralized material, but copper is always absent from Pb-Zn-Ag mineralized material to the north. According to Krahulec and Briggs (2006), this overlapping relationship suggests telescoping. Fluid inclusion studies (Reed, 1981) validate the overall metal zonation pattern northward from Silver City by showing a decrease in temperature related to more Zn-rich mineralized material. In addition to metal zonation, textural zonation of gangue minerals is also quite reliable, wherein the size of minerals gradually decreases northward from Silver City. Coarse quartz and barite are found in veins in igneous rocks while medium quartz, barite and jasperoid is found in veins in Paleozoic strata. Eventually fine quartz and barite disappear and only fine jasperoid remains in the Zn mineralized material.

To the south of the Main District, the Southwest District is host to modest volcanic-hosted high-sulphidation epithermal vein deposits presumably in-part related to the deep, sub-economic SWT porphyry (Krahulec, 1996; Krahulec and Briggs, 2006). Prominent mines in the Southwest District include the Homestake mine and Bowers and Showers mine near the Treasure Hill deposit, and the Sunbeam mine on the northern edge in the Silver City intrusive complex. These high-sulphidation epithermal deposits trend north-northeast along Sevier-related shear and tear faults. Similar to the metal zonation in the Main District, there is a clear geochemical zonation in the high-sulphidation epithermal veins of the Southwest District, from Cu-Ag-As rich veins near the SWT porphyry outward to Cu-Pb-Zn-Au-Sb to the Alaska prospect north of Treasure Hill. Alteration zonation supports this metal zonation, where veins to the south are associated with sericite-pyrophyllite-diaspore and lower temperature veins to the north contain illite, dickite and barite (Krahulec and Briggs, 2006). Fluid inclusion studies of quartz gangue related to copper mineralization, albeit of questionable quality, in the Southwest District (Ramboz, 1979) also serve to validate this geochemical zonation, where chalcopyrite formed at 350˚C homogenization temperature in the SWT porphyry and decreases to 200˚ C within two miles to the north.

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Although these zonation patterns suggest the SWT porphyry may be the principal source of hydrothermal alteration and mineralization for deposits in the Main and North Districts, Hildreth and Hannah (1996) show that the Main District copper mineralized material is separate from the SWT porphyry by measuring 245 fluid inclusion homogenization temperatures (“HT”) in 41 polished thick sections of quartz in fissure veins. While the HT decreases from the SWT porphyry northward, it increases again near Treasure Hill, south of the Silver City intrusive complex. Billingsley and Crane (1933) hypothesized that there are ~10 individual mineral centers at Tintic with each copper-rich “chimney” representing a center, while Krahulec and Briggs (2006) hypothesized that a phase of the Silver City intrusive complex may be a mineral center responsible for vein mineralization in the southern Main District. Aeromagnetic surveys by Mabey and Morris (1967) show a magnetic high in the southeast corner of the Main District that Krahulec and Briggs (2006) infer to be unexposed stock and the ultimate source of metals in the chimneys and ‘ore runs’ of the Main District.

IVNE’s land holdings cover approximately two-thirds of the Main District’s CRD’s and the multi-phase Silver City monzonite stock, which appears to be the focus of the CRD ‘ore runs’ and fissure veins. The area is also a prospective host to porphyry-style mineralization at depth when considering the proposed porphyry deposition model (see Section 6.6).

The Main District is characterized by carbonate-hosted Pb-Zn-Ag replacement deposits and Cu-Au rich epithermal fissure vein deposits (Krahulec and Briggs, 2006). Veins appear to culminate in replacement deposits to the north, predominantly occurring in hydrothermally dolomitized limestone and consisting of columnar and pod-like mineralized bodies connected by pipe-like, tabular and irregular masses of mineralization, forming continuous ‘ore runs’ (Morris, 1964). Cross-faults and abrupt changes in bedding orientation are important structures to localize the columnar bodies and to concentrate mineralization, as is the case at the high-grade Mammoth pipe located north of the Silver City intrusive complex (Morris, 1964; Krahulec and Briggs, 2006; Johnson and Christiansen, 2016).

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112°10'
05'
112°00'
40°00'
40°00'
N
0 1 2 Mi
0 1 2 3 Km
North
Main
East
South-west
Mn-Zn
Pb-Zn
Pb-Ag
Cu-Au
EUREKA
Gemini
Mammoth-Chief
Centennial fault
Mammoth-May Day fault
Paxman fault
US 6-50
Beck fault
Grand Central fault
Plutus
Godiva
Iron Blossom
Sioux Ajax fault zone
UTAH 36
Eureka Lilly fault
Tintic Standard thrust
East Tintic thrust
South fault
Eureka Standard fault
Apex Standard fault
Inez fault
Homansville fault
Burgin
Trixie
Diamond fault
INFERRED MARGIN OF TINTIC CALDERA
Sunbeam
Treasure Hill
Homestake
Bowers & Showers
SWT porphyry
Tintic drain tunnel
55'
55'
39°50'
39°50'
Thrust fault
Moderate-high angle strike-slip fault (arrows show direction of movement; dotted where concealed)
High-angle normal fault (dotted where concealed)
Approximate location of major structure
Intrusive bodies of Silver City monzonite porphyry
Intrusive bodies of Sunrise Peak monzonite porphyry
'Ore runs' and mineralized
Metal zonation

Source: modified from Krahulec and Briggs (2006)

Figure 6-12:	Simplified Structural Map of the Main, East and Southwest Tintic Sub-Districts (outlined in grey) Illustrating Metal Zonation (red) and Mined ‘Ore Runs’ (blue)

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a
b
N
S
Gemini Mine
Centennial Eureka Mine
Mammoth Mine
Black Jack Clay Mine
North Star
Dragon Clay Mine
2000m
1400m
Water Table
0
1
2
Kilometers
Carbonate Replacement Mineralization
Pb-Zn
Cu-Au
Predicted continuation of mineralized zones
Faults
Water table
Clay alteration
Pebble dykes
LEGEND
Cu-Au-Mo porphyry mineralization?
Skarn
Alteration
Mineralization
Porphyry Veins
Fissure Veins
CuOx staining
Granodiorite Porphyry (Syn)
Quartz Monzodiorite Porphyry (Early)
Crowded Granodiorite Porphyry (Pre)
Laguna Springs and Sunrise Peak Volcanics
Paleozoic Carbonates
Cambrian Quartzite
402000
404000
406000
4422000
4420000

Source: HPX (2020)

Figure 6-13:	Illustrative Cross-section Looking East Showing the Various Styles of Mineralization and Zonation Observed at Tintic and the Known Mineralization (i.e., historically mined CRD ‘ore runs’ and fissure veins) Relative to a Hypothetical Porphyry Intrusion at Depth. A Hypothetical Porphyry Intrusion Closer to Surface in the Sunbeam Porphyry Exploration Potential Area is also shown.

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6.5	Deposit Type

Mineralization in the Tintic District is typical of a porphyry-epithermal magmatic hydrothermal system. Known deposits predominantly occur as CRD’s and epithermal veins (e.g., fissures) with a few small porphyry deposits including the SWT porphyry south of the Main District and the Big Hill porphyry in the East District. Exploration prospects identified by IVNE on the Project include CRD’s in the Paleozoic stratigraphy, areas with porphyry exploration potential in the Silver City intrusive complex and at depth below the CRD’s, and skarns at intrusive contacts in the carbonate rocks. The exploration potential areas are described in Section 7.10.

6.6	Geological Model

The porphyry copper system (Sillitoe 2010) is shown in Figure 6-14, modified to highlight the mineralizing systems found at Tintic and the block tilt that is estimated to have affected the district. Figure 6-15 shows the porphyry copper model in the context of Tintic mineralization and surface features. Porphyry copper systems are recognized globally as potential systems to host Cu ± Mo ± Au ± Ag deposits of various sizes ranging up to several billion tonnes of economic mineralization. Typical economic porphyry copper deposits are characterized by average grades of 0.5 to 1.5% Cu, <0.01 to 0.04% Mo, and 0.01 to 1.5 g/t Au, and a few gold-only deposits have grades of 0.9 to 1.5 g/t gold but little Cu (<0.1%) (Sillitoe, 2010).

The alteration and mineralization in porphyry copper systems are known to comprise many cubic kilometres of rock and are zoned outward from stocks or dike swarms, which typically comprise several generations of intermediate to felsic porphyry intrusions. Porphyry Cu ± Au ± Mo deposits are centered on the causative intrusions. Carbonate wall rocks can host proximal Cu-Au skarns, distal Zn-Pb and/or Au skarns, and, beyond the skarn front, carbonate replacement Cu and/or Zn-Pb-Ag ± Au deposits, and/or sediment-hosted, distal disseminated Au deposits. High-sulphidation epithermal deposits may occur in lithocaps above porphyry Cu deposits, where massive sulfide lodes tend to develop in deeper feeder structures and Au ± Ag-rich, disseminated deposits form at shallow levels within the uppermost 500 m or so. Intermediate sulphidation epithermal mineralization, chiefly veins, may develop on the peripheries of some lithocaps. The alteration-mineralization in the porphyry Cu deposits is zoned upward from barren, early sodic-calcic through potentially ore-grade potassic, chlorite-sericite, and sericitic, to advanced argillic which in part make up the lithocaps and may attain >1 km in thickness if not eroded. Low sulphidation state chalcopyrite ± bornite assemblages are characteristic of potassic zones, whereas higher sulphidation-state sulfides are generated progressively upward together with temperature decline and the resultant greater degrees of hydrolytic alteration, culminating in pyrite ± enargite ± covellite in parts of the lithocaps. The porphyry Cu mineralization occurs in a distinctive sequence of quartz-bearing veinlets as well as in disseminated form in the altered rock between the veins. Magmatic-hydrothermal breccias may form during porphyry intrusion, with some of them containing high-grade mineralization because of their intrinsic permeability. In contrast, most phreatomagmatic breccias, constituting maar-diatreme systems, are poorly mineralized at both the porphyry Cu and lithocap levels, mainly because many of them formed late in the evolution of systems.

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Epithermal gold-silver deposits form in the near-surface environment from hydrothermal systems typically <1.5 km below the Earth’s surface (Hedenquist et al., 2000). They are commonly found associated with centers of magmatism and volcanism and modern hot-spring deposits and both liquid- and vapour-dominated geothermal systems are commonly associated as well. Epithermal gold deposits are considered to comprise one of three subtypes (Sillitoe and Hedenquist, 2003): high sulphidation, intermediate sulphidation, and low sulphidation, each denoted by characteristic alteration mineral assemblages, occurrences, textures, and, in some cases, characteristic suites of associated geochemical elements (e.g., Hg, Sb, As, and Tl). Base metals (Cu, Pb, and Zn) and sulfide minerals may also occur in addition to pyrite and native Au or electrum. In some epithermal deposits, notably those of the intermediate-sulphidation subtype, base metal sulfides may be present in significant amounts that often show metal zoning which reflects the hydrothermal fluid temperature change with: relatively more Cu nearer the source, an increased Zn component further away, and Mn beyond that. If carbonate host rocks are available, CRD’s may form as mantos and chimneys that can display similar metal zoning.

Figure 6-13 is an illustrative cross-section showing known mineralization at Tintic (i.e., historically mined CRD ‘ore runs’ and fissure veins) relative to a hypothetical porphyry intrusion at depth. Also shown is a hypothetical porphyry intrusion closer to surface in the Sunbeam porphyry exploration potential area.

6.7	QP Opinion

The QP is of the opinion that the geology, structure and mineralization of the Tintic District is clearly understood and documented by several authors over several decades.

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Unaltered
Chloritic
Quartz-
Pyrophyllite
HS VEINS
Ag-Au-Cu
HS CRD
Pb-Zn
Karst
Sericitic
Folded &
Karsted
Carbonates
Propylitic
Chlorite-
Sericite
More
Reduced
Skarn
Block Tilt to East
15°
Potassic
Oxidized
Skarn
1km
Sodic-
Calcic
1km

Source: modified after Sillitoe (2010)

Figure 6-14:	Tintic Mining District Porphyry, Skarn and CRD Deposits in Context of the Porphyry Depositional / Exploration Model and including the Estimated Block Tilt that Affected the Region

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Source: Kerr and Hanneman (2020a) - modified after Sillitoe (2010) to be Tintic-specific

Figure 6-15:	Illustration Showing 3D Surface Features at Tintic Combined with Schematic 2D Cross-section of the Porphyry Deposit Model (modified after Sillitoe (2010) to be Tintic-Specific) that shows the Relationships between Types of Mineralization on the Project

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7	Exploration

Exploration by IVNE on the Tintic Project commenced in late 2017 with an airborne geophysical survey. On-the-ground exploration commenced in early 2018 and included a ground geophysical survey and a geological baseline work program consisting of soil and rock grab sampling, age dating, petrology, mapping, prospecting, and identification of key intrusive and alteration phases. Additional work through 2018 into 2019 included the re-logging of deep historical drillholes at the Dragon exploration potential area and the compilation and 3D digitization of historical mines, underground workings, and mineralized zones termed ‘ore runs’.

Table 7-1 summarizes the entirety of geophysical and geological exploration work completed by IVNE on the Project. More detailed information on each program is provided in Section 7.1 to Section 7.4 and reports referenced therein, as well as in Section 8. The significant results of the work and interpretation of the information in the form of three porphyry, six CRD, and one skarn exploration potential area are presented in Section 7.10.

Table 7-1: Summary of IVNE Geological and Geophysical Exploration on the Tintic Project

Type	Sample Type	Analysis or Task	Total Samples / Study Area
Geophysical Surveys	Airborne Magnetic	1,582 km total line distance	2,850 km2
	Ground Induced Polarization	389 km total line distance to a depth of ~1,500 m	72 km2
Surface Mapping and Sampling	Rock Grab - Surface	Assay (49 element)	822
		Whole Rock Characterization (66 element)	30
		Petrography	126
		Age Dating - U/Pb	12
		Age Dating - Ar/Ar	2
		Fluid Inclusions	8
	Soil	Geochemistry (53 element)	2,244
	Surface Measurements	Magnetic Susceptibility	1,140
		Short Wave Infrared (SWIR) (1)	3,046
	Mapping	Geological Surface Mapping	14.7 km2
Historical Compilation and Analysis	Underground Workings	Shafts Digitized	37
		Underground Drifts Digitized	626 km
		Historical maps digitally scanned	> 8,700
		Historical maps georeferenced	>500
	Drilling	Drill Core and RC Chip Holes Re-Logged	15
		Drill Core and RC Chip Handheld XRF Measurements	2,200

Source: HPX (2020)

(1)	Additional 3,080 SWIR measurements made on historical drill core

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7.1	Geophysical Surveys

7.1.1	Airborne Magnetic Survey

In late November 2017, IVNE’s Tintic Project exploration program commenced with airborne magnetic and radiometric surveys that were flown over the entire project area. IVNE contracted New-Sense Geophysics to conduct the survey over a 2,850 km2 block (Figure 7-1). A total of 1,582-line km of data was collected along 200 m spaced, east/west lines with a nominal flying height of 50 m using a Scintrex cesium magnetometer and an RS-500 spectrometer for data acquisition.

Data recovered from the survey were of deemed satisfactory quality and a variety of gridded and filtered products were produced to highlight geological features. A 3D Magnetic Vector Inversion (“MVI”) was performed with the data; the MVI inversion algorithm calculates and removes remanence for the data and provides a 3D location of magnetic bodies. The MVI results were added to the 3D geological model and have been shown to map the extents of the Silver City intrusion.

Ivanhoe ELECTRIC
Helicopter-Borne Magnetic Survey - TMI
N
0 2 4
Kilometers
TMI nT
Legend
IVNE Project Extents
T10S R3W
T10S R2W
T11S R3W
T11S R2W
400000
405000
410000
4420000
4415000
4410000

Source: IVNE (2021)

Figure 7-1: Tintic Project Airborne Magnetic Survey Total Magnetic Intensity (“TMI”) Representation

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7.1.2	Ground Induced Polarization Survey

The Tintic 3D Perpendicular Pole-Dipole (“PPD”) induced polarization (“IP”) survey was conducted by IVNE and DIAS Geophysical Ltd. (“DIAS”) in two phases between October 2018 and June 2019. The survey was completed on claims held by Spenst Hansen and subject to the earn-in agreements between the two parties (Section 3.3). Over 72 km2 and 389 line-km (with 250 to 500 m data spacing) were surveyed covering the core of the Tintic project area and many of the surrounding mineral claims using IVNE’s proprietary Typhoon (Figure 7-2) geophysical transmitting system and the DIAS-32 3D receiver technology. The survey detected resistivity and chargeability to a depth of 1,500 m. Data collected using the Typhoon system have reduced noise, allowing for resolution of the subtle, deep features that may be missed with the use of other systems.

The survey design employed at Tintic allowed for the data to be inverted into a 3D volume representing the true locations of recovered signals. This facilitated integration of the data into the 3D geological model.

The final survey design is shown in Figure 7-3.

Source: photo courtesy of IVNE

Figure 7-2: IVNE’s Proprietary Typhoon Equipment at Tintic in Fall 2018

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Ivanhoe ELECTRIC
IP Survey - Layout
400000
405000
410000
4420000
4415000
4410000
T10S R3W
T10S R2W
T11S R3W
T11S R2W
N
0
2
4
Kilometers
Legend
IVNE Project Extents
Transmitter/Receiver

Source: IVNE (2021)

Figure 7-3: Tintic Project Ground IP Survey Configuration

The geophysical survey covered both the Main Tintic CRD exploration potential areas and the Silver City porphyry exploration potential areas. This survey aided in the identification of resistivity anomalies associated with porphyry copper and CRD styles of mineralization.

The major technical challenge in the survey was measuring IP responses below variably conductive cover in terrain that was steep and rocky. Extensive pre-survey modelling was used to generate a survey plan that would minimize inductive electromagnetic coupling (“EMC”), maximize the production rate, and provide deep penetration of the subsurface.

The IP data collected in the survey were inverted into a 3D representation of the data by Computational Geoscience Inc. (“CGI”). In general, EMC is minimal, and the results show a reliable estimation of the subsurface distribution of conductive and chargeable materials. The depth of investigation is typically approximately 1,000 m. However, it is less in the far east of the survey area due to the presence of thick conductive cover. In the more resistive areas, such as those dominated by carbonate rocks, the depth of investigation is closer to 1,500 m.

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Results of the survey indicate that there may be at least three large-scale porphyry exploration potential areas that coincide with previously identified geological targets (Figure 7-4, Figure 7-5 and Figure 7-6). In addition, one potential CRD-style breccia pipe was identified.

Within the carbonate rocks, the Typhoon conductivity data is able to discern the different stratigraphic units. Changes in the resistivity data have been found to correlate well to the lithological information obtained from the historic mine maps. On this basis, IVNE is confident in their ability to use the resistivity data to predict where the different limestone units are located and to determine areas of silica alteration away from the limestones.

Source: HPX (2020)

Figure 7-4:	Tintic Typhoon Ground IP Survey Chargeability 3D Inversion Slice at 1700 m RL (approximately 200-300 m depth below surface) around the Rabbit’s Foot and Sunbeam Porphyry Exploration Potential Areas

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Source: HPX (2020)

Figure 7-5:	Tintic Typhoon Ground IP Survey Conductivity 3D Inversion Slice at 1700 m RL (approximately 200-300 m Depth Below Surface) around the Rabbit’s Foot and Sunbeam Porphyry Exploration Potential Areas

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Source: HPX (2020)

Figure 7-6:	Tintic Typhoon Ground IP Survey Chargeability Shown in 3D Around the Rabbit’s Foot and Sunbeam Porphyry Exploration Potential Areas

7.2	Surface Mapping

Geological mapping at a 1:2,500 scale was initiated across the Silver City porphyry exploration potential area in 2018. The area was divided into 500 x 500 m quadrants and was systematically mapped by IVNE staff with a focus on mapping the various lithologies and alteration present in the Silver City area. Historical geologic maps of the Silver City area were completed at a scale of 1:24,000 and broadly grouped the Silver City intrusive complex into one unit (Morris, 1964).

The 2018 IVNE mapping program identified eight different intrusive units with varying phases and degrees of hydrothermal alteration, suggesting a complex, composite intrusive history impacted by complicated hydrothermal alteration (Figure 7-7). Detailed property geology derived as a result of this surface mapping work is described in Section 6.3 of this report.

Coincident with surface mapping, rock and chip samples were collected for various analyses. These are detailed in subsequent subsections.

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HPX Mapping
Juab County, Utah
NAD 1983 UTM Zone 12N
2019/10/20
N
Select Mines and Prospects
Fissure Veins
Approximate
Dump
Qal
Tg
LBAT
FeOx
Jasp
Skn
VS
QMP
SGP
SGDP
MHP
MDPs
MDP
SCQM
RFRM
CGP
SCMDp
SCMDe
RHL2
RHL1
RCL2
RCL1
LRL2
LRL1
SPV2
SPV1
SQRb
SQR
PQR
Mh
Md
Mg
Mf
MDpv
DSOb
Ofh
Oo
Ca
Cop
Ccc
Ct
0 0.25 0.5 1Km
HPX HIGH POWER EXPLORATION
Mammoth
Northern Spy
Carisa
Blackjack
Northstar
Dragon
Swansea
Sunbeam
Lucky Boy
403000
404000
405000
406000
4420000
4419000
4418000

Source: HPX (2020)

Figure 7-7: Lithology Map Resulting from the IVNE 1:2,500 Scale Mapping of the Silver City Area

Refer to Figure 6-9 and Figure 6-10 for legend code descriptions

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7.3	Surface Sampling

7.3.1	Soil Sampling

IVNE completed a soil geochemical survey between April and June of 2018 across the Silver City and Sunbeam porphyry exploration potential area. A total of 2,283 soil samples, including 175 QA/QC samples, were collected on an offset grid with 70 m sample spacing (Figure 7-8). Only 1,172 soil samples were considered as non-contaminated. The anomalous Au (ppm) area identified with an arrow and a question mark in Figure 7-8 relates to anthropogenic contamination and was utilized by IVNE as a baseline study for their core processing facility. The anomalous areas between the Rabbit’s Foot and Sunbeam exploration potential areas (denoted as 1 and 2 respectively in Figure 7-8) relate to road contaminated samples.

Each sample was analyzed for 53 trace element geochemistry by ALS Chemex and the coarse fractions of the samples were analyzed by TerraSpec® to characterize the soil mineralogy that may potentially serve as a vector to mineralization. Quality assurance/quality control (“QA/QC”) samples were inserted into the sampling (Section 8) and analytical workflow and results indicate that there was no bias or contamination present in the analytical results (Van Geffen, 2018).

The soil sampling survey was completed by four teams of samplers. Any gold or silver jewelry and watches were removed prior to sampling. Soil samples were collected from the middle to base of the B soil horizon, approximately 8 to 16 inches deep. Overlying O, A, and E soil horizons were excavated and piled adjacent to the hole for later backfilling. The holes were completed using Bushpro carbon steel spade shovels. Approximately 1 kg of the target soil horizon was collected and placed in a large plastic sample bag. The shovel was cleaned of any visible dirt prior to sampling and then used to dig a ‘dummy hole’ adjacent to the planned sample location to contaminate the spade with locally derived material. An ALS sample ticket was inserted into the plastic bag and a duplicate ticket stapled to the collar of the bag. The sample number was written in black marker on the outside of the bag near the base and top collar for quick identification. The sample bag was sealed by twisting the bag collar and then securing with a large plastic zip tie. A duplicate sample was collected every twenty (20) samples. Standards were inserted every twenty-five (25) samples. A handheld global positioning system (GPS) was used to record the sample location and the soil type, color, water content and other characteristics were logged. The accuracy of the GPS unit used is ±3 m. Field data sheets were entered in an Excel spreadsheet, which served as the front end to a more robust Access database that allowed for seamless merging of field data with laboratory assay certificates.

The soil geochemical data were examined and interpreted by Van Geffen (2018). The data were deemed to be of adequate quality to use to classify protolith compositions and identify multi-element signatures of porphyry, skarn, and epithermal styles of mineralization. The results of the study show a Cu-Au-Mo rich core zone present in the Silver City area, along with a skarn-like halo that is somewhat offset to the northwest (Figure 7-8). Several discrete anomalies of epithermal element suites are scattered to the east and southeast of the Silver City area. Apart from the trace element signatures, the interpretation of these anomalies is supported by the presence of Na-sulphate in soils and shallow workings/adits in the hillsides as can be recognized on Google Earth satellite images.

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Source: HPX (2020)

Figure 7-8: (A) Au (ppm) in Soil Samples Showing a Highly Anomalous Area over the Silver City and Sunbeam Porphyry Exploration Potential Area (arrow relates to anthropogenic contamination area); (B) Cu-Au-Mo Coincident Soil Anomaly over the Same Area (1 relates to Rabbit’s Foot and 2 to Sunbeam exploration potential areas)

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The Cu-Mo-Au anomalous area is roughly coincident with the zones of stockwork quartz veining and argillic alteration and potentially indicative of a porphyry exploration potential area.

The top nine combined results for the Rabbit’s Foot and Sunbeam exploration potential areas are shown in Table 7-2.

Table 7-2: Anomalous Cu-Mo-Au Soil Sample Results

Soil Sample ID	UTM Easting	UTM Northing	Elevation	Exploration[1] Potential Area	Type	Cu (ppm)	Mo (ppm)	Au (ppm)
X051163	404,192	4,418,382	1,922	Rabbit's Foot	Porphyry	82.90	3.72	0.09
X051159	404,373	4,418,577	1,969	Rabbit's Foot	Porphyry	81.10	0.93	0.03
X051113	404,272	4,418,368	1,933	Rabbit's Foot	Porphyry	72.00	0.97	0.03
X051118	404,475	4,418,473	1,957	Rabbit's Foot	Porphyry	70.70	1.38	0.11
X051164	404,108	4,418,316	1,915	Rabbit's Foot	Porphyry	70.50	1.60	0.04
X051158	404,323	4,418,527	1,957	Rabbit's Foot	Porphyry	65.70	0.80	0.07
X051014	404,578	4,418,371	2,003	Rabbit's Foot	Porphyry	58.70	1.83	0.08
X051115	404,375	4,418,479	1,938	Rabbit's Foot	Porphyry	55.30	1.33	0.05
X051327	404,176	4,418,480	1,932	Rabbit's Foot	Porphyry	52.80	1.68	0.02
X051221	405,122	4,418,327	2,016	Sunbeam	Porphyry	105.00	2.48	0.05
X051224	405,125	4,418,229	1,988	Sunbeam	Porphyry	91.60	6.67	0.04
X051225	405,172	4,418,177	1,982	Sunbeam	Porphyry	90.00	2.75	0.02
X051264	405,073	4,418,479	2,037	Sunbeam	Porphyry	83.40	5.73	0.02
X051272	405,330	4,418,321	1,999	Sunbeam	Porphyry	82.90	3.53	0.02
X051371	405,173	4,418,075	1,985	Sunbeam	Porphyry	80.70	2.84	0.05
X051372	405,222	4,418,028	1,978	Sunbeam	Porphyry	82.20	0.97	0.01
X051484	405,226	4,418,124	1,997	Sunbeam	Porphyry	77.10	5.35	0.02
X051485	405,275	4,418,077	1,981	Sunbeam	Porphyry	66.40	14.80	0.14

Source: HPX (2020)

In the QP’s opinion, the soil sampling grid is reasonably spaced to identify soil anomalies. IVNE’s approach, i.e., taking into consideration various metallic elements and ratios to identify exploration potential areas, is appropriate for porphyry-style, CRD, and fissure vein mineralization exploration.

7.3.2	Rock Grab Sampling

Assaying

A total of 560 rock grab samples have been collected during mapping and other field visits across the Tintic Project, 503 of which have been analyzed by ALS Chemex (50 elements). The highest Cu (ppm) results encountered during the grab sampling are shown in Table 7-3 and Figure 7-9. IVNE included an additional 73 samples comprising Blanks, Certified Reference Material (“CRM”) and duplicates as part of their QA/QC (Section 8). Samples were collected of altered or veined rocks in order to characterize metal contents and identify geochemical anomalies at surface.

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The rock grab samples were collected with a rock hammer and each comprised approximately 0.5 to 2.0 kg of material collected in a large plastic sample bag. An ALS sample ticket was inserted into the bag and a duplicate ticket stapled to the collar of the bag. The sample number was written in black marker on the outside of the bag near the base and top collar for quick identification. The sample bag was sealed by twisting the bag collar and then securing with a large plastic zip tie. A duplicate sample was collected every twenty (20) samples. Standards were inserted every twenty-five (25) samples and blanks inserted every twenty (20) samples.

IVNE produced geochemical maps showing the distribution of Cu, Mo, Pb, Zn, Au, Ag concentrations and log(Auppm/Cuppm) in the rock grab samples. The distributions of Cu and Mo concentrations are shown in Figure 7-9 and Figure 7-10. The results and interpretations of the maps are summarized as follows:

•	Cu and Mo concentrations tend to be highest at the southeastern end of the Silver City intrusive complex along the Sunbeam-Dragon-Iron Blossom fissure vein, and this corresponds to a similar anomaly in the soil geochemistry near Joe Daly. Cu values from fissure vein material have been assayed up to 6.3% and Mo peaks around 100 ppm;

•	Pb has a more bimodal occurrence in the Silver City area, most commonly with concentrations below 0.06% and a few samples with anomalous Pb from 0.5-7.6% measured;

•	Zn is particularly concentrated north of the Dragon Fault along the Blackjack Lineament with values up to 0.5% Zn.

•	Au and Ag values are also bimodal with most samples collected having negligible values;

•	High Au assays range from 1-3 ppm typically, with one sample exceeding 12 ppm west of Iron Blossom;

•	Ag values go up to 1,600 ppm and closely resemble the distribution of Pb anomalies; and

•	When plotting the ratio between Au and Cu concentrations, expressed as log(Auppm/Cuppm), there is a clear association with the Dragon Fault.

Table 7-3: Top Nine Anomalous Cu Rock Grab Sample Results

Rocks Sample ID	UTM Easting	UTM Northing	Exploration Potential Area	Type	Cu (ppm)	Ag (ppm)	Au (ppm)	Mo (ppm)	Pb (ppm)	Zn (ppm)
X646479	405,721.425	4,416,312.111	0.5 km south of Treasure Hill	Fissure Veins	63,100	216	0.44	7.90	494	120
X646793	405,711.000	4,416,319.000	0.5 km south of Treasure Hill	Fissure Veins	43,100	123	0.25	7.29	308	108
X646772	406,251.000	4,420,046.000	Carissa	CRD	25,400	167	1.02	6.14	57,200	164
X646392	404,904.060	4,418,219.945	Sunbeam	Porphyry	17,600	222	0.73	4.07	8,300	929
X646789	405,910.000	4,420,008.000	Carissa	CRD	10,550	1,430	12.15	12.55	7,940	2,460
X052085	405,195.000	4,418,444.000	Sunbeam	Porphyry	9,160	413	0.73	11.25	2,830	343
X648253	403,788.084	4,418,182.538	Rabbit's Foot	Porphyry	4,360	1	0.01	4.36	48	89
X648426	405,547.800	4,419,267.000	Dragon	?	3,440	141	0.30	3.18	1,380	2,180
X646453	404,282.000	4,418,032.000	Rabbit's Foot	Porphyry	2,860	30	0.10	10.05	3,440	496

Source: HPX (2020)

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Source: HPX (2020)

Figure 7-9: Cu Values for Rock Grab Samples at Tintic

Source: HPX (2020)

Figure 7-10: Mo Values for Rock Grab Samples at Tintic

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Whole Rock Geochemistry

A lithologically representative suite of unaltered to weakly altered igneous rocks were selected for whole rock litho-geochemistry to better classify the igneous phases. The geochemical results were then plotted in ioGASTM using a variety of classification diagrams. In general, the intrusive rocks of the Silver City suite are high-K calc-alkaline to shoshonitic in composition (Figure 7-11). The Sunbeam Granodiorite Porphyry dikes (SGDP) data frequently plot as anomalous relative to the rest of the data because it has so far rarely been identified without alteration, and as such these may not be representative data. The volcanic rocks tend to be more K-rich than the plutonic phases and are broadly shoshonitic. Swansea Quartz Rhyolite (SQR) is notably much more siliceous than the other volcanic phases. The total alkali-silica (“TAS”) plot in Figure 7-11 below shows clear compositional groupings for the various intrusive and extrusive phases present in the East Tintic Mountains.

Source: after Le Maitre et al. (2002); includes data from Kim (1992), Moore (1993) and samples collected by HPX

Figure 7-11: Total Alkali-Silica (TAS) Diagram for Intrusive Rocks of the Tintic District

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Petrography

A total of 122 samples from the mapping area were submitted for petrographic analysis to classify the igneous rocks, alteration assemblages, and skarn types observed in the mapping area (Figure 7-12). The petrography helped guide the mapping efforts and ascribed rock unit names were taken in part from the petrographic rock classifications. The petrographic samples were submitted to Paula Cornejo at Asesorías Geológicas y Mineralógicas in Santiago, Chile for both transmitted and reflected light petrographic analysis.

Source: HPX (2020)

Figure 7-12: Location of Petrographic Samples Collected from Surface and Drill Core on the Tintic Project by IVNE

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Geochronology

A suite of 12 samples from a variety of representative intrusive phases were submitted to Dr. Victor Valencia of ZirChron LLC for U-Pb age dating on zircons (Table 7-4). The samples were selected to provide geochronologic age constraints on some of the major intrusive phases observed in the multiphase Silver City intrusive complex (Figure 7-13). It should be noted that these samples were selected prior to the completion of the detailed 1:2,500 scale mapping and that subsequent intrusive phases have been identified which are not included in these data. These units are the Sunbeam Granite Porphyry (“SGP”) and the Murray Hill Quartz Granodiorite Porphyry (“MHP”) dikes which crosscut every unit they encounter, and the Monzodiorite Porphyry (“MDP”) which is only crosscut by the SGP in Skarn Valley.

The margin of error for the dates ranges from ± 400 - 800 Ky, with one outlier in HPXGC008 at 1,300Ky, allowing for overlap between some samples. However, the calculated age date for these samples broadly reflects the observed crosscutting field relationships. Swansea Quartz Rhyolite (SQR, 35.4Ma ±0.4) is clearly the oldest igneous phase in these data followed by the Sunrise Peak Stock (34.1Ma +0.4 -0.8) and the associated Sunrise Peak Volcanics (SPV, 33.4Ma +0.4 -0.6, 32.9Ma ±0.5). The intrusive phases in the mapping area have clustered age dates with the oldest attributed to the Silver City Monzodiorite (SCMDe, 32.8Ma ±0.4 and SCMDp, 32.3Ma +1.3 -0.7) and closely followed by the Sunbeam Granodiorite Porphyry dikes (SGDP, 32.6Ma +0.6 -0.5), Crowded Granodiorite Porphyry (CGP, 32.5Ma +0.5 -0.4), and finally the Megacrystic Quartz Monzonite Porphyry (QMP, 32.2Ma ±0.4). These dates are well within each other’s margin for error, so the field observations which have SCMD as the oldest followed by CGP, RFRM, SCQM, MDP(?), SGDP, MHP(?), SGP, and finally QMP are still valid with these data. The U/Pb age dates from Silver City intrusive rocks show that this multiphase intrusion was emplaced over a relatively short 1 My time period, similar to the suite of intrusions that formed the Bingham porphyry deposit (Deino and Keith, 1997).

A paragenetic diagram of the various intrusive and extrusive igneous rocks observed in the Tintic District has been constructed based on IVNE age dates obtained during the 2018 field season, field mapping and observed crosscutting relationships, and a review of historical literature. In addition to the zircon ages measured by IVNE, many previously published Ar-Ar and K-Ar ages from a variety of minerals around the Tintic District are noted on the paragenetic diagram.

The Dragon and Blackjack halloysite deposits contain pods of massive white alunite intergrown with the halloysite clay and the spatial relationship of these two minerals suggests they were formed at the same time under similar conditions. These clays formed at the contact between Paleozoic carbonates and the Silver City intrusive complex where clusters of fissure veins cross the contact. Samples of massive alunite were collected from the Blackjack (HPX-AL01) and the Dragon (HPX-AL02) open pits and were sent to the New Mexico Tech geochronology laboratory for 40Ar/39Ar age dating. The samples yielded ages of 5.29±0.04 Ma and 5.36±0.03 Ma (Table 7-5).

The crystal form of the alunite from Dragon was found to be of the tabular ‘platy’ variety, which would point towards a high-T, highly acidic origin that could easily be attributable to a high sulphidation alteration event (Garcia et al., 2009). This is only one preliminary line of evidence towards the clay deposit being of hypogene origin.

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Source: HPX (2020)

Figure 7-13: Locations of Samples Submitted for Geochronology. Age Dates are in Ma. Location of Sample HPXGC009 (34.1 Ma), ~4.5 km Southeast of Mapping Area, is not shown

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Table 7-4: Tintic Project U/Pb Geochronology Results

Rock Type	Lithology Code	Sample ID	Age (Ma)	(+) Error (Ma)	(-) Error (Ma)
Megacrystic Quartz Monzonite Porphyry	QMP	HPXGC006	32.2	0.4	0.4
Megacrystic QMP from SWT core	QMP	HPXGC011	32.2	0.4	0.4
Silver City Monzodiorite - weakly porphyritic	SCMDp	HPXGC008	32.3	1.3	0.7
Crowded Granodiorite Porphyry	CGP	HPXGC004	32.5	0.5	0.4
Sunbeam Granodiorite Porphyry	SGDP	HPXGC003	32.6	0.6	0.5
Silver City Monzodiorite - equigranular	SCMDe	HPXGC002	32.8	0.4	0.4
Xenolith of Rabbit’s Foot Ridge Monzonite Porphyry	RFRM	HPXGC001	32.9	0.5	0.5
Weakly altered float of SGP dike cross cutting SCMDp	SGP	HPXGC012	33.0	0.5	0.3
Rabbit's Foot Ridge Monzonite (RFRM) hornblende porphyry	RFRM	HPXGC010	33.2	0.4	0.4
Sunrise Peak Volcanics	SPV	HPXGC007	33.4	0.4	0.6
Sunrise Peak Stock	n/a	HPXGC009	34.1	0.4	0.8
Swansea Quartz Rhyolite	SQR	HPXGC005	35.4	0.4	0.4

Source: HPX (2020)

Table 7-5: Tintic Project Ar/Ar Geochronology Results

Mineral	Age Analysis	Steps	Age (Ma)	±2σ	MSWD
Alunite	Bulk Step-Heat	7	5.29	0.04	2.93
		Integrated age 5.36±0.02 Ma

Source: HPX (2020)

7.3.3	Short-Wave Infrared Survey

A Short-Wave Infrared (“SWIR”) spectroscopic study of surface rocks and historical drillhole core/chips was completed between 2018 and 2020 as part of an M.Sc. thesis at the Colorado School of Mines by Bonner (2020). The study focused on the Tintic Main and Southwest Districts and aimed to accurately map the distribution of phyllosilicate minerals related to hydrothermal alteration and identify zoning patterns in order to vector towards a potential causative intrusion. The research also included petrography, Scanning Electron Microscopy (“SEM”) using Back-Scattered Electron and Energy-Dispersive X-Ray Spectroscopy (“BSE-EDS”) and X-Ray Diffraction (“XRD”) analysis to verify SWIR mineral identifications and inferred mineral geochemical variations.

A handheld Terraspec HALO instrument was used to collect SWIR measurements from outcrop across the Silver City intrusive complex and some historical drilling. This instrument collects data on the reflectivity of hydrous minerals over a short wave and infrared spectrum which can then be correlated to a database to identify various mineral species.

A total of 3,046 measurements were collected across the Silver City intrusive complex at surface and 3,080 throughout drill core and chips (Figure 7-14). All 6,126 samples span a surface area of ~20 km2 and a depth of over 980 m from 18 drillholes. The spectral study delineated white mica crystallinity gradients, used as a proxy for temperature, and spectrally-inferred geochemical variations of some minerals, such as Fe-Mg proportion in chlorite, Na-K proportion in alunite, and Na-K-(Fe ± Mg) proportions in sericite. These zoning patterns are used to vector to hydrothermal hotspots and identify relationships between clay speciation, igneous phases and metal distribution.

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The research identified three high-temperature alteration zones at surface in the Silver City prospect area, as follows:

•	Around the Lucky Boy prospect in the Ruby Hollow valley;

•	Along the Dragon Valley fault, east of the Martha Washington mine; and

•	At the intersection of the Dragon Valley fault and the Black Jack lineament.

Source: HPX (2020)

Figure 7-14: Distribution of the Wavelength Position of the White Mica Al-OH Spectral Absorption Feature at ~2200 nm

Note: Black dashed polygons outline high temperature zones consistent with low Al-OH values – inferring higher acidity of formation fluids; orange dashed polygons outline pyrophyllite-diaspore occurrences and trends, fairly consistent with high acidity; purple dashed polygon highlights retrograde skarn alteration associated with a small zone of high acidity.

The three zones are characterized by pervasive quartz-sericite-pyrite (“phyllic”) alteration and moderate to high vein density, plus higher white mica crystallinity values and lower Al-OH values. They are interpreted to be zones where higher temperature and acidic hydrothermal fluids circulated, confirming previous hypotheses inferred by IVNE that these are possible porphyritic centres. These zones are coincident with outcropping porphyry dikes of the Silver City intrusive complex, anomalous soil geochemistry in Cu, Au, and Mo, and strong chargeability anomalies at depth.

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7.3.4	Fluid Inclusion Studies

Eight quartz vein samples from the Silver City stock were submitted to Fluid Inc. (Reynolds, 2019) for fluid inclusion (“FLINC”) analysis (Figure 7-15). Study of quartz vein fluid inclusions allows for the approximate determination of pressure, temperature, and depth of vein formation and characterization of the style of vein as it relates to a porphyry or epithermal system. Monecke et al. (2018) lay a framework for interpreting quartz veins in porphyry systems based on silica solubility and vein classification (Gustafson and Hunt, 1975; Muntean and Einaudi, 2000; Monecke et al., 2018).

Source: HPX (2020)

Figure 7-15: Geologic Map Showing Fluid Inclusion Sample Locations at Tintic

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Hedenquist et al. (1998) described the fluid inclusion characteristics existing between a porphyry Cu deposit and a high-sulphidation epithermal deposit. Above, but close to the causative porphyry pluton, vapor-filled inclusions are ubiquitous and predominate, but rare high-salinity inclusions can be found in samples collected closest to the pluton. Over an interval as small as a few hundred meters distance from the causative pluton, the high-salinity inclusions with the NaCl crystals decrease markedly in abundance, but the vapor-filled inclusions persist far above into the high-sulphidation alteration zones.

Fluids escaping a porphyry pluton can produce A, B and banded veins close to and above the pluton and fluid inclusions in these are dominantly vapour-filled (Hedenquist et al. 1998; Monecke et al. 2018). These vein types are observed at Tintic in this study, and such vein types are referred to as high-level A veins or high-level B veins, and banded type. Fluid inclusion characteristics in quartz of A veins are different depending on the relative depth of crystallization of the intrusion. A veins in deeper plutons contain only liquid-rich, two-phase inclusions, whereas the common occurrence of highly saline brine inclusions coexisting with vapor-rich inclusions (Figure 7-16) are found in A and B veins from within potassic zones in porphyry copper deposits associated with intermediate depth plutonism. The combination of high-salinity and vapor rich inclusions being ubiquitous in A and B veins (Figure 7-16) is the telltale indicator that a potassic zone of an intermediate to shallow pluton has been intersected.

Figure 7-16: Fluid Inclusion Population in Quartz from an “A Vein” in the Core of a Potassic Zone in an Intermediate Depth Pluton Forming the Porphyry Copper Deposit at Santa Rita, NM, USA. High-Salinity Inclusions (those containing a crystal of halite) and Vapor-Rich Inclusions (those with a large dark vapor bubble) are Ubiquitous (Reynolds, 2019)

No classic A, B, C, or D porphyry quartz veins as described in Monecke et al. (2018) were observed in the eight Tintic samples. However, fluid inclusion petrographic evidence shows that the environment of formation for the veins is at levels above some causative intrusion that the magmatic fluids were derived from. Many samples contain quartz veining that would form above a causative pluton: banded veins (Monecke et al., 2018; Muntean and Einaudi, 2000), high-level A veins, and high-level B veins. A few samples have quartz that is commonly found as the latest quartz veining crossing any level of a porphyry system, commonly carrying base and/or precious metals. This is referred to as E quartz veining (Monecke et al., 2018) and these veins are likely related to late high sulphidation fissure veining.

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No samples of the current submitted batch showed an inclusion population, though sample 007 was the closest: more high-salinity inclusions were found in what appears to be B vein quartz crosscut by sulfides in this sample. Most of the samples had experienced temperatures higher than 450°C early in their histories, which is likely why some remnant potassic-like alteration has been described for some of the samples. Porphyry plutons that exsolved the magmatic fluids must be below the levels where the samples were collected, neglecting possible structural offsets.

7.4	Historical Data Compilation

7.4.1	3D Geological and Infrastructure Model

IVNE has obtained geological and mining information in the form of historical maps, sections, drilling reports, drill logs and assay results reports. As a significant component of the exploration program and part of the re-evaluation of the District, historical mine workings and geological maps were georeferenced and digitized in 2D (ArcGIS) and then 3D (Leapfrog GeoTM). Three-dimensional geological interpretations were derived from historical 2D plan maps and sections with geological interpretations on them, supplemented by IVNE detailed surface mapping data. The 3D geological interpretation was also supported by historical drilling (Sections 7.4.2 and 7.6) and IVNE-collected geophysical data. The 3D geological model is kept up to date with any additional information that is made available. To date, over 8,700 historical maps have been scanned to PDF by IVNE and have been sorted by exploration potential area/region and scale. Of these, more than 500 maps and cross-sections were georeferenced and systematically digitized and incorporated into the 3D model.

In order to ensure mine workings were correctly located in space, the IVNE team utilized both property boundaries on maps and the locations of four historical mine monuments (aka control points) for spatial reference (Figure 7-17). IVNE had the mine monuments professionally surveyed in order to ensure accuracy. In 2020, IVNE enlisted Focus Engineering and Surveying LLC of Midvale, Utah to complete a survey of a large portion of the Sioux-Ajax Tunnel. The final survey data were added to the 3D model and compared to the Sioux-Ajax Tunnel as modeled from historical maps. Estimates of offset between the two were approximately 3 m laterally and 5 m vertically. Variability in the position of some mine workings, depending on the scale from which they were digitized, can range from <5 m up to 25 m on average.

This historical data compilation program allowed for the 3D visualization of historical mine workings, previously mined ore bodies, structural features, intrusive and extrusive rocks, and stratigraphy (Figure 7-18, Figure 7-19 and Figure 7-20). Structural features and favourable stratigraphic horizons that may host mineralization were assessed and exploration potential areas identified using the 3D model, combined with geophysical data, as a targeting tool. Mineralization targets include extensions of known, previously mined ‘ore runs’ (laterally and to depth); newly identified mineralized zones and breccia bodies; possible porphyry intrusions; and possible hydrothermal fluid flow pathways.

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Source: photo courtesy of IVNE

Figure 7-17: Historical Mineral Monuments in the Silver City Area and at the Mammoth Mine

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Source: HPX (2020)

Figure 7-18: Image Showing 3D Workings (grey) relative to the Silver City Intrusive Complex (pink surface), Individual Fissure Veins (green), Stopes (pink) and Modeled Historical ‘Ore Runs’ (orange surfaces) for the Tintic District

Note: The region shown in this image is approximately 60 km2.

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Source: HPX (2020)

Figure 7-19: Cross-section through 3D Model Showing Carbonate Stratigraphy (varied colors) relative to the Silver City Intrusive Complex (pink) and the E-W Trending Sioux-Ajax Fault (red), looking NE

Note: Faults, intrusive boundary and stratigraphy modeled based on surface geological maps (both historical and recent), cross-sections and historical 2D geological maps created at each mine level plan.

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Source: HPX (2020)

Figure 7-20: Tintic District Schematic Cross-section Showing Mine Infrastructure, Modeled Historically Mined ‘Ore Runs’, and Interpreted Lode (Blue), Skarn (Red) and Porphyry (magenta) Exploration Potential Areas. While Mining Stopped at the Water Table, the Historically Mined Mineralization Most Likely Continues to Depth

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7.4.2	Drillhole Database Compilation

The IVNE drillhole database compilation is ongoing, with data from over 125 years of exploration and development operations in the Tintic District by dozens of historical operators. Early exploration efforts primarily utilized primitive surface methods (pick and shovel), exploration drifts and shafts to locate mineralization, with negligible exploration drill data. However, the more modern exploration programs undertaken from the 1950’s onwards provide valuable drillhole data that have been integrated into the current database (HPX, 2020).

The historical drillholes and related assay information included in the database to date is summarized in Section 7.6, as well as an XRF sample analysis verification program undertaken by IVNE in 2019.

7.5	Drilling

No exploration drilling has been conducted on the property by the registrant.

7.6	Drilling Database

As described in Section 7.4.2, IVNE has compiled a drillhole database from over 125 years of exploration and development operations in the Tintic District by dozens of historical operators. A total of 489 drillholes were completed historically on the Tintic Project by several operators, with a combined length of at least 72,212 m, however not all of the details are available.

The current IVNE database contains known collar locations for 442 diamond, reverse circulation (“RC”), and rotary air blast (“RAB”) drillholes totaling approximately 72,212 m. The accuracy and certainty of collar locations are variable, due to the many sources of information. Some collar coordinates were derived from georeferenced maps and figures, abandoned mine-grid translations and state UPC geographical, un-projected references, each of which have uncertainties attached to them regarding their positions. 47 holes have collar locations recorded in undocumented or unknown mine-grid datums and will be added to the database when their locations can be deduced. 193 drillholes are collared on the Applied Minerals “Dragon” halloysite mine property (12,635 m total), and consist primarily of geotechnical, geological, and mineral data pertinent to the clay and iron-oxide mining operations there (HPX, 2020). Additional information about the historical drilling programs is provided in Table 5-3. It is the QP’s opinion that drillhole positions be treated with caution when utilized for geological modelling, due to the varied level of accuracy. However, they can be utilized for regional scale geological modelling, which IVNE has completed in Leapfrog GeoTM.

Assay results have been compiled from 221 drillholes across the Tintic District. Records of analytical methods for assay data are limited and the assay database consists of variable element analyses; these range from comprehensive 43 element ICP-MS data from analyses performed on drillhole core from the Big Hill diamond drillhole program conducted from 2008 to 2014 in the East Tintic sub-district, to Cu-Au only results from RC drilling in the Treasure Hill area (HPX, 2020). In the QP’s opinion, historical drillhole analytical results should be treated with caution and only utilized for indicative purposes until twin drilling is completed to verify position, orientation and grade, as no supporting QA/QC information is available for the respective drillholes.

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In October 2019, IVNE completed a one-week handheld X-ray fluorescence (XRF) sample analysis verification program of 2,200 historical coarse rejects, percussion chips, and pulps from 15 historical drillholes. Each XRF measurement taken was done in a controlled and isolated environment to prevent radiation exposure. This exercise allowed for a direct comparison to the historical results. However, there will be conditional bias with chip sample results as they are not homogenized. This was evident in the results as the chips performed poorly in the duplicate tests (HPX, 2020).

It is the QP’s opinion that these results should not be utilized in the definition of any exploration potential areas as the samples were not homogenized.

7.7	Geotechnical Data

No geotechnical work programs have been completed on the Property.

7.8	Hydrogeological Data

No hydrogeological work programs have been completed on the Property.

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7.9	Significant Results and Interpretation - Exploration Potential Areas

Sections 7.1 through 7.4 detail all the work that went into identifying robust CRD and porphyry exploration potential areas at Tintic. Table 7-6 and Figure 7-21 summarize the CRD and porphyry exploration potential areas and a single skarn exploration potential area as identified by IVNE. The relative priority of the areas is also shown in Table 7-6.

Table 7-6: Summary of Exploration Potential Areas Identified on the Tintic Project as a Result of Work by IVNE

Exploration Potential Area Type	Name	Host Formation	Comment	Priority
CRD – Historically Mined ‘Ore Run’ Extensions	Carisa	Ajax Dolomite	Extension to depth of known mineralization	Medium
	Northern Spy	Ajax Dolomite	Extension to depth of known mineralization	Medium
	Sioux	Bluebell Dolomite	Extension to depth of known mineralization	Low
	Red Rose	Ajax Dolomite	Extension to depth of known mineralization	Medium
	Gold Chain Fissure	Ajax Dolomite	Northeast extension of known mineralization to the Sioux-Ajax Fault	Low
	Welding Fissure	Bluebell Dolomite	Northeast extension of known mineralization at Mammoth Pipe and southern extension of Plutus ‘Ore Run’	Low
CRD – Breccia Pipes	Carisa/Northern Spy Pipe	Various carbonates	Where prospective host units intersect the Sioux-Ajax Fault	High
	Opohonga Stope	Various carbonates	Extension to surface of identified mineralized breccia pipe	Medium
	Mammoth Pipe	Various carbonates	Extension to depth below water table	Medium
	Emerald Pipe	Various carbonates	Identify new mineralized pipe	Medium
Porphyry	Rabbit's Foot	Silver City Stock	Geophysical anomaly below known mineralization on major structure	High
	Sunbeam	Silver City Stock	Surface geochemistry, alteration, geophysical anomaly below known mineralization	High
	Deep Mammoth	Unknown	Deep geophysical anomaly below known mineralization on major structure	High
Skarn	Northstar	Various	Skarn mineralization adjacent to the Silver City intrusives	Low

Source: HPX (2020)

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Ivanhoe ELECTRIC
IVNE Exploration Potential Areas
402000
404000
406000
4422000
4420000
4418000
Centennial Eureka
Welding Fissure
Deep Mammoth Porphyry
Carisa/Northern Spy Pipe
Deep Sioux Ore Run
Mammoth Pipe
Mammoth
Emerald Pipe
Northern Spy
Gold Chain Fissure
Deep Northern Spy
Opohonga Stope
Carisa
Northstar Skarn
Deep Carisa
Deep Red Rose
Dragon
Rabbit's Foot Porphyry
Sunbeam
Sunbeam Porphyry
Primrose
Treasure Hill
N
0
500
1,000
Meters
Legend
Major Mine
Exploration Potential Areas
IVNE Claims
Other IVNE interests

Source: IVNE (2021)

Figure 7-21: Exploration Potential Area Localities

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7.9.1	Porphyry Exploration Potential Areas

The Silver City intrusive complex is the focus of mineralizing fluids for the Tintic Mining District and is highly prospective for buried porphyry-style mineralization at depth. The multiphase intrusive stock displays a similar intrusive history and composition to the Bingham, Stockton, and SWT porphyries. Detailed geologic mapping (Section 7.2) has discerned at least eight intrusive phases that become progressively more porphyritic with time and that are all crosscut by porphyry-style hydrothermal alteration and veining that is coincident with anomalous Cu-Au-Mo concentrations in soils (Section 7.3.1). Illite crystallinity displays a clear vector towards a central heat source in the core of the Silver City complex (Section 7.3.3), a trend which is also supported by fluid inclusion survey data (Section 7.3.4). The fluid inclusion survey has identified vapor dominated and moderately saline inclusions in the Rabbit’s Foot and Sunbeam-Joe Undine areas. These types of inclusions form above a causative porphyry intrusion from high temperature (>450 °C) magmatic fluids intersecting the vapor + NaCl stability region of the H2O-NaCl system. Deep-penetrating ground IP data have discerned a large chargeability anomaly coincident with the above-mentioned anomalies (Section 7.1.2).

These data provide several lines of geological evidence for the presence of at least one large porphyry center in the Silver City stock and two principal porphyry exploration potential areas have been identified at Rabbit’s Foot Hill and below the past producing Sunbeam Mine. Additionally, the deep penetrating ground IP survey data have yielded a third porphyry exploration potential area below the past producing Mammoth breccia pipe to the north of the Silver City stock.

Figure 7-22 summarizes the geological, geophysical and geochemical data across the Silver City intrusive complex and highlights the three porphyry exploration potential areas. Figure 6-15 shows a schematic section through the Silver City intrusive complex indicating the interpreted position of a postulated porphyry center in relation to the Main Tintic District (Kerr and Hanneman, 2020a).

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404000
406000
4420000
4418000
Deep Mammoth
Porphyry Exploration Potential
(1300RL)
Gold Chain
Northern Spy
Carisa
Lower
Mammoth
Opohonga
Iron Blossom
SWIR Analysis of Clay Minerals
LOW T
HIGH T
Surface Samples (Soil/Rock/Chip)
Pb-Zn
Ag
Cu
Au
North
Star
Swansea
LOW T
HIGH T
Rabbit's Foot
Yankee
Girl
Sunbeam
Primrose
Undine
Murray Hill/Rabbit's Foot
Porphyry Exploration
Potential (1700 RL)
Sunbeam
Porphyry Exploration Potential
(1700 RL)
Treasure Hill
N
0
1
2
Kilometers
LEGEND
IVNE Tenements (2021-05-05)
Veins
Historic
Mine
LOW T
HIGH T
Illite (Sericite) crystallinity increase from low to high corresponds with increased temperature of hydrothermal fluids (SWIR)
Lithology
Quaternary Cover
Oligocene Skarns
Oligocene Intrusions
Oligocene Volcanics
Paleozoic Carbonates
Cambrian Quartzite
Alteration
TEMPERATURE
ACIDITY
Potassic: Secondary biotite & K-feldspar with quartz-magnetite veining and quartz ± sulphide stockwork veins
Phyllic: Quartz-Sericite-Pyrite veins and alteration
Advanced Argillic Overprint: Pyrophyllite-diaspore (SWIR)
1700(S) and 1300 (N) m (RL) Typhoon IP Depth Slice
Chargeability
(mV/V)
1
20
40

Source: HPX (2020)

Figure 7-22: Geological Summary Diagram of Geophysical, Geochemical, and Alteration Data across the Silver City Stock. Several Independent Datasets Display a Coincident Convergence at the Rabbit’s Foot and Sunbeam Areas

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Rabbit’s Foot Porphyry Exploration Potential Area

The Rabbit’s Foot porphyry exploration potential area is located at the intersection of the EW trending Dragon structure and the NNE trending Blackjack-Mammoth structure (Figure 7-23). Several prominent CRD ‘ore runs’ and fissure veins coalesce in this area and several of the historical mines, although small in scale, produced high-grade copper, gold, and anecdotally one mine produced some molybdenum. Historical mines in this area include the Murray Hill shafts, the Rabbit’s Foot Mine, the Rabbit’s Foot Ridge Au Prospect, and the Yankee Girl Mine which were active from roughly 1870 - 1900. At surface, this area falls within a zone of strongly anomalous Cu-Au-Mo soil geochemistry (Kerr and Hanneman, 2020a).

This area is underlain by a strong chargeability anomaly at ~250 m depth, which increases in size down to 450 m depth, coalescing with a conductive zone at ~650 m depth (Figure 7-24). The Rabbit’s Foot area is crosscut by stockwork A-quartz veins and the igneous host rock has been pervasively altered to K-feldspar (potassic alteration). A shallow rotary drillhole on Rabbit’s Foot ridge, hole STR-22, drilled into the potassic-altered zone of quartz stockwork veins and intersected disseminated bornite in the last ~23 m of drilling. The extent of potassic alteration on Rabbit’s Foot ridge is limited in lateral extent, and this likely reflects an upflow zone of porphyry-related hydrothermal fluids. A fluid inclusion survey of the stockwork quartz veins has identified ubiquitous vapor-filled inclusions with rare NaCl inclusions. These veins formed from the intersection of magmatic fluids with the Vapor + NaCl stability region of the H2O-NaCl system. Generally, such veins form at the point of vapor flashing during high level ascent above a porphyry system in an area between the porphyry and overlying high-sulphidation system. The causative pluton might be intersected within 500 m, neglecting potential structural offsets, which is in line with the modeled depth of the chargeability and conductivity anomalies (Kerr and Hanneman, 2020a).

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Source: HPX (2020)

Figure 7-23: Geologic Map of the Rabbit’s Foot Porphyry Exploration Potential Area

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Surface Lithology
Quaternary Cover
Oligocene Skarns
Oligocene Intrusions
Oligocene Volcanics
Paleozoic Carbonates
Cambrian Quartzite
Centennial Eureka
Mammoth
Gold Chain
Northern Spy
Iron Blossom
Carisa
Dragon
Sunbeam
Swansea
N
Shallow drilling has defined
low-grade oxide gold body
STR-22:
Bornite logged
in drill core
"Rabbit's Foot"
Chargeability Anomaly
"Sunbeam"
Chargeability Anomaly
STR-26 (projected onto section):
Terminated in porphyry mineralization
Grading 0.4% Cu and 0.2 g/t Au
<100 Ohm/m
Resistivity
Anomaly
Magnetic Anomalies
Block Tilt
15°
LEGEND
0
1
2
Kilometers
Magnetic Vector Inversion (MVI)
0
0.15
Chargeability Isosurfaces
20
25
30
(mV/V)
Surface Alteration
TEMPERATURE
ACIDITY
Potassic: Secondary biotite & K-feldspar with quartz-magnetite veining and quartz ± sulphide stockwork veins
Phyllic: Quartz-Sericite-Pyrite veins and alteration
Advanced Argillic Overprint: Pyrophyllite-diaspore (SWIR)
Historic production

| Mine | Tons (KT) | Au (g/t) | Ag (g/t) | Cu (%) |
|---|---|---|---|---|
| Carisa | 72 | 4.5 | 236 | 5.8 |
| Centennial Eureka | 1560 | 13.1 | 468 | 2.6 |
| Dragon | 618 | 2 | 124 | 0.5 |
| Gold Chain | 193 | 13.3 | 235 | 4.5 |
| Iron Blossom | 6 | 4 | 715 | 0.7 |
| Mammoth | 1300 | 8.8 | 318 | 1.4 |
| Northern Spy | 17 | 35 | 1067 | 1.1 |
| Sunbeam | 8 | n/a | 354 | 1.8 |
| Swansea | 145 | 0.6 | 579 | 0.1 |

Source: HPX (2020); Historic production figures after Centurion Mines (1996 and 1997) and Forster, Boyd and Ramirez (2017)

Figure 7-24: Geophysical Cross-section through Rabbit's Foot and Sunbeam Porphyry Exploration Potential Areas looking Northeast

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Sunbeam Porphyry Exploration Potential Areas

The Sunbeam porphyry exploration potential area is located below the past producing Sunbeam and Joe-Undine high-sulphidation fissure vein mines. The fissure veins in this area likely reflect late thermal collapse of an underlying porphyry system as they crosscut zones of earlier potassic alteration and A vein quartz stockwork. A fluid inclusion study of the stockwork quartz veining in the Sunbeam exploration potential area identified them as high-level A and B veins above the core of a porphyry system (Kerr and Hanneman, 2020a).

Weakly mineralized potassic altered intrusive rock with disseminated chalcopyrite has been observed in the King James mine dumps just north of the Joe Daly and Undine mine area (Figure 7-25). This is evidence in support of an early mineralized and potassic altered porphyry system active in this area, which has subsequently been overprinted by later high-sulphidation and advanced argillic alteration as shown in Figure 7-26. The Sunbeam area has been a focus of interest from the beginning of the IVNE mapping campaign due to coincident Cu-Au mineralization along the Sunbeam fissure, nearby porphyry-style potassic alteration and quartz veining in porphyritic rocks, strong phyllic alteration and quartz-sericite-pyrite (“QSP”) veining, and Cu-Au-Mo geochemical anomaly in soils at surface (Kerr and Hanneman, 2020a).

The Sunbeam exploration potential area is crosscut by several generations of ~NS trending porphyritic dikes that are variably phyllic and potassic (phlogopite) altered. Potassic alteration in the Sunbeam area is focused in and around the porphyry dikes and alteration is associated with narrow A-type quartz ± magnetite and magnetite veining (Figure 7-26). A Cu-Au-Mo soil geochemical anomaly is centered on the most significant part of this alteration zone east of Joe Undine and along the NNE-trending Sunbeam fissure vein. Widespread phyllic alteration predominantly occurs in the volcanic rocks and the CGP around QSP veins along the historically exploited fissure veins. Some of the strongest QSP veining and phyllic alteration is present in volcanic rocks on surface at the Lucky Boy Mine, and it arcs to the northeast and west-southwest with intermittent tourmaline alteration. Together these phyllic alteration zones encircle the potassic alteration, quartz and magnetite veining, and geochemical anomalies east of Joe Undine. Drillhole STR-26 ended in confirmed porphyry mineralisation grading 0.4% Cu (chalcopyrite) and 0.2 g/t Au with phlogopite alteration. This hole was collared just outside of the primary chargeability anomaly and it just grazed the edge of the porphyry system (Kerr and Hanneman, 2020a).

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Source: HPX (2020)

Figure 7-25: Geologic Map of the Sunbeam Porphyry Exploration Potential Area

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Source: HPX (2020)

Figure 7-26: Geologic Map of the Sunbeam Porphyry Exploration Potential Area Showing Potassic Alteration and Vein Intensity

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Deep Mammoth Porphyry Exploration Potential Area

A broad chargeability anomaly at approximately 1 km depth could potentially indicate disseminated sulfides formed around a deep porphyry or skarn deposit below the Mammoth Breccia Pipe as shown in Figure 7-27. The chargeability anomaly is below a distinct bedding-parallel resistivity anomaly and has a clear pipe-like resistive feature that is roughly centered above the mineralization target. Several copper- and/or gold-rich (i.e., relative to the Tintic Main District average values) mineralized fissures occur above the geophysical target radiating outwards. However, the centrally located Carisa Stock is nearby at surface to the southeast indicating some capacity for intrusive activity in the area and therefore possible development of mineralization (Kerr and Hanneman, 2020a).

Source: HPX (2020)

Figure 7-27:	Schematic Section showing the Interpreted Deep Mammoth Porphyry Exploration Potential Area Based on Anomalous Geophysical (Ground IP) Data, and the Carisa Exploration Potential Area where Highly Resistive Anomalies Coalesce at Depth within a Prospective Carbonate Formation

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7.9.2	Carbonate Replacement Deposit Exploration Potential Areas

Carisa Group Fissures

The carbonate succession below the historical Northern Spy and Carisa mines are considered to be priority drilling targets by IVNE, predominantly for high-grade Cu-Au-Ag lode vein and breccia pipe replacement bodies. Mineralized veins at Carisa and Northern Spy were historically exploited down to relatively shallow depths (270 m and 210 m below surface respectively), yielding some of the highest-grade Au and Ag values in the Tintic District. Despite the high grades, production in these mines was limited due to the complex fractured land positions and difficulties shipping mined material due to topography and access. The Carisa and Northern Spy areas (Carisa Group) are highly prospective for an undiscovered CRD mineralized zone inclusive of a potential ‘Mammoth’ breccia pipe target. Fissures included in the Carisa Group are the Carisa, Star, Red Rose, and “Z” fissures. Table 5-6 summarizes the historical production for mines located on these fissures (Kerr and Hanneman, 2020b).

The Carisa and Northern Spy mines produced from the Lower Bluebell Formation and the Fish Haven Formation, which are located relatively high in the Tintic District stratigraphic section. North Star Mine primarily produced from the Ajax Formation. This is the lower portion in the stratigraphic section and has been recognized as one of the more favorable and reactive carbonate lithologies for mineralization. While the Fish Haven and Bluebell Formations locally produced high grade ores at Carisa and Northern Spy, the lower lying more favorable Ajax Formation has not been adequately tested at depth below these mines. Mineralization at the Northern Spy and Carisa mines appears to have been best developed where the roughly north-northeast trending mineralized fissures intersected cross structures (e.g. the east-west trending Sioux Ajax fault zone). These structural intersections have potential to host larger CRD’s at depth in the Ajax Formation (Kerr and Hanneman, 2020b).

The Red Rose and Boss Tweed mines are less well documented. However, their workings are generally located within the Opohonga Formation. The Red Rose Mine shaft was apparently sunk into the Upper Ajax Formation. The Sioux-Ajax Tunnel (2071 m RL) and lower levels of other larger mines (as low as 1414 m RL) e.g. the Iron Blossom (1300, 1700, and 2100 levels), Lower Mammoth (2100 and 2155 levels), Black Jack (1100 level), and Dragon (300 level) mines all mined into these fissures. However, only limited mineralization was intersected (Kerr and Hanneman, 2020b).

Primary targets for CRD mineralization are generally associated with structural intersections within favorable carbonate horizons. The structural intersections allow for high fracture permeability, hence promote increased fluid flow and precipitation of sulfide mineralization. Large manto-style replacement bodies (i.e. Mammoth pipe analogues) are likely to be best developed in favorable carbonate horizons identified throughout the district and locally in the Ajax and Bluebell Formations in the Carisa / Northern Spy area. Therefore, the down plunge projection of the structural intersections in the Ajax Formation has the greatest potential to host a large replacement deposit. Furthermore, the axis of the Tintic Syncline may have increased fracture permeability characteristics and the intersection of the synclinal axis with favourable lithologies and known mineralized fissures have increased prospectivity potential (Kerr and Hanneman, 2020b).

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The host rock adjacent to mineralized fissures and breccia pipes is moderately silicified, which is measurable in the Typhoon geophysical survey data as a strongly resistive anomaly. The Mammoth Breccia pipe is surrounded by a coincident resistive halo as are several known fissure veins. A resistive pipe-like body extends at depth below the Northern Spy Mine down to the Ajax Formation and Opex Formation. This suggests that a Mammoth-style breccia pipe may exist below the deepest working level of the Northern Spy Mine (Kerr and Hanneman, 2020b) as shown in Figure 7-27 above.

Southern extension of Carisa mineralized shoots into the Ajax Formation

The Carisa Mine southern workings followed a series of mineralized shoots along the Carisa Fault to lower stratigraphic positions, most probably into the Upper Opohonga Formation in the neighboring Red Rose and Boss Tweed regions. This fissure mineralization was possibly exploited in the northern stopes of the Red Rose Mine. Historically, the more prospective Ajax Formation had not been tested below the Carisa and Red Rose stopes, hence is a potential site for exploration. Mineralized shoots along the Carisa Fault were described as endowed in Cu-Au mineralization and associated with barite (Kerr and Hanneman, 2020b).

Significant mineralization potential exists where the adjacent Red Rose and “Z” Fissures penetrate the Ajax Formation and intersect with the Carisa Fault. Areas where fissures converge are considered favorable horizons due to the increased permeability.

Deep Northern Spy in Ajax Formation south of Sioux-Ajax Fault

The Sioux-Ajax Fault is a major east-west feature that most probably assisted in channelizing the mineralization bearing fluids into areas where clusters of fissures intersect it. Possible mineralization development occurs just north of the western extent of the Sioux-Ajax Fault where Carisa Group fissures are interpreted to intersect the fault. Furthermore, the Carisa fissures have not been explored for mineralization in the favorable Ajax formation below the Northern Spy Mine. Strong resistivity anomalies indicative of alteration occurs near the surface at both the Mammoth and Northern Spy mines. However, most of the workings in the main mineralized pipe at the Mammoth Mine do not occur within the resistivity anomaly. A large (800 m) deep resistivity anomaly centered at the base of the Opex Formation, directly below the location where the Carisa Fissure is projected to intersect the Ajax Formation, exists and is a prospective mineralization exploration potential area (Kerr and Hanneman, 2020b).

Deep Sioux ‘Ore Run’ in Bluebell Formation at hinge of Tintic Syncline

The Tintic Syncline fold hinge (dips at 55° west) is shown to localize mineralization in the Iron Blossom, Godiva, Plutus, and Chief ‘Ore Runs’ in the northern part of the Main District, north of the Sioux-Ajax Fault. Following the fold-controlled deposits in the Godiva and Iron Blossom ‘Ore Runs’ to greater stratigraphic depth along the fold hinge to the mineralization-favorable Bluebell Formation may yield addition mineralization (Kerr and Hanneman, 2020b).

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Deep Red Rose (Victor) at Sioux Pass Fault

Historical mine development within the Red Rose and Boss Tweed Mines (later Victor Consolidated) are focused within the Opohonga Formation. The more favorable Ajax Formation underlying these mines has been poorly explored and resides in a region of the Tintic District that is known for Cu and Au-rich mines. The largest cross structure to intersect the Carisa Group of fissures in this area is the east-northeast Sioux Pass Fault, dipping toward the south. A resistivity anomaly, possibly representing silicification, is centered on the Carisa Group of fissures and concentrated within the Ajax Formation predominantly north of the Sioux Pass Fault. The anomaly is roughly stratiform and strengthens along a north-westerly trend to anomalies associated with the Gold Chain and Mammoth Mines. The resistivity anomaly also roughly follows bedding to depth to the north, beneath the Northern Spy Mine, where it increases in size and is associated with a chargeability anomaly. These two geophysical anomalies constitute the Deep Mammoth exploration potential area (Kerr and Hanneman, 2020b).

Carisa / Northern Spy resistivity pipe

This is a pipe-like resistivity anomaly that is perpendicular to bedding and is associated with a deeper, larger anomaly. The site where the resistivity anomalies merge into the Ajax Formation is a prospective site for mineralization. Portions of the Sioux-Ajax Tunnel cut through the center of the upper end of the anomaly in the Opohonga Formation. The pipe-like anomaly is in the footwall of the Sioux-Ajax Fault. The uppermost portion of the anomaly is strongest in the Bluebell Formation, adjacent to the Northern Spy Mine and crosses through portions of the Sioux-Ajax workings. The strongest resistivity anomaly is likely to indicate silicification in carbonates. The western edge of the Northern Spy Mine lies within the upper portion of the resistivity anomaly, where the anomaly is proximal to existing mineralization. The lower portion of the pipe-like anomaly is less distinct but transitions to the larger deep resistivity anomaly at the lower part of the Ajax Formation (Kerr and Hanneman, 2020b).

Opohonga Stope

A partially mined stope discovered with drifts extending from the 300 level of the Gold Chain/Ajax Mine or the 300 level of the Black Jack Mine was discovered by Centurion geologists. The reason for partial mining was explained by Yeomans (2017), since mined material had to be extracted through a competitor’s shaft when mining conditions were marginal. The mining area is located near the contact between the Lower Ajax and Opex Formations and followed the Opohonga Fault (Fissure) downward in brecciated rock. The exploration potential area is the bulk of the overlying Ajax Formation, approximately 195 m thick, which is a favourable unit hosting mineralization elsewhere in the District. It is unclear why the miners only developed the stope downward (Kerr and Hanneman, 2020b) (Figure 7-28).

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Source: HPX (2020)

Figure 7-28:	3D Model of Opohonga Stope Exploration Potential Area (in red) above Previously Mined Out Stopes (in orange). Red and Orange Draped Semi-transparent Data Indicate a Highly Conductive Zone within the Ajax (dolomite) Formation

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Gold Chain Fissure

A possible extension of the mined Gold Chain Fissure exists at depth along the NNE trending fissure in the Ajax Formation south of the Sioux-Ajax Fault and in the lower Bluebell Formation north of the Sioux-Ajax Fault, both of which are recognized as favorable host formations in the Main Tintic District. The Sioux-Ajax Tunnel crosses over the target zone in the generally unfavorable Opohonga Formation, though it still may provide some targeting guidance. If the Plutus ‘Ore Run’ is projected southward, it trends into a similar area of the Sioux-Ajax Fault as the Gold Chain Fissure exploration potential areas (Kerr and Hanneman, 2020b).

Welding Fissure

The strike projection of the northeast trending Welding Fissure out of approximately the 300 level of the Mammoth Mine into the favorable Bluebell Formation is a further exploration potential area. The prospective area is approximately 120 m east of the upper Mammoth Mine shaft where the fissure trend would intersect the northernmost splays of the Sioux-Ajax Fault. The fissure is well mineralized below the 1000 level in the Mammoth Mine within the Bluebell Formation and trends toward the general area of the Plutus ‘Ore Run’ (Kerr and Hanneman, 2020b).

Mammoth Pipe Below the Water Table

The Mammoth Mine ceased mining as soon as the water table was intersected. Sulfide mineralization is known to continue below existing workings around the 2400 and 2600 levels of the mine and is therefore a viable exploration potential area, especially at depth where the mineralization-favourable Ophir Formation exists. Furthermore, a portion known as the New Park Reserves has been partially mined with crosscuts by Kennecott and drilled by the New Park Mining Company. This area is postulated to be the down-dip extent of the well mineralized Back Fissure in the overlying Mammoth Mine (Kerr and Hanneman, 2020b).

Emerald Exploration Potential Area

The Emerald exploration potential area is located south of the Gemini ‘Ore Run’ on strike with the bulk of the mineralization near the intersection of the northern block of the inferred Sioux-Ajax Fault trace in Mammoth Valley. The major north-easterly Grand Central Fault, that is similar to the Mammoth-Mayday Fault at the Mammoth Mine and most likely was the fluid conduit for the Mammoth Pipe, is also in the vicinity. This area is a structural analogue to the Mammoth Breccia Pipe in which near vertical carbonates of the Tintic Syncline have possibly been deformed along a sinistral drag fold along the Sioux Ajax Fault Zone. The area is also bisected by several northeast trending structures (Grand Central Fault). The high degree of structural complexity, deformation, and brecciation may have formed a vertical damage zone (pipe) with enhanced permeability. Metalliferous hydrothermal fluids may have precipitated a large high-grade replacement body along this damage zone. Mine workings did not extend to the southwest toward the Emerald exploration potential area. A near-surface geophysical anomaly east of the area was drilled by Centurion in the 90’s but did not intersect appreciable metal contents. However, silicification and disseminated pyrite were logged in the drillhole (Kerr and Hanneman, 2020b).

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7.9.3	Skarn Exploration Potential Areas

Northstar Skarn

The northeastern edge of the Silver City intrusive complex intrudes the Paleozoic carbonate sequence at surface and has developed generally narrow calc-silicate alteration around the intrusive bodies. The narrow alteration and unmineralized skarn development at surface are associated with the dominantly equigranular phases of the Silver City intrusive complex, which are not thought to have produced the prolific mineralization observed throughout the Tintic District. Mineralized sets of fissure veins and CRD’s cross the intrusive contact and may have formed massive sulfide bodies at depth, though at surface they appear to form large clay-iron oxide deposits such as the Dragon Mine. The lowest carbonate intruded by the stock forms part of the Ophir Formation, and may be the most prospective target for potential skarn mineralization as it would be the first reactive unit encountered by magmatic-hydrothermal fluids (Kerr and Hanneman, 2020b) (Figure 7-29).

Source: HPX (2020)

Figure 7-29:	3D Modeled Exploration Potential Area for Possible Skarn Mineralization at the Contact Between Carbonate Units and Silver City Intrusive Complex on the Tintic Project

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7.10	QP Opinion

In the QP’s opinion, historical drillhole location and analytical results should be treated with caution. Confidence in this information is low as little to no QA/QC data are available for the respective drillholes. However, the results can be utilized for regional-scale modelling, which IVNE has completed in Leapfrog GeoTM.

All the exploration results to date indicate exploration potential areas only; no mineralization with any reasonable prospects of eventual economic extraction has been identified.

The rock grab samples are indicative of early-stage regional exploration potential and allow IVNE to focus their more detailed exploration work in anomalous areas.

Anomalous geochemical soil sample results occurring downslope from historical mining may be related to the aforementioned and not an indicator of an exploration potential area. Therefore, these samples should be treated with caution.

IVNE has completed several academic studies related to whole rock geochemistry, petrography, geochronology and quartz vein fluid inclusions. These results confirm historical authors’ opinions on the project area and provide valuable information for the further development of IVNE’s exploration model.

IVNE has applied industry standard exploration techniques to identify and prioritize exploration potential areas in the Main Tintic District. The geological models and concepts used as a basis for mineralization exploration in the Tintic District have been developed and verified through more than 125 years of exploration and mining activities. The IVNE exploration potential areas are based on data sets derived from multiple exploration methods that were overlain to identify the locations where the respective anomalies align.

The QP considers IVNE’s exploration model to be applicable and realistic for the Tintic Main District region. Furthermore, the exploration techniques employed by IVNE are suitable for exploration for porphyry copper, CRD, skarn and fissure vein mineralization.

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8	Sample Preparation, Analysis and Security

All soil and rock grab samples collected by IVNE during exploration programs undertaken to date have been prepared and analyzed by ALS Elko (Nevada). ALS is an reputable analytical laboratory with a global quality management system that meets all requirements of the international standards ISO/IEC 17025:2017 and ISO 9001:2015. ALS has a robust internal QA/QC program to monitor and ensure quality of assay and other analytical results.

8.1	Security Measures

The security measures employed by IVNE for both the soil geochemical survey and rock grab sampling programs were as follows:

At the completion of each field day, all samples were bagged in large rice sacks with approximately 20 samples (20 kg) per sack. Each rice sack was labeled with the company name, bag number and the sample ID’s contained within it. This information was recorded into an inventory spreadsheet. The sacks were sealed using zip ties and marked with colored flagging tape. All samples were secured at IVNE’s field office in Mammoth prior to dispatch to the lab. The Mammoth facility doubled as a bunkhouse for IVNE geologists who maintained control and security of all samples.

Samples were dispatched to the ALS Elko (Nevada) prep-lab by IVNE geologists who maintained chain of custody until the samples were received by ALS. Prior to dispatch, a senior IVNE geologist prepared an inventory and shipping slip of the dispatch. All rice bags were checked against the inventory slip which was then approved and signed. A chain of custody form was completed and signed by both IVNE and ALS staff upon delivery to the Elko facility.

8.2	Sample Preparation and Analysis

Soil geochemical survey

The soil samples were prepped using the ALS soil and sediment preparation package PREP-41, which entailed drying at ~60°C and then sieving to -180 micron (80 Mesh). Both the coarse and fine fractions of the sieve were retained. The fine fraction was used for geochemical assay (ME-MS41L) while the coarse fraction was analyzed for hyperspectral characteristics (HYP-PKG). The geochemical assay employed an aqua regia digestion with “Super Trace ICP-MS analysis” which measured 53 elements. The hyperspectral analysis was completed using TerraSpec® 4 HR scanning and aiSIRISTM expert spectral interpretation by ALS. This analysis yielded raw spectral files in ASD and ASCII format, and a spreadsheet with mineral assemblage interpretations with the spectral parameters of the soil.

Rock grab sampling

The rock grab samples were prepped using the ALS package PREP-31Y, which utilized crusher/rotary splitter combo. Samples were crushed to 70% less than 2 mm, then rotary split off 250 g of material, followed by pulverizing split to greater than 85% passing 75 microns. The sample geochemistry was then analysed using ALS’s four acid Super Trace analysis (ME-MS61L) which measured 48 elements. Gold was measured by fire assay and ICP-AES analysis (AU-ICP21).

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8.3	Quality Assurance/Quality Control Procedures

IVNE has implemented two standard insertion protocols for 1) soil and stream sediment samples, which have 5% duplicate and 4% standard insertion rates, and 2) drill core, rock grab, pit, trench, and chip samples, which have 5% blank, 5% duplicate, and 4% standard insertion rates (Table 8-1).

Inert crushed white marble is used as blank material. OREAS 151b standards in 60g packets are used for the porphyry-epithermal samples including all 2018 soil and rock grab samples. This is a certified OREAS (www.ore.com.au/oreas-crms/) low-grade Cu standard for porphyry Cu-Au exploration.

Table 8-1: IVNE 2018-2019 QA/QC Sample Insertion Rates

Soils and Stream Sediments
Blank	N/A
Duplicate	02, 22, 42, 62, 82
Standard	00, 25, 50, 75
Total	00, 02, 22, 25, 33, 42, 50, 62, 66, 75, 82, 99

Drilling – Rock Grab - Pit - Trench
Blank	01, 20, 40, 60, 80
Duplicate	12, 32, 52, 72, 92
Standard	00, 25, 50, 75
Total	00, 01, 12, 20, 25, 32, 40, 50, 52, 60, 72, 75, 80, 92

Source: HPX (2019)

Lab assay certificates were imported into an Access database that merged geochemical and spectral data with the sample field data and location information. IVNE has implemented an internal QA/QC program to monitor all assay results from laboratories by comparing results of IVNE inserted standards, blanks and duplicates against expected values. If any assay certificate fails the QA/QC check, the lab is immediately notified for investigation and possible re-assay.

8.3.1	Results and Actions

The blank samples generally produced values substantially lower than 5 times the lower detection limit (LDL) for Au, Ag, Cu, Mo, Pb and Zn which is within industry acceptable standards, however there were no failures. The performance of the certified reference material (CRM) analyses was also within acceptable limits. Two examples have been provided in Figure 8-1 and Figure 8-2 for Cu and Au respectively. No actions were required.

8.4	QP Opinion on Adequacy

The 2018 soil and rock grab sample collection, security, preparation, and analytical procedures used are appropriate for the type of mineral exploration that is being undertaken and the stage of the Project. The QA/QC measures taken are also considered to be appropriate and the performance of blanks, standards, and duplicates indicates no significant biases in the data.

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Source: SRK (2021)

Figure 8-1:  IVNE Certified Reference Material, OREAS920 Cu (ppm) Performance During Sampling Campaign

Source: SRK (2021)

Figure 8-2:  IVNE Certified Reference Material, OREAS905 Au (g/t) Performance During Sampling Campaign

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9	Data Verification

Data verification conducted by the QP for this Technical Report Summary includes a site visit to the Tintic Project and a desktop study as detailed below.

9.1	Procedures

9.1.1	Site Visit

As noted in Section 2.5, SRK personnel completed a site visit to the Tintic Project in November 2020. The site visit was led by Nick Kerr, Project Manager for IVNE. It began with an overview of the history and geological setting of the Project area, presentation of the geophysical and geochemical exploration work conducted by IVNE and the results obtained to date, and discussion of the Project development goals and exploration potential areas. Information was presented using prepared PowerPoint slide decks and GIS software. This data review and discussion session was followed by field examination of selected historical mine workings and the prospective areas identified for exploration drill testing. The underground workings at the Mammoth Mine and the Sioux-Ajax Tunnel which occur in CRD exploration potential areas were visited on November 10th, 2020. Porphyry deposit drilling targets were visited on November 11th, 2020. The QP noted that the 7-15 cm of recently fallen snow and limited visibility in some areas were taken into consideration for the site tour agenda.

Inspection of underground workings in CRD exploration potential area

The Mammoth Mine was historically mined for copper oxides and silver sulfosalts. The Mammoth Shaft and the Glory Hole Shaft were visited. Steeply dipping structures parallel to other fissure veins were observed in the Glory Hole Shaft, as well as the presence of azurite, malachite, and possible copper oxides. Hand samples of gossanous, vein, and unaltered limestone were readily compared.

The Sioux-Ajax Tunnel was partially completed historically and meant for ore haulage during winter months. Good natural airflow was noted in the tunnel due to connection to karst cavities, Carisa Pipe, and other mined pipes along fissure veins. The IVNE geology crew was running water from the portal in PVC pipe along the length of the tunnel to wash the ribs for geologic mapping and sampling. Femco mine telephones had been recently installed and were operational. Other notable features observed in the tunnel include the following: Nad breccia on the Mammoth #1 patented claim; several pebble dike; a breccia with historical sample markers (ca. 1980s-1990s) near the thrust fault; variable bedding dip angles around the Sioux-Ajax Fault Zone; presence of jasperoid on surfaces in the Horseshoe area (target for an unmanned aerial vehicle (UAV) light detecting and ranging (LiDAR) survey to map the open workings that are not accessible); late structures that cross the tunnel and created natural (non-karst) voids up to 2 m wide; Sevier-age karst with gossan clasts in calcite matrix, interpreted as a weathered massive sulfide pod and collapse breccia; pebble dike in the Black Cave carbonaceous carbonate; pebble dike and mineralized vein at the J-Hook winze; as well as Northern Spy 1 and Northern Spy 2 stopes. Overall, the ground conditions are considered good, and the tunnel is dry, except for the lower part where perched groundwater in sumps was encountered, and areas with added water from the current rib washing program. No underground drilling is planned until the CRD exploration areas are successfully drilled from surface, and pending results.

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Inspection of porphyry exploration potential areas and historical mine pits and dumps

The porphyry exploration potential areas (Rabbit’s Foot, Sunbeam, Deep Mammoth; Section 7.10.1) were accessed on surface. The following locations were visited:

•	Swansea Mine dump: The Swansea Mine is the oldest mine in the district; it was flooded out and abandoned. Examples of the Swansea Rhyolite and cross-cutting quartz diorite with pyrite (source of magnetic high) were observed on the dump pile.

•	Murray Hill prospect: View of Tintic Valley and Range; examples of Crowded Porphyry; several igneous phases present at hilltop; trend of dikes is same as overall Rabbit’s Foot porphyry exploration potential area.

•	Rabbit’s Foot ridge: Sunbeam Granodiorite is magnetic at this location and is de-magnetized along the Dragon Fault structure.

•	Rabbit’s Foot porphyry exploration potential area: Potassic alteration of Sunbeam Granodiorite and thin A-type quartz veins; Crowded Granodiorite Porphyry outcrop with D-type veins.

•	Sunbeam porphyry exploration potential area: Upper Sunbeam Mine dump; remnants of high sulfidation Cu-Au quartz vein system with strong silicification; Upper Sunbeam shaft collar (secured; viewed from surface); view of Treasure Hill peak from Sunbeam Mine area; latite outcrop located between Sunbeam and Joe Undine Mines;

•	Joe Daly and Undine Mine: Pits and dumps on Sunbeam Granodiorite Porphyry (SGDP) dike; A-type veins overprinted with high sulfidation system; areas of potassic alteration with phlogopite. Several clasts with bladed calcite texture replaced by quartz, which indicates boiling zone in epithermal system.

•	King James Mine dumps: High sulfidation veins; porphyry clasts with secondary phlogopite; clasts with prominent bladed calcite replaced by quartz; agglomerate up ridge behind mine.

•	Dragon Clay Mine: Pits and dumps with view of Blackjack Mine pit up ridge behind dumps.

•	Ruby Valley: Outcrops of megacryst porphyry observed below the Sunbeam Mine dumps. This is the youngest intrusive phase; it cuts the Sunbeam dikes and is cut by minor veins.

9.1.2	Data Validation and Desktop Study

The QP reviewed and accepted the information supplied by IVNE. Historical information was verified from several web and literary sources where possible. The analytical results were checked against the relevant laboratory certificates, and no transcription errors were noted by the QP.

9.2	Limitations

The QP did not request any check assays as no Mineral Resources or exploration target tonnages and grades are the focus of this report.

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9.3	QP Opinion on Data Adequacy

The QP found the information to be comprehensive and logically archived; data management and database compilation procedures are consistent with standard industry practices. The QP reviewed and accepted the supplied information and considers it to be geologically appropriate and adequate for use in IVNE’s ongoing exploration efforts at the Tintic Project.

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10	Mineral Processing and Metallurgical Testing

No contemporary metallurgical testing or mineral processing studies on mineralized material from the Tintic Main District are currently available to IVNE.

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11	Mineral Resource Estimates

A Mineral Resource estimate has not been conducted for the Tintic Project and is not a requirement of an exploration results Technical Report Summary.

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12	Mineral Reserve Estimates

A Mineral Reserve estimate has not been conducted for the Tintic Project and is not a requirement of an exploration results Technical Report Summary.

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13	Mining Methods

There is no active mining on the Tintic Project, and no mining is currently proposed. No work regarding mining methods has been undertaken for this report.

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14	Processing and Recovery Methods

No work regarding processing and recovery methods has been undertaken for this report.

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15	Infrastructure

There is currently no mining taking place on the Tintic Project. The historical surface and underground mining infrastructure on the property are described in Section 21, as well as a summary of the underground rehabilitation work plan commissioned by IVNE in 2019.

The infrastructure and facilities used to support the exploration activities on the Project to date, as well as the water and power supply for the area, are described in Section 4.5.

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16	Market Studies

Market studies have not been undertaken for the Tintic Project and there are no contracts in place or under negotiation for mining, concentrating, smelting, refining, transportation, handling, sales and hedging, or forward sales contracts or arrangements.

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17	Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups

No environmental studies, permitting, or social / community impact work for development of the Tintic Project have been undertaken.

Details of the drilling permit obtained by IVNE to allow for the proposed exploration drilling program on the Project in 2021 are provided in Section 3.5.2.

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18	Capital and Operating Costs

Capital and Operating Costs have not been estimated for the Tintic Project and are not requirements of an exploration results Technical Report Summary.

Exploration expenditure by IVNE to date and Exploration Budgets for exploration work in 2021 are provided in Section 22 and Section 23 respectively.

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19	Economic Analysis

An economic analysis has not been conducted for the Tintic Project and is not a requirement of an exploration results Technical Report Summary.

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20	Adjacent Properties

Land ownership in the Tintic District is shown in Figure 20-1. Freeport McMoran, Chief Consolidated Mining and various private owners hold much of the adjacent properties to the IVNE Tintic Project. As noted by Ramboll (2018), the properties located adjacent to the Project have been used for mining purposes, smelters, mills, transportation of ore, ranching and farming operations since the late 1860s. The town of Mammoth was developed at a similar time as Eureka in the mid to late 1800s as part of the Tintic Mining District and lies mostly adjacent to the Project area. Most of the adjoining properties comprise native vegetation with occasional mining feature or structure.

Ivanhoe ELECTRIC
Tintic District Land Ownership
N
0 2 4
Kilometers
Legend
Mines
Ore Runs
IVNE
Freeport
Chief Mines
Various Private Owners
Gemini
Bullion Beck
Centennial Eureka
Burgin
Mammoth
Trixie
Carisa
Dragon
Sunbeam
Primrose
Treasure Hill
395000
400000
405000
410000
4420000
4415000
4410000

Source: IVNE (2021)

Figure 20-1: IVNE Tintic Project Tenure relative to Adjacent Properties and Major Historically Mined ‘Ore Runs’

An overview of the history of the Tintic Mining District, which saw nearly continuous mining operations from 1871 through to 2002, is provided in Section 5. Efforts since the 1990’s to conduct underground exploration, rehabilitate mine workings, plan for mine re-opening, and process waste rock, at various localities in the District (both within the Project area and on adjacent properties) are also summarized in that section. Notable of these on adjacent properties are the Trixie, Eureka Standard, and Burgin mines, as detailed below. FMEC, a subsidiary of Freeport McMoran acquired the sub-economic SWT Porphyry from Quaterra in the late 2000’s and is currently still exploring the area.

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Tintic Consolidated Metals LLC (TCM) is a Joint Venture (75% IG Tintic LLC, owner, and operator, and 25% Chief Consolidated Mining) that controls approximately 57 km2 of patented mineral rights in the East Tintic District. TCM has an aggressive goal of re-opening one of the remaining legacy mines every two years, with the Trixie mine reopened in 2020 and the Eureka Standard mine slated next for re-development. In addition, TCM is investigating the potential for a deep copper porphyry deposit within its extensive land holdings (source: www.tinticmetals.com).

The Trixie mine is an historic high-grade gold-silver underground mining operation. The deposit is a hybrid low-sulfidation to high-sulfidation epithermal system, with polymetallic gold and silver veins structurally hosted within the Paleozoic Tintic Quartzite, and base metal mineralization hosted within sedimentary and carbonate rocks north of the main gold system. It was first operated from 1974 to 1992 and again briefly from 2000 to 2002 with a total of six underground levels developed to a depth of 411.5 m. Refurbishment of the mine started in September 2019. Mining and production from the upper level commenced ahead of schedule in Q4 2020. TCM began underground core drilling in mid-2020 targeting exploration and resource definition opportunities identified in the historic Trixie datasets. The exploration drilling and underground development completed in 2020 resulted in the discovery of several new high-grade mineralized structures located only ~15 m from the existing underground infrastructure.

Following the successful restart of the Trixie mine, the historic Eureka Standard mine represents the next exploration and resource development opportunity for TCM over the next 2-3 years. The high-grade gold-silver polymetallic underground mine operated from 1923 to 1949 and is located roughly 1,370 m north of the current Trixie operations.

The North Lily mine is another historic underground mining operation within TCM’s East Tintic property. Operations ceased in 1949 with production being halted where mining intersected the groundwater table. The North Lily deposit is characterized by very high-grade gold-rich ores that were mined from structurally controlled siliceous vein breccias within the Tintic Quartzite, as well as overlying CRD lead-zinc-silver ores along the thrust faulted contact with the Tintic Quartzite. TCM intends to employ the same approach used at Trixie of historic data collation using modern mining software, 3D modeling and re-interpretation of the legacy data to identify gold-focused targets for an aggressive program of exploration drilling.

In addition to the legacy mine re-opening and expansion efforts, TCM commenced an aggressive program of regional exploration following acquisition of the East Tintic project in early 2019. This included a high-resolution UAV magnetic survey, new detailed field mapping and systematic soil sampling. Detailed field mapping and sampling will be progressively expanded over future field seasons, together with drill testing of identified targets.

A number of significant past-producing base-metal mines exist within TCM’s East Tintic land package, including Tintic Standard, Eureka Standard, North Lily and the more recent Burgin mining operations. A significant base-metal resource has been identified at the Burgin mine, with the “Burgin Extension” reporting Indicated and Inferred Mineral Resources in a NI 43-101 Technical Report completed in 2011 (Tietz et al., 2011).

TCM are appraising the Burgin resource extension in the context of the much larger “Burgin – Ball Park” base-metal opportunity, with the possible incorporation of additional mineralization historically identified to the north by Kennecott during the 1970’s.

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The East Tintic district has historically been recognized as an area prospective for large porphyry-style Cu-Au-Mo mineralization. On TCM’s land, several silica-alunite lithocaps associated with porphyry emplacement are exposed at surface. Anglo American and Kennecott drilled several deep (1,200 m) holes between 2008 and 2014, including four holes into the Big Hill target and two into the Silver Pass lithocap. The lithocaps are considered under explored given the surface alteration and tenor of the surrounding halo of base-metal mineralization.

Kennecott’s Bingham Canyon Cu-Au-Mo porphyry mine is located 60 km north of Tintic near Salt Lake City. Kennecott has been mining and processing minerals from the Bingham ore body since 1903 and it is one of the top producing mines in the world today. Copper production in 2019 was 186.8 kt (source: www.riotinto.com). Gold and silver are produced as bi-products of copper mining.

As documented in the sections above, the Silver City intrusive complex on the Tintic Project is similar in age to the Bingham Canyon porphyry deposit. Mineralization at Tintic is hosted in the same Paleozoic sedimentary host rocks as Bingham, and the east-west trending intrusive belt in which Tintic occurs is parallel to, and coeval with, the Bingham-Uinta intrusive belt.

20.1	Comments

The QP recognizes that information relating to adjacent properties is not necessarily indicative of the mineralization on the Tintic Project. Information on adjacent properties in Section 20 is sourced from external companies and therefore are not considered verified by the registrant.

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21	Other Relevant Data and Information

There is currently no mining taking place on the Tintic Project. The historical surface and underground infrastructure are described in this section, as well as a summary of the underground rehabilitation work plan commissioned by IVNE. These provide background information relevant to the exploration work undertaken by IVNE to date and the recommended exploration work for 2021.

A description of the infrastructure and facilities used to support the exploration activities on the Project to date, as well as the water and power supply for the area, are described in Section 4.5.

21.1	Historical Surface and Underground Infrastructure

The Tintic District contains numerous historical mine adits, shafts, and prospect pits. The majority of these historical sites have been catalogued by the State of Utah Department of Abandoned Mines, who have overseen the backfilling and capping/grating of open portals and shafts. The Department also has completed an inventory of almost all historical prospect pits, adits, and shafts in the Tintic District and at each location they have secured a metal survey peg with the mine catalog identification number.

Most historical shafts, adits, and open stopes/glory holes near well-traveled roads and populated areas in the Tintic District have been backfilled or barricaded by rebar fencing (Figure 21-1). However, the district contains many historical features that are still open at surface. Most large past producing mine shafts have had their surface facilities and headframes removed and the shaft capped with concrete and rebar mesh. IVNE has actively cataloged open mine features and erected signage to warn against potential dangers (Figure 21-1). Where possible, no trespass signs are erected to help secure the IVNE property. Additionally, in those underground workings that are safe to access, there are many remnant pieces of equipment and metal and wood supports still present (Figure 21-2). The IVNE property is crossed by many historical mine roads and railroad grades, which provide access to most of the property.

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Source: photos courtesy of IVNE

Figure 21-1:	Utah Division of Abandoned Mines Survey Peg; (B) Caution sign at Murray Hill shaft; (C) Open stope at Carisa Mine and (D) Grand Central Mine Building

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Source: photos courtesy of IVNE

Figure 21-2:	Examples of Underground Historical Infrastructure at the Tintic Project: (A) Grand Central Shaft; (B) Sunbeam Shaft Collar; (C) Mammoth Mine; and (D) Mammoth Mine Shaft Station at 300 Level Underground

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21.2	Underground Rehabilitation

In July 2019, IVNE commissioned a study by Nordmin Resource & Industrial Engineering USA (“Nordmin”) to complete an investigation of and devise an underground rehabilitation work plan for the Sioux-Ajax Tunnel, a drift accessible from surface near the town of Mammoth (Nordmin, 2019). It also provided a work plan and approximate cost to rehabilitate portions of several levels of workings for these areas to be accessible for mapping, sampling and drilling. The work plan included temporary ventilation, safety equipment and all necessarily mitigation in conjunction with mine access regulations as prescribed by the Mine Safety Health Administration (MSHA), a mining-specific safety regulatory body that operates on a national scale.

The analysis of the Tintic region was completed under the review of meeting MSHA regulations, CIM Best Practice Guidelines and Ontario Mining Act regulations to evaluate the various options. The investigation by the site investigation team focused on the following five locations:

1)	Sioux-Ajax Portal and Tunnel;

2)	Grand Central Shaft;

3)	Holden Tunnel (Centennial Eureka Shaft);

4)	Mammoth Shaft; and

5)	Lower Mammoth Tunnel.

Of importance are the Grand Central Shaft and the Sioux-Ajax Tunnel. The Grand Central Shaft offers a significant potential opportunity to expand any geologic mapping, drilling and exploration programs on the Project. It is centrally located and with a 6’ x 14’ opening, could be utilized for hoisting or ventilation of additional workings and provides for further opportunity for underground exploration/ spelunking to find other accessible work areas. However, there is currently a plug of waste material approximately 90 m from the shaft collar of the shaft. From current information, the depth and material makeup of the plug cannot be determined. It is recommended that further exploration of nearby levels that intersect with the shaft be performed with the intent of mapping the bottom of the plug. Once the total plug depth is determined, further plans to rehabilitate the shaft down to the plug can be developed and estimated. Trade-offs can then be performed to determine the value of additional access and ventilation from the Grand Central Shaft relative to the potential mineralization in the area as modelled from previous mapping and drilling programs.

The Sioux-Ajax Tunnel is a long decline that connects to the existing Northern Spy Mine and Carisa Stopes and provides a means of accessing drill targets and geologic mapping and sampling programs. IVNE geologists would like to remap the tunnel and complete underground diamond drilling from two locations. The area is well positioned for the two proposed underground core drilling stations that could target areas of potentially high value. Nordmin conducted an initial geotechnical review of the Sioux- Ajax portal to establish the level of rehabilitation that would be required to support various geological mapping and drilling activities. There are consistent geological structures dipping sub-parallel to the decline grade, which show an estimated 21 sections of concern that require attention before the start of a geologic mapping program.

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Nordmin supplied budget advice and recommendations to substantiate and support various exploration and drilling activities of these access areas. It is the opinion of Nordmin, supported by the due diligence team’s findings, that:

1)	The rehabilitation of the Sioux-Ajax Tunnel (Figure 21-3) makes sense from an overall standpoint. The Sioux-Ajax Tunnel offers access to substantial underground drifts for exploration and geologic mapping. Geologic mapping activities could be performed with or without the core drilling program, but share enough commonality with the first drilling station, that operational and cost efficiencies could be managed by rehabilitating the initial ~90 m of the tunnel before extending the rehab program down drift. The geologic mapping would give early information to tie in potential future drill targets while validating the importance and value of the second drill station before start-up. The additional exploration into further connected tunnels would require an established set of procedures for entry/exit, safety, egress and other typical plans needed for the operation of an underground facility under MSHA regulations.

2)	The Grand Central Shaft (Figure 21-3) offers significant potential value due to its location and the accesses that would be gained by removing the plug. It also allows for the potential of additional ventilation to existing and other areas underground, allowing for access to additional mapping and drilling locations.

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Budget recommendations (Nordmin, 2020) for optional underground areas and shafts to rehabilitate are listed in Table 21-1.

Source: photos courtesy of IVNE

Figure 21-3:	Some Historical Infrastructure Under Consideration for Rehabilitation by IVNE includes (A) the Sioux-Ajax Portal and Tunnel; (B) the Holden Portal and Tunnel; and, (C) and (D) the Grand Central Shaft

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Table 21-1: Nordmin Budget Recommendations-Underground Areas and Shafts to Rehabilitate

Options	Budget Cost ($USD)	Schedule	Comments
1 – Sioux-Ajax Rehab for Geo Mapping Phase 1	$1.71M - $2.19M	40 – 66 Days	Includes surface electrical infrastructure to be installed as part of the project to reach lower work areas. May require more than 1 Load Center to complete work.
2a – Sioux-Ajax Rehab/Drilling Phase 2	$1.07M - $1.76M	70 – 110 Days	Assumes surface and electrical infrastructure from Phase 1 is already installed and in place. Includes max number of Load Centers.
2b – Sioux-Ajax Rehab/Drilling Phase 1 & Phase 2	$2.46M - $3.46M	98 – 140 Days	Project Efficiencies of doing both projects include: - One mob/demob cost - One setup/portal structure cost - One purchase of electrical equipment
3a – Grand Central Shaft Rehab for Plug Inspection	$700k – $980k	35 – 60 Days	Includes surface demolition of existing structures and rehabilitation of the shaft ~300' to the plug
3b – Grand Central Shaft Plug Removal	$11.1M - $20M+	238 Days +/-	Cost is based on an estimate performed in 2011 for a similar shaft plug. No escalation of costs has been performed to requote due to lack of information about the plug size.
4 – Holden Tunnel Rehab	$1.50M - $2.03M	48 – 78 Days	Cost is based on a geological mapping program only, not drilling. Additional costs for widening a drill station and rehabilitation infill would be required for drilling execution.
5 – Mammoth Tunnel and Winze Rehab	$1.50M - $1.62M	27 – 40 Days	includes entire Mammoth Tunnel work areas.
6 – Mammoth Tunnel as utility corridor or secondary egress	$1.14M - $1.19M	19 – 26 Days	Requires barricading of collapsed shaft infrastructure area.
7 – Lower Mammoth Rehab	$1.19M -$1.26M	22 – 32 Days	Assumes rehabilitation up to, but not including the collapsed area. A detailed evaluation would be required to determine the extents of the collapsed area once the area is secured.

Assumptions:

-       HPX or its approved representatives will procure major/long lead items

o     Electrical infrastructure, ventilation fans, portal structure

o     Contractor will supply all other materials

-       No existing electrical infrastructure is assumed to be available

-       Electrical feeds will be required for all options

Opportunities:

-      Early stage work for Sioux-Ajax Portal can be operated utilizing a diesel generator

-      There may be a permanent electrical feed available nearby, which could eliminate the requirement of a substation

-      Performing both Phase 1 and Phase 2 of the Sioux-Ajax Tunnel would offer operating efficiencies and schedule gains and reduction of mob/demob costs

-      Electrical Infrastructure is preliminarily designed to be reused:for other projects/exploration

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22	Interpretation and Conclusions

Since securing the Tintic Project in 2017, IVNE has invested US$16.9 million into exploration in the Tintic Main District, searching for prospective target areas focused on porphyry copper, carbonate replacement bodies (CRD’s) and skarns, with two-thirds of the expenditure being on securing the land and mineral titles (Table 22-1). The Main Tintic District is highly prospective for these types of mineralization based on historical mining and on the geological understanding of the source of CRD mineralization. The consolidation of mineral claims since the cessation of mining in the 1980’s has facilitated the opportunity to explore broader tracts of land, attempting to locate continuations of known exploited mineralization. IVNE has collated all historical data and produced a regional exploration model. IVNE’s exploration approach has been successfully employed by Tintic Consolidated Metals LLC, in the East Tintic District.

Table 22-1: IVNE Spending on the Tintic Project

Year	Cost – Land	Cost – Technical	Total Cost (USD)
2017	$500,000	$136,229	$636,229
2018	$2,246,108	$2,641,071	$4,887,179
2019	$4,303,215	$2,294,054	$6,597,269
2020 (to Oct 05, 2020)	$4,339,000	$422,352	$4,761,352
Total	$11,388,323	$5,493,707	$16,882,030

Source: HPX (2020)

The QP found the information supplied by IVNE to be comprehensive and logically archived. The geochemical sampling program procedures and associated QA/QC protocols are consistent with industry standard practices. Furthermore, IVNE has applied sound and innovative exploration techniques to identify and prioritize exploration potential areas in the Main Tintic District.

IVNE has identified four of the 14 exploration potential areas described within this report as high priority, namely:

•	Rabbit’s Foot (porphyry);

•	Sunbeam (porphyry);

•	Mammoth Deep (porphyry); and

•	Carisa / Northern Spy (CRD breccia pipe).

IVNE has completed several academic studies related to whole rock geochemistry, petrography, geochronology and quartz vein fluid inclusions. These results confirm historical authors’ opinions on the project area and provide valuable information for the further development of IVNE’s exploration model.

The QP considers IVNE’s exploration model to be applicable and realistic for the Tintic Main District region. Furthermore, the exploration techniques employed by IVNE are suitable for exploration for porphyry copper, CRD, skarn, and fissure vein mineralization.

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The QP identifies the following risks associated with the Tintic project:

•	The dimensions of historical underground mining cavities are not surveyed, and the risk exists that larger areas have been exploited and not recorded.

•	Historical drillhole location and analytical results should be treated with caution. Confidence in this information is low as little to no QA/QC data are available for the respective drillholes. However, the results can be utilized for regional-scale modelling, which IVNE has completed in Leapfrog GeoTM.

•	The area being explored by IVNE is very large and the risk exists that the exploration activities may be diluted if too many of the exploration potential areas are explored simultaneously. This risk can be mitigated by ranking of exploration potential areas, which IVNE has undertaken.

•	All the exploration results to date indicate exploration potential areas only; no mineralization with any reasonable prospects of eventual economic extraction have been identified.

•	Anomalous geochemical soil sample results occurring downslope from historical mining may be related to the aforementioned and not an indicator of an exploration potential area.

•	At the effective date of this Report, IVNE has not drilled any diamond core drillholes into any of the identified exploration potential areas to confirm mineralization. This risk is mitigated by IVNE planning surface and underground drilling for the remainder of 2021.

•	A complex land claims ownership exists in the Tintic District and the risk to access certain isolated claims during exploration could occur. IVNE is currently consolidating claims through several agreements to acquire the relevant claims to mitigate the risk. IVNE has negotiated the right to access any of the claims under the respective agreements for exploration purposes.

•	Several payments are due with respect to underlying agreements with Mr. Spenst M. Hansen involving claims. Firstly, on a six-monthly basis until April 2022 for porphyry claims; and on a three-monthly basis for the Mammoth, Gemini and Northstar claims until July 2023.

•	Unresolved Recognized Environmental Conditions (REC’s) and pre-existing environmental liabilities exist in the IVNE tenement area. However, none of these impact IVNE’s ability to perform exploration activities on the prospective areas prioritized as exploration potential areas.

•	Future environmental permitting is a risk should IVNE consider an application to mine in Utah. The risk is partially mitigated on private patented claims, which would require State rather than Federal permitting.

•	Significant portions of the CRD exploration claims are subject to Net Smelter Return (“NSR”) royalty agreements, ranging between 1% and 4%. However, they are only payable upon production and sale of product should IVNE engage in such activities in the future. No royalties are due in advance.

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The QP considers the following upside potential:

•	Historical underground mining in the Tintic District was focused on mineralization above the water table. Therefore, mineralization along existing mined zones at depth may be preserved below the water table.

•	Historical underground mining utilized higher cut-off grades than those that are economic in recent times. Therefore, the potential exists for unmined remnant lower grade mineralization areas being preserved.

•	Historically, exploration and mining were focused on CRD, skarn and fissure vein mineralization and not on the potential mineralized fluid source at depth. IVNE exploration geophysics has identified several anomalies that could indicate the potential source of the fluids. These anomalies require diamond core drilling to establish whether the IVNE exploration model is correct and whether this material contains any economic mineralization.

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23	Recommendations

The QP recommends that IVNE focuses on drilling of the highest priority exploration potential area initially, to facilitate quantifiable exploration results in the near future. Drilling is required to delineate the volume and morphology of the potentially mineralized underground zones above and below the water table. Depending on whether mineralization is intersected, and its style and grade, this would enable IVNE to declare an exploration target with relevant estimated tonnage and grade ranges, contingent on IVNE’s QA/QC protocols and performance, both of which have been demonstrated in their field geochemical sampling program to meet industry standards.

23.1	Recommended Work Programs and Costs

The following exploration work is recommended on the Tintic Project in 2021:

•	On the ground exploration, including mapping and geochemical sampling;

•	Surface drilling to test geophysical targets and historical non-compliant mineral resource areas; and,

•	Underground rehabilitation and drilling.

The proposed budget for the exploration work is detailed in Table 23-1.

The objective of the work program and expenditure is threefold:

1.	Test shallow CRD exploration potential areas from surface;

2.	Test the buried porphyry exploration potential areas; and

3.	Rehabilitate historical workings, to facilitate underground drilling into unmined CRD pillars, and extensions of the lodes to depth.

By the end of 2021, if the recommended exploration work is completed, a path towards potential definition of a Mineral Resource should be clear.

Table 23-1: Summary of Estimated Costs for Recommended Exploration Work at Tintic in 2021

Item	Total Cost (USD)
Land	$6,162,806
Surface Drilling	$5,386,918
Underground Rehabilitation and Drilling	$11,552,109
Facilities and Staff	$1,983,110
Total	$25,084,943

Source: SRK (2021)

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24	References

Ballantyne, J., September 25, 1988, “Evaluation of Precious Work on the Southwest Tintic and Treasure Hill Areas, Juab County, Utah”, Report to Grand Central Mining Corporation.

AMEC, 2017, Internal document: “Technical Memorandum: Hansen Mines/Tintic Mining District Underground Site Review”, Project # 194882.

Best, M.G., Christiansen, E.H., Deino, A.L., Gromme, C.S., McKee, E.H., and Noble, D.C., 1989, “Eocene through Miocene volcanism in the Great Basin of the western United State.”, in Chapin, C.E., and Zidek, Jiri, editors, Field excursions to volcanic terranes in the western United States, Volume II: New Mexico Bureau of Mines and Mineral Resources Memoir 47 (1989a):91–134.

Billingsley, P., and Crane, G.W., 1997, “Excursion 7. Tintic mining district; in J.M. Boutwell, ed., Guidebook 17 – Excursion C-1, The Salt Lake Region”, International Geological Congress XVI session, United States (1933):101-24.

Bonner, E.P.T., 2020, Internal document: “Tintic SWIR – Thesis Study Report”, Tintic SWIR Summary report_07.15.20 - Ed Bonner.pdf”.

Bruhn, R.L., Picard, M.D., and Isby, J.S., 1986, “Tectonics and sedimentology of the Uinta Arch, western Uinta Mountains, and Uinta Basin”, in Peterson, J.A., ed., Paleotectonics and Sedimentation in the Rocky Mountain Region: United States, American Association Petroleum Geologists Memoir 41 (1986):333-58.

Bryant, B., Nichols, D.J., 1988, “Late Mesozoic and early Tertiary reactivation of an ancient crustal boundary along the Uinta trend and its interaction with the Sevier orogenic belt”, Geological Society of America Memoir171, p. 411 – 430.

Christiansen, E.H., Sheridan, M.F., and Burt, D.M., 1986. The geology and geochemistry of Cenozoic topaz rhyolites from the western United States. Geological Society of America Special paper 205, 82p.

CIM (2014). Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Reserves: Definitions and Guidelines, May 10, 2014.

Centurion Mines, 1996, “Ore Targets in The Mammoth Mine and Mines to the South (Report 3 of 6)”, prepared by Centurion Mines Corporation Technical Staff, December 24, 1996.

Centurion Mines, 1997, “The Gemini and Chief Ore Run Targets (Report 4 of 6)”, prepared by Centurion Mines Corporation Technical Staff, March 3, 1997.

Constenius, K., 1996, “Late Paleogene extensional collapse of the Cordilleran foreland fold and thrust belt”, Geological Society of America Bulletin 108 (1996):20-39.

Cook, K. L., 1969, “Gravity surveys in Utah”, Eos, Transactions American Geophysical Union 50 (1969):538–41.

Cook, K. L., and Berg, J. W., Jr., 1961, “Regional gravity survey along the central and southern Wasatch Front, Utah”, U. S. Geological Survey Professional Paper 316-E (1961):75-89.

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DeCelles, P.G., and Coogan, J.C.,2006, “Regional structure and kinematic history of the Sevier fold-and-thrust belt, central Utah”, Geological Society of America Bulletin 118 (2006):841–64.

Deino, A., and Keith, J.D., 1997, “Ages of Volcanic and Intrusive Rocks in the Bingham Mining District, Utah”, in John, D.A., and Ballantyne, G.H., editors, Geology and Ore Deposits of the Oquirrh and Wasatch Mountains, Utah: Society of Economic Geologists Guidebook Series, v. 29, p. 91-100.

Dickinson, William R., 2006, “Geotectonic Evolution of the Great Basin”, Geosphere 2.7 (2006): 353–68.

Doelling, H.H., and Tooker, E.W., 1983, “Utah Mining District Areas and Principal Metal Occurrences”, Utah Geological and Mineralogical Survey, Map 70, August 1983.

Elder, J.M., and Gurr, K., 2010, “Hansen Mine Assets Independent Assessment, Utah and Juab Counties, Utah, USA”, Prepared for Firebird Tintic LLC by SRK Consulting, Project # 341700.010.

Forster, C., Boyd G. and Ramirez, M., 2017, “Tintic District Utah”, HPX presentation, March 2017.

Gustafson, L.B., Hunt, J.P., 1975, “The porphyry copper deposit at El Salvador, Chile”, Economic Geology (1975) 70 (5): 857–912.

Hannah, J.L., and Macbeth, A., 1990, “Magmatic History of the East Tintic Mountains, Utah”, U.S. Geological Survey Open-File Report 90-0095, 24 p.

Hannah, J.L., and Stein, H.J., 1995, “Examining the caldera-ore deposit connection: hydrothermal activity during resurgence of the Tintic caldera, Utah”, Society of Economic Geologists Annual Meeting, Abstracts, New Orleans, A-327 (1995).

Hansen, S.L., 1995, “Mineralogy, petrology, geochemistry and crystal size distribution of Tertiary plutons of the central Wasatch Mountains, Utah”, Unpublished Ph.D. dissertation, Salt Lake City, University of Utah.

Hedenquist, J.W., et al., 2000, “Exploration for Epithermal Gold Deposits”, Reviews in Economic Geology. 13. 245-277.

Hildenbrand, T. G. et al., 2000, “Regional Crustal Structures and Their Relationship to the Distribution of Ore Deposits in the Western United States, Based on Magnetic and Gravity Data”, Economic Geology 95.8 (2000):1583–603.

Hildreth, C.H., Jr., and Hannah, S.C., 1996, “Fluid inclusion and sulfur isotope studies of the Tintic mining district, Utah: Implications for targeting fluid sources”, Economic Geology 91 (1996):1270-81.

Hintze, L.F., and Kowallis, B.J., 2009, “Geologic history of Utah; a field guide to Utah's rocks”, Brigham Young University Department of Geology, Special Publication 9 (2009).

HPX (2019) “Tintic Exploration Program: 2019 Annual Information Form (AIF), Form 51-102F2”, Internal company report prepared by High Power Exploration, September 24, 2019.

HPX (2020) “Tintic Exploration Program: 2017-2019 Exploration Report” Internal company report prepared by High Power Exploration, August 24, 2020.

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Johnson, D.M. and Christiansen, E.H., 2016, “The Nature and Origin of Pebble Dikes and Associated Alteration: Tintic Mining District (Ag-Pb-Zn-Au), Utah”, in Comer, J.B., Inkenbrandt, P.C., Krahulec, K.A., and Pinnell, M.L., editors, Resources and Geology of Utah’s West Desert: Utah Geological Association Publication 45 (2016):13-42.

Jordan, T.E., and Douglas, R.C., 1980, “Paleogeography and structural development of the Late Pennsylvanian to Early Permian Oquirrh basin”, in Fouch, T.D., and Magathan, E.R., eds., Paleozoic paleogeography of the west-central United States: Society of Economic Paleontologists and Mineralogists, Rocky Mountain Section, p. 217-238.

Karlstrom, K.E., and Houston, R.S., 1984, “The Cheyenne belt: Analysis of a Proterozoic suture in southern Wyoming”, Precambrian Research 25 (1984): 415–46.

Keith, J. D., Dallmeyer R. D., Kim C. S., and Kowallis B. J., 1991, “The volcanic history and magmatic sulfide mineralogy of latites of the central East Tintic Mountains, Utah”, in Raines, G. L., R. E. Lisle, R. W. Schafer, and W. H. Wilkinson. Geology and ore deposits of the Great Basin. Geological Society of Nevada, Reno (1991):461–83.

Kerr, N. and Hanneman, H., 2020a, Internal Memo: “HPX - Tintic Porphyry Summary 2020.10.15.docx”.

Kerr, N. and Hanneman, H., 2020b, Internal Memo: “20200831 Tintic CRD Target Summary.docx”.

Kerr, N. and Hanneman, H., 2020c, Internal Memo: “Tintic Structural Summary 2020.10.01.docx”.

Kim, C. S. (1992) “Magmatic evolution of ore-related intrusions and associated volcanic rocks in the Tintic and East Tintic Mining Districts, Utah.” Ph.D. Dissertation, University of Georgia, Athens.

Kloppenburg, A., Grocott J., and Hutchinson D., 2010, “Structural setting and synplutonic fault kinematics of a cordilleran Cu-Au-Mo porphyry mineralization system, Bingham mining district, Utah”, Economic Geology 105 (2010):743–61.

Krahulec, K., and Briggs, D.F., 2006, “History, geology, and production of the Tintic mining district, Juab, Utah, and Tooele Counties, Utah”, in Bon, R.L., Gloyn, R.W., and Park, G.M., editors, Mining districts of Utah: Utah Geo-logical Association Publication 32, p. 121–150.

Le Maitre, R., Streckeisen, A., Zanettin, B., Le Bas, M., Bonin, B., & Bateman, P. (Eds.). (2002). Igneous Rocks: A Classification and Glossary of Terms: Recommendations of the International Union of Geological Sciences Subcommission on the Systematics of Igneous Rocks (2nd ed.). Cambridge: Cambridge University Press. doi:10.1017/CBO9780511535581

Lindgren, W., Loughlin, G. F., and Heikes, V.C., 1919, “Geology and ore deposits of the Tintic mining district, Utah”, U.S. Geological Survey Professional Paper 107, 282 p.

Lindsey, D.A., 1982, “Tertiary volcanic rocks and uranium in the Thomas Range and northern Drum Mountains, Juab County, Utah”, USGS Numbered Series, Professional Paper 1221.

Mabey, D. R., and Morris, H. T., 1967, “Geologic interpretation of gravity and aeromagnetic maps on the Tintic valley and adjacent areas, Tooele and Juab Counties, Utah”, U.S. Geol. Survey Professional Paper 516-D (1967).

Monecke, T., et al., 2018, “Quartz solubility in the H2O-NaCl system: A framework for understanding vein formation in porphyry copper deposits”, Economic Geology (2018) 113 (5): 1007–1046.

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Morris, H.T., 1964, “Geology of the Eureka Quadrangle, Utah and Juab Counties, Utah”, U.S. Geological Survey Bulletin 1142-K, 29 p.

Morris, H. T., 1968, “The Main Tintic mining district, Utah”, in vol. II, A.I.M.E. Graton-Sales volume (1968):1043–73.

Morris, H.T., 1975, “Geologic map and sections of the Tintic Mountain Quadrangle and adjacent part of the McIntyre Quadrangle, Juab and Utah Counties, Utah”, U.S. Geological Survey Miscellaneous Investigations Map I-833.

Moore, D. K., 1993, “Oligocene East Tintic volcanic field, Utah: geology and petrogenesis”, M.S. thesis, Brigham Young University, 1993.

Morris, H.T., Lovering, T.S., and others, 1979, “General geology and mines of the East Tintic mining district, Utah and Juab counties, Utah”, U.S. Geological Survey Professional Paper 1024, 4 plates, various scales (1979).

Muntean, J.L., and Einaudi, M.T., 2000, “Porphyry Gold Deposits of the Refugio District, Maricunga Belt, Northern Chile”, Economic Geology (2000) 95 (7): 1445–1472.

Nordmin Engineering Ltd., 2019, Internal document: “Tintic Underground Rehabilitation Work Plan, Eureka, Utah”, Project # S19007-01.

North Lily,1994, FORM 10-K/A, North Lily Mining Company Operations Review and 1994 SEC filings, http://edgar.secdatabase.com/838/92735695000103/filing-main.htm, December 31, 1994.

Paulsen, Timothy, and Stephen Marshak, 1999, “Origin of the Uinta Recess, Sevier Fold-Thrust Belt, Utah: Influence of Basin Architecture on Fold-Thrust Belt Geometry”, Tectonophysics 312.2–4 (1999):203–16.

Porter, J. P., K. Schroeder, and G. Austin, 2012, “Geology of the Bingham canyon porphyry Cu-Mo-Au deposit, Utah”, Society of Economic Geologists Special Publications 16 (2012):127–46.

Presnell., R.D., 1998, “Structural controls on the plutonism and metallogeny in the Wasatch and Oquirrh Mountains, Utah”, Society of Economic Geologists Guidebook Series 29 (1998): 1–9.

Ramboll, 2017. Phase I Environmental Site Assessment T10S R3W Sections 25, 35 and 36; T10S R2W Section 31; T11S R2W Sections 5, 6, 7, 8, 17, 18, 19 and 20; T11S R3W Sections 1, 2, 11 and 12, Juab County, Utah. Prepared for High Power Exploration by Ramboll Environ US Corporation, Salt Lake City, Utah, September 2017.

Ramboll, 2018. Phase I Environmental Site Assessment T10S R3W Sections 13 and 24; T10S R2W Sections 17-20, 29, 30 and 32, Juab and Utah Counties, Utah. Prepared for High Power Exploration by Ramboll Environ US Corporation, Denver, Colorado, October 2018.

Ramboll, 2021. Update to Silver City Mills and Mammoth Mills and Smelter Findings from Phase I Environmental Site Assessment, 2017, T10S R3W Sections 25, 35 and 36; T10S R2W Section 31; T11S R2W Sections 5, 6, 7, 8, 17, 18, 19 and 20; T11S R3W Sections 1, 2, 11 and 12, Juab County, Utah. Prepared for High Power Exploration by Ramboll Environ US Corporation, Denver, Colorado, February 2021.

Ramboz, C., 1979, “A fluid inclusion study of the copper mineralization in Southwest Tintic (Utah)”, Bull. Mineralogie 102 (1979):622-32.

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Reed, J.E., 1981, “A fluid inclusion study of the Tintic district, Utah”, M.S. thesis, University of Missouri, 1981.

Reynolds, T.J., 2019, “Recon survey of 8 samples from porphyry targets”, Fluid Inc.

Rowley, P.D., 1998, “Cenozoic transverse zones and igneous belts in the Great Basin, western United States--Their tectonic and economic implications”, in Faulds, J.E., and Stewart, J.H., eds., Accommodation zones and transfer zones--The regional segmentation of the Basin and Range province. Geological Society of America Special Paper 323 (1998):195-228.

Rowley, P.D., and Dixon, G.L., 2001, “The Cenozoic evolution of the Great Basin area, U.S.A.—New interpretations based on regional geologic mapping”, in Erskine, M.C., Faulds, J.E., Bartley, J.M., and Rowley, P.D., editors, The geologic transition, High Plateaus to Great Basin—A symposium and field guide (The Mackin Volume): Utah Geological Association and Pacific Section of the American Association of Petroleum Geologists.” Utah Geological Association Publication 30 (2001):169–88.

Rowley, P.D., Vice, G.S, McDonald, R.E., Anderson, J.J., Machette, M.N., Maxwell, D.J., Ekren, E.B., Cunningham, C.G., Steven, T.A., and Wardlaw, B.R., 2005, “Interim geologic map of the Beaver 30’ x 60’ quadrangle, Beaver, Piute, Iron, and Garfield Counties, Utah”, Utah Geological Survey Open-File Report 454, scale 1:100,000 (2005).

Sears, J.W., Graff, P.J., and Holden, G.S., 1982, “Tectonic evolution of lower Proterozoic rocks, Uinta Mountains, Utah and Colorado”, Geological Society of American Bulletin 93 (1982):990-7.

Shawe, D.R., and Stewart, J.H., 1976, “Ore deposits as related to tectonics and magmatism, Nevada and Utah”, American Institute of Mining, Metallurgy, and Petroleum Engineers Transactions 260 (1976):225–32.

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Sillitoe, R. H., and Hedenquist, J.W., 2003, “Linkages between Volcanotectonic Settings, Ore-Fluid Compositions, and Epithermal Precious Metal Deposits”, Society of Economic Geologists, Special Publication 10, 2003, p. 315–343

Sprinkel, D.A., 2018, “Mysteries of the Uinta Mountains”, Utah Geological Survey Survey Notes, Vol. 50 (3). p. 1-3.

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Tower, G.W, Jr., and Smith, G.O., 1900, “Tintic Special Folio, Utah”, U. S. Geological Survey Geologic Atlas of the United States (1900).

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Van Geffen, P., “Soil Geochemistry of the Tintic Project, Utah, U.S.A. for High Power Exploration Inc.”, presentation, December 7, 2018.

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Zhang, D., Audétat, A., 2017, “What caused the formation of the giant Bingham Canyon porphyry Cu-Mo-Au deposit? Insights from melt inclusions and magmatic sulfides”, Economic Geology (2017) 112 (2): 221–244.

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25	Reliance on Information Provided by the Registrant

The QP’s opinion contained herein is based on information provided by IVNE throughout the course of the investigations.

The QP used their experience to determine if the information from previous reports was suitable for inclusion in this Technical Report Summary and adjusted information that required amending.

The QP has not performed an independent verification of land title and tenure information beyond the preliminary verification described in Section 3.2.1 of this report. The QP did not verify the legality of any underlying agreement(s) that may exist concerning the permits or other agreement(s) between third parties but has relied on Richard R. Hall of Stoel Rives LLP as expressed in a legal opinion provided to IVNE (HPX at the time) on April 30, 2021. A copy of the title opinions is provided in Appendix C. The reliance applies solely to the legal status of the rights disclosed in Sections 3.2 and 3.3. Also included in Appendix C is a letter from Stoel Rives LLP confirming the transfer of Tintic interests from HPX to IVNE on April 30, 2021, the same day the opinion letter was issued.

The QP was informed by IVNE that there are no known litigations potentially affecting the Tintic Project.

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SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Appendices

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Appendix A: Mineral Titles

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	PLYMOTH ROCK	MS 3791		Purchased from Gleed G. Toombes 1638 E Sunnyside Ave Salt Lake City UT 84105	20.1322
Patented-Purchased	PLYMOTH ROCK NO. 1	MS 3791		Purchased from Gleed G. Toombes 1638 E Sunnyside Ave Salt Lake City UT 84105	20.102
Patented-Purchased	PLYMOTH ROCK NO. 4	MS 3791		Purchased from Gleed G. Toombes 1638 E Sunnyside Ave Salt Lake City UT 84105	20.23216
Patented-Purchased	BEATRICE D.	MS 4308		Purchased from Grand Central Silver Mines (Centurion Mines).	4.917152
Patented-Purchased	WINRIDGE NO. 2	MS 3615		Purchased from Mark Oldroyd	8.810904
Patented-Purchased	WIND RIDGE	MS 3615		Purchased from Mark Oldroyd	5.338687
Patented-Purchased	SUNSET	MS 3371		Purchased from Spenst Hansen	2.089324
Patented-Purchased	STOCKTON NO. 3	MS 3367		Purchased from Spenst Hansen	7.674115
Patented-Purchased	STOCKTON NO. 2	MS 3366		Purchased from Spenst Hansen	5.988302
Patented-Purchased	STOCKTON	MS 3365		Purchased from Spenst Hansen	5.930216
Patented-Purchased	LAKEVIEW	MS 3364		Purchased from Spenst Hansen	5.997038
Patented-Purchased	WEST SIDE CONTACT	MS 7011		Purchased from Spenst Hansen	19.78624
Patented-Purchased	GOOD FRACTION	MS 7011		Purchased from Spenst Hansen	13.20965
Patented-Purchased	THOMAS	MS 7011		Purchased from Spenst Hansen	16.12821
Patented-Purchased	SUN SET NO. 4	MS 7011		Purchased from Spenst Hansen	18.32637
Patented-Purchased	TOPIC NO. 2	MS 7011		Purchased from Spenst Hansen	18.29978
Patented-Purchased	RISING SUN	MS 7011		Purchased from Spenst Hansen	11.72549
Patented-Purchased	DELLA	MS 7011		Purchased from Spenst Hansen	19.51649
Patented-Purchased	RANGER AM		LOT 336	Purchased from Spenst Hansen	16.77896
Patented-Purchased	LAST CHANCE AM		LOT 336	Purchased from Spenst Hansen	8.326389
Patented-Purchased	JULIAN LANE		LOT 77	Purchased from Spenst Hansen	5.509206
Patented-Purchased	GOLDEN TREASURE		LOT 78	Purchased from Spenst Hansen	7.346121
Patented-Purchased	DAISEY HAMILTON		LOT 316	Purchased from Spenst Hansen	6.626826
Patented-Purchased	GRACE ELY		LOT 317	Purchased from Spenst Hansen	7.051704
Patented-Purchased	JUSTICE	MS 3337		Purchased from Spenst Hansen	20.57732
Patented-Purchased	GRACIE	MS 3337		Purchased from Spenst Hansen	19.25692
Patented-Purchased	BIMETALLIST	MS 3339		Purchased from Spenst Hansen	13.59321
Patented-Purchased	DUBEI	MS 3940		Purchased from Spenst Hansen	20.55358
Patented-Purchased	JENNIE	MS 4098		Purchased from Spenst Hansen	18.4762
Patented-Purchased	ORE BIN EXTENSION	MS 7001		Purchased from Spenst Hansen	20.66117
Patented-Purchased	JENNIE EXTENSION	MS 7001		Purchased from Spenst Hansen	20.66087
Patented-Purchased	CLIFF	MS 7001		Purchased from Spenst Hansen	20.66117
Patented-Purchased	TINTIC COPPER	MS 7001		Purchased from Spenst Hansen	20.66117
Patented-Purchased	TINTIC COPPER NO. 1	MS 7001		Purchased from Spenst Hansen	20.66087
Patented-Purchased	GOLD COIN	MS 7001		Purchased from Spenst Hansen	20.66117
Patented-Purchased	EAST GOLD COIN	MS 7001		Purchased from Spenst Hansen	20.66117
Patented-Purchased	BEACON NO. 3	MS 7001		Purchased from Spenst Hansen	20.66129
Patented-Purchased	BEACON NO. 2	MS 7001		Purchased from Spenst Hansen	20.66107
Patented-Purchased	BEACON NO. 1	MS 7001		Purchased from Spenst Hansen	20.66129

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	TINTIC COPPER NO. 4	MS 7001		Purchased from Spenst Hansen	20.66129
Patented-Purchased	TINTIC COPPER NO. 3	MS 7001		Purchased from Spenst Hansen	20.66107
Patented-Purchased	TINTIC COPPER NO. 2	MS 7001		Purchased from Spenst Hansen	20.66129
Patented-Purchased	VOLCANIC RIDGE	MS 7001		Purchased from Spenst Hansen	20.66129
Patented-Purchased	EAST GOLD COIN EXTENSION	MS 7001		Purchased from Spenst Hansen	20.66107
Patented-Purchased	INCENSE	MS 7001		Purchased from Spenst Hansen	20.649
Patented-Purchased	MAMMON	MS 7001		Purchased from Spenst Hansen	20.5583
Patented-Purchased	CONVERSANT	MS 7001		Purchased from Spenst Hansen	20.64174
Patented-Purchased	PINNACLE	MS 7001		Purchased from Spenst Hansen	20.6436
Patented-Purchased	TINTIC COPPER NO. 6	MS 7001		Purchased from Spenst Hansen	20.66117
Patented-Purchased	TINTIC COPPER NO. 5	MS 7001		Purchased from Spenst Hansen	20.66117
Patented-Purchased	PROFIT	MS 7001		Purchased from Spenst Hansen	16.45727
Patented-Purchased	TILT	MS 7001		Purchased from Spenst Hansen	20.5842
Patented-Purchased	ORE BIN	MS 7001		Purchased from Spenst Hansen	20.6028
Patented-Purchased	PROD	MS 7168		Purchased from Spenst Hansen	20.6528
Patented-Purchased	PRY	MS 7168		Purchased from Spenst Hansen	20.65302
Patented-Purchased	CLIFT	MS 3413		Purchased from Spenst Hansen	6.633736
Patented-Purchased	FRANKLIN CONSOLIDATED	MS 3931		Purchased from Spenst Hansen	10.09293
Patented-Purchased	JENNIE	MS 3931		Purchased from Spenst Hansen	9.90998
Patented-Purchased	MAGNA CHARTA		LOT 146	Purchased from Spenst Hansen	6.616934
Patented-Purchased	JACKMAN		LOT 125	Purchased from Spenst Hansen	6.776345
Patented-Purchased	GLADSTONE		LOT 127	Purchased from Spenst Hansen	6.647385
Patented-Purchased	ARGENTA		LOT 147	Purchased from Spenst Hansen	5.972414
Patented-Purchased	2G	MS 3012		Purchased from Spenst Hansen	5.139507
Patented-Purchased	SOUTH STAR	MS 3010		Purchased from Spenst Hansen	3.580422
Patented-Purchased	MICHIGAN		LOT 149	Purchased from Spenst Hansen	3.81805
Patented-Purchased	COLORADO CHIEF		LOT 139	Purchased from Spenst Hansen	6.882092
Patented-Purchased	PATTI	MS 4027		Purchased from Spenst Hansen	2.217304
Patented-Purchased	CROWN POINT		LOT 113	Purchased from Spenst Hansen	6.700437
Patented-Purchased	COSMOPOLITE NO. 2		LOT 140	Purchased from Spenst Hansen	6.886288
Patented-Purchased	ALMO	MS 3009		Purchased from Spenst Hansen	3.850211
Patented-Purchased	VOLTAIRE FRAC	MS 6540		Purchased from Spenst Hansen	0.028171
Patented-Purchased	BECK FRACTION	MS 6634		Purchased from Spenst Hansen	0.301
Patented-Purchased	SILVER COIN		LOT 98	Purchased from Spenst Hansen	6.234352
Patented-Purchased	VOLTAIRE		LOT 103	Purchased from Spenst Hansen	6.517164
Patented-Purchased	FLAGSTAFF		LOT 324	Purchased from Spenst Hansen	20.26756
Patented-Purchased	CHAMPION NO. 2		LOT 73	Purchased from Spenst Hansen	3.741835
Patented-Purchased	PERFECTO	MS 3121		Purchased from Spenst Hansen	2.47555
Patented-Purchased	DIVIDE		LOT 313	Purchased from Spenst Hansen	20.61856
Patented-Purchased	LAST SHOW	MS 3268		Purchased from Spenst Hansen	4.282763
Patented-Purchased	LEONORA	MS 3370		Purchased from Spenst Hansen	18.22886
Patented-Purchased	RAVINE	MS 4391		Purchased from Spenst Hansen	2.337753
Patented-Purchased	WHITTAKER	MS 5650		Purchased from Spenst Hansen	14.72944

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	ELIZABETH MINE	MS 5650		Purchased from Spenst Hansen	0.661171
Patented-Purchased	CLEVELAND		LOT 295	Purchased from Spenst Hansen	4.136116
Patented-Purchased	MIDDLE ATLAS AM		LOT 295	Purchased from Spenst Hansen	13.6588
Patented-Purchased	YOUNG MAMMOTH		LOT 94	Purchased from Spenst Hansen	4.254992
Patented-Purchased	WEST BULLION		LOT 90	Purchased from Spenst Hansen	4.075653
Patented-Purchased	MARY L.		LOT 154	Purchased from Spenst Hansen	6.609474
Patented-Purchased	BELCHER		LOT 155	Purchased from Spenst Hansen	5.734295
Patented-Purchased	DEPREZIN		LOT 248	Purchased from Spenst Hansen	4.409985
Patented-Purchased	GOLDEN EAGLE		LOT 287	Purchased from Spenst Hansen	6.640987
Patented-Purchased	GENERAL LOGAN		LOT 332	Purchased from Spenst Hansen	6.481816
Patented-Purchased	W.W.C.		LOT 163	Purchased from Spenst Hansen	5.060376
Patented-Purchased	RYAN LODE	MS 3060A		Purchased from Spenst Hansen	1.755535
Patented-Purchased	MADEA LODE		LOT 225	Purchased from Spenst Hansen	20.4838
Patented-Purchased	PARADISE LODE		LOT 255	Purchased from Spenst Hansen	5.782574
Patented-Purchased	LAST GAP	MS 3004		Purchased from Spenst Hansen	0.910062
Patented-Purchased	GROVER CLEAVLAND	MS 3007		Purchased from Spenst Hansen	4.958841
Patented-Purchased	SILVER GEM		LOT 128	Purchased from Spenst Hansen	5.507408
Patented-Purchased	LEGAL		LOT 132	Purchased from Spenst Hansen	5.48707
Patented-Purchased	EMMA AM		LOT 143	Purchased from Spenst Hansen	5.328565
Patented-Purchased	SOLID MOULTOON		LOT 283A	Purchased from Spenst Hansen	5.808405
Patented-Purchased	HARRISON		LOT 175	Purchased from Spenst Hansen	6.317255
Patented-Purchased	VICTORE NO. 2	MS 4218		Purchased from Spenst Hansen	3.215874
Patented-Purchased	CENTER	MS 4219		Purchased from Spenst Hansen	0.983084
Patented-Purchased	UNION		LOT 300	Purchased from Spenst Hansen	4.758374
Patented-Purchased	LOUISA LODE		LOT 299	Purchased from Spenst Hansen	5.589144
Patented-Purchased	SULLIVAN LODE		LOT 254	Purchased from Spenst Hansen	21.12122
Patented-Purchased	SIX SHOOTER		LOT 252	Purchased from Spenst Hansen	5.39521
Patented-Purchased	MOUNT HOPE LODE		LOT 253	Purchased from Spenst Hansen	20.22233
Patented-Purchased	PLUTUS		LOT 228	Purchased from Spenst Hansen	19.66999
Patented-Purchased	WEDGEWOOD LODE		LOT 230	Purchased from Spenst Hansen	13.44941
Patented-Purchased	KING WILLIAM		LOT 193	Purchased from Spenst Hansen	21.17083
Patented-Purchased	APRIL FRACTION	MS 6584		Purchased from Spenst Hansen	1.412262
Patented-Purchased	TUNNEL	MS 6084		Purchased from Spenst Hansen	2.961481
Patented-Purchased	LEADVILLE	MS 6081		Purchased from Spenst Hansen	0.967452
Patented-Purchased	SARATOGA	MS 3013		Purchased from Spenst Hansen	4.216946
Patented-Purchased	MONTANA		LOT 40	Purchased from Spenst Hansen	4.648757
Patented-Purchased	GENERAL HARRISON		LOT 308	Purchased from Spenst Hansen	17.50455
Patented-Purchased	BULLION		LOT 68	Purchased from Spenst Hansen	2.282323
Patented-Purchased	BECK		LOT 74	Purchased from Spenst Hansen	5.316951
Patented-Purchased	BLUE ROCK		LOT 75	Purchased from Spenst Hansen	2.755021
Patented-Purchased	CENTENNIAL EUREKA		LOT 67	Purchased from Spenst Hansen	6.144291
Patented-Purchased	BULLION		LOT 76	Purchased from Spenst Hansen	5.06119
Patented-Purchased	SUMMIT		LOT 134	Purchased from Spenst Hansen	5.993288

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	LOOKOUT		LOT 133	Purchased from Spenst Hansen	4.348748
Patented-Purchased	COMSTOCK		LOT 153	Purchased from Spenst Hansen	4.819243
Patented-Purchased	OVERMAN		LOT 162	Purchased from Spenst Hansen	6.10314
Patented-Purchased	KENDALL		LOT 169	Purchased from Spenst Hansen	4.669695
Patented-Purchased	HORNSILVER		LOT 203A	Purchased from Spenst Hansen	7.22551
Patented-Purchased	CAROLINE		LOT 292	Purchased from Spenst Hansen	0.692658
Patented-Purchased	SOUTH EXTENSION ECLIPSE		LOT 245	Purchased from Spenst Hansen	6.857517
Patented-Purchased	ONTARIO		LOT 285	Purchased from Spenst Hansen	4.507518
Patented-Purchased	SILVER GLANCE		LOT 288	Purchased from Spenst Hansen	2.245829
Patented-Purchased	GEORGE A. WILSON		LOT 296	Purchased from Spenst Hansen	6.779939
Patented-Purchased	FRANKLIN		LOT 246	Purchased from Spenst Hansen	5.54258
Patented-Purchased	BANGER		LOT 249	Purchased from Spenst Hansen	5.934465
Patented-Purchased	STYX LODE		LOT 346	Purchased from Spenst Hansen	6.642806
Patented-Purchased	HADES		LOT 346	Purchased from Spenst Hansen	6.429257
Patented-Purchased	PLUTO		LOT 346	Purchased from Spenst Hansen	6.460389
Patented-Purchased	WEST MAMMOTH		LOT 318	Purchased from Spenst Hansen	11.36132
Patented-Purchased	HOMESTAKE	MS 3059		Purchased from Spenst Hansen	4.098773
Patented-Purchased	MORTON LODE		LOT 247A	Purchased from Spenst Hansen	21.17202
Patented-Purchased	ALICE	MS 3568		Purchased from Spenst Hansen	14.20443
Patented-Purchased	BESS AM	MS 3771		Purchased from Spenst Hansen	4.093796
Patented-Purchased	ANNA NO. 2	MS 4320		Purchased from Spenst Hansen	4.490533
Patented-Purchased	TIP TOP	MS 4395		Purchased from Spenst Hansen	1.812704
Patented-Purchased	LEO LODE	MS 6475		Purchased from Spenst Hansen	9.801367
Patented-Purchased	MAMMOTH NO. 1 EXTENSION		LOT 38	Purchased from Spenst Hansen	13.77354
Patented-Purchased	EUREKA		LOT 39	Purchased from Spenst Hansen	7.515212
Patented-Purchased	GOLDEN KING LODE AM		LOT 92	Purchased from Spenst Hansen	6.741835
Patented-Purchased	SILVEROPOLIS LODE		LOT 135	Purchased from Spenst Hansen	10.47477
Patented-Purchased	BRADLEY		LOT 158	Purchased from Spenst Hansen	20.67528
Patented-Purchased	WELDING		LOT 159	Purchased from Spenst Hansen	21.21343
Patented-Purchased	EUREKA NO. 5		LOT 170	Purchased from Spenst Hansen	0.944222
Patented-Purchased	DOVE LODE		LOT 269	Purchased from Spenst Hansen	19.30426
Patented-Purchased	SWAN LODE		LOT 270	Purchased from Spenst Hansen	10.34899
Patented-Purchased	PELICAN		LOT 271	Purchased from Spenst Hansen	13.6337
Patented-Purchased	CONSORT		LOT 272	Purchased from Spenst Hansen	13.17864
Patented-Purchased	REBEL		LOT 301	Purchased from Spenst Hansen	5.834012
Patented-Purchased	CHRISTOPHER COLUMBUS	MS 3037		Purchased from Spenst Hansen	3.29359
Patented-Purchased	SNOW BIRD LODE	MS 3037		Purchased from Spenst Hansen	3.93009
Patented-Purchased	CAROLINE TRIANGLE	MS 3062		Purchased from Spenst Hansen	0.794026
Patented-Purchased	WEST MEDEA	MS 3213		Purchased from Spenst Hansen	2.990309
Patented-Purchased	JACOBS	MS 3227		Purchased from Spenst Hansen	0.088388
Patented-Purchased	PROVO	MS 3256		Purchased from Spenst Hansen	5.393256
Patented-Purchased	LION	MS 3490		Purchased from Spenst Hansen	17.64709
Patented-Purchased	SCHLEY	MS 3770		Purchased from Spenst Hansen	3.541624

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	BANARD	MS 4560		Purchased from Spenst Hansen	0.018027
Patented-Purchased	ALLEN	MS 4561		Purchased from Spenst Hansen	0.139207
Patented-Purchased	BROWN	MS 4562		Purchased from Spenst Hansen	0.019383
Patented-Purchased	LITTLE WILL	MS 3083		Purchased from Spenst Hansen	0.091016
Patented-Purchased	BOYD	MS 5310A		Purchased from Spenst Hansen	0.340596
Patented-Purchased	SOUTH EXTENSION OF WEST MAMMOTH	MS 5348		Purchased from Spenst Hansen	1.464732
Patented-Purchased	MAMMOTH FRACTION	MS 6167		Purchased from Spenst Hansen	9.911531
Patented-Purchased	SOUTH ALTA	MS 3228		Purchased from Spenst Hansen	1.335372
Patented-Purchased	VICTORIA		LOT 217	Purchased from Spenst Hansen	9.499706
Patented-Purchased	GRAND CENTRAL	MS 3037		Purchased from Spenst Hansen	12.6312
Patented-Purchased	DECEMBER	MS 3491		Purchased from Spenst Hansen	5.973672
Patented-Purchased	BUDDY	MS 6883		Purchased from Spenst Hansen	4.733759
Patented-Purchased	PHEBE SHULER	MS 3368		Purchased from Spenst Hansen	4.405778
Patented-Purchased	ENTERPRISE		LOT 326	Purchased from Spenst Hansen	4.370416
Patented-Purchased	LIZZIE		LOT 320	Purchased from Spenst Hansen	5.723484
Patented-Purchased	DANDY		LOT 320	Purchased from Spenst Hansen	6.464479
Patented-Purchased	DUDE		LOT 320	Purchased from Spenst Hansen	6.71199
Patented-Purchased	MARS		LOT 320	Purchased from Spenst Hansen	6.71199
Patented-Purchased	JUPITER		LOT 320	Purchased from Spenst Hansen	15.56395
Patented-Purchased	MAMMOTH MINE		LOT 37	Purchased from Spenst Hansen	4.751426
Patented-Purchased	MAMMOTH 2 & 3		LOT 65	Purchased from Spenst Hansen	1.834179
Patented-Purchased	COLCONDA LODE		LOT 293	Purchased from Spenst Hansen	20.66091
Patented-Purchased	STEELE	MS 6749		Purchased from Spenst Hansen	1.313246
Patented-Purchased	STEEL NO. 2	MS 6843		Purchased from Spenst Hansen	0.695753
Patented-Purchased	SOUTH MAMMOTH		LOT 63	Purchased from Spenst Hansen	4.591452
Patented-Purchased	PHOENIX		LOT 152	Purchased from Spenst Hansen	10.06897
Patented-Purchased	HUNGARIAN		LOT 164	Purchased from Spenst Hansen	6.529955
Patented-Purchased	DOM PEDRO 2ND		LOT 172	Purchased from Spenst Hansen	15.63086
Patented-Purchased	WEST MAMMOTH		LOT 319	Purchased from Spenst Hansen	7.695916
Patented-Purchased	CHAMPLAIN NO. 2 AM		LOT 174	Purchased from Spenst Hansen	5.507905
Patented-Purchased	COPPEROPOLIS NO. 2 AM		LOT 160	Purchased from Spenst Hansen	11.78823
Patented-Purchased	GOLDEN CHAIN		LOT 339	Purchased from Spenst Hansen	11.07649
Patented-Purchased	SIDEVIEW	MS 2946		Purchased from Spenst Hansen	4.149234
Patented-Purchased	FAIRVIEW	MS 2951		Purchased from Spenst Hansen	4.227606
Patented-Purchased	ONIDA	MS 2950		Purchased from Spenst Hansen	2.372186
Patented-Purchased	HARKER	MS 3289		Purchased from Spenst Hansen	0.85744
Patented-Purchased	BELCHER	MS 3750		Purchased from Spenst Hansen	6.935477
Patented-Purchased	MISSING LINK	MS 4572		Purchased from Spenst Hansen	4.22633
Patented-Purchased	AMERICAN EAGLE	MS 4679		Purchased from Spenst Hansen	1.038171
Patented-Purchased	SILVER CHAIN	MS 5880		Purchased from Spenst Hansen	12.03037
Patented-Purchased	GOLD CHAIN FRACTION	MS 6191		Purchased from Spenst Hansen	4.55315
Patented-Purchased	ESSEM	MS 6977		Purchased from Spenst Hansen	6.241642
Patented-Purchased	FRACTION	MS 3233		Purchased from Spenst Hansen	4.918933

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	NAPOLION	MS 3442		Purchased from Spenst Hansen	5.345198
Patented-Purchased	VENUS	MS 4392		Purchased from Spenst Hansen	0.492489
Patented-Purchased	WEST MAMMOTH LODE		LOT 173	Purchased from Spenst Hansen	3.326063
Patented-Purchased	CARISA		LOT 56	Purchased from Spenst Hansen	6.523833
Patented-Purchased	LA BONTA		LOT 122	Purchased from Spenst Hansen	6.608411
Patented-Purchased	WOLF		LOT 244	Purchased from Spenst Hansen	12.15758
Patented-Purchased	NORTHERN SPY		LOT 129	Purchased from Spenst Hansen	5.920027
Patented-Purchased	CAPTAIN S.	MS 4054		Purchased from Spenst Hansen	1.493239
Patented-Purchased	LAKEVIEW GOLD AND SILVER		LOT 342	Purchased from Spenst Hansen	2.140224
Patented-Purchased	CALIFORNIA		LOT 342	Purchased from Spenst Hansen	1.874365
Patented-Purchased	NEVADA		LOT 342	Purchased from Spenst Hansen	2.190349
Patented-Purchased	JIM FISK	MS 4478		Purchased from Spenst Hansen	3.25045
Patented-Purchased	VICTOR	MS 4480		Purchased from Spenst Hansen	1.661844
Patented-Purchased	CORDELIA ORTON	MS 4479		Purchased from Spenst Hansen	1.989618
Patented-Purchased	MICHIGAN FRACTION	MS 6635		Purchased from Spenst Hansen	1.355413
Patented-Purchased	HONORA	MS 4472		Purchased from Spenst Hansen	0.33528
Patented-Purchased	LILLIAN		LOT 263	Purchased from Spenst Hansen	2.368359
Patented-Purchased	CALIFORNIA		LOT 114	Purchased from Spenst Hansen	6.887075
Patented-Purchased	BROWNIE	MS 4053		Purchased from Spenst Hansen	10.77725
Patented-Purchased	SOUTH SWANSEA		LOT 337	Purchased from Spenst Hansen	6.538377
Patented-Purchased	WEST SWANSEA		LOT 337	Purchased from Spenst Hansen	19.74903
Patented-Purchased	RED McGLYNN	MS 3261		Purchased from Spenst Hansen	0.058663
Patented-Purchased	TRAIL		LOT 121	Purchased from Spenst Hansen	6.963901
Patented-Purchased	SILVER BAR NO. 2	MS 6085		Purchased from Spenst Hansen	19.79172
Patented-Purchased	SILVER BAR NO. 1	MS 6085		Purchased from Spenst Hansen	17.16726
Patented-Purchased	SILVER HILL NO. 3	MS 4118		Purchased from Spenst Hansen	13.62713
Patented-Purchased	SILVER HILL NO. 1	MS 4118		Purchased from Spenst Hansen	5.198161
Patented-Purchased	SILVER HILL NO. 2	MS 4118		Purchased from Spenst Hansen	4.512758
Patented-Purchased	SILVER HILL NO. 4	MS 4118		Purchased from Spenst Hansen	10.48065
Patented-Purchased	BLACK JACK		LOT 101	Purchased from Spenst Hansen	6.366528
Patented-Purchased	AMELIE RIVES ADDITION	MS 4550		Purchased from Spenst Hansen	3.101864
Patented-Purchased	AMELIE RIVES	MS 4550		Purchased from Spenst Hansen	20.04948
Patented-Purchased	PLYMOUTH ROCK NO. 8	MS 3680		Purchased from Spenst Hansen	12.48964
Patented-Purchased	PLYMOUTH ROCK NO. 9	MS 3680		Purchased from Spenst Hansen	18.49045
Patented-Purchased	PLYMOUTH ROCK NO. 10	MS 3680		Purchased from Spenst Hansen	19.04477
Patented-Purchased	PLYMOUTH ROCK NO. 12	MS 3680		Purchased from Spenst Hansen	19.47675
Patented-Purchased	PLYMOUTH ROCK NO. 11	MS 3680		Purchased from Spenst Hansen	12.21461
Patented-Purchased	SANTA MONICA	MS 3861		Purchased from Spenst Hansen	7.577186
Patented-Purchased	CAPE HORN NO. 2	MS 6997		Purchased from Spenst Hansen	13.60299
Patented-Purchased	CAPE HORN NO. 11	MS 6997		Purchased from Spenst Hansen	20.66117
Patented-Purchased	CAPE HORN NO. 10	MS 6997		Purchased from Spenst Hansen	20.53667
Patented-Purchased	CAPE OF GOOD HOPE	MS 6997		Purchased from Spenst Hansen	20.67338
Patented-Purchased	CLEVELAND	MS 3849		Purchased from Spenst Hansen	18.99921

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	EVENING STAR	MS 3382		Purchased from Spenst Hansen	5.959831
Patented-Purchased	JANUARY	MS 3382		Purchased from Spenst Hansen	16.14113
Patented-Purchased	MOLLY BAWN	MS 3830		Purchased from Spenst Hansen	16.59283
Patented-Purchased	LAST CHANCE	MS 3830		Purchased from Spenst Hansen	15.67315
Patented-Purchased	SUNDAY	MS 3858		Purchased from Spenst Hansen	2.877568
Patented-Purchased	PRIMROSE	MS 3897		Purchased from Spenst Hansen	6.241765
Patented-Purchased	LUZERNE	MS 3927		Purchased from Spenst Hansen	18.94839
Patented-Purchased	SILVER KING	MS 3928		Purchased from Spenst Hansen	10.41298
Patented-Purchased	ECLIPSE	MS 4029		Purchased from Spenst Hansen	15.42331
Patented-Purchased	ECLIPSE NO. 2	MS 4029		Purchased from Spenst Hansen	6.134171
Patented-Purchased	SEGO LILLY	MS 4127	0036-A	Purchased from Spenst Hansen	9.74051
Patented-Purchased	JOHN D. NO. 3	MS 6429		Purchased from Spenst Hansen	19.82451
Patented-Purchased	JOHN D. NO. 1	MS 6429		Purchased from Spenst Hansen	19.80799
Patented-Purchased	JOHN D.	MS 6429		Purchased from Spenst Hansen	19.67713
Patented-Purchased	JOHN D. NO. 2	MS 6429		Purchased from Spenst Hansen	19.75669
Patented-Purchased	JOHN D. NO. 4	MS 6429		Purchased from Spenst Hansen	13.2516
Patented-Purchased	OWL LODE	MS 6429		Purchased from Spenst Hansen	10.32204
Patented-Purchased	RUBY NO. 57	MS 6666		Purchased from Spenst Hansen	19.82195
Patented-Purchased	RUBY NO. 59	MS 6666		Purchased from Spenst Hansen	7.92863
Patented-Purchased	RUBY NO. 58	MS 6666		Purchased from Spenst Hansen	19.73493
Patented-Purchased	BOGDAN NO. 3 AM	MS 6666		Purchased from Spenst Hansen	14.51972
Patented-Purchased	BOGDAN FRACTION AM	MS 6666		Purchased from Spenst Hansen	14.91798
Patented-Purchased	BOGDAN NO. 2	MS 6666		Purchased from Spenst Hansen	19.79887
Patented-Purchased	BOGDAN NO. 1	MS 6666		Purchased from Spenst Hansen	19.77264
Patented-Purchased	SILVER DICK	MS 4127		Purchased from Spenst Hansen	7.738548
Patented-Purchased	MURRAY HILL	MS 4127		Purchased from Spenst Hansen	7.765506
Patented-Purchased	JOE DALEY	MS 3965		Purchased from Spenst Hansen	6.241167
Patented-Purchased	ANTELOPE FRACTION	MS 6014		Purchased from Spenst Hansen	1.51093
Patented-Purchased	ANTELOPE NO. 2	MS 5999		Purchased from Spenst Hansen	12.62455
Patented-Purchased	ANTELOPE	MS 5999		Purchased from Spenst Hansen	7.105021
Patented-Purchased	HOME RULE	MS 3852		Purchased from Spenst Hansen	5.920286
Patented-Purchased	GARNET	MS 3852		Purchased from Spenst Hansen	6.325427
Patented-Purchased	CATASAUQUA	MS 5101		Purchased from Spenst Hansen	19.45054
Patented-Purchased	CATASAUQUA NO. 1	MS 5101		Purchased from Spenst Hansen	19.33196
Patented-Purchased	CATASAUQUA NO. 2	MS 5101		Purchased from Spenst Hansen	19.33162
Patented-Purchased	CATASAUQUA NO. 4	MS 5101		Purchased from Spenst Hansen	16.23016
Patented-Purchased	CATASAUQUA NO. 3	MS 5101		Purchased from Spenst Hansen	11.32746
Patented-Purchased	RED TRIANGLE	MS 6564		Purchased from Spenst Hansen	4.006814
Patented-Purchased	JOE BOWERS NO. 2	MS 3801		Purchased from Spenst Hansen	4.170041
Patented-Purchased	SILVER SPAR		LOT 47	Purchased from Spenst Hansen	5.770665
Patented-Purchased	JOE BOWERS		LOT 41	Purchased from Spenst Hansen	3.91049
Patented-Purchased	SOUTH HALF SILVER SPAR LODE		LOT 102	Purchased from Spenst Hansen	5.295119
Patented-Purchased	NONESUCH LODE		LOT 190	Purchased from Spenst Hansen	5.642134

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	WALKER		LOT 191	Purchased from Spenst Hansen	6.204192
Patented-Purchased	SUMMIT JOE BOWERS		LOT 229	Purchased from Spenst Hansen	2.238533
Patented-Purchased	NO YOU DONT	MS 3929		Purchased from Spenst Hansen	1.676112
Patented-Purchased	NEVER SWET	MS 4534		Purchased from Spenst Hansen	20.17925
Patented-Purchased	NEVER SWET NO. 1	MS 4534		Purchased from Spenst Hansen	20.16581
Patented-Purchased	MADALIN NO. 3	MS 6616		Purchased from Spenst Hansen	19.826
Patented-Purchased	MADALIN NO. 2	MS 6616		Purchased from Spenst Hansen	19.72543
Patented-Purchased	MADALIN NO. 1	MS 6616		Purchased from Spenst Hansen	15.754
Patented-Purchased	MADALIN	MS 6616		Purchased from Spenst Hansen	6.484141
Patented-Purchased	SHOWER		LOT 48	Purchased from Spenst Hansen	8.521489
Patented-Purchased	SOUTHERLY EXTENSION OF JOE BOWERS		LOT 60	Purchased from Spenst Hansen	1.166628
Patented-Purchased	CLEOPATRA	MS 3330		Purchased from Spenst Hansen	19.46959
Patented-Purchased	CAPE HORN	MS 6997		Purchased from Spenst Hansen	17.15933
Patented-Purchased	MAY NELL	MS 6997		Purchased from Spenst Hansen	20.64149
Patented-Purchased	CAPE HORN NO. 1	MS 6997		Purchased from Spenst Hansen	20.64105
Patented-Purchased	CAPE HORN NO. 3	MS 6997		Purchased from Spenst Hansen	15.0153
Patented-Purchased	CAPE HORN NO. 7	MS 6997		Purchased from Spenst Hansen	16.24373
Patented-Purchased	CAPE HORN NO. 8	MS 6997		Purchased from Spenst Hansen	14.81984
Patented-Purchased	CAPE HORN NO. 6	MS 6997		Purchased from Spenst Hansen	11.7768
Patented-Purchased	CAPE HORN NO. 4	MS 6997		Purchased from Spenst Hansen	20.64164
Patented-Purchased	CAPE HORN NO. 5	MS 6997		Purchased from Spenst Hansen	20.64101
Patented-Purchased	PLYMOTH ROCK NO. 7	MS 3865		Purchased from Spenst Hansen	6.099118
Patented-Purchased	NORTH ALASKA	MS 4708		Purchased from Spenst Hansen	19.77474
Patented-Purchased	LAST CHANCE	MS 4360		Purchased from Spenst Hansen	11.83713
Patented-Purchased	IVANHOE	MS 4360		Purchased from Spenst Hansen	3.644405
Patented-Purchased	LUCKY BOY	MS 4360		Purchased from Spenst Hansen	18.84064
Patented-Purchased	MARY ELLEN	MS 4360		Purchased from Spenst Hansen	11.66574
Patented-Purchased	EUCHRE	MS 4360		Purchased from Spenst Hansen	15.68975
Patented-Purchased	RUBY NO. 55	MS 6666		Purchased from Spenst Hansen	20.63874
Patented-Purchased	ANA LARA	MS 4360		Purchased from Spenst Hansen	16.29107
Patented-Purchased	BLUE BIRD	MS 4360		Purchased from Spenst Hansen	19.70921
Patented-Purchased	RUBY NO. 56	MS 6666		Purchased from Spenst Hansen	20.43217
Patented-Purchased	LAST HOPE LODE	MS 3872		Purchased from Spenst Hansen	15.29349
Patented-Purchased	JAMES	MS 3495		Purchased from Spenst Hansen	19.10643
Patented-Purchased	IONE	MS 3860		Purchased from Spenst Hansen	15.02082
Patented-Purchased	LITTLE HOPES	MS 4181		Purchased from Spenst Hansen	0.962366
Patented-Purchased	DAMIFICARE	MS 4179		Purchased from Spenst Hansen	5.460215
Patented-Purchased	CADAVER	MS 4180		Purchased from Spenst Hansen	1.337845
Patented-Purchased	SOUTH EUREKA NO. 1	MS 4563		Purchased from Spenst Hansen	14.09392
Patented-Purchased	DANDY JIM	MS 4565		Purchased from Spenst Hansen	2.790402
Patented-Purchased	ANITA	MS 4535		Purchased from Spenst Hansen	14.09962
Patented-Purchased	HILLSIDE	MS 6068		Purchased from Spenst Hansen	4.256571
Patented-Purchased	WEST STAR		LOT 233	Purchased from Spenst Hansen	8.96503

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	OPEHONGA AM		LOT167	Purchased from Spenst Hansen	4.51369
Patented-Purchased	ARGENTA		LOT 290	Purchased from Spenst Hansen	16.19028
Patented-Purchased	SILVER STAR		LOT 290	Purchased from Spenst Hansen	4.95136
Patented-Purchased	SILVER SPAR		LOT 290	Purchased from Spenst Hansen	4.513623
Patented-Purchased	LISBON		LOT 290	Purchased from Spenst Hansen	3.856962
Patented-Purchased	LEO		LOT 290	Purchased from Spenst Hansen	8.625514
Patented-Purchased	ANNIE MAY GUNDRY	MS 3241		Purchased from Spenst Hansen	5.465355
Patented-Purchased	ARDATH	MS 3332		Purchased from Spenst Hansen	3.814131
Patented-Purchased	PRINCE OF INDIA AM	MS 3836		Purchased from Spenst Hansen	10.08207
Patented-Purchased	SHELBY AM	MS 3983		Purchased from Spenst Hansen	14.62639
Patented-Purchased	KOH-I-NOR	MS 3046		Purchased from Spenst Hansen	2.173993
Patented-Purchased	ELGIN AM	MS 4019		Purchased from Spenst Hansen	17.4493
Patented-Purchased	MASCOT			Purchased from Spenst Hansen	1.121683
Patented-Purchased	SHEARER	MS 4573		Purchased from Spenst Hansen	1.293474
Patented-Purchased	IRON BLOSSOM		LOT 115	Purchased from Spenst Hansen	4.983202
Patented-Purchased	EAST STAR		LOT 232	Purchased from Spenst Hansen	8.008821
Patented-Purchased	BOSS TWEED EXTENSION		LOT 237	Purchased from Spenst Hansen	2.150041
Patented-Purchased	BOSS TWEED		LOT 237	Purchased from Spenst Hansen	6.442589
Patented-Purchased	VALEJO		LOT 116	Purchased from Spenst Hansen	1.581385
Patented-Purchased	NORTH STAR		LOT 62	Purchased from Spenst Hansen	5.647977
Patented-Purchased	RED ROSE		LOT 91	Purchased from Spenst Hansen	6.188729
Patented-Purchased	SANTAQUIN NO. 2 LODE		LOT 242	Purchased from Spenst Hansen	17.29298
Patented-Purchased	BRAZIL LODE NO. 2		LOT 274	Purchased from Spenst Hansen	6.07899
Patented-Purchased	DESERT VIEW	MS 6135		Purchased from Spenst Hansen	4.150657
Patented-Purchased	MINERS DELIGHT	MS 3521		Purchased from Spenst Hansen	11.85445
Patented-Purchased	LAMAR	MS 5579		Purchased from Spenst Hansen	11.27389
Patented-Purchased	QUEEN OF THE WEST	MS 3899		Purchased from Spenst Hansen	18.38191
Patented-Purchased	ST. LOUIS	MS 4641		Purchased from Spenst Hansen	20.3486
Patented-Purchased	ST. LOUIS NO. 2	MS 4641		Purchased from Spenst Hansen	12.19624
Patented-Purchased	NORTH CLIFT	MS 6474		Purchased from Spenst Hansen	20.67781
Patented-Purchased	WEST CLIFT	MS 6474		Purchased from Spenst Hansen	20.6422
Patented-Purchased	GRACE	MS 4522		Purchased from Spenst Hansen	0.566501
Patented-Purchased	VICTORY		LOT 238	Purchased from Spenst Hansen	6.886809
Patented-Purchased	JACKMAN FRACTION	MS 6636		Purchased from Spenst Hansen	0.734417
Patented-Purchased	CORNUCOPIA	MS 4171		Purchased from Spenst Hansen	5.004533
Patented-Purchased	NORA		LOT 302	Purchased from Spenst Hansen	6.88687
Patented-Purchased	MOORE		LOT 120	Purchased from Spenst Hansen	6.88687
Patented-Purchased	TESORA		LOT 166	Purchased from Spenst Hansen	4.581763
Patented-Purchased	INDEPENDENT	MS 3875		Purchased from Spenst Hansen	12.95028
Patented-Purchased	SNOWFLAKE	MS 3875		Purchased from Spenst Hansen	4.94698
Patented-Purchased	GOLDFIELD	MS 3875		Purchased from Spenst Hansen	9.795042
Patented-Purchased	FLAGSTAFF	MS 3875		Purchased from Spenst Hansen	13.90531
Patented-Purchased	BURLEIGH		LOT 179	Purchased from Spenst Hansen	17.49035

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Purchased	ALPHA		LOT 105A	Purchased from Spenst Hansen	6.856035
Patented-Purchased	JENKINS		LOT 93	Purchased from Spenst Hansen	4.555634
Patented-Purchased	HARKNESS		LOT 156	Purchased from Spenst Hansen	11.5251
Patented-Purchased	ALTA		LOT 161	Purchased from Spenst Hansen	6.791741
Patented-Purchased	HUNG MILL SITE	MS 4511		Purchased from Spenst Hansen	4.908311
Patented-Purchased	CHANG MILL SITE	MS 4512		Purchased from Spenst Hansen	4.918982
Patented-Purchased	CHING MILL SITE	MS 4513		Purchased from Spenst Hansen	4.948538
Patented-Purchased	ROVER		LOT 223	Purchased from Spenst Hansen	20.65588
Patented-Purchased	SPACE	MS 3234		Purchased from Spenst Hansen	11.31991
Patented-Purchased	JUNO	MS 3747		Purchased from Spenst Hansen	10.29597
Patented-Purchased	LOWER MAMMOTH	MS 3221		Purchased from Spenst Hansen	18.1826
Patented-Purchased	AVALANCHE	MS 4523		Purchased from Spenst Hansen	7.372568
Patented-Purchased	SNOWBIRD	MS 4523		Purchased from Spenst Hansen	3.289641
Patented-Purchased	GOLCONDA	MS 3981		Purchased from Spenst Hansen	5.014079
Patented-Purchased	NELLIE	MS 6083		Purchased from Spenst Hansen	14.18681
Patented-Purchased	APEX	MS 2991		Purchased from Spenst Hansen	19.82404
Patented-Purchased	DUCH EMPIRE	MS 2991		Purchased from Spenst Hansen	13.25958
Patented-Purchased	BESSARABIA	MS 2991		Purchased from Spenst Hansen	18.72539
Patented-Purchased	CHIPPEWA	MS 2991		Purchased from Spenst Hansen	14.38674
Patented-Purchased	BUCKEYE	MS 3232		Purchased from Spenst Hansen	14.22392
Patented-Purchased	NORMAN	MS 3232		Purchased from Spenst Hansen	16.29504
Patented-Purchased	WILLIAM	MS 3496		Purchased from Spenst Hansen	6.512144
Patented-Purchased	MATCHLESS	MS 4443		Purchased from St. Marks Episcopal Cathedral	20.60975
Patented-Purchased	CHALLENGE	MS 4444		Purchased from St. Marks Episcopal Cathedral	20.60933
Patented-Purchased	YANKEE GIRL NO. 2	MS 3242		Staked by HPX	20.29371
Patented-Purchased	SILVER REED NO. 2	MS 5893		Staked by HPX	5.254346

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Leased	JESSAMINE	MS 3857		Leased from Adrian Gerritsen / Vashon	10.83902
Patented-Leased	DEW DROP	MS 4519		Leased from Applied Minerals	16.31705
Patented-Leased	TURK	MS 4519		Leased from Applied Minerals	6.368245
Patented-Leased	EASTERN	MS 4519		Leased from Applied Minerals	6.568715
Patented-Leased	MARCH	MS 4519		Leased from Applied Minerals	15.79699
Patented-Leased	DAISY	MS 4519		Leased from Applied Minerals	4.459465
Patented-Leased	JUNE	MS 4519		Leased from Applied Minerals	5.011976
Patented-Leased	BLACK DRAGON		LOT 49	Leased from Applied Minerals	3.491053
Patented-Leased	GOVENOR		LOT 85	Leased from Applied Minerals	6.610984
Patented-Leased	WHITE DRAGON	MS 4163		Leased from Applied Minerals	0.520652
Patented-Leased	FRANKIE NO. 2	MS 4110		Leased from Applied Minerals	13.53942
Patented-Leased	FRANKIE NO. 1	MS 4109		Leased from Applied Minerals	13.40141
Patented-Leased	MARTHA WASHINGTON NO. 2		LOT 137	Leased from Applied Minerals	5.198069
Patented-Leased	SILVER COIN		LOT 144	Leased from Applied Minerals	6.102232
Patented-Leased	JUNE ROSE		LOT 136	Leased from Applied Minerals	2.135529

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Leased	GREAT WHEL VOR		LOT 298	Leased from Applied Minerals	19.02425
Patented-Leased	TINA	MS 3254		Leased from Applied Minerals	0.555262
Patented-Leased	CONTEST		LOT 83	Leased from Applied Minerals	1.51508
Patented-Leased	BROOKLIN		LOT 86	Leased from Applied Minerals	5.06114
Patented-Leased	ELISE NO. 2		LOT 222	Leased from Applied Minerals	4.981157
Patented-Leased	SNAP DRAGON	MS 3195		Leased from Applied Minerals	12.48017
Patented-Leased	WILLIE GUNDRY	MS 3240		Leased from Applied Minerals	9.783279
Patented-Leased	SUNNY SIDE	MS 3782		Leased from Applied Minerals	8.022843
Patented-Leased	BROOKLYN NO. 2	MS 3783		Leased from Applied Minerals	2.517502
Patented-Leased	GUARDIAN	MS 3852		Leased from Applied Minerals	14.99539
Patented-Leased	MARY	MS 3873		Leased from Applied Minerals	15.75463
Patented-Leased	RATTLER AM		LOT 151	Leased from Applied Minerals	14.51007
Patented-Leased	BLACK DRAGON FIRST EXT. SOUTH CLAIMS 3 & 4		LOT 79	Leased from Applied Minerals	1.697057
Patented-Leased	CROSS DRAGON		LOT 80	Leased from Applied Minerals	1.762071
Patented-Leased	REVERSE		LOT 81	Leased from Applied Minerals	3.951807
Patented-Leased	ELISE		LOT 84	Leased from Applied Minerals	2.838249
Patented-Leased	REVERSE NO. 2		LOT 333	Leased from Applied Minerals	3.877537
Patented-Leased	ROADSIDE		LOT 150	Leased from Applied Minerals	9.624355
Patented-Leased	IRON CLAD		LOT 82	Leased from Applied Minerals	6.608371
Patented-Leased	CYGNET		LOT 334	Leased from Applied Minerals	18.56867
Patented-Leased	NOM DE PLUME		LOT 117	Leased from Applied Minerals	6.609033
Patented-Leased	KING JAMES		LOT 87	Leased from Applied Minerals	5.697251
Patented-Leased	FRANKIE NO. 3	MS 4111		Leased from Applied Minerals	16.30417
Patented-Leased	RIDGE NO. 2	MS 5708		Leased from Crown Point	19.28428
Patented-Leased	RIDGE	MS 5708		Leased from Crown Point	18.68237
Patented-Leased	GOSHEN NO. 4	MS 5708		Leased from Crown Point	17.70733
Patented-Leased	SUNNY SIDE	MS 3835		Leased from Crown Point	17.41061
Patented-Leased	DIVIDE NO. 2	MS 5708		Leased from Crown Point	19.42123
Patented-Leased	CASTLE	MS 5714		Leased from Crown Point	16.435
Patented-Leased	MINNEY MOORE	MS 3835		Leased from Crown Point	16.15023
Patented-Leased	FRACTION	MS 3835		Leased from Crown Point	5.386675
Patented-Leased	GOSHEN NO. 1	MS 5708		Leased from Crown Point	15.53384
Patented-Leased	MOUNTEBANK	MS 4088		Leased from Lawrence R. Lee, POBox 122, Nantucket, MA 02554-0122	5.615461
Patented-Leased	MORMON CHIEF	MS 4080		Leased from Lawrence R. Lee, POBox 122, Nantucket, MA 02554-0122	7.560456
Patented-Leased	INDIAN GIRL	MS 4086		Leased from Lawrence R. Lee, POBox 122, Nantucket, MA 02554-0122	3.670185
Patented-Leased	EXTENSION SUNDAY	MS 4083		Leased from Lawrence R. Lee, POBox 122, Nantucket, MA 02554-0122	17.81335
Patented-Leased	SUNDAY	MS 4082		Leased from Lawrence R. Lee, POBox 122, Nantucket, MA 02554-0122	16.81899
Patented-Leased	PRIDE OF THE HILLS	MS 4081		Leased from Lawrence R. Lee, POBox 122, Nantucket, MA 02554-0122	6.834791
Patented-Leased	PRIDE OF THE HILLS FRACTION	MS 4087		Leased from Lawrence R. Lee, POBox 122, Nantucket, MA 02554-0122	4.133154
Patented-Leased	HELEN	MS 4085		Leased from Lawrence R. Lee, POBox 122, Nantucket, MA 02554-0122	2.977912

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Leased	SILVER STAR	MS 4084		Leased from Lawrence R. Lee, POBox 122, Nantucket, MA 02554-0122	6.860292
Patented-Leased	GULCH	MS 5899		Leased from M. Todd Wilhite	19.06931
Patented-Leased	MONTEREY	MS 5899		Leased from M. Todd Wilhite	17.02967
Patented-Leased	IRON DUKE MINE	MS 5899		Leased from M. Todd Wilhite	9.987411
Patented-Leased	IRON SPAR	MS 4015		Leased from New United Sunbeam Mining Company, LLC, a Utah limited liability company, c/o Alpine King, Inc., 1257 E Third Ave, Salt Lake City, UT 84103	17.08247
Patented-Leased	WEST ELMER RAY	MS 3874		Leased from New United Sunbeam Mining Company, LLC, a Utah limited liability company, c/o Alpine King, Inc., 1257 E Third Ave, Salt Lake City, UT 84103	15.35631
Patented-Leased	TRIANGLE	MS 4090		Leased from New United Sunbeam Mining Company, LLC, a Utah limited liability company, c/o Alpine King, Inc., 1257 E Third Ave, Salt Lake City, UT 84103	7.425396
Patented-Leased	SUNBEAM & FIRST SOUTHERN EXTENSION		LOT 61	Leased from New United Sunbeam Mining Company, LLC, a Utah limited liability company, c/o Alpine King, Inc., 1257 E Third Ave, Salt Lake City, UT 84103	2.801825
Patented-Leased	FIRST SOUTHERN EXTENSION SUNBEAM		LOT 64	Leased from New United Sunbeam Mining Company, LLC, a Utah limited liability company, c/o Alpine King, Inc., 1257 E Third Ave, Salt Lake City, UT 84103	2.929713
Patented-Leased	WEST SUNBEAM	MS 3820		Leased from New United Sunbeam Mining Company, LLC, a Utah limited liability company, c/o Alpine King, Inc., 1257 E Third Ave, Salt Lake City, UT 84103	11.8143
Patented-Leased	SUNBEAM		LOT 165	Leased from New United Sunbeam Mining Company, LLC, a Utah limited liability company, c/o Alpine King, Inc., 1257 E Third Ave, Salt Lake City, UT 84103	3.220664
Patented-Leased	SILVER MOON	MS 2953		Leased from New United Sunbeam Mining Company, LLC, a Utah limited liability company, c/o Alpine King, Inc., 1257 E Third Ave, Salt Lake City, UT 84103	0.750795
Patented-Leased	ELMER RAY		LOT 66	Leased from New United Sunbeam Mining Company, LLC, a Utah limited liability company, c/o Alpine King, Inc., 1257 E Third Ave, Salt Lake City, UT 84103	6.795838
Patented-Leased	X RAYS	MS 3941		Leased from Silver City Mines	16.90819
Patented-Leased	SENATOR AM	MS 3242		Leased from Silver City Mines	15.7728
Patented-Leased	YANKEE GIRL	MS 3242		Leased from Silver City Mines	9.871254
Patented-Leased	KINGSLEY	MS 3243		Leased from Silver City Mines	12.5189
Patented-Leased	BLUE ROCK CLAIM	MS 6015		Leased from Silver City Mines	11.8658
Patented-Leased	UTAH	MS 6015		Leased from Silver City Mines	19.23299
Patented-Leased	SILVER BOW	MS 6015		Leased from Silver City Mines	6.59632
Patented-Leased	GRANIT	MS 6015		Leased from Silver City Mines	10.48053
Patented-Leased	DIAMOND		LOT 224	Leased from Tintic Gold	9.042499

November 2021

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Tintic Project	Appendices

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Leased	EMERALD		LOT 224	Leased from Tintic Gold	18.54273
Patented-Leased	RUBY		LOT 224	Leased from Tintic Gold	19.16966
Patented-Leased	ST. GEORGE		LOT 289	Leaseed from Anderson Trust (DUQUETTE, NOLAN, LELAND, MELANA)	14.60675
Patented-Leased	TRIP MINE		LOT 289	Leaseed from Anderson Trust (DUQUETTE, NOLAN, LELAND, MELANA)	6.326473
Patented-Leased	GEDDES CONSOLIDATED	MS 3297		Okelberry FIRST lease to HPX 2018	4.119528
Patented-Leased	SWANSEA FRACTION	MS 3976		Okelberry FIRST lease to HPX 2018	1.47225
Patented-Leased	NEW NATIONAL	MS 3976		Okelberry FIRST lease to HPX 2018	9.550784
Patented-Leased	GO EASY	MS 6090		Okelberry FIRST lease to HPX 2018	21.66658
Patented-Leased	DAD	MS 6090		Okelberry FIRST lease to HPX 2018	12.14552
Patented-Leased	YORK	MS 4400		Okelberry FIRST lease to HPX 2018	16.06518
Patented-Leased	JUNCTION	MS 3432		Okelberry FIRST lease to HPX 2018	18.29464
Patented-Leased	JUNCTION NO. 2	MS 3432		Okelberry FIRST lease to HPX 2018	19.66097
Patented-Leased	JUNCTION NO. 4	MS 3432		Okelberry FIRST lease to HPX 2018	15.29544
Patented-Leased	JUNCTION NO. 3	MS 3432		Okelberry FIRST lease to HPX 2018	15.76046
Patented-Leased	MYRTLE	MS 3821		Okelberry FIRST lease to HPX 2018	19.48586
Patented-Leased	RELIANCE		LOT 138	Okelberry lease to Spenst 2015	4.302028
Patented-Leased	COSMOPOLITE NO. 3		LOT 141	Okelberry lease to Spenst 2015	6.886742
Patented-Leased	VENUS	MS 4198		Okelberry lease to Spenst 2015	1.149681
Patented-Leased	NOVEMBER LODE		LOT 211	Okelberry lease to Spenst 2015	6.860955
Patented-Leased	UNCLE BEN	MS 3214		Okelberry lease to Spenst 2015	17.48596
Patented-Leased	HENDERSON	MS 3214		Okelberry lease to Spenst 2015	15.23786
Patented-Leased	ANNACONDA LODE		LOT 195A	Okelberry lease to Spenst 2015	6.279653
Patented-Leased	W.H. WHITON		LOT 208A	Okelberry lease to Spenst 2015	20.66173
Patented-Leased	ANNA	MS 4320		Okelberry lease to Spenst 2015	11.63954
Patented-Leased	CAP	MS 5345		Okelberry lease to Spenst 2015	7.323951
Patented-Leased	YOUNG GIANT	MS 5706		Okelberry lease to Spenst 2015, leased TO HPX	17.60586
Patented-Leased	DIVIDE LODE	MS 5706		Okelberry lease to Spenst 2015, leased TO HPX	14.91236
Patented-Leased	HEMITITE	MS 5472		Okelberry lease to Spenst 2015, leased TO HPX	15.33371
Patented-Leased	LITTLE GIANT	MS 5171		Okelberry lease to Spenst 2015, leased TO HPX	19.51018
Patented-Leased	ALICE	MS 4548		Okelberry lease to Spenst 2015, leased TO HPX	18.55586
Patented-Leased	UNA LODE	MS 4548		Okelberry lease to Spenst 2015, leased TO HPX	17.17093
Patented-Leased	LITTLE CHIEF	MS 5171		Okelberry lease to Spenst 2015, leased TO HPX	18.82066
Patented-Leased	EXCELSIOR	MS 5171		Okelberry lease to Spenst 2015, leased TO HPX	4.537393
Patented-Leased	MILD WINTER	MS 5171		Okelberry lease to Spenst 2015, leased TO HPX	8.574286
Patented-Leased	RUBY NO. 202 AM	MS 6696		Okelberry SECOND lease to HPX 2019	20.66069
Patented-Leased	RUBY NO. 132 AM	MS 6770		Okelberry SECOND lease to HPX 2019	20.66138
Patented-Leased	RUBY NO. 130	MS 6640		Okelberry SECOND lease to HPX 2019	20.66162
Patented-Leased	RUBY NO. 131	MS 6640		Okelberry SECOND lease to HPX 2019	20.66092
Patented-Leased	RUBY NO. 100 AM	MS 6640		Okelberry SECOND lease to HPX 2019	20.66138

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Comment	Acres
Patented-Leased	RUBY NO. 161	MS 6640		Okelberry SECOND lease to HPX 2019	20.66069
Patented-Leased	RUBY NO. 162	MS 6640		Okelberry SECOND lease to HPX 2019	20.66092
Patented-Leased	RUBY NO. 160	MS 6640		Okelberry SECOND lease to HPX 2019	20.66162
Patented-Leased	RUBY NO. 121 FRACTION	MS 6640		Okelberry SECOND lease to HPX 2019	1.139
Patented-Leased	RUBY NO. 181	MS 6665		Okelberry SECOND lease to HPX 2019	20.66116
Patented-Leased	RUBY NO. 182	MS 6665		Okelberry SECOND lease to HPX 2019	20.66069
Patented-Leased	RUBY NO. 180	MS 6665		Okelberry SECOND lease to HPX 2019	20.66138
Patented-Leased	RUBY NO. 200	MS 6665		Okelberry SECOND lease to HPX 2019	20.66092
Patented-Leased	RUBY NO. 201	MS 6665		Okelberry SECOND lease to HPX 2019	20.66185
Patented-Leased	RUBY NO. 121	MS 6640		Okelberry SECOND lease to HPX 2019	20.66069
Patented-Leased	RUBY NO. 120	MS 6640		Okelberry SECOND lease to HPX 2019	20.66162
Patented-Leased	RED CROSS NO. 143	MS 6640		Okelberry SECOND lease to HPX 2019	20.66138
Patented-Leased	RED CROSS NO. 142	MS 6640		Okelberry SECOND lease to HPX 2019	20.66138
Patented-Leased	RED CROSS NO. 141	MS 6640		Okelberry SECOND lease to HPX 2019	20.66069
Patented-Leased	RED CROSS NO. 121	MS 6640		Okelberry SECOND lease to HPX 2019	20.66069
Patented-Leased	RED CROSS NO. 122	MS 6640		Okelberry SECOND lease to HPX 2019	20.66069
Patented-Leased	RED CROSS NO. 123	MS 6640		Okelberry SECOND lease to HPX 2019	20.66162
Patented-Leased	RED CROSS NO. 83	MS 6587		Okelberry SECOND lease to HPX 2019	20.66967
Patented-Leased	RED CROSS NO. 101	MS 6587		Okelberry SECOND lease to HPX 2019	20.66116
Patented-Leased	RED CROSS NO. 102	MS 6587		Okelberry SECOND lease to HPX 2019	20.66069
Patented-Leased	RED CROSS NO. 103	MS 6587		Okelberry SECOND lease to HPX 2019	20.66185
Patented-Leased	APEX NO. 2	MS 3904		Okelberry SECOND lease to HPX 2019	12.74722
Patented-Leased	LAST DOLLAR	MS 3904		Okelberry SECOND lease to HPX 2019	18.48558
Patented-Leased	BLUE BIRD EXTENSION	MS 3904		Okelberry SECOND lease to HPX 2019	19.24525
Patented-Leased	RUBY NO. 220	MS 6696		Okelberry SECOND lease to HPX 2019	20.66069
Patented-Leased	RUBY NO. 221	MS 6696		Okelberry SECOND lease to HPX 2019	20.66185
Patented-Leased	RUBY NO. 222 AM	MS 6696		Okelberry SECOND lease to HPX 2019	20.66092
Patented-Leased	PARALLEL NO. 2	MS 3868		Okelberry SECOND lease to HPX 2019	16.03513
Patented-Leased	FREMONT	MS 3868		Okelberry SECOND lease to HPX 2019	6.806981
Patented-Leased	VICTORIA NO. 2	MS 3868		Okelberry SECOND lease to HPX 2019	19.99314
Patented-Leased	COMPROMISE	MS 6699		Okelberry SECOND lease to HPX 2019	3.770567
Patented-Leased	RED CROSS NO. 221	MS 6696		Okelberry SECOND lease to HPX 2019	20.66116
Patented-Leased	RED CROSS NO. 222	MS 6696		Okelberry SECOND lease to HPX 2019	20.66138
Patented-Leased	RED CROSS NO. 223	MS 6696		Okelberry SECOND lease to HPX 2019	20.66092
Patented-Leased	SPRING		LOT 335	Okelberry SECOND lease to HPX 2019	20.65789
Patented-Leased	RED CROSS NO. 43	MS 6608		Okelberry SECOND lease to HPX 2019	20.66185
Patented-Leased	RED CROSS NO. 62 AMENDED	MS 6608		Okelberry SECOND lease to HPX 2019	20.6657
Patented-Leased	RED CROSS NO. 63	MS 6608		Okelberry SECOND lease to HPX 2019	20.65294
Patented-Leased	RISING SUN	MS 3827		Okelberry SECOND lease to HPX 2019	20.11263
Patented-Leased	RISING SUN NO. 2	MS 3827		Okelberry SECOND lease to HPX 2019	13.91192
Patented-Leased	RISING SUN NO. 3	MS 3827		Okelberry SECOND lease to HPX 2019	13.20883

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 1	UMC437291
Unpatented	TT 2	UMC437292
Unpatented	TT 3	UMC437293
Unpatented	TT 4	UMC437294
Unpatented	TT 5	UMC437295
Unpatented	TT 6	UMC437296
Unpatented	TT 7	UMC437297
Unpatented	TT 8	UMC437298
Unpatented	TT 9	UMC437299
Unpatented	TT 10	UMC437300
Unpatented	TT 11	UMC437301
Unpatented	TT 12	UMC437302
Unpatented	TT 13	UMC437303
Unpatented	TT 14	UMC437304
Unpatented	TT 15	UMC437305
Unpatented	TT 16	UMC437306
Unpatented	TT 17	UMC437307
Unpatented	TT 18	UMC437308
Unpatented	TT 19	UMC437309
Unpatented	TT 20	UMC437310
Unpatented	TT 21	UMC437311
Unpatented	TT 22	UMC437312
Unpatented	TT 23	UMC437313
Unpatented	TT 24	UMC437314
Unpatented	TT 25	UMC437315
Unpatented	TT 26	UMC437316
Unpatented	TT 27	UMC437317
Unpatented	TT 28	UMC437318
Unpatented	TT 29	UMC437319
Unpatented	TT 30	UMC437320
Unpatented	TT 31	UMC437321
Unpatented	TT 32	UMC437322
Unpatented	TT 33	UMC437323
Unpatented	TT 34	UMC437324
Unpatented	TT 35	UMC437325
Unpatented	TT 36	UMC437326
Unpatented	TT 37	UMC437327
Unpatented	TT 38	UMC437328
Unpatented	TT 39	UMC437329
Unpatented	TT 40	UMC437330
Unpatented	TT 41	UMC437331
Unpatented	TT 42	UMC437332
Unpatented	TT 43	UMC437333

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 44	UMC437334
Unpatented	TT 45	UMC437335
Unpatented	TT 46	UMC437336
Unpatented	TT 47	UMC437337
Unpatented	TT 48	UMC437338
Unpatented	TT 49	UMC437339
Unpatented	TT 50	UMC437340
Unpatented	TT 51	UMC437341
Unpatented	TT 52	UMC437342
Unpatented	TT 53	UMC437343
Unpatented	TT 54	UMC437344
Unpatented	TT 55	UMC437345
Unpatented	TT 56	UMC437346
Unpatented	TT 57	UMC437347
Unpatented	TT 58	UMC437348
Unpatented	TT 59	UMC437349
Unpatented	TT 60	UMC437350
Unpatented	TT 61	UMC437351
Unpatented	TT 62	UMC437352
Unpatented	TT 63	UMC437353
Unpatented	TT 64	UMC437354
Unpatented	TT 65	UMC437355
Unpatented	TT 66	UMC437356
Unpatented	TT 67	UMC437357
Unpatented	TT 68	UMC437358
Unpatented	TT 69	UMC437359
Unpatented	TT 70	UMC437360
Unpatented	TT 71	UMC437361
Unpatented	TT 72	UMC437362
Unpatented	TT 73	UMC437363
Unpatented	TT 74	UMC437364
Unpatented	TT 75	UMC437365
Unpatented	TT 76	UMC437366
Unpatented	TT 77	UMC437367
Unpatented	TT 78	UMC437368
Unpatented	TT 79	UMC437369
Unpatented	TT 80	UMC437370
Unpatented	TT 81	UMC437371
Unpatented	TT 82	UMC437372
Unpatented	TT 83	UMC437373
Unpatented	TT 84	UMC437374
Unpatented	TT 85	UMC437375
Unpatented	TT 86	UMC437376

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 87	UMC437377
Unpatented	TT 88	UMC437378
Unpatented	TT 89	UMC437379
Unpatented	TT 90	UMC437380
Unpatented	TT 91	UMC437381
Unpatented	TT 92	UMC437382
Unpatented	TT 93	UMC437383
Unpatented	TT 94	UMC437384
Unpatented	TT 95	UMC437385
Unpatented	TT 96	UMC437386
Unpatented	TT 97	UMC437387
Unpatented	TT 98	UMC437388
Unpatented	TT 99	UMC437389
Unpatented	TT 100	UMC437390
Unpatented	TT 101	UMC437391
Unpatented	TT 102	UMC437392
Unpatented	TT 103	UMC437393
Unpatented	TT 104	UMC437394
Unpatented	TT 105	UMC437395
Unpatented	TT 106	UMC437396
Unpatented	TT 107	UMC437397
Unpatented	TT 108	UMC437398
Unpatented	TT 109	UMC437399
Unpatented	TT 110	UMC437400
Unpatented	TT 111	UMC437401
Unpatented	TT 112	UMC437402
Unpatented	TT 113	UMC437403
Unpatented	TT 114	UMC437404
Unpatented	TT 115	UMC437405
Unpatented	TT 116	UMC437406
Unpatented	TT 117	UMC437407
Unpatented	TT 118	UMC437408
Unpatented	TT 119	UMC437409
Unpatented	TT 120	UMC437410
Unpatented	TT 121	UMC437411
Unpatented	TT 122	UMC437412
Unpatented	TT 123	UMC437413
Unpatented	TT 124	UMC437414
Unpatented	TT 125	UMC437415
Unpatented	TT 126	UMC437416
Unpatented	TT 127	UMC437417
Unpatented	TT 128	UMC437418
Unpatented	TT 129	UMC437419

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 130	UMC437420
Unpatented	TT 131	UMC437421
Unpatented	TT 132	UMC437422
Unpatented	TT 133	UMC437423
Unpatented	TT 134	UMC437424
Unpatented	TT 135	UMC437425
Unpatented	TT 136	UMC437426
Unpatented	TT 137	UMC437427
Unpatented	TT 138	UMC437428
Unpatented	TT 139	UMC437429
Unpatented	TT 140	UMC437430
Unpatented	TT 141	UMC437431
Unpatented	TT 142	UMC437432
Unpatented	TT 143	UMC437433
Unpatented	TT 144	UMC437434
Unpatented	TT 145	UMC437435
Unpatented	TT 146	UMC437436
Unpatented	TT 147	UMC437437
Unpatented	TT 148	UMC437438
Unpatented	TT 149	UMC437439
Unpatented	TT 150	UMC437440
Unpatented	TT 151	UMC437441
Unpatented	TT 152	UMC437442
Unpatented	TT 153	UMC437443
Unpatented	TT 154	UMC437444
Unpatented	TT 155	UMC437445
Unpatented	TT 156	UMC437446
Unpatented	TT 157	UMC437447
Unpatented	TT 159	UMC437449
Unpatented	TT 160	UMC437450
Unpatented	TT 161	UMC437451
Unpatented	TT 162	UMC437452
Unpatented	TT 163	UMC437453
Unpatented	TT 164	UMC437454
Unpatented	TT 165	UMC437455
Unpatented	TT 166	UMC437456
Unpatented	TT 167	UMC437457
Unpatented	TT 168	UMC437458
Unpatented	TT 169	UMC437459
Unpatented	TT 170	UMC437460
Unpatented	TT 171	UMC437461
Unpatented	TT 172	UMC437462
Unpatented	TT 173	UMC437463

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 174	UMC437464
Unpatented	TT 175	UMC437465
Unpatented	TT 176	UMC437466
Unpatented	TT 177	UMC437467
Unpatented	TT 178	UMC437468
Unpatented	TT 179	UMC437469
Unpatented	TT 180	UMC437470
Unpatented	TT 181	UMC437471
Unpatented	TT 182	UMC438642
Unpatented	TT 183	UMC438643
Unpatented	TT 184	UMC438644
Unpatented	TT 185	UMC438645
Unpatented	TT 186	UMC438646
Unpatented	TT 187	UMC438647
Unpatented	TT 188	UMC438648
Unpatented	TT 189	UMC438649
Unpatented	TT 190	UMC438650
Unpatented	TT 191	UMC438651
Unpatented	TT 192	UMC438652
Unpatented	TT 193	UMC438653
Unpatented	TT 194	UMC438654
Unpatented	TT 195	UMC438655
Unpatented	TT 196	UMC438656
Unpatented	TT 197	UMC438657
Unpatented	TT 198	UMC438658
Unpatented	TT 199	UMC438659
Unpatented	TT 200	UMC438660
Unpatented	TT 201	UMC438661
Unpatented	TT 202	UMC438662
Unpatented	TT 203	UMC438663
Unpatented	TT 204	UMC438664
Unpatented	TT 205	UMC438665
Unpatented	TT 206	UMC438666
Unpatented	TT 207	UMC438667
Unpatented	TT 208	UMC438668
Unpatented	TT 209	UMC438669
Unpatented	TT 210	UMC438670
Unpatented	TT 211	UMC438671
Unpatented	TT 212	UMC438672
Unpatented	TT 213	UMC438673
Unpatented	TT 214	UMC438674
Unpatented	TT 215	UMC438675
Unpatented	TT 216	UMC438676

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 217	UMC438677
Unpatented	TT 218	UMC438678
Unpatented	TT 219	UMC438679
Unpatented	TT 220	UMC438680
Unpatented	TT 221	UMC438681
Unpatented	TT 222	UMC438682
Unpatented	TT 223	UMC438683
Unpatented	TT 224	UMC438684
Unpatented	TT 225	UMC438685
Unpatented	TT 226	UMC438686
Unpatented	TT 227	UMC438687
Unpatented	TT 228	UMC438688
Unpatented	TT 229	UMC438689
Unpatented	TT 230	UMC438690
Unpatented	TT 231	UMC438691
Unpatented	TT 232	UMC438692
Unpatented	TT 233	UMC438693
Unpatented	TT 234	UMC438694
Unpatented	TT 235	UMC438695
Unpatented	TT 236	UMC438696
Unpatented	TT 237	UMC438697
Unpatented	TT 238	UMC438698
Unpatented	TT 239	UMC438699
Unpatented	TT 240	UMC438700
Unpatented	TT 241	UMC438701
Unpatented	TT 242	UMC438702
Unpatented	TT 243	UMC438703
Unpatented	TT 244	UMC438704
Unpatented	TT 245	UMC438705
Unpatented	TT 246	UMC438706
Unpatented	TT 247	UMC438707
Unpatented	TT 248	UMC438708
Unpatented	TT 249	UMC438709
Unpatented	TT 250	UMC438710
Unpatented	TT 251	UMC438711
Unpatented	TT 252	UMC438712
Unpatented	TT 253	UMC438713
Unpatented	TT 254	UMC438714
Unpatented	TT 255	UMC438715
Unpatented	TT 256	UMC438716
Unpatented	TT 257	UMC438717
Unpatented	TT 258	UMC438718
Unpatented	TT 259	UMC438719

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 260	UMC438720
Unpatented	TT 261	UMC438721
Unpatented	TT 262	UMC438722
Unpatented	TT 263	UMC438723
Unpatented	TT 264	UMC438724
Unpatented	TT 265	UMC438725
Unpatented	TT 266	UMC438726
Unpatented	TT 267	UMC438727
Unpatented	TT 268	UMC438728
Unpatented	TT 269	UMC438729
Unpatented	TT 270	UMC438730
Unpatented	TT 271	UMC438731
Unpatented	TT 272	UMC438732
Unpatented	TT 273	UMC438733
Unpatented	TT 274	UMC438734
Unpatented	TT 275	UMC438735
Unpatented	TT 276	UMC438736
Unpatented	TT 277	UMC438737
Unpatented	TT 278	UMC438738
Unpatented	TT 279	UMC438739
Unpatented	TT 280	UMC438740
Unpatented	TT 281	UMC438741
Unpatented	TT 282	UMC438742
Unpatented	TT 283	UMC438743
Unpatented	TT 284	UMC438744
Unpatented	TT 285	UMC438745
Unpatented	TT 286	UMC438746
Unpatented	TT 287	UMC438747
Unpatented	TT 288	UMC438748
Unpatented	TT 289	UMC438749
Unpatented	TT 290	UMC438750
Unpatented	TT 291	UMC438751
Unpatented	TT 292	UMC438752
Unpatented	TT 293	UMC438753
Unpatented	TT 294	UMC438754
Unpatented	TT 295	UMC438755
Unpatented	TT 296	UMC438756
Unpatented	TT 297	UMC438757
Unpatented	TT 298	UMC438758
Unpatented	TT 299	UMC438759
Unpatented	TT 300	UMC438760
Unpatented	TT 301	UMC438761
Unpatented	TT 302	UMC438762

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 303	UMC438763
Unpatented	TT 304	UMC438764
Unpatented	TT 305	UMC438765
Unpatented	TT 306	UMC438766
Unpatented	TT 307	UMC438767
Unpatented	TT 308	UMC438768
Unpatented	TT 309	UMC438769
Unpatented	TT 310	UMC438770
Unpatented	TT 311	UMC438771
Unpatented	TT 312	UMC438772
Unpatented	TT 313	UMC438773
Unpatented	TT 314	UMC438774
Unpatented	TT 315	UMC438775
Unpatented	TT 316	UMC438776
Unpatented	TT 317	UMC438777
Unpatented	TT 318	UMC438778
Unpatented	TT 319	UMC438779
Unpatented	TT 320	UMC438780
Unpatented	TT 321	UMC438781
Unpatented	TT 322	UMC438782
Unpatented	TT 323	UMC438783
Unpatented	TT 324	UMC438784
Unpatented	TT 325	UMC438785
Unpatented	TT 326	UMC438786
Unpatented	TT 327	UMC438787
Unpatented	TT 328	UMC438788
Unpatented	TT 329	UMC438789
Unpatented	TT 330	UMC438790
Unpatented	TT 331	UMC438791
Unpatented	TT 332	UMC438792
Unpatented	TT 333	UMC438793
Unpatented	TT 334	UMC438794
Unpatented	TT 335	UMC438795
Unpatented	TT 336	UMC438796
Unpatented	TT 337	UMC438797
Unpatented	TT 338	UMC438798
Unpatented	TT 339	UMC438799
Unpatented	TT 340	UMC438800
Unpatented	TT 341	UMC438801
Unpatented	TT 342	UMC438802
Unpatented	TT 343	UMC438803
Unpatented	TT 344	UMC438804
Unpatented	TT 345	UMC438805

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 346	UMC438806
Unpatented	TT 347	UMC438807
Unpatented	TT 348	UMC438808
Unpatented	TT 349	UMC438809
Unpatented	TT 350	UMC438810
Unpatented	TT 351	UMC438811
Unpatented	TT 352	UMC438812
Unpatented	TT 353	UMC438813
Unpatented	TT 354	UMC438814
Unpatented	TT 355	UMC438815
Unpatented	TT 356	UMC438816
Unpatented	TT 357	UMC438817
Unpatented	TT 358	UMC438818
Unpatented	TT 359	UMC438819
Unpatented	TT 360	UMC438820
Unpatented	TT 361	UMC438821
Unpatented	TT 362	UMC438822
Unpatented	TT 363	UMC438823
Unpatented	TT 364	UMC438824
Unpatented	TT 365	UMC438825
Unpatented	TT 366	UMC438826
Unpatented	TT 367	UMC438827
Unpatented	TT 368	UMC438828
Unpatented	TT 369	UMC438829
Unpatented	TT 370	UMC438830
Unpatented	TT 371	UMC438831
Unpatented	TT 372	UMC438832
Unpatented	TT 373	UMC438833
Unpatented	TT 374	UMC438834
Unpatented	TT 375	UMC438835
Unpatented	TT 376	UMC438836
Unpatented	TT 377	UMC438837
Unpatented	TT 378	UMC438838
Unpatented	TT 379	UMC438839
Unpatented	TT 380	UMC438840
Unpatented	TT 381	UMC438841
Unpatented	TT 382	UMC438842
Unpatented	TT 383	UMC438843
Unpatented	TT 384	UMC438844
Unpatented	TT 385	UMC438845
Unpatented	TT 386	UMC438846
Unpatented	TT 387	UMC438847
Unpatented	TT 388	UMC438848

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 389	UMC438849
Unpatented	TT 390	UMC438850
Unpatented	TT 391	UMC438851
Unpatented	TT 392	UMC438852
Unpatented	TT 393	UMC438853
Unpatented	TT 394	UMC438854
Unpatented	TT 395	UMC438855
Unpatented	TT 396	UMC438856
Unpatented	TT 397	UMC438857
Unpatented	TT 398	UMC438858
Unpatented	TT 399	UMC438859
Unpatented	TT 400	UMC438860
Unpatented	TT 401	UMC438861
Unpatented	TT 402	UMC438862
Unpatented	TT 403	UMC438863
Unpatented	TT 404	UMC438864
Unpatented	TT 405	UMC438865
Unpatented	TT 406	UMC438866
Unpatented	TT 407	UMC438867
Unpatented	TT 408	UMC438868
Unpatented	TT 409	UMC438869
Unpatented	TT 410	UMC438870
Unpatented	TT 411	UMC444848
Unpatented	TT 412	UMC444849
Unpatented	TT 414	UMC444851
Unpatented	TT 415	UMC444852
Unpatented	TT 416	UMC444853
Unpatented	TT 417	UMC444854
Unpatented	TT 418	UMC444855
Unpatented	TT 419	UMC444856
Unpatented	TT 420	UMC444857
Unpatented	TT 422	UMC444859
Unpatented	TT 423	UMC444860
Unpatented	TT 424	UMC444861
Unpatented	TT 426	UMC444863
Unpatented	TT 427	UMC444864
Unpatented	TT 430	UMC444865
Unpatented	TT 469	UMC444866
Unpatented	TT 470	UMC444867
Unpatented	TT 471	UMC444868
Unpatented	TT 472	UMC444869
Unpatented	TT 473	UMC444870
Unpatented	TT 474	UMC444871

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim (Case) Name	Legacy Serial Number (BLM MLRS)
Unpatented	TT 475	UMC444872
Unpatented	TT 478	UMC444873
Unpatented	TT 493	UMC444874
Unpatented	TT 494	UMC444875
Unpatented	TT 495	UMC444876
Unpatented	TT 496	UMC444877
Unpatented	TT 497	UMC444878
Unpatented	TT 429	UMC445019
Unpatented	TT 437	UMC445020
Unpatented	TT 438	UMC445021
Unpatented	TT 453	UMC445022
Unpatented	TT 454	UMC445023
Unpatented	TT 455	UMC445024
Unpatented	TT 456	UMC445025
Unpatented	TT 457	UMC445026
Unpatented	TT 458	UMC445027
Unpatented	TT 459	UMC445028
Unpatented	TT 498	UMC445029
Unpatented	TT 499	UMC445030

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Appendix B: Royalty Agreements

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Ownership %	NSR Royalty %	Pay To
Patented	RIDGE NO. 2	MS 5708		100	0.5	Crown Point
Patented	RIDGE	MS 5708		100	0.5	Crown Point
Patented	GOSHEN NO. 4	MS 5708		100	0.5	Crown Point
Patented	SUNNY SIDE	MS 3835		100	0.5	Crown Point
Patented	DIVIDE NO. 2	MS 5708		100	0.5	Crown Point
Patented	CASTLE	MS 5714		100	0.5	Crown Point
Patented	MINNEY MOORE	MS 3835		100	0.5	Crown Point
Patented	FRACTION	MS 3835		100	0.5	Crown Point
Patented	GOSHEN NO. 1	MS 5708		100	0.5	Crown Point
Patented	GO EASY	MS 6090		100	0.9	30% from 1.5% Erie and 1.5% Lone Pine Realty
Patented	DAD	MS 6090		100	0.9	30% from 1.5% Erie and 1.5% Lone Pine Realty
Patented	SUNSET	MS 3371		100	1	1% Franco-Nevada
Patented	STOCKTON NO. 3	MS 3367		100	1	0.5% Erie and 0.5% Lone Pine Realty
Patented	STOCKTON NO. 2	MS 3366		100	1	0.5% Erie and 0.5% Lone Pine Realty
Patented	STOCKTON	MS 3365		100	1	0.5% Erie and 0.5% Lone Pine Realty
Patented	WEST SIDE CONTACT	MS 7011		100	1	1% Franco-Nevada
Patented	GOOD FRACTION	MS 7011		100	1	1% Franco-Nevada
Patented	THOMAS	MS 7011		100	1	1% Franco-Nevada
Patented	SUN SET NO. 4	MS 7011		100	1	1% Franco-Nevada
Patented	TOPIC NO. 2	MS 7011		100	1	1% Franco-Nevada
Patented	RISING SUN	MS 7011		100	1	1% Franco-Nevada
Patented	DELLA	MS 7011		100	1	1% Franco-Nevada
Patented	DAISEY HAMILTON		LOT 316	100	1	1% Franco-Nevada
Patented	JENNIE	MS 4098		100	1	1% Franco-Nevada
Patented	ORE BIN EXTENSION	MS 7001		100	1	1% Franco-Nevada
Patented	JENNIE EXTENSION	MS 7001		100	1	1% Franco-Nevada
Patented	CLIFF	MS 7001		100	1	1% Franco-Nevada
Patented	TINTIC COPPER	MS 7001		100	1	1% Franco-Nevada
Patented	TINTIC COPPER NO. 1	MS 7001		100	1	1% Franco-Nevada
Patented	GOLD COIN	MS 7001		100	1	1% Franco-Nevada
Patented	EAST GOLD COIN	MS 7001		100	1	1% Franco-Nevada
Patented	BEACON NO. 3	MS 7001		100	1	1% Franco-Nevada
Patented	BEACON NO. 2	MS 7001		100	1	1% Franco-Nevada
Patented	BEACON NO. 1	MS 7001		100	1	1% Franco-Nevada
Patented	TINTIC COPPER NO. 4	MS 7001		100	1	1% Franco-Nevada
Patented	TINTIC COPPER NO. 3	MS 7001		100	1	1% Franco-Nevada
Patented	TINTIC COPPER NO. 2	MS 7001		100	1	1% Franco-Nevada
Patented	VOLCANIC RIDGE	MS 7001		100	1	1% Franco-Nevada
Patented	EAST GOLD COIN EXTENSION	MS 7001		100	1	1% Franco-Nevada
Patented	INCENSE	MS 7001		100	1	1% Franco-Nevada
Patented	MAMMON	MS 7001		100	1	1% Franco-Nevada
Patented	CONVERSANT	MS 7001		100	1	1% Franco-Nevada
Patented	PINNACLE	MS 7001		100	1	1% Franco-Nevada

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Ownership %	NSR Royalty %	Pay To
Patented	TINTIC COPPER NO. 6	MS 7001		100	1	1% Franco-Nevada
Patented	TINTIC COPPER NO. 5	MS 7001		100	1	1% Franco-Nevada
Patented	PROFIT	MS 7001		100	1	1% Franco-Nevada
Patented	TILT	MS 7001		100	1	1% Franco-Nevada
Patented	ORE BIN	MS 7001		100	1	1% Franco-Nevada
Patented	PROD	MS 7168		100	1	1% Franco-Nevada
Patented	PRY	MS 7168		100	1	1% Franco-Nevada
Patented	CLIFT	MS 3413		100	1	1% Franco-Nevada
Patented	FRANKLIN CONSOLIDATED	MS 3931		100	1	1% Franco-Nevada
Patented	JENNIE	MS 3931		100	1	1% Franco-Nevada
Patented	MAGNA CHARTA		LOT 146	100	1	1% Franco-Nevada
Patented	JACKMAN		LOT 125	100	1	1% Franco-Nevada
Patented	GLADSTONE		LOT 127	100	1	1% Franco-Nevada
Patented	ARGENTA		LOT 147	100	1	1% Franco-Nevada
Patented	2G	MS 3012		100	1	1% Franco-Nevada
Patented	SOUTH STAR	MS 3010		100	1	1% Franco-Nevada
Patented	MICHIGAN		LOT 149	100	1	1% Franco-Nevada
Patented	ALMO	MS 3009		100	1	1% Franco-Nevada
Patented	BECK FRACTION	MS 6634		100	1	1% Franco-Nevada
Patented	CHAMPION NO. 2		LOT 73	100	1	1% Franco-Nevada
Patented	RAVINE	MS 4391		100	1	1% Franco-Nevada
Patented	WEST BULLION		LOT 90	100	1	1% Franco-Nevada
Patented	MARY L.		LOT 154	100	1	1% Franco-Nevada
Patented	BELCHER		LOT 155	100	1	1% Franco-Nevada
Patented	DEPREZIN		LOT 248	100	1	1% Franco-Nevada
Patented	GOLDEN EAGLE		LOT 287	100	1	1% Franco-Nevada
Patented	GENERAL LOGAN		LOT 332	100	1	1% Franco-Nevada
Patented	W.W.C.		LOT 163	100	1	1% Franco-Nevada
Patented	RYAN LODE	MS 3060A		100	1	1% Franco-Nevada
Patented	PARADISE LODE		LOT 255	100	1	1% Franco-Nevada
Patented	LAST GAP	MS 3004		100	1	1% Franco-Nevada
Patented	ALTA		LOT 161	100	1	1% Franco-Nevada
Patented	SILVER GEM		LOT 128	100	1	1% Franco-Nevada
Patented	LEGAL		LOT 132	100	1	1% Franco-Nevada
Patented	EMMA AM		LOT 143	100	1	1% Franco-Nevada
Patented	SOLID MOULTOON		LOT 283A	100	1	1% Franco-Nevada
Patented	HARRISON		LOT 175	100	1	1% Franco-Nevada
Patented	VICTORE NO. 2	MS 4218		100	1	1% Franco-Nevada
Patented	CENTER	MS 4219		100	1	1% Franco-Nevada
Patented	SIX SHOOTER		LOT 252	100	1	1% Franco-Nevada
Patented	MOUNT HOPE LODE		LOT 253	100	1	1% Franco-Nevada
Patented	WEDGEWOOD LODE		LOT 230	100	1	1% Franco-Nevada
Patented	HUNG MILL SITE	MS 4511		100	1	1% Franco-Nevada

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Ownership %	NSR Royalty %	Pay To
Patented	CHANG MILL SITE	MS 4512		100	1	1% Franco-Nevada
Patented	CHING MILL SITE	MS 4513		100	1	1% Franco-Nevada
Patented	KING WILLIAM		LOT 193	100	1	1% Franco-Nevada
Patented	TUNNEL	MS 6084		100	1	1% Franco-Nevada
Patented	LEADVILLE	MS 6081		100	1	1% Franco-Nevada
Patented	SARATOGA	MS 3013		100	1	1% Franco-Nevada
Patented	BULLION		LOT 68	100	1	1% Franco-Nevada
Patented	BECK		LOT 74	100	1	1% Franco-Nevada
Patented	BLUE ROCK		LOT 75	100	1	1% Franco-Nevada
Patented	CENTENNIAL EUREKA		LOT 67	100	1	1% Franco-Nevada
Patented	BULLION		LOT 76	100	1	1% Franco-Nevada
Patented	SUMMIT		LOT 134	100	1	1% Franco-Nevada
Patented	LOOKOUT		LOT 133	100	1	1% Franco-Nevada
Patented	COMSTOCK		LOT 153	100	1	1% Franco-Nevada
Patented	OVERMAN		LOT 162	100	1	1% Franco-Nevada
Patented	KENDALL		LOT 169	100	1	1% Franco-Nevada
Patented	CAROLINE		LOT 292	100	1	1% Franco-Nevada
Patented	SOUTH EXTENSION ECLIPSE		LOT 245	100	1	1% Franco-Nevada
Patented	ONTARIO		LOT 285	100	1	1% Franco-Nevada
Patented	SILVER GLANCE		LOT 288	100	1	1% Franco-Nevada
Patented	FRANKLIN		LOT 246	100	1	1% Franco-Nevada
Patented	BANGER		LOT 249	100	1	1% Franco-Nevada
Patented	HOMESTAKE	MS 3059		100	1	1% Franco-Nevada
Patented	MORTON LODE		LOT 247A	100	1	1% Franco-Nevada
Patented	SILVEROPOLIS LODE		LOT 135	100	1	1% Franco-Nevada
Patented	EUREKA NO. 5		LOT 170	100	1	1% Franco-Nevada
Patented	DOVE LODE		LOT 269	100	1	1% Franco-Nevada
Patented	SWAN LODE		LOT 270	100	1	1% Franco-Nevada
Patented	PELICAN		LOT 271	100	1	1% Franco-Nevada
Patented	CONSORT		LOT 272	100	1	1% Franco-Nevada
Patented	CHRISTOPHER COLUMBUS	MS 3037		100	1	1% Franco-Nevada
Patented	SNOW BIRD LODE	MS 3037		100	1	1% Franco-Nevada
Patented	CAROLINE TRIANGLE	MS 3062		100	1	1% Franco-Nevada
Patented	JACOBS	MS 3227		100	1	1% Franco-Nevada
Patented	PROVO	MS 3256		100	1	1% Franco-Nevada
Patented	ALLEN	MS 4561		100	1	1% Franco-Nevada
Patented	BROWN	MS 4562		100	1	1% Franco-Nevada
Patented	LITTLE WILL	MS 3083		33	1	1% Franco-Nevada
Patented	BOYD	MS 5310A		100	1	1% Franco-Nevada
Patented	SOUTH ALTA	MS 3228		100	1	1% Franco-Nevada
Patented	VICTORIA		LOT 217	100	1	1% Franco-Nevada
Patented	GRAND CENTRAL	MS 3037		100	1	1% Franco-Nevada
Patented	JUPITER		LOT 320	100	1	0.5% Erie and 0.5% Lone Pine Realty

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Ownership %	NSR Royalty %	Pay To
Patented	SNOWBIRD	MS 4523		100	1	1% Franco-Nevada
Patented	MICHIGAN FRACTION	MS 6635		100	1	1% Franco-Nevada
Patented	SILVER BAR NO. 2	MS 6085		100	1	1% Franco-Nevada
Patented	CLEVELAND	MS 3849		100	1	1% Franco-Nevada
Patented	SUNDAY	MS 3858		100	1	1% Franco-Nevada
Patented	SILVER KING	MS 3928		100	1	1% Franco-Nevada
Patented	SEGO LILLY	MS 4127	0036-A	50	1	50% of 2 (1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty)
Patented	JOHN D. NO. 1	MS 6429		100	1	1% Franco-Nevada
Patented	JOHN D. NO. 2	MS 6429		100	1	1% Franco-Nevada
Patented	JOHN D. NO. 4	MS 6429		100	1	1% Franco-Nevada
Patented	RUBY NO. 57	MS 6666		100	1	0.5% Erie and 0.5% Lone Pine Realty
Patented	RUBY NO. 58	MS 6666		100	1	0.5% Erie and 0.5% Lone Pine Realty
Patented	SILVER DICK	MS 4127		50	1	50% of 2 (1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty)
Patented	MURRAY HILL	MS 4127		50	1	50% of 2 (1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty)
Patented	JOE DALEY	MS 3965		100	1	1% Franco-Nevada
Patented	CATASAUQUA	MS 5101		100	1	1% Franco-Nevada
Patented	CATASAUQUA NO. 1	MS 5101		100	1	1% Franco-Nevada
Patented	CATASAUQUA NO. 2	MS 5101		100	1	1% Franco-Nevada
Patented	CATASAUQUA NO. 4	MS 5101		100	1	1% Franco-Nevada
Patented	CATASAUQUA NO. 3	MS 5101		100	1	1% Franco-Nevada
Patented	SILVER SPAR		LOT 47	100	1	1% Franco-Nevada
Patented	TESORA		LOT 166	100	1	1% Franco-Nevada
Patented	NEVER SWET	MS 4534		100	1	1% Franco-Nevada
Patented	NEVER SWET NO. 1	MS 4534		100	1	1% Franco-Nevada
Patented	MADALIN NO. 3	MS 6616		100	1	1% Franco-Nevada
Patented	MADALIN NO. 2	MS 6616		100	1	1% Franco-Nevada
Patented	MADALIN NO. 1	MS 6616		100	1	1% Franco-Nevada
Patented	MADALIN	MS 6616		100	1	1% Franco-Nevada
Patented	INDEPENDENT	MS 3875		100	1	1% Franco-Nevada
Patented	GOLDFIELD	MS 3875		100	1	1% Franco-Nevada
Patented	FLAGSTAFF	MS 3875		100	1	1% Franco-Nevada
Patented	NORTH ALASKA	MS 4708		100	1	1% Franco-Nevada
Patented	ANITA	MS 4535		100	1	0.5% Erie and 0.5% Lone Pine Realty
Patented	MASCOT			100	1	0.5% Erie and 0.5% Lone Pine Realty
Patented	QUEEN OF THE WEST	MS 3899		100	1	1% Franco-Nevada
Patented	ST. LOUIS	MS 4641		100	1	1% Franco-Nevada
Patented	ST. LOUIS NO. 2	MS 4641		100	1	1% Franco-Nevada
Patented	NORTH CLIFT	MS 6474		100	1	1% Franco-Nevada
Patented	WEST CLIFT	MS 6474		100	1	1% Franco-Nevada
Patented	LITTLE WILL	MS 3083		33	1	1% Franco-Nevada
Patented	SPRING		LOT 335	100	1.5	Xeres Tintic
Patented	RED CROSS NO. 43	MS 6608		100	1.5	Xeres Tintic
Patented	RED CROSS NO. 62 AMENDED	MS 6608		100	1.5	Xeres Tintic

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Ownership %	NSR Royalty %	Pay To
Patented	RED CROSS NO. 63	MS 6608		100	1.5	Xeres Tintic
Patented	LAKEVIEW	MS 3364		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	RANGER AM		LOT 336	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LAST CHANCE AM		LOT 336	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	JULIAN LANE		LOT 77	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	GOLDEN TREASURE		LOT 78	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	GRACE ELY		LOT 317	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	CORNUCOPIA	MS 4171		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LEONORA	MS 3370		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	GENERAL HARRISON		LOT 308	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ROVER		LOT 223	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SPACE	MS 3234		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LION	MS 3490		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	DECEMBER	MS 3491		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	PHEBE SHULER	MS 3368		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ENTERPRISE		LOT 326	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LIZZIE		LOT 320	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	DANDY		LOT 320	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	DUDE		LOT 320	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	MARS		LOT 320	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	COLCONDA LODE		LOT 293	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SOUTH MAMMOTH		LOT 63	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	PHOENIX		LOT 152	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	HUNGARIAN		LOT 164	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	WEST MAMMOTH		LOT 319	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LOWER MAMMOTH	MS 3221		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	AVALANCHE	MS 4523		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	GOLCONDA	MS 3981		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SILVER CHAIN	MS 5880		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	VENUS	MS 4392		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	CARISA		LOT 56	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	WOLF		LOT 244	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	NORTHERN SPY		LOT 129	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	CAPTAIN S.	MS 4054		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LAKEVIEW GOLD AND SILVER		LOT 342	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	CALIFORNIA		LOT 342	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	NEVADA		LOT 342	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	JIM FISK	MS 4478		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	VICTOR	MS 4480		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	CORDELIA ORTON	MS 4479		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	HONORA	MS 4472		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BROWNIE	MS 4053		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SOUTH SWANSEA		LOT 337	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Ownership %	NSR Royalty %	Pay To
Patented	WEST SWANSEA		LOT 337	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	TRAIL		LOT 121	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SILVER BAR NO. 1	MS 6085		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SILVER HILL NO. 3	MS 4118		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SILVER HILL NO. 1	MS 4118		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SILVER HILL NO. 2	MS 4118		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SILVER HILL NO. 4	MS 4118		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BLACK JACK		LOT 101	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	AMELIE RIVES ADDITION	MS 4550		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	AMELIE RIVES	MS 4550		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	EVENING STAR	MS 3382		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	JANUARY	MS 3382		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	MOLLY BAWN	MS 3830		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LAST CHANCE	MS 3830		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ECLIPSE	MS 4029		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ECLIPSE NO. 2	MS 4029		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	JOHN D. NO. 3	MS 6429		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	JOHN D.	MS 6429		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	OWL LODE	MS 6429		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	RUBY NO. 59	MS 6666		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BOGDAN NO. 3 AM	MS 6666		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BOGDAN FRACTION AM	MS 6666		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BOGDAN NO. 2	MS 6666		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BOGDAN NO. 1	MS 6666		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ANTELOPE FRACTION	MS 6014		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ANTELOPE NO. 2	MS 5999		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ANTELOPE	MS 5999		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	HOME RULE	MS 3852		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	GARNET	MS 3852		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	NORA		LOT 302	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	NONESUCH LODE		LOT 190	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	WALKER		LOT 191	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SUMMIT JOE BOWERS		LOT 229	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LAST CHANCE	MS 4360		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	IVANHOE	MS 4360		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LUCKY BOY	MS 4360		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	MARY ELLEN	MS 4360		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	EUCHRE	MS 4360		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	RUBY NO. 55	MS 6666		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ANA LARA	MS 4360		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BLUE BIRD	MS 4360		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	RUBY NO. 56	MS 6666		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	JAMES	MS 3495		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Claim Name	MS	LOT	Ownership %	NSR Royalty %	Pay To
Patented	IONE	MS 3860		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LITTLE HOPES	MS 4181		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	DAMIFICARE	MS 4179		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	CADAVER	MS 4180		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SOUTH EUREKA NO. 1	MS 4563		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	DANDY JIM	MS 4565		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	HILLSIDE	MS 6068		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	WEST STAR		LOT 233	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ARGENTA		LOT 290	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SILVER STAR		LOT 290	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SILVER SPAR		LOT 290	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LISBON		LOT 290	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	LEO		LOT 290	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ANNIE MAY GUNDRY	MS 3241		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ARDATH	MS 3332		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	PRINCE OF INDIA AM	MS 3836		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	SHELBY AM	MS 3983		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	KOH-I-NOR	MS 3046		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	ELGIN AM	MS 4019		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	EAST STAR		LOT 232	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BOSS TWEED EXTENSION		LOT 237	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BOSS TWEED		LOT 237	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	VALEJO		LOT 116	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	NORTH STAR		LOT 62	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	RED ROSE		LOT 91	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BRAZIL LODE NO. 2		LOT 274	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	MINERS DELIGHT	MS 3521		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	GRACE	MS 4522		100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	VICTORY		LOT 238	100	2	1% Franco-Nevada, 0.5% Erie and 0.5% Lone Pine Realty
Patented	BLUE BIRD EXTENSION	MS 3904		100	3	GWL
Patented	ANNANDALE		LOT 310	100	3	1.5% Erie and 1.5% Lone Pine Realty

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Township	Range	Section	County	Beneficiary Abbr.	Legal Description	Agency	NSR Royalty %
SITLA	10	3	34	JUAB	SCH	E2SE4	PRIVATE	4
SITLA	10	3	20	JUAB	RES	NW4SW4	SITLA	4
SITLA	11	3	3	JUAB	SCH	LOTS 1-4, S2N2	PRIVATE	4
SITLA	11	3	27	JUAB	SM	N2NW4	BLM	4
SITLA	11	3	16	JUAB	SCH	SW4	SITLA	4
SITLA	11	3	22	JUAB	SM	SW4SE4	BLM	4
SITLA	11	3	22	JUAB	SM	SE4SW4	BLM	4
SITLA	10	3	19	JUAB	SYDC	LOT 4(39.57), SW4SE4 [LOT AKA SW4SW4]	PRIVATE	4
SITLA	10	3	19	JUAB	RES	LOT 3 (NW4SW4)	PRIVATE	4
SITLA	10	3	19	JUAB	RES	NE4SW4	PRIVATE	4
SITLA	10	3	19	JUAB	RES	NW4SE4	PRIVATE	4
SITLA	10	3	21	JUAB	UNIV	W2SE4, E2SW4	PRIVATE	4
SITLA	10	3	21	JUAB	UNIV	NE4	PRIVATE	4
SITLA	10	3	29	JUAB	RES	W2NW4	PRIVATE	4
SITLA	10	3	29	JUAB	SM	N2NE4	PRIVATE	4
SITLA	10	3	29	JUAB	UNIV	SE4NW4, NE4SW4, S2SW4	PRIVATE	4
SITLA	10	3	29	JUAB	UNIV	NE4NW4	PRIVATE	4
SITLA	10	3	30	JUAB	SYDC	LOT 1(39.68), NW4NE4, NE4NW4 [LOT AKA NW4NW4]	PRIVATE	4
SITLA	10	3	30	JUAB	RES	SE4NE4	PRIVATE	4
SITLA	10	3	30	JUAB	RES	NE4NE4	PRIVATE	4
SITLA	10	3	32	JUAB	SCH	E2SE4, NE4NE4	PRIVATE	4
SITLA	10	3	32	JUAB	UNIV	W2NE4, NW4	PRIVATE	4
SITLA	10	3	34	JUAB	RES	W2SW4	SITLA	4
SITLA	10	3	34	JUAB	RES	S2NW4	SITLA	4
SITLA	10	3	35	JUAB	SCH	SW4, S2SE4	PRIVATE	4
SITLA	10	3	35	JUAB	SCH	S2NW4	PRIVATE	4
SITLA	10	4	36	JUAB	SCH	NW4, S2	BLM	4
SITLA	11	3	20	JUAB	SCH	NW4, W2NE4, NW4SE4	BLM	4
SITLA	11	4	2	JUAB	SCH	LOTS 1(42.50), 2(42.70), 3(42.90), 4(43.10), S2N2, S2 [ALL]	BLM	4
SITLA	11	3	28	JUAB	SCH	W2	PRIVATE	4
SITLA	10	3	9	JUAB	USU	SE4	PRIVATE	4
SITLA	10	3	10	JUAB	USU	SW4	PRIVATE	4
SITLA	10	3	15	JUAB	UNIV	W2W2	PRIVATE	4
SITLA	10	3	22	JUAB	SCH	NE4SE4	BLM	4
SITLA	10	3	22	JUAB	SCH	SE4SE4	BLM	4
SITLA	10	3	22	JUAB	SCH	NW4SE4	PRIVATE	4

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Claim Type	Township	Range	Section	County	Beneficiary Abbr.	Legal Description	Agency	NSR Royalty %
SITLA	10	3	22	JUAB	SCH	SW4SE4	PRIVATE	4
SITLA	10	3	30	JUAB	NS	LOT 4 (SW4SW4)	PRIVATE	4
SITLA	10	3	30	JUAB	NS	LOT 3 (NW4SW4)	PRIVATE	4
SITLA	10	3	30	JUAB	NS	LOT 2 (SW4NW4)	PRIVATE	4
SITLA	10	3	30	JUAB	SM	E2SW4	PRIVATE	4
SITLA	10	3	30	JUAB	SM	SW4SE4	PRIVATE	4
SITLA	10	3	31	JUAB	SM	NE4NW4	PRIVATE	4
SITLA	10	3	31	JUAB	NS	LOT 1 (NW4NW4)	PRIVATE	4

November 2021

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Tintic Project	Appendices

Appendix C: Legal Opinion Letter and Confirmation of Transfer of Tintic Interests from HPX to IVNE Letter

November 2021

April 30, 2021	Richard R. Hall 201 S Main Street, Suite 1100 Salt Lake City, UT 84111
D. 801.578.6960
richard.hall@stoel.com

SRK Consulting (Canada) Inc.
1066 West Hastings Street
22nd Floor

Vancouver, BC, V6E 3X2, Canada
Attn: Andre Deiss, Principal Consultant

Re:	High Power Exploration Mineral and Surface Interest Holdings (Tintic Mining District, Utah) Opinion Letter

Dear Mr. Deiss:

We have acted as counsel to High Power Exploration Inc. (“HPX”), and its wholly-owned subsidiaries, Tintic Copper & Gold, Inc. (formerly HPX Utah Holdings, Inc.)(“TCG”) and Continental Mineral Claims, Inc. (“CMC”), in connection with the examination of title and the acquisition of certain property interests, including mineral rights and leasehold interests, held by HPX, TCG or CMC within Juab and Utah Counties, in the State of Utah, which are described in Exhibit A attached hereto (the “Subject Lands”), and which are to be the subject of that certain N.I.  43-101 Technical Report (“Technical Report”) to be prepared by SRK Consulting (Canada) Inc. (“SRK”) for HPX’s proposed Tintic District Mining Project in Utah (the “Tintic Project”).

Pursuant to the request from HPX, we have prepared this contract validity and title opinion letter (the “Opinion Letter”) for the Subject Lands. For simplicity of reference, the Subject Lands held by HPX in its own name as well as those interests held in the name of TCG or CMC may be referred to in this Opinion Letter as HPX’s interests.

1.	Scope of Examination.

a.         Records and Documents Examined. This Opinion Letter is based upon our examination of the following records and documents (collectively, the “Reviewed Information”):

i.              The Ownership & Leasehold Takeoff reports of varying dates prepared for HPX by Scott L. Nelson of Nelson Mineral Land Services, Inc. (collectively, the “Title Reports”). Scott Nelson is referred to herein as the “Landman.” The Ownership Reports were made available to us electronically by HPX via Box files, which were last updated on May 12, 2020 (the “Box Files”).

April 30, 2021

ii.            The title information and reports of varying dates prepared in 2017 by Mark Haik of Land Services Inc. (collectively, the “Haik Information”) and relating primarily to the properties held by Spenst Hansen. The Haik Information was made available to us by HPX.

iii.            The transaction documents specifically referred to in this Opinion Letter, and provided by HPX.

iv.            Various title documents, maps and reports of varying dates contained in the Box Files, as lasted viewed on March 3, 2021.

b.         Certain supplemental information (“Supplemental Information”) reviewed by us as follows:

i.             Records relating to the Subject Lands listed in the SITLA online “Public Room” database found at http://168.178.199.154/publms/contents.htm as of February 15, 2021 (the “SITLA Database”).

ii.           Mining claim and land records relating to the Subject Lands listed in the BLM LR2000 database found at http://www.blm.gov/lr2000/ and the BLM’s GLO website found at https://glorecords.blm.gov/ (collectively, the “LR2000 Database”).

c.         Records and Documents Not Examined. For purposes of this Opinion Letter, we have not examined any of the following records and documents. If you would like us to examine any such records and documents and report to you on the results of such examination, please let us know.

i.             Any records and documents, copies of which (a) were not included in the Reviewed Information or (b) were included within the Reviewed Information but which records or documents were illegible.

ii.             Information relating to unpaid taxes, if any, even if included in the Reviewed Information.

iii.            Information relating to other patented and unpatented federal mining claims or mill sites that may impact the Subject Lands but that are otherwise not included in the Reviewed Information.

d.         Lands Not Examined. We advise you that we have not undertaken any on- the-ground investigation of the Subject Lands included within the boundaries of the proposed Tintic Project (or any other land for that matter) and we therefore disclaim any obligation to comment in connection with any facts that might be discovered only in the course of such an investigation.

April 30, 2021

e.          Water Rights. This Opinion Letter does not address water rights or the source of water necessary for the development and operation of the Tintic Project.

f.          Reviewed Information Qualifications. This Opinion Letter, insofar as it is based on the Reviewed Information, is subject to each and every qualification, limitation, finding, and concern set forth in the Reviewed Information, all of which are incorporated herein as if set forth fully herein and regardless of whether any specific comments below may touch upon the same or similar subjects.

2.            Effective Date and Time. The examination of the public records and other documents relating to each of the respective Subject Lands upon which this Opinion Letter is based is current through the date upon which the respective reports or documents contained in the Reviewed Information for each Subject Lands parcel is dated, and, therefore, this Opinion Letter and the conclusions, analysis, comments, and requirements set forth herein should be considered to be as of that date for each respective Subject Lands parcel.

3.	Underlying Assumptions.

a.         Certain Assumptions Concerning Title Records Examined. Our review of contracts and agreements relating to the Subject Lands, as well as title to the Subject Lands and their related interests, was confined to the documents and reports in the Reviewed Information. Except as expressly noted in this Opinion Letter, we have assumed that:

i.             Subject to Section 4 of this Opinion Letter, each Title Report constitutes a complete and accurate statement of all matters of record relating to the respective Subject Lands;

ii.            Subject to Section 4 of this Opinion Letter, all documents provided with the Reviewed Information are complete and accurate copies of the original documents;

iii.	No document was executed by mistake or under fraud or duress;

iv.	All factual statements contained in the documents are accurate;

v.            Any entity identified in a document (such as a trust, corporation, or partnership) was duly organized and validly existing and had the legal right and authority to acquire, hold, and convey interests in the Subject Lands at the time when it did so;

April 30, 2021

vi.            All acknowledged documents were duly acknowledged before a notary public or other official licensed to do so;

vii.           Each natural person or entity referred to in a document is the same person or entity that is identified by the same name in any other document;

viii.           Each natural person identified in a document was legally competent at the time the document was executed;

ix.             The marital status of any person was as stated in the documents contained in the Reviewed Information;

x.             Any court order referred to in the Reviewed Information was and has remained valid; and

xi.	Each person identified in a document as a person’s heir was in fact such an heir.

b.         Certain Assumptions Concerning the Unpatented Mining Claims. The validity of an unpatented mining claim located on federal land is conditioned, in part, upon the following:

i.              the making of a valid discovery of valuable minerals on available lands within each claim;

ii.             the staking and monumenting of each claim in accordance with the applicable federal and state laws in effect at the time of location;

iii.            the marking of the boundaries of each claim and driving a discovery shaft (during periods when required) in accordance with the applicable federal and state laws in effect at the time of location;

iv.           the preparation and posting of a valid notice of location on each claim in accordance with the applicable federal and state laws in effect at the time of location;

v.            the continued maintenance of the monuments, boundaries and notice on each claim in accordance with the applicable federal and state laws in effect at the time of location and thereafter; and

vi.            payment of the annual maintenance fee in accordance with the applicable federal and state laws in effect from time to time after the establishment of a valid claim.

April 30, 2021

See 43 C.F.R. §§ 3832, 3833; Utah Code Annotated (“UCA”) § 40-1-1, et seq. For the purpose of this Opinion Letter, we have assumed that each of the conditions described above has been satisfied in connection with each and every one of the unpatented mining claims including within the Subject Lands.

c.         Assumptions Generally. In addition to other assumptions set forth elsewhere in this Opinion Letter, for purposes of this Opinion Letter, we have also assumed the following:

i.              Each past or present owner of an interest in the unpatented mining claims was a citizen of the United States at the time they held the such claims. See 30 U.S.C. § 22.

ii.               The Reviewed Information for the patented mining claims correctly identified the grantee on the last deed in the chain of title and any mortgages, deeds of trust, recorded liens, claims of lien or federal tax liens from the date of the last deed recorded purporting to transfer title to the date of the Reviewed Information. The Landman or other title examiners (including Mark Haik) examined all recorded instruments contained in the Reviewed Information to determine if they affect any or all of the patented mining claims.

iii.                Each person and entity that executed any document contained in the Reviewed Information was vested with the authority to execute such document at the time of execution; the signatures of such persons and entities are genuine; each such document was duly executed, acknowledged and delivered where appropriate; and any copy of a document reviewed by us is a true, accurate and complete copy of the original thereof.

4.	Limitations on Scope of Opinion.

a.          Examination of Records of Juab and Utah Counties in Utah, the BLM, and SITLA by Third Parties. We have not examined the physical files and records of Juab County, Utah County (collectively, the “County”), BLM, or SITLA with respect to the Subject Lands. We have relied on the Landman, Mark Haik or other parties retained by HPX to review the physical records of the County, BLM, and SITLA to confirm that there are no other conveyances, claims, interests, or encumbrances of the surface or minerals affecting the Subject Lands that are not reflected in the Reviewed Information, and that no other parties claim an interest in the Subject Lands.

b.           Records of the Secretary of State. We did not search any records for security interest filings under the Uniform Commercial Code. You may want to search these records to ensure there are no security interest filings involving the Subject Lands, the minerals produced from the Subject Lands, or any leases affecting the Subject Lands.

c.            Certain Other Matters Excluded from Scope of Opinion. We can express no opinion as to the following:

April 30, 2021

i.                Railroad and/or other rights-of-way, including RS-2477 rights-of- way and ditches and canals, or claims not reflected or specifically identified by the data examined, the existence of which may be determined from a physical examination of the Subject Lands;

ii.               Possessory rights and discrepancies of survey or location that might be reflected by a physical examination of the Subject Lands;

iii.	Pending litigation not reflected by a recorded notice of lis pendens;

iv.           Matters of fact not disclosed of record that vary from statutorily permitted presumptions of fact or statutorily created prima facie evidence of facts;

v.               Mechanics’ liens, judgment liens, and other statutory liens not reflected by the data examined; and

vi.	Unrecorded tax liens (other than those for ad valorem real property taxes).

d.           Claims of Persons in Actual Possession. A title examination of the type conducted for purposes of this Opinion Letter does not protect against the claims of persons in actual possession of all or any part of the Subject Lands.

e.            Receipts and Other Documents Not of Record. We have not been provided with copies of any documents not of record, except as expressly noted.

f.             Errors and Omissions of Abstractors and Public Officials. We do not cover errors or omissions of abstractors or public officials.

5.           Agreement Status / Ownership of the Subject Lands. Subject to the assumptions set forth above and to the analysis, comments, recommendations, and requirements set forth in this Opinion Letter, based on our examinations described above, it is our opinion that each of the agreements referenced in this Section remain valid and are in full force and effect, and HPX’s title and interest in the Subject Lands is vested as follows:

a.           Spenst Hansen Property. By Purchase and Sale Agreement dated October 19, 2017 (the “2017 Hansen PSA”), by and between Spent M. Hansen, an individual, et al., as sellers, and HPX and TCG, as buyers, HPX secured the right to acquire certain interests in certain unpatented and patented mining claims located in Juab County, as set forth in the purchase agreement. Pursuant to the terms of the 2017 Hansen PSA, the fully executed deed for the subject properties is currently held in escrow, and will be released to HPX following full payment of the purchase price as set forth in the purchase agreement. A copy of the recorded Memorandum of Purchase and Sale Agreement was not contained in the Reviewed Information. As a curative action, it should be confirmed whether the memorandum was recorded, and if not, a recording memorandum should be filed with the appropriate County. Based on the Reviewed Information, title to the Subject Lands included within the 2017 Hansen PSA is currently vested in the seller parties. The 2017 Hansen PSA remains valid, and upon completion of the purchase price payments as set forth in the 2017 Hansen PSA, HPX will acquire full right, title and interest to the patented and unpatented mining claims as set forth in the 2017 Hansen PSA.

April 30, 2021

b.           Applied Minerals (Dragon) Property. By General Warranty Deed dated March 20, 2020 and recorded in the records of Juab County on May 14, 2020 as Entry No. 00294480 (the “Applied Minerals Deed”), TCG acquired from Applied Minerals, Inc. 100% of the Metallic Mineral rights in and to the unpatented and patented mining claims listed in the Applied Minerals Deed and the Exploration Agreement with Option to Purchase dated December 22, 2017. In connection with the transaction, TCG obtained a Commitment to Title Insurance from First American Title Company (through its agent, Juab Title & Abstract Company) dated January 18, 2018 confirming ownership of the patented mining claims in Applied Minerals, Inc. prior to the transfer to TCG. Since the subsequent title conveyance was limited to the Metallic Mineral rights, issuance of a title policy was not available.

As of February 2021, the BLM LR2000 records indicate that the Am Fraction #1-#6 unpatented mining claims, which were included in the Applied Minerals Deed, are “Active” and the required annual maintenance fees paid. However, the BLM records still show Applied Minerals, Inc. as the owner of the Am Fraction #1-#6 unpatented mining claims. As a curative action, a title update filing should be made to update the BLM title records for the Am Fraction #1-#6 unpatented mining claims to identify TCG as the holder of the subject unpatented claims.

c.            Okelberry (Hansen) Property. By Partial Assignment and Assumption of the Combined Lease Agreement dated October 19, 2017 (the “2017 Partial Assignment”), HPX (through HPX Utah Holdings Inc.) was assigned all rights in and to that certain Combined Lease Agreement between E. Ray Okelberry and Brian Okelberry, as lessors, and the “Hansen & Companies” (as defined in the lease) dated June 1, 2015 (the “2015 Okelberry Lease”). The 2015 Okelberry Lease covers twenty-five (25) patented mining claims located in Juab and Utah counties. A copy of the recorded 2017 Partial Assignment was not contained in the Reviewed Information. As a curative action, it should be confirmed whether the assignment document was recorded, and if not, a recording memorandum should be filed with the appropriate County. The 2017 Partial Assignment constitutes a valid assignment of the lease rights under the 2015 Okelberry Lease to HPX, and based on the Reviewed Information, ownership of the mining claims covered by the underlying 2015 Okelberry Lease is vested in the lessors and the 2015 Okelberry Lease remains valid.

d.           Gleed G. Toombes Property. By Correction Quit Claim Deed dated March 1, 2018 and recorded in the records of Juab County on March 5, 2018 as Entry No. 00286865, HPX (through Continental Mineral Claims, Inc.) acquired all right, title and interest to three (3) patented mining claims located in Juab County.

April 30, 2021

The Correction Quit Claim Deed was executed and recorded to correct an error in the notary block contained in the February 27, 2018 Quit Claim Deed between the same parties and relating to the same properties (recorded in the records of Juab County on February 28, 2018 as Entry No. 00286804).

e.            Okelberry 1 Property. By Mining Claim Lease Agreement dated April 13, 2018 (the “2018 Okelberry Lease”) by and between Okelberry Ranch, LLC and CMC, HPX acquired the leasehold rights and interests as noted in the description contained in Exhibit A to the lease. A Memorandum of Mining Claim Lease Agreement was recorded on April 26, 2018 in the records of Juab County as Entry No. 00287361. The 2018 Okelberry Lease constitutes a valid leasehold interest in and to the fee surface and mineral rights as listed in the lease, and based on the Reviewed Information, fee ownership of the properties contained in leasehold estate is vested in Okelberry Ranch, LLC.

f.             Hansen Camp (MMC) Property. By Land Lease dated June 12, 2018, by and between Mammoth Mining Company LLC and HPX Utah Holdings Inc., HPX acquired the leasehold surface rights to approximately twenty-three (23) acres of land in Juab County (the “Hansen Camp Lease”). No mineral rights were included under this lease. A Memorandum of Land Lease was recorded on July 23, 2018 in the records of Juab County as Entry No. 00288135. The Hansen Camp Lease constitutes a valid leasehold interest in and to the surface rights as listed in the lease.

g.           New United Sunbeam Mining Company Property. By Mining Claim Lease Agreement dated July 21, 2018 (the “United Sunbeam Lease”) by and between New United Sunbeam Mining Company, LLC and CMC, HPX acquired the leasehold rights and interests to certain patented mining claims located in Juab County as noted in the description contained in Exhibit A to the lease. A Memorandum of Mining Claim Lease Agreement was recorded on July 23, 2018 in the records of Juab County as Entry No. 00288134. The United Sunbeam Lease constitutes a valid leasehold interest in and to the patented claims as listed in the lease, and based on the Reviewed Information, fee ownership of the patented mining claims is vested in New United Sunbeam Mining Company, LLC.

h.           Hansen Mammoth Property. By Purchase and Sale Agreement dated October 4, 2018, by and between Mammoth Mining Company LLC, et al., as sellers, and HPX and TCG, as buyers (the “2018 Mammoth PSA”), HPX secured the right to acquire certain interests in one hundred eight (108) patented mining claims located in Juab and Utah Counties, as set forth in the 2018 Mammoth PSA. Pursuant to the terms of the purchase agreement, the fully executed deed for the subject properties is currently held in escrow, and will be released to HPX following full payment of the purchase price as set forth in the purchase agreement. A copy of the recorded Memorandum of Purchase and Sale Agreement was not contained in the Reviewed Information. As a curative action, it should be confirmed whether the memorandum was recorded, and if not, a recording memorandum should be filed with the appropriate County. Based on the Reviewed Information, title to the Subject Lands included within the 2017 Hansen PSA are currently vested in the seller parties. The 2018 Mammoth PSA remains valid, and upon completion of the purchase price payments as set forth in the 2018 Mammoth PSA, HPX will acquire full right, title and interest to the patented mining claims as set forth in the 2018 Mammoth PSA.

April 30, 2021

i.             Hansen Gemini Property. By Purchase and Sale Agreement dated October 4, 2018, by and between Gemini Mines LLC, et al., as sellers, and HPX and TGC, as buyers (the “2018 Gemini PSA”), HPX secured the right to acquire certain interests in one hundred twelve (112) patented mining claims located in Juab County, as set forth in the purchase agreement. Pursuant to the terms of the 2018 Gemini PSA, the fully executed deed for the subject properties is currently held in escrow, and will be released to HPX following full payment of the Purchase Price as set forth in the purchase agreement. A Memorandum of Purchase and Sale Agreement was recorded on November 24, 2018 in the records of Juab County as Entry No.00289010. The 2018 Gemini PSA remains valid, and upon completion of the purchase price payments as set forth in the 2018 Gemini PSA, HPX will acquire full right, title and interest to the patented mining claims as set forth in the 2018 Gemini PSA.

j.             Hansen Northstar Property. By Purchase and Sale Agreement dated October 4, 2018, by and between Northstar Mines LLC, et al., as sellers, and HPX and GCG, as buyers (the “2018 Northstar PSA”), HPX secured the right to acquire certain interests in ninety- two (92) patented mining claims located in Juab and Utah Counties, as set forth in the purchase agreement. Pursuant to the terms of the purchase agreement, the fully executed deed for the subject properties is currently held in escrow, and will be released to HPX following full payment of the purchase price as set forth in the purchase agreement. A copy of the recorded Memorandum of Purchase and Sale Agreement was not contained in the Reviewed Information. As a curative action, it should be confirmed whether the memorandum was recorded, and if not, a recording memorandum should be filed with the appropriate County. The 2018 Northstar PSA remains valid, and upon completion of the purchase price payments as set forth in the 2018 Northstar PSA, HPX will acquire full right, title and interest to the patented mining claims as set forth in the 2018 Northstar PSA.

k.           SITLA Leases. TCG holds three (3) Metalliferous Mineral leases (ML53877, ML 53878 and ML 53879)(collectively, the “SITLA Leases”) covering Utah State land administered by the Utah School and Institutional Trust Lands Administration (“SITLA”). Each of the SITLA Leases has an effective date of October 1, 2018, and has 10-year primary terms, with the right to extend the primary terms “so long as leased substances are being produced in paying quantities,” or if “Lessee is engaged in diligent operations, exploration or development activity.” As of March 2, 2021, the SITLA Leases are listed as “Active” in SITLA’s online database. Title to the land is held by the State of Utah, and based on information provided by HPX, the SITLA Leases are valid and in good standing.

April 30, 2021

l.             Lawrence Lee Property. By that Mining Claim Lease and Option Agreement dated December 5, 2018 (the “Lee Lease”) by and between Lawrence R. Lee, as lessor, and CMC, as lessee, HPX acquired the leasehold rights and interests to nine (9) patented mining claims located in Juab County as noted in the description contained in Exhibit A to the Lee Lease, along with the option to acquire full title to the subject claims, subject to the terms of the Lee Lease. To date, HPX has not exercised the option right. A Memorandum of Mining Claim Lease and Option Agreement was recorded on December 10, 2018 in the records of Juab County as Entry No. 00289336. Based on the Reviewed Information, title to the mining claims included in the Lee Lease is vested in the lessor, and the Lee Lease constitutes a valid leasehold interest and option right in and to the patented claims as listed in the lease.

m.                Okelberry 2 Property. By that Mining Claim Lease Agreement dated February 14, 2019 (the “2019 Okelberry Lease”) by and between Brian Okelberry and Okelberry Ranch, LLC, as lessors, and CMC, as lessee, HPX acquired the leasehold rights and interests to certain patented mining claims and fee interest lands located in Juab County as described in Exhibit A to the lease. A copy of the recorded Memorandum of Mining Claim Lease Agreement was not contained in the Reviewed Information. As a curative action, it should be confirmed whether the memorandum was recorded, and if not, a recording memorandum should be filed with the appropriate County. Based on the Reviewed Information, title to the mining claims included in the 2019 Okelberry Lease is vested in the lessor, and the 2019 Okelberry Lease constitutes a valid leasehold interest in and to the patented mining claims and fee interests as listed in the lease.

n.           Grand Central Silver Mines Property. By that Royalty Purchase and Sale Agreement dated April 4, 2019 (as amended by that First Amendment to Royalty Purchase and Sale Agreement dated October 30, 2019)(collectively, the “Grand Central Agreement”), by and between Grand Central Silver Mines, Inc. and TCG, HPX acquired a 1% net smelter return (“NSR”) royalty interest in and to certain patented mining claims located in Juab and Utah Counties, and fee title to fourteen (14) patented mining claims located in Juab County, as described in the Grand Central Agreement. The 1% NSR royalty was conveyed to TCG via that certain Royalty Deed dated April 3, 2019 and recorded in the records of Juab County on May 20, 2019 as Entry No. 00290861, and recorded in the records of Utah County on June 18, 2019 as Entry No. 55483:2019. The 1% NSR royalty was conveyed to TCG for an additional claim (the Jupiter claim) via that certain Royalty Deed dated October 30, 2019 and recorded in the records of Juab County on November 13, 2019 as Entry No. 00292633. Title to the Beatrice D patented mining claim was conveyed to TCG via Special Warranty Deed dated April 3, 2019 and recorded in the records of Juab County on May 20, 2019 as Entry No. 00290862. Title to the thirteen (13) remaining patented mining claims was conveyed to TCG via Special Warranty Deed dated October 30, 2019 and recorded in the records of Juab County on November 13, 2019 as Entry No. 00292634.

April 30, 2021

o.           Duquette Property. By that Mining Claim Lease and Option Agreement dated May 9, 2018 (the “Duquette Lease”) by and between Leland M. Duquette and Melana M. Dastyck, as lessors, and TCG, as lessee, HPX acquired the leasehold rights and interests to two (2) patented mining claims located in Juab and Utah Counties as noted in the description contained in Exhibit A to the lease, along with the option to acquire full title to the subject claims, subject to the terms of the Duquette Lease. To date, HPX has not exercised the option right. A Memorandum of Mining Claim Lease and Option Agreement was recorded on June 27, 2019 in the records of Juab County as Entry No. 00291207, and was recorded in the records of Utah County as Entry No. 63660:2019. Based on the Reviewed Information, title to the mining claims included in the Duquette Lease is vested in the lessor, and the Duquette Lease constitutes a valid leasehold interest and option right in and to the patented claims as listed in the lease.

p.           Adrian Gerritsen Property. By that Mining Claim Lease and Option Agreement dated June 27, 2019 (the “Vashon Lease”) by and between Adrian Gerritsen III (aka Adrian Vashon), as trustee of the Adrian Gerritsen Living Trust and TCG, as lessee, HPX acquired the leasehold rights and interests to one (1) patented mining claim located in Juab County as noted in the description contained in Exhibit A to the lease, along with the option to acquire full title to the subject claims, subject to the terms of the Vashon Lease. To date, HPX has not exercised the option right. A copy of the recorded Memorandum of Mining Claim Lease and Option Agreement was not contained in the Reviewed Information. As a curative action, it should be confirmed whether the memorandum was recorded, and if not, a recording memorandum should be filed with the appropriate County. Based on the Reviewed Information, title to mining claim interests included in the Vashon Lease is vested in the lessor, and the Vashon Lease constitutes a valid leasehold interest and option right in and to the patented claim as listed in the lease.

q.           Oldroyd Property. By that Purchase and Sale Agreement dated June 14, 2019, by and between Mark Oldroyd and TCG, HPX acquired title to two (2) patented mining claims located in Juab County. TCG received a Title Commitment from First American Title, with an effective date of May 22, 2019, confirming title to the subject claims were vested in Mark Oldroyd prior to the closing. Title to the subject claims was conveyed to TCG via Special Warranty Deed dated June 14, 2019. A recorded copy of the deed was not contained in the Reviewed Information. Recording of the deed was to be completed by First American Title Company. As curative action, it should be confirmed that the deed was recorded.

April 30, 2021

r.            DIWI Enterprises Property. By that Mining Claim Lease and Option Agreement dated July 9, 2019 (the “DIWI Lease”) by and between DIWI Enterprises, LLC and TCG, as lessee, HPX acquired the leasehold rights and interests to three (3) patented mining claims located in Juab County as noted in the description contained in Exhibit A to the lease, along with the option to acquire full title to the subject claims, subject to the terms of the DIWI Lease. To date, HPX has not exercised the option right. A Memorandum of Mining Claim Lease and Option Agreement was recorded on July 15, 2019 in the records of Juab County as Entry No. 00291321. Based on the Reviewed Information, title to the mining claim interests included in the DIWI Lease is vested in the lessor, and the DIWI Lease constitutes a valid leasehold interest and option right in and to the patented claims as listed in the lease.

s.            Silver City Mines Property. By that Mining Claim Lease and Option Agreement dated August 20, 2019 (the “Silver City Lease”) by and between Silver City Mines, Inc. and TCG, HPX acquired the leasehold rights and interests to ten (10) patented mining claims located in Juab County as noted in the description contained in Exhibit A to the lease, along with the option to acquire full title to the subject claims, subject to the terms of the Silver City Lease. To date, HPX has not exercised the option right. A copy of the recorded Memorandum of Mining Claim Lease and Option Agreement was not contained in the Reviewed Information. As a curative action, it should be confirmed whether the memorandum was recorded, and if not, a recording memorandum should be filed with the appropriate County. Based on the Reviewed Information, title to mining claim interests included in the Silver City Lease is vested in the lessor, and the Silver City Lease constitutes a valid leasehold interest and option right in and to the patented claims as listed in the lease.

t.             Tintic Gold Property. By that Mining Claim Lease and Option Agreement dated July 20, 2020 (the “Tintic Gold Lease”) by and between Tintic Gold Mining Co., LLC and TCG, HPX acquired the leasehold rights and interests to three (3) patented mining claims located in Juab County as noted in the description contained in Exhibit A to the lease, along with the option to acquire full title to the subject claims, subject to the terms of the Tintic Gold Lease. To date, HPX has not exercised the option right. A copy of the recorded Memorandum of Mining Claim Lease and Option Agreement was not contained in the Reviewed Information. As a curative action, it should be confirmed whether the memorandum was recorded, and if not, a recording memorandum should be filed with the appropriate County. Based on the Reviewed Information, title to mining claim interests included in the Silver City Lease is vested in the lessor, and the Silver City Lease constitutes a valid leasehold interest and option right in and to the patented claims as listed in the lease.

April 30, 2021

u.           Crown Point Property. By that Mining Claim Lease and Option Agreement dated August 7, 2020 (the “Crown Point Lease”) by and between Crown Point Consolidated Mining Company and TCG, HPX acquired the leasehold rights and interests to nine (9) patented mining claims located in Juab and Utah Counties as noted in the description contained in Exhibit A to the lease, along with the option to acquire full title to the subject claims, subject to the terms of the Crown Point Lease. To date, HPX has not exercised the option right. A Memorandum of Mining Claim Lease and Option Agreement was recorded on September 24, 2020 in the records of Juab County as Entry No. 00296266, and was recorded on September 22, 2020 in the records of Utah County as Entry No. 145274:2020. Based on the Reviewed Information, title to mining claim interests included in the Crown Point Lease is vested in the lessor, and the Crown Point Lease constitutes a valid leasehold interest and option right in and to the patented claims as listed in the lease.

v.           Steven Richins Property. By that Mining Claim Lease and Option Agreement dated October 27, 2020 (the “Richins Lease”) by and between Steve Richins, an individual, as lessor, and TCG, HPX acquired the leasehold rights and interests to twenty-three (23) patented mining claims located in Juab County as noted in the description contained in Exhibit A to the lease, along with the option to acquire full title to the subject claims, subject to the terms of the Richins Lease. To date, HPX has not exercised the option right. A Memorandum of Mining Claim Lease and Option Agreement was recorded on November 11, 2020 in the records of Juab County as Entry No. 00297317. Based on the Title Reports, title to mining claim interests included in the Richins Lease is vested in the lessor, and the Richins Lease constitutes a valid leasehold interest and option right in and to the patented claims as listed in the lease.

w.                Mammoth (Hansen) Claims. By Quit Claim Deed dated November 27, 2020, Mammoth Mining Company LLC conveyed to HPX (through TCG) all right, title and interest to two (2) patented mining claims located in Juab and Utah Counties. The Quitclaim Deed was recorded in the records of Juab County on December 14, 2020 as Entry No. 00297911. A copy of the deed recorded in Utah County was not contained in the Reviewed Information. As a curative action, it should be confirmed that the deed was recorded with the Utah County recorder. HPX has recently identified title issues relating to the title held by the party that granted the subject interest to Mammoth Mining Company LLC. Curative actions are currently in process to resolve the outstanding title issues.

x.           Treasure Hill (Hansen) Claim. By Quit Claim Deed dated November 27, 2020, Treasure Hill Mines LLC conveyed to HPX (through TCG) all right, title and interest to one (1) patented mining claim located in Juab County. The Quitclaim Deed was recorded in the records of Juab County on December 14, 2020 as Entry No. 00297909. HPX has recently identified title issues relating to the title held by the party that granted the subject interest to Treasure Hill Mines LLC. Curative actions are currently in process to resolve the outstanding title issues.

y.           Keystone Surveys (Hansen) Claim. By Quit Claim Deed dated November 27, 2020, Keystone Surveys Inc. conveyed to HPX (through TCG) all right, title and interest to thirty (30) patented mining claims located in Juab County. The Quitclaim Deed was recorded in the records of Juab County on December 10, 2020 as Entry No. 00297905. HPX has recently identified title issues relating to the title held by the party that granted the subject interest to Keystone Surveys Inc. Curative actions are currently in process to resolve the outstanding title issues.

April 30, 2021

z.            Northstar Mines (Hansen) Claim. By Quit Claim Deed dated November 27, 2020, Northstar Mines LLC conveyed to HPX (through TCG) all right, title and interest to three (3) Violet patented mining claims located in Juab County. The Quitclaim Deed was recorded in the records of Juab County on December 14, 2020 as Entry No. 00297910.

As of 2/1/21, the BLM LR2000 records indicate that the Violet #1-#3 unpatented mining claims are “Active” and the required annual maintenance fees paid. However, the BLM records still show Northstar Mines LLC as the owner of the Violet #1-#3 unpatented mining claims. As a curative action, a title update filing should be made to update the BLM title records for the Violet #1-#3 unpatented mining claims to update the title records to identify TCG as the holder of the subject unpatented claims.

HPX has recently identified title issues relating to the title held by the party that granted the subject interest to Northstar Mines LLC. Curative actions are currently in process to resolve the outstanding title issues.

aa. HPX Unpatented Mining Claims. As of the date of this Opinion Letter, HPX holds 461 federal unpatented mining claims (the “Unpatented Claims”) in connection with the Tintic Project. Subject to a review of the Reviewed Information, including the LR2000 Database, and the assumptions, qualifications and recommendations set forth in this Opinion Letter, along with the comments provided in this subsection, it is our opinion that each of the Unpatented Claims is in good standing and that title to the Unpatented Claims is vested in TCG, subject to the paramount title of the United States of America.

Based on our review of the LR2000 Database, the following curative actions are recommended with regard to the Unpatented Mining Claims:

i.                The title holder currently listed in the LR2000 Database for the TT 434 (UMC 444967), TT 436 (UMC 444969) and TT 452 (UMC 444970) unpatented mining claims is Continental Mineral Claims Inc. A title update filing should be made to update the BLM records to show TCG as the holder of the claims.

ii.               The title holder currently listed in the LR2000 Database for the Violet No. 1 (UMC 428765), Violet No. 2 (UMC 428766) and Violet No. 3 (UMC 428767) unpatented mining claims is Northstar Mines LLC. A title update filing should be made to update the BLM records to show TCG as the holder of the claims.

April 30, 2021

iii.             The title holder currently listed in the LR2000 Database for the AM Fraction #1-#6 (UMC 420562 – UMC 420567) unpatented mining claims is Applied Minerals Inc. A title update filing should be made to update the BLM records to show TCG as the holder of the claims.

iv.                Twelve (12) HPX Unpatented Claims, all with a location date of July 15, 2019, are currently listed with a “Filed” status on the LR2000 Database, rather than an “Active” status. The twelve claims are:

1. TT 429 (UMC 445019)

2. TT 437 (UMC 445020)

3. TT 438 (UMC 445021)

4. TT 453 (UMC 445022)

5. TT 454 (UMC 445023)

6. TT 455 (UMC 445024)

7. TT 456 (UMC 445025)

8. TT 457 (UMC 445026)

9. TT 458 (UMC 445027)

10. TT 459 (UMC 445028)

11. TT 498 (UMC 445029)

12. TT 499 (UMC 445030)

It is possible BLM is still processing the corresponding location notices. However, given the date of the location notices, TCG should follow up with BLM on the status of these filings.

v.               Three (3) unpatented mining claims listed on TCG’s December 10, 2020 Notice of Intent to Hold for the Tintic Project’s Unpatented Mining Claims (TT 413 (UMC 444550), TT 421 (UMC 44485) and TT 435 (UMC 444968)) are listed on the LR2000 Database as “Closed.” Each claim appears in the name of CMC on the LR2000 Database records. The status of these three claims should be confirmed.

bb. BLM Prospecting Permits. TCG submitted six Hardrock Prospecting Permit Applications on December 20, 2017 (UTU 093073, UTU 093074, UTU 093075, UTU 093076, UTU 093077, UTU 093078). The applications are currently pending at BLM. However, the lands covered within the pending applications are located within lands identified under the John D. Dingell Jr. Conservation, Management and Recreation Act (the “Dingell Act”) exchange (Public Law 116-9) enacted on March 12, 2019, by which the subject lands will be exchanged and transferred to the State of Utah, to be administered by SITLA. As a result, BLM has stopped processing the applications in anticipation of the Dingell Act exchange.

April 30, 2021

6.	Conclusion

a.           This Opinion Letter is limited to the matters set forth herein and is limited in all respects to the laws and facts existing as of the date of this Opinion Letter. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this Opinion Letter, even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this Opinion Letter.

b.           We have not reviewed the question of, nor do we give an opinion on the compliance of the Technical Report with the requirements or standards of disclosure of N.I. 43- 101 Technical Reports in general. Nor do we express an opinion on any other matter set forth in the Technical Report. We express no opinion on any law other than the federal law of the United States of America and the laws of the State of Utah, in each case as it applies to laws governing mining rights relating to the Tintic Project. This Opinion Letter is provided to you as a legal opinion only, and not as a guarantee or warranty of the matters discussed herein.

c.            This Opinion Letter is being delivered at the express direction and request of High Power Exploration Inc. and is furnished by us solely for the benefit of the addressees listed on the cover page hereto in connection with the Technical Report, and this Opinion Letter may not be relied upon by such parties for any other purpose or by any other person or entity for any purpose whatsoever. This Opinion Letter is not to be quoted in whole or in part or otherwise referred to or used or furnished to any other person.

Best regards,

Stoel Rives LLP

cc:       Graham Boyd, HPX

April 30, 2021

Exhibit A

Description of the Subject Lands

1.	Spenst Hansen Property (the “2017 Hansen PSA”):

Certain patented and unpatented mining claims, lands and water rights located in the Juab County, State of Utah, as more particularly described as follows:

**Patented Mining Claims –**

| Mining Claim Name | Township | Range | Section | Quarter Section |
|---|---|---|---|---|
| ANA LARA | 11S | 2W | 6 | NW |
| ANTELOPE | 10S | 2W | 31 | SW |
| ANTELOPE FRACTION | 10S | 2W | 31 | SW |
| ANTELOPE NO. 2 | 10S | 2W | 31 | SW |
| BEACON NO. 1 | 11S | 2W | 19 | SW |
| BEACON NO. 2 | 11S | 2W | 19 | SW |
| BEACON NO. 3 | 11S | 2W | 19 | SW |
| BIMETALLIST | 11S | 3W | 1 | SE |
| BLUE BIRD | 10S | 2W | 31 | SE |
| BOGDAN FRACTION AM | 10S | 2W | 31 | NE |
| BOGDAN NO. 1 | 10S | 2W | 31 | SE |
| BOGDAN NO. 2 | 10S | 2W | 31 | SE |
| BOGDAN NO. 3 AM | 10S | 2W | 31 | NE |
| CAPE HORN | 11S | 3W | 1 | NW |
| CAPE HORN NO. 1 | 11S | 3W | 1 | NW |
| CAPE HORN NO. 10 | 11S | 3W | 1 | SW |
| CAPE HORN NO. 11 | 11S | 3W | 1 | SW |
| CAPE HORN NO. 2 | 11S | 3W | 1 | SW |
| CAPE HORN NO. 3 | 11S | 3W | 1 | NE |
| CAPE HORN NO. 4 | 11S | 3W | 1 | NE |
| CAPE HORN NO. 5 | 11S | 3W | 1 | NE |
| CAPE HORN NO. 6 | 11S | 3W | 1 | NE |
| CAPE HORN NO. 7 | 11S | 3W | 1 | NE |
| CAPE HORN NO. 8 | 11S | 3W | 1 | NE |
| CAPE OF GOOD HOPE | 11S | 3W | 1 | SW |
| CATASAUQUA | 11S | 2W | 8 | SW |
| CATASAUQUA NO. 1 | 11S | 2W | 8 | SE |
| CATASAUQUA NO. 2 | 11S | 2W | 8 | SE |
| CATASAUQUA NO. 3 | 11S | 2W | 17 | NE |
| CATASAUQUA NO. 4 | 11S | 2W | 8 | SW |
| CLEOPATRA | 10S | 3W | 36 | SW |
| CLEVELAND | 10S | 3W | 36 | NE |
| CLIFF | 11S | 2W | 19 | NW |
| CLIFT | 11S | 2W | 19 | NW |

April 30, 2021

April 30, 2021

April 30, 2021

April 30, 2021

2.	Applied Minerals (Dragon) Property (the “Applied Minerals Deed”):

Unpatented Mining Claims:

Certain unpatented mining claims located in Juab County, State of Utah, as more particularly described as follows:

Claim Names	IMC Numbers

Am Fraction #1	UMC420562
Am Fraction #2	UMC420563
Am Fraction #3	UMC420564
Am Fraction #4	UMC420565
Am Fraction #5	UMC420566
Am Fraction #6	UMC420567

Patented Mining Claims:

Certain patented mining claims situated in Juab County, State of County, as more particularly described as follows:

Township 10 South, Range 2 West, SLBM

	Survey No.Section	Property No	Unit No	Acreage

Black Dragon Cons.	4930	51905	59887	3.640
Black Dragon	7931	33525	59887	1.495
Cross Dragon	8031	24755	59887	1.515
Reverse	8131	51930	59887	2.468
Iron Clad	8219	51926	59887	4.669
Contest	8331	51923	59887	1.284
Elsie	8431	24761	59887	3.000
Govenor [sic]	8529	51911	59887	6.880
Brooklyn	8631	51904	59887	5.023
King James	8731	24657	59887	5.157
Nom de Plume	11730	51929	59887	5.327
June Rose	13631	51927	59887	2.230
Martha Washington #2	13731	51915	59887	5.420
Silver Coin	14431	51919	59887	6.340
Roadside	15031	51931	59887	6.800
Rattler	15131	51917	59887	9.950

April 30, 2021

Elsie No. 2	22231	51909	59887	5.140
Great Whel Vor	29831	51925	59887	19.834
Reverse #2	33331	51916	59887	1.792
Cygnet	334	31	2475659887	19.400
Snap Dragon	319531	51932	59887	3.770
Willie Gundry	324031	51922	59887	8.051
Tina	325431	51934	59887	0.583
Sunny Side	378231	24760	59887	6.460
Brooklyn No. 2	378331	51905	59887	2.428
Guardian	385231	51912	59887	15.140
Mary	387331	51916	59887	8.570
Frankie #1	410931	24303	59887	13.260
Frankie #2	411031	51910	59887	16.520
Frankie #3	411131	51921	59887	11.843
White Dragon	416330	51933	59887	0.534
June	451930	51913	59887	4.647
Daisy	451930	51997	59887	4.626
Dew Drop	451931	51924	59887	13.734
Turk	451929	24759	59887	6.674
Eastern	451930	51908	59887	6.846
March	451929	51928	59887	16.542

3.	Okelberry (Hansen) Property (the “2017 Partial Assignment”):

Mining Claim Name	Township	Range	Section	Quarter Section
ALICE	10S	2W	29	SW
DIVIDE MS 5706	10S	2W	29	NW
EXCELSIOR MS 5171	10S	2W	29	SW
HEMITITE	10S	2W	29	NW
LITTLE CHIEF	10S	2W	29	SW
LITTLE GIANT	10S	2W	29	NW
MILD WINTER	10S	2W	29	SW
UNA	10S	2W	29	SW
YOUNG GIANT	10S	2W	29	NW

4.	Gleed G. Toombes Property:

April 30, 2021

5.	Okelberry 1 Property (the “2018 Okelberry Lease”):

Patented Mining Claims:

Township 10/11 South, Range 2/3 West, SLBM

100% of the surface rights and 30% of the mineral rights in and to the following patented mining claims:

Claim Name	Survey No.	Parcel No.	Section	Acreage
New National	MS 3796	Card 0017	10S 3W S36	9.6
Swansea Fraction	MS 3796	Card 0017	10S 3W S36	1.5
Geddes Consolidated	MS 3297	Card 0485-A2	10S 3W S36	3.6
Junction	MS 3432	Card 0121	10S 3W S36	18.3
Junction No. Two	MS 3432	Card 0121	10S 3W S36	19.2
Junction No. 3	MS 3432	Card 0121	10S 3W S36	15.7
Junction No. 4	MS 3432	Card 0121	10S 3W S36	15.3

100% of the surface rights and 100% of the mineral rights in and to the following patented mining claims:

Claim Name	Survey No.	Parcel No.	Section	Acreage
Myrtle	MS 3821	Card 0093	11S 2W S6	15.5
York	MS 4400	Card 0531	10S 3W S36	16.1

30% of the mineral rights in and to the following patented mining claims:

Claim Name	Survey No.	Parcel No.	Section	Acreage
Dad	MS 6090	Card 0598-B2	10S 2W S29	11.9
Goeasy	MS 6090	Card 0598-B2	10S 2W S29	21.7

Fee Lands:

100% surface and mineral rights in that certain parcel of land situated in Juab County, State of County, as more particularly described as follows:

Township 10 South, Range 3 West, SLBM

Section 26 S 1/2 OF SE 1/4 OF SEC 26 T 10S R 3W SLM LYING E OF E LN OF U.S. HIGHWAY 6. CONT.55.30 AC.

Tax Parcel No. XF00-5967-1

April 30, 2021

6.	Hansen Camp (MMC) Property.(the “Hansen Camp Lease”):

The Leased Property under the Land Lease dated June 12, 2018, between Mammoth Mining Company LLC ("MMC") and HPX Utah Holdings, Inc. ("HPX") pertains to the surface rights only to the plot of land containing 23.2 acres, more or less, within the seven (7) coordinate points ("camp vertices") given in the table below and shown on the map below. The Leased Property is encompassed within the Subject Property, which are the MMC-owned patented mining claims, Chippewa, Bessarabia and William, located within a portion of Section 25, Township 10 South, Range 3 West, S.L.B.M., in the Tintic Mining District, of Juab County, State of Utah, as follows: Chippewa and Bessarabia are part of "Apex Chippewa Consolidated," Mineral Survey No. 2991, and identified under Juab County Recorder Parcel "CARD-0274-". William, Mineral Survey No. 3496, is identified under Juab County Recorder Parcel "CARD-0525-".

TABLE OF CAMP VERTICES

Vertice I.D.	UTM NAD83-12 Easting	UTM NAD83-12 Northing	SP NAD27 Utah Central Feet =X	SP NAD27 Utah Central Feet =Y
P01	403079	4420162	1462568	7142421
P02	403237	4420118	1463086	7142279
P03	403199	4420073	1462962	7142132
P04	403362	4420006	1463498	7141914
P05	403258	4419850	1463159	7141400
P06	403169	4419818	1462867	7141294
P07	402880	4419905	1461918	7141574

HPX
Spenst Hansen Claims and Proposed Camp Location
0
250
500
Meters
Legend
P01
P02
P04
P07

April 30, 2021

7.	New United Sunbeam Mining Company Property (the “United Sunbeam Lease”):

Patented Mining Claims:

Township 10 South, Range 2 West, SLBM

| **Claim Name on the Patent, the controlling Doc.** | **Survey No.** | **Section** | **Parcel #** | **St Loc ID #** | **Acreage** |
|---|---|---|---|---|---|
| Elmer Ray | 66 | 11s2w06 | Card 0538 | 4251 | 6.800 |
| First Southern Extension Sunbeam | 64 | 10s2w31 | Card 0736 | 62324 | 3.070 |
| Iron Spar | 4015 | 10s2w31 | Card 0364 | 62325 | 10.161 |
| Sunbeam and First Southern Extension Sunbean [sic] | 61 | 10s2w31 | Card 0736 | 62321 | 2.465 |
| Triangle | 4090 | 10s2w31 | Card 0500 | 4250 | 6.503 |
| Sunbeam | 165 | 10s2w31 | Card 0473 | 62326 | 4.228 |
| West Elmer Ray | 3874 | 10s2w31 11s2w06 | Card 0520 | 62322 | 14.461 |
| West Sunbeam | 3820 | 10s2w31 | Card 0518 | 62323 | 12.266 |
| Silver Moon | 2953 | 10s2w31 | Card 0489 | 13799 | 1.358 |

April 30, 2021

8.	Hansen Mammoth Property (the “2018 Mammoth PSA”):

April 30, 2021

| Claim Name | Card # | MS # | Location | Acres | County | Company |
|---|---|---|---|---|---|---|
| Fraction | 0338 | 3233 | T10S R2W SEC 30 | 1.68 | Juab | Mammoth Mining Co. LLC |
| Gold Chain Fraction | 0601 | 6191 | T10S R2W SEC 30 | 1.85 | Juab | Mammoth Mining Co. LLC |
| Golden Chain | 0150 | 339 | T10S R2W SEC 30 | 11.10 | Juab | Mammoth Mining Co. LLC |
| Golden King | 0154 | 92 | T10S R2W SEC 19 | 4.88 | Juab | Mammoth Mining Co. LLC |
| Harker | 0138 | 3289 | T10S R2W SEC 30 | 0.40 | Juab | Mammoth Mining Co. LLC |
| Hungarian (North pt. 1) | 0360 | 164 | T10S R2W SEC 30 | 3.27 | Juab | Mammoth Mining Co. LLC |
| Hungarian (South pt. 2) | 0360 | 164 | T10S R2W SEC 30 | 3.27 | Juab | Mammoth Mining Co. LLC |
| Jupiter | 0397 | 320 | T10S R2W SEC 30 | 15.56 | Juab | Mammoth Mining Co. LLC |
| Lakeview | (Utah Co) | 3364 | T10S R2W SEC 19,29,30 | 6.05 | Utah | Mammoth Mining Co. LLC |
| Lakeview Gold & Silver | (Utah Co) | 342 | T10S R2W SEC 30 | 2.23 | Utah | Mammoth Mining Co. LLC |
| Last Chance | 0547 | 336 | T10S R2W SEC 19 | 7.47 | Juab | Mammoth Mining Co. LLC |
| Last Show | 0386 | 3268 | T10S R2W SEC 30 | 4.28 | Juab | Mammoth Mining Co. LLC |
| Leo | 0258-A | 290 | T10S R2W SEC 30 | 8.71 | Juab | Mammoth Mining Co. LLC |
| Leonora | (Utah Co.) | 3370 | T10S R2W SEC 19,30 | 6.51 | Utah | Mammoth Mining Co. LLC |
| Lillian | (Utah Co.) | 263 | T10S R2W SEC 19 | 3.40 | Utah | Mammoth Mining Co. LLC |
| Lion | 0391 | 3490 | T10S R2W SEC 19 | 5.04 | Juab | Mammoth Mining Co. LLC |
| Lizzie | 0397 | 320 | T10S R2W SEC 30 | 5.72 | Juab | Mammoth Mining Co. LLC |
| Louisa Lode | 0109 | 299 | T10S R2W SEC 19 | 4.33 | Juab | Mammoth Mining Co. LLC |
| Mammoth 2 & 3 | 0708 | 65 | T10S R2W SEC 30 | 1.83 | Juab | Mammoth Mining Co. LLC |
| Mammoth Fraction | 0621 | 6167 | T10S R2W SEC 19 | 0.69 | Juab | Mammoth Mining Co. LLC |
| Mammoth Mine | 0402 | 37 | T10S R2W SEC 30 | 4.59 | Juab | Mammoth Mining Co. LLC |
| Mammoth No. 1 Ext. | 0669 | 38 | T10S R2W SEC 19 | 13.50 | Juab | Mammoth Mining Co. LLC |
| Mars | 0397 | 320 | T10S R2W SEC 30 | 6.71 | Juab | Mammoth Mining Co. LLC |
| Middle Atlas | 0319 | 295 | T10S R2W SEC 30 | 17.15 | Juab | Mammoth Mining Co. LLC |
| Mining Claim | (Utah Co.) | 336 | T10S R2W SEC 19 | 2.66 | Utah | Mammoth Mining Co. LLC |
| Missing Link | 0077 | 4572 | T10S R2W SEC 19 | 2.40 | Juab | Victoria Silver Mines LLC |
| Napolion | 0424 | 3442 | T10S R2W SEC 30 | 5.22 | Juab | Mammoth Mining Co. LLC |
| Nevada | (Utah Co.) | 342 | T10S R2W SEC 29,30 | 2.30 | Utah | Mammoth Mining Co. LLC |
| Onida | 0497 | 2950 | T10S R2W SEC 30 | 2.37 | Juab | Mammoth Mining Co. LLC |
| Opahonga | 0069 | 167 | T10S R2W SEC 30 | 4.67 | Juab | Mammoth Mining Co. LLC |
| Pelican | 73 | 271 | T10S R2W SEC 30 | 13.04 | Juab | Gemini Mines LLC |
| Perfecto | (Utah Co.) | 3121 | T10S R2W SEC 19,20 | 1.40 | Utah | Mammoth Mining Co. LLC |
| Phebe Schuler | (Utah Co.) | 3368 | T10S R2W SEC 19 | 4.56 | Utah | Mammoth Mining Co. LLC |
| Phoenix | 0443 | 152 | T10S R2W SEC 30 | 10.06 | Juab | Mammoth Mining Co. LLC |
| Provo | 0071 | 3256 | T10S R2W SEC 19 | 5.46 | Juab | Mammoth Mining Co. LLC |
| Ranger | 0547 | 336 | T10S R2W SEC 19 | 16.79 | Juab | Mammoth Mining Co. LLC |
| Ravine | 0061 | 4391 | T10S R2W SEC 19 | 2.00 | Juab | Mammoth Mining Co. LLC |
| Rebel (pt. 1) | 0066 | 301 | T10S R2W SEC 19 | 2.87 | Juab | Mammoth Mining Co. LLC |
| Rebel (pt. 2) | (Utah Co.) | 301 | T10S R2W SEC 19 | 2.90 | Utah | Mammoth Mining Co. LLC |
| Schley | 0004 | 3770 | T10S R2W SEC 19 | 3.52 | Juab | Mammoth Mining Co. LLC |
| Shearer | 0018 | 4573 | T10S R2W SEC 30 | 0.86 | Juab | Mammoth Mining Co. LLC |
| Sideview | 0497 | 2946 | T10S R2W SEC 30 | 4.15 | Juab | Mammoth Mining Co. LLC |
| Silver Chain 3/4 int. | 0610 | 5880 | T10S R2W SEC 30 | 8.69 | Juab | Mammoth Mining Co. LLC |

April 30, 2021

| Claim Name | Card # | MS # | Location | Acres | County | Company |
|---|---|---|---|---|---|---|
| Silver Chain 1/8 int. | 0610-A | 5880 | T10S R2W SEC 30 | 8.69 | Juab | Keystone Surveys Inc. |
| Silveropolis | 0490 | 135 | T10S R2W SEC 19 | 5.45 | Juab | Mammoth Mining Co. LLC |
| South Mammoth | 0265 | 63 | T10S R2W SEC 30 | 4.59 | Juab | Mammoth Mining Co. LLC |
| Steel #2 | 0051 | 6843 | T10S R2W SEC 30 | 0.23 | Juab | Mammoth Mining Co. LLC |
| Steele | 0716 | 6749 | T10S R2W SEC 30 | 0.14 | Juab | Mammoth Mining Co. LLC |
| Stockton | (Utah Co.) | 3365 | T10S R2W SEC 19,30 | 5.90 | Utah | Mammoth Mining Co. LLC |
| Stockton #2 | (Utah Co.) | 3366 | T10S R2W SEC 19,30 | 5.83 | Utah | Mammoth Mining Co. LLC |
| Stockton #3 | (Utah Co.) | 3367 | T10S R2W SEC 19 | 4.34 | Utah | Mammoth Mining Co. LLC |
| Sunset | 0482 | 3371 | T10S R2W SEC 19 | 2.19 | Juab | Mammoth Mining Co. LLC |
| Swan (pt. 1) | 0039 | 270 | T10S R2W SEC 19 | 0.91 | Juab | Mammoth Mining Co. LLC |
| Swan (pt. 2) | 0039-A | 270 | T10S R2W SEC 19 | 9.30 | Juab | Mammoth Mining Co. LLC |
| Tiger | 0506 | 3435 | T10S R2W SEC 19 | 0.31 | Juab | Mammoth Mining Co. LLC |
| Tip Top | 0501 | 4395 | T10S R2W SEC 19 | 1.85 | Juab | Mammoth Mining Co. LLC |
| Union (pt. 1) | 0024 | 300 | T10S R2W SEC 19 | 2.50 | Juab | Mammoth Mining Co. LLC |
| Union (pt. 2) | (Utah) | 300 | T10S R2W SEC 19 | 2.32 | Utah | Mammoth Mining Co. LLC |
| Venus | 0511 | 4392 | T10S R2W SEC 30 | 0.47 | Juab | Mammoth Mining Co. LLC |
| Welding | 0541 | 159 | T10S R3W SEC 24 | 20.00 | Juab | Mammoth Mining Co. LLC |
| West Mammoth | 0526 | 319 | T10S R2W SEC 30 | 5.25 | Juab | Mammoth Mining Co. LLC |
| West Mammoth | 0519 | 173 | T10S R2W SEC 30 | 1.54 | Juab | Mammoth Mining Co. LLC |
| Young Mammoth | 0433 | 94 | T10S R2W SEC 30 | 3.43 | Juab | Mammoth Mining Co. LLC |

| | |
|---|---|
| **Mammoth Total Claims =** | **92** |
| **Approximate Acreage =** | **503.27** |

**TABLE 2. Conveyance of Mineral Rights Only, Surface Rights Retained-**

| Claim Name | Card # | MS # | Location | Acres | County | Company |
|---|---|---|---|---|---|---|
| Apex (or "Appex") | 0274 | 2991 | T10S R3W SEC 25 | 20.66 | Juab | Mammoth Mining Co. LLC |
| Avelanche | 0246-2 | 4523 | T10S R2W SEC 30 | 7.37 | Juab | Mammoth Mining Co. LLC |
| Buckeye | 555 | 3232 | T10S R3W SEC 25 | 12.33 | Juab | Mammoth Mining Co. LLC |
| Burleigh | 0234 | 179 | T10S R2W SEC 30 | 9.94 | Juab | Mammoth Mining Co. LLC, Keystone Surveys, S.Hansen |
| Duch Empire | 0274 | 2991 | T10S R3W SEC 25 | 13.82 | Juab | Mammoth Mining Co. LLC |
| Golconda | 0346 | 3981 | T10S R2W SEC 30 | 0.73 | Juab | Mammoth Mining Co. LLC |
| Harkness | 0142 | 156 | T10S R2W SEC 30 | 10.54 | Juab | Mammoth Mining Co. LLC, Keystone Surveys, S.Hansen |
| Jenkins | 0216 | 93 | T10S R2W SEC 30 | 3.64 | Juab | Mammoth Mining Co. LLC |
| Juno | 0375 | 3747 | T10S R2W SEC 30 | 4.06 | Juab | Mammoth Mining Co. LLC, Keystone Surveys, S.Hansen |
| Lower Mammoth | 0390 | 3221 | T10S R2W SEC 30 | 14.68 | Juab | Mammoth Mining Co. LLC |
| Nellie | 6153 | 6083 | T10S 3W SEC 25 | 14.07 | Juab | S.M. Hansen |
| Narman (1/2 Interest) | 555 | 3232 | T10S R3W SEC 25 | 17.02 | Juab | Mammoth Mining Co. LLC |

April 30, 2021

April 30, 2021

9.	Hansen Gemini Property (the “2018 Gemini PSA”):

April 30, 2021

Claim Name	Card #	MS #	Location	Acres	Company
Dove (Pt. 2)	184A	269	T10S R2W SEC 19	6.00	Gemini Mines LLC
Emma	532	143	T10S R3W SEC 13	4.37	Gemini Mines LLC
Eureka #5	332	170	T10S R3W SEC 24	0.77	Gemini Mines LLC
Eureka	0175	39	T10S R3W SEC 24	8.88	Gemini Mines LLC
Franklin	166	246A	T10S R2W SEC 19	5.37	Gemini Mines LLC
General Harrison	0350	308	T10S R3W SEC 24	16.21	Gemini Mines LLC
General Logan	579A	332	T10S R3W SEC 24	6.48	Gemini Mines LLC
George A. Wilson	0352	296	T10S R3W SEC 24	6.58	Gemini Mines LLC
Gladstone	345	127	T10S R3W SEC 13	6.65	Gemini Mines LLC
Golden Eagle	351	287	T10S R3W SEC 24	6.70	Gemini Mines LLC
Grand Central	0201	3037	T10S R2W SEC 19	12.27	Mammoth Mining Co. LLC
Hades	0597	346	T10S R3W SEC 24	6.43	Gemini Mines LLC
Harrison	359	175	T10S R3W SEC 24	5.97	Gemini Mines LLC
Homestake	139	3059	T10S R3W SEC 24	4.32	Gemini Mines LLC
Honora Pt. 1	0133	4472	T10S R2W SEC 19	0.38	Mammoth Mining Co. LLC
Honora Pt. 2	0133-A	4472	T10S R2W SEC 19	0.38	Mammoth Mining Co. LLC
Hornsilver	0143	203A	T10S R3W SEC 24	6.88	Gemini Mines LLC
Jackman	0374	125	T10S R3W SEC 13	5.68	Gemini Mines LLC
Jackman Fraction	692	6636	T10S R3W SEC 13	0.58	Gemini Mines LLC
Jacobs	122	3227	T10S R3W SEC 13	0.05	Gemini Mines LLC
Kendall	377	169	T10S R3W SEC 24	4.61	Gemini Mines LLC
King William Pt. 2	0551-A	193	T10S R2W SEC 19	5.21	Mammoth Mining Co. LLC
Last Gap	389	3004	T10S R3W SEC 13	8.80	Gemini Mines LLC
Leadville	0584	6081	T10S R3W SEC 13	0.50	Gemini Mines LLC
Legal (Part)	388	132	T10S R3W SEC 24	0.33	Gemini Mines LLC
Leo Lode	0673	6475	T10S R3W SEC 24	6.47	Gemini Mines LLC
Little Will	107	3083	T10S R3W SEC 24	0.09	Gemini Mines LLC
Lookout	387	133	T10S R3W SEC 24	4.35	Gemini Mines LLC
Madea	412	225	T10S R2W SEC 19	20.50	Knight Silver
Magna Charta	0412	146	T10S R3W SEC 13	6.63	Gemini Mines LLC
Mary L.	0413	154	T10S R3W SEC 24	5.91	Gemini Mines LLC
Michigan	0414	149	T10S R3W SEC 13	1.92	Gemini Mines LLC
Michigan Fraction	691	6635	T10S R3W SEC 13	0.51	Gemini Mines LLC
Montana	0407	40	T10S R3W SEC 13,14	4.29	S.M. Hansen Bus. Trust
Morton (Pt. 1)	96A	247A	T10S R3W SEC 19	9.99	Gemini Mines LLC
Morton (Pt. 2)	96	247A	T10S R2W SEC 19	12.03	Gemini Mines LLC
Mount Hope (Part 1)	0684	253	T10S R2W SEC 19	5.09	Mammoth Mining Co. LLC
Mount Hope (Part 2)	0204	253	T10S R2W SEC 19	12.03	Mammoth Mining Co. LLC
Ontario	434	285	T10S R3W SEC 24	4.48	Gemini Mines LLC
Overman	647	162	T10S R3W SEC 24	6.82	Gemini Mines LLC
Paradise	0203	255	T10S R2W SEC 19	2.83	Mammoth Mining Co. LLC
Patti	0437	4027	T10S R3W SEC 13	2.63	S.M. Hansen Bus. Trust
Pluto	0597-A1	346	T10S R3W SEC 24	6.46	S.M. Hansen Bus. Trust

April 30, 2021

Claim Name	Card #	MS #	Location	Acres	Company
Plutus	438	228	T10S R2W SEC 19	19.67	Knight Silver
Ryan	267	3060A	T10S R2W SEC 18	0.77	Gemini Mines LLC
Saratoga	479	3013	T10S R3W SEC 13	3.75	Gemini Mines LLC
Silver Coin	0565	98	T10S R3W SEC 13	6.24	S.M. Hansen Bus. Trust
Silver Gem (Part)	486 & 487	128	T10S R3W SEC 24	1.56	Gemini Mines LLC
Silver Glance	494	288	T10S R3W SEC 24	1.21	Gemini Mines LLC
Six Shooter	0322	252	T10S R2W SEC 19	5.25	Mammoth Mining Co. LLC
Snow Bird	0201	3037	T10S R2W SEC 19	3.68	Mammoth Mining Co. LLC
So. Ext. of West Mammoth	596	5348	T10S R3W SEC 24	1.62	Gemini Mines LLC
Solid Moultoon	0477	283A	T10S R3W SEC 18	5.81	Gemini Mines LLC
South Alta	633	3228	T10S R3W SEC 24	1.06	Gemini Mines LLC
South Ext. Eclipse	492	245	T10S R2W SEC 19	6.61	Gemini Mines LLC
South Star	480	3010	T10S R3W SEC 13	2.90	Gemini Mines LLC
Styx	0597-A2	346	T10S R3W SEC 24	6.64	Gemini Mines LLC
Sullivan	0038	254	T10S R2W SEC 19	19.02	Mammoth Mining Co. LLC
Summit	495	134	T10S R3W SEC 24	6.78	Gemini Mines LLC
Tunnel	581	6084	T10S R3W SEC 13	0.33	Gemini Mines LLC
Victore #2	0031	4218	T10S R2W SEC 19	0.24	Mammoth Mining Co. LLC
Victoria	0026	217	T10S R2W SEC 19	9.42	Mammoth Mining Co. LLC
Voltaire Fraction	0649	6540	T10S R3W SEC 13	0.02	S.M. Hansen Bus. Trust
Voltaire	001-A22	103A	T10S R3W SEC 13	5.30	S.M. Hansen Bus. Trust
W.W.C.	521	163A	T10S R3W SEC 24	3.01	Gemini Mines LLC
Wedgewood	0004	230	T10S R2W SEC 19	10.22	Mammoth Mining Co. LLC
West Bullion (Part)	523	90	T10S R3W SEC 13	3.06	Gemini Mines LLC
West Mammoth	0032	318	T10S R3W SEC 24	9.09	S.M. Hansen Bus. Trust
West Media	0006	3213	T10S R2W SEC 19	7.74	S.M. Hansen Bus. Trust

Total Acres =	**486.38**
Total Claims =	**98**

TABLE 2. [Gemini Excluded Town Area Surface Rights] Conveyance of Mineral Rights Only to the following

Claim Name	Card #	MS #	Location	Acres	Company
Alpha	0264	105A	T10S R3W SEC 13	6.79	S.M. Hansen Bus. Trust
Alta	271	161	T10S R3W SEC 24	6.86	Gemini Mines LLC
Chang Mill Site		4512	T10S R3W SEC 23,24	4.9	S.M. Hansen Bus. Trust
Ching Mill Site	284-A	4513	T10S R3W SEC 23,24	4.9	S.M. Hansen Bus. Trust
Hung Mill Site	274-A	4511	T10S R3W SEC 23	4.9	S.M. Hansen Bus. Trust
Rover	0454	223	T10S R3W SEC 24, 25	20.66	Gemini Mines LLC
Space	0469	3234	T10S R3W SEC 24,25	6.73	Gemini Mines LLC

Total Retained Surface Acres =	**55.8**

April 30, 2021

April 30, 2021

10.	Hansen Northstar Property (the “2018 Northstar PSA”):

April 30, 2021

11.	SITLA Leases.

Metalliferous Mineral Leases No. ML53877, ML 53878 and ML 53879)(collectively, the “SITLA Leases”)

April 30, 2021

12.	Lawrence Lee Property (the “Lee Lease”):

April 30, 2021

13.	Okelberry 2 Property (the “2019 Okelberry Lease”):

April 30, 2021

Name	MS/Lot	Surface Owner	%	Mineral Owner	%	Acres
RED CROSS NO. 143	MS 6640	Okelberry	100	Okelberry	100	20.661
RED CROSS NO. 221	MS 6696	Okelberry	100	Okelberry	100	20.661
RED CROSS NO. 222	MS 6696	Okelberry	100	Okelberry	100	20.66
RED CROSS NO. 223	MS 6696	Okelberry	100	Okelberry	100	20.661
RED CROSS NO. 43*	MS 6608	Okelberry	100	Okelberry	100	10.042
RED CROSS NO. 62 AMENDED*	MS 6608	Okelberry	100	Okelberry	100	8.068
RED CROSS NO. 63*	MS 6608	Okelberry	100	Okelberry	100	19.913
RED CROSS NO. 83	MS 6587	Okelberry	100	Okelberry	100	19.186
RISING SUN	MS 3827	Okelberry	100	Okelberry	100	20.112
RISING SUN NO. 2	MS 3827	Okelberry	100	Okelberry	100	13.912
RISING SUN NO. 3	MS 3827	Okelberry	100	Okelberry	100	13.208
RUBY NO. 100 AM	MS 6640	Okelberry	100	Okelberry	100	20.661
RUBY NO. 120	MS 6640	Okelberry	100	Okelberry	100	20.661
RUBY NO. 121	MS 6640	Okelberry	100	Okelberry	100	20.66
RUBY NO. 121 FRACTION	MS 6640	Okelberry	100	Okelberry	100	1.139
RUBY NO. 130	MS 6640	Okelberry	100	Okelberry	100	20.661
RUBY NO. 131	MS 6640	Okelberry	100	Okelberry	100	20.66
RUBY NO. 132 AM	MS 6770	Okelberry	100	Okelberry	100	20.661
RUBY NO. 160	MS 6640	Okelberry	100	Okelberry	100	20.661
RUBY NO. 161	MS 6640	Okelberry	100	Okelberry	100	20.66
RUBY NO. 162	MS 6640	Okelberry	100	Okelberry	100	20.661
RUBY NO. 180	MS 6665	Okelberry	100	Okelberry	100	20.661

April 30, 2021

April 30, 2021

14.	Grand Central Silver Mines Property (collectively, the “Grand Central Agreement”):

1% NSR Royalty in the Mining Claims listed in the Grand Central Agreement

15.	Duquette Property (the “Duquette Lease”):

April 30, 2021

16.	Adrian Gerritsen Property (the “Vashon Lease”):

April 30, 2021

17.	Oldroyd Property:

18.	DIWI Enterprises Property (the “DIWI Lease”):

April 30, 2021

19.	Silver City Mines Property (the “Silver City Lease”):

April 30, 2021

20.	Tintic Gold Property (the “Tintic Gold Lease”):

April 30, 2021

21.	Crown Point Property (the “Crown Point Lease”):

April 30, 2021

22.	Steven Richins Property (the “Richins Lease”):

| Claim Name | Card # | MS # | Location | Net Acres |
|---|---|---|---|---|
| Belcher | 0293 | 199 | T10S R3W Sec 24 SLBM | 13.740 |
| Brazilian | 0298 | 307 | T10S R3W Sec 24 SLBM | 3.910 |
| Coming Summer | 0227-B | 330 | T10S R3W Sec 24, 25 SLBM | 5.770 |
| Contact | 0214-B | 250 | T10S R3W Sec 25 SLBM | 20.150 |
| Emma Abbott | 0534 | 309 | T10S R3W Sec 24 SLBM | 2.440 |
| Ernami | 0172 | 305 | T10S R3W Sec 24 SLBM | 5.830 |
| Holman | 0358 | 3295 | T10S R3W Sec 25 SLBM | 12.867 |
| Howard | 0357-1 | 3860 | T10S R3W Sec 25, 36 SLBM | 17.650 |
| Lookey Jack | 0549 | 198 | T10S R3W Sec 24 SLBM | 20.610 |
| Molly S | 0214-B | 250 | T10S R3W Sec 24, 25 SLBM | 20.330 |
| North Swansea | 0171-A | 2955 | T10S R3W Sec 25, 36 SLBM | 19.650 |
| Pewabic | 0445 | 306 | T10S R3W Sec 24, 25 SLBM | 16.170 |
| Piney | 0214-B | 250 | T10S R3W Sec 24, 25 SLBM | 20.330 |
| Quartzite | 0608 | 5893 | T10S R3W Sec 25, 36 SLBM | 17.553 |
| Red Rapperee | 0214-A | 250 | T10S R3W Sec 25 SLBM | 20.600 |
| Rising Sun | 0611-B | 5695 | T10S R3W Sec 25, 36 SLBM | 15.248 |
| Rosa | 0214-B | 250 | T10S R3W Sec 24 SLBM | 2.670 |
| Side Issue | 0488 | 303 | T10S R3W Sec 24, 25 SLBM | 6.690 |
| Silver Belt | 0481 | 168 | T10S R3W Sec 24, 25 SLBM | 6.670 |
| Silver Belt No. 2 | 0474 | 4664 | T10S R3W Sec 24 SLBM | 1.703 |
| Silver Reed No. 1 | 0608 | 5893 | T10S R3W Sec 25 SLBM | 18.256 |
| Southern Eureka | 0269 | 304 | T10S R3W Sec 24, 25 SLBM | 6.750 |
| West Bower | 0485-B | 3296 | T10S R3W Sec 25, 36 SLBM | 20.550 |
| TOTAL | | | | 296.137 |

April 30, 2021

23.	Mammoth (Hansen) Claims:

24.	Treasure Hill (Hansen) Claim:

April 30, 2021

25.	Keystone Surveys (Hansen) Claim:

April 30, 2021

26.	Northstar Mines (Hansen) Claim:

April 30, 2021

April 30, 2021

27.	HPX Unpatented Mining Claims (the “Unpatented Claims”):

28.	BLM Prospecting Permits. Hardrock Prospecting Permit Applications on December 20, 2017 (UTU 093073, UTU 093074, UTU 093075, UTU 093076, UTU 093077, UTU 093078).

June 15, 2021	Richard R. Hall

201 S Main Street, Suite 1100

Salt Lake City, UT 84111

D. 801.578.6960

richard.hall@stoel.com

SRK Consulting (Canada) Inc.

1066 West Hastings Street

22nd Floor

Vancouver, BC, V6E 3X2, Canada

Attn: Andre Deiss, Principal Consultant

Re:      Confirmation of Transfer of Tintic Interests from HPX to Ivanhoe Electric Inc.

Dear Mr. Deiss:

As you are aware, on April 30, 2021, Stoel Rives LLP (“SR”) issued its Mineral and Surface Interest Holdings Opinion Letter (the “Opinion Letter”) addressing the contract validity and title ownership relating to the “Subject Lands” (as defined in the Opinion Letter) held by High Power Exploration Inc. (“HPX”) through its wholly-owned subsidiaries, Tintic Copper & Gold, Inc. and Continental Mineral Claims, Inc. (collectively, “TCG”).

On April 30, 2021 (the same day the Opinion Letter was issued), HPX and Ivanhoe Electric Inc. (“Ivanhoe”) entered into that certain Contribution Agreement, whereby HPX transferred its ownership interest in TCG and CMC (by prior merger with TCG) to Ivanhoe. At the time the Opinion Letter was issued, SR was unaware of the timing of the Contribution Agreement transaction (the “Contribution Transaction”), and the resulting transfer of HPX’s interests in TCG to Ivanhoe.

SRK has requested SR verify, for purposes of the Opinion Letter, that Ivanhoe acquired and now holds the ownership interest in TCG previously held by HPX, and attributed to HPX in the Opinion Letter.

Based on our review of the Contribution Agreement and additional information provided by Ivanhoe, SR can confirm, for purposes of the Opinion Letter, that pursuant to the Contribution Agreement, Ivanhoe acquired all of HPX’s interest in TCG as identified in the Opinion Letter. Accordingly, SR concurs with the issuance of N.I. 43-101 Technical Report prepared by SRK identifying Ivanhoe, rather than HPX, as the holder in the Subjects Lands identified in the Opinion Letter.

June 15, 2021

Please feel free to contact me if you have any questions regarding the matters set forth herein.

Best regards,

Richard R. Hall

cc:      Graham Boyd